                                              Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-22133




PROSPECTUS SUPPLEMENT DATED MARCH 27, 1998
(TO PROSPECTUS DATED MARCH 27, 1998)



                               NOMURA CAPITAL LOGO



                         $3,331,804,219 (APPROXIMATE)

                NOMURA ASSET SECURITIES CORPORATION, DEPOSITOR
            NOMURA ASSET CAPITAL CORPORATION, MORTGAGE LOAN SELLER

              NASC COMMERCIAL MORTGAGE TRUST 1998-D6, TRUST FUND
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-D6

   The Commercial Mortgage Pass-Through Certificates, Series 1998-D6 (the "Certificates") will represent beneficial ownership interests in a trust fund known as NASC Commercial Mortgage Trust 1998-D6 (the "Trust Fund" or the "Issuer") to be created by Nomura Asset Securities Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 325 fixed-rate mortgage loans with original terms to maturity of generally not more than thirty years (the "Mortgage Loans") secured by first liens on 436 commercial and multifamily residential properties (the
"Mortgaged Properties"). The Mortgaged Properties consist of anchored and unanchored retail properties (including factory outlet centers and movie theaters), office buildings, multifamily residential housing, full and limited service hotels, industrial properties, mobile home parks and healthcare facilities. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool." The Mortgage Loans were either purchased or originated by Nomura Asset Capital Corporation ("NACC") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.
                                                        (cover page continued)

                    INITIAL
                  CERTIFICATE     PASS-THROUGH
                  BALANCE (1)         RATE         DESCRIPTION
                --------------- --------------  ----------------
Class A-1A(2) .  $  511,492,100     6.28000%        Fixed Rate
Class A-1B(2) .   1,786,155,716     6.59000%        Fixed Rate
Class A-1C(2) .     382,686,304     6.69000%        Fixed Rate
Class A-CS1(2).        (3)          1.64908%(4)   Variable Rate IO
Class PS-1(2) .        (3)          1.26511%(4)   Variable Rate IO
Class A-2......     223,361,177     6.76908%(4)   Variable Rate
Class A-3......     204,747,745     6.97908%(4)   Variable Rate
Class A-4......     167,520,883     7.34908%(4)   Variable Rate
Class A-5......      55,840,294     7.47908%(4)   Variable Rate


------------
(Footnotes to table on page S-2)

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTIONS "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" HEREIN COMMENCING ON PAGE S-34 AND "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS COMMENCING ON
PAGE 13.

                          -------------------

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE SUBSERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY
                          OR INSTRUMENTALITY.

                          -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates will be purchased by Nomura Securities International, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters," with Nomura Securities International, Inc. and Morgan Stanley & Co. Incorporated as co-bookrunners and co-lead managers) from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 112.67% of the initial aggregate principal balance thereof as of the date on which the Certificates are issued, plus accrued interest from such date as described herein before deducting expenses payable by the Depositor.
   There is currently no secondary market for the Offered Certificates. As described herein, the Underwriters currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Method of Distribution" herein. Application has been made to the Luxembourg Stock Exchange to list thereon the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates.

   The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriters. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Cedel Bank, societe anonyme ("Cedel") and The Euroclear System ("Euroclear") in Europe, on or about March 30, 1998.

NOMURA SECURITIES INTERNATIONAL, INC.               MORGAN STANLEY DEAN WITTER

                             MERRILL LYNCH & CO.

                            NOMURA ASSET SECURITIES CORPORATION

           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-D6

     The inside front cover contains a map of the United States showing the concentration of the Mortgaged Properties in the pool by state or other locality as follows:
                         Number of                                   Percentage
State                    Properties               Value               of Total
-----------------------  ----------          -------------           ----------
Alabama                      1               $  2,951,465               0.1%
Arizona                      8                 31,119,590               0.8%
British West Indies          1                 19,832,535               0.5%
California                  68                859,196,067              23.0%
Colorado                     7                 30,599,492               0.8%
Connecticut                  1                 10,200,000               0.3%
Delaware                     1                  4,848,913               0.1%
Florida                     27                199,926,628               5.4%
Georgia                     14                179,486,611               4.8%
Guam                         4                 41,377,683               1.1%
Hawaii                       1                  5,574,980               0.1%
Illinois                    12                 87,668,939               2.4%
Indiana                      8                 71,748,879               1.9%
Iowa                         1                  2,028,509               0.1%
Kansas                       2                  8,336,908               0.2%
Kentucky                     2                 10,143,844               0.3%
Louisiana                    5                 37,325,672               1.0%
Maryland                    14                102,381,131               2.8%
Massachusetts                7                139,681,131               3.8%
Michigan                    23                180,500,396               4.8%
Minnesota                    9                 51,680,042               1.4%
Mississippi                  3                 11,430,841               0.3%
Missouri                     3                 14,573,914               0.4%
Nebraska                     2                  3,532,646               0.1%
Nevada                       4                 32,229,572               0.9%
New Hampshire                5                  8,622,298               0.2%
New Jersey                  10                131,566,224               3.5%
New Mexico                   3                 10,853,027               0.3%
New York                    25                157,354,877               4.2%
North Carolina              13                 76,825,101               2.1%
North Dakota                 1                  9,137,906               0.2%
Ohio                        23                129,262,552               3.5%
Oklahoma                     4                 28,993,671               0.8%
Oregon                       7                 17,925,411               0.5%
Pennsylvania                17                276,080,681               7.4%
South Carolina               3                 13,765,848               0.4%
South Dakota                 3                  8,269,311               0.2%
Tennessee                    3                  6,647,258               0.2%
Texas                       55                364,816,487               9.8%
Virginia                    18                250,510,074               6.7%
Utah                         1                  3,500,000               0.1%
Washington                   8                 38,501,405               1.0%
Washington D.C.              2                 20,089,137               0.5%
West Virginia                3                  8,577,606               0.2%
Wisconsin                    5                 22,667,220               0.6%
Wyoming                      1                    326,988               0.0%

     The inside front cover contains a pie graph showing Allocated Loan Amount by Property Type in the following amounts:

Healthcare          1%
Mobile Home Park    2%
Office             22%
Retail             39%
Multifamily        18%
Hotel              15%
Industrial          3%

     The inside front cover of the paper version of the prospectus supplement contains pictures of the following properties:

     (clockwise from right)

     Cinemark - Pueblo: Pueblo, CO. Photograph shows a frontal view of the movie complex.

     University Mall: Tampa, FL. Photograph shows an entrance of the mall.

     FAC Realty: Story City, IA. Photograph shows the interior portion of a shopping complex.

     Atlanta Marriott: Atlanta, GA. Photograph shows the hotel building.

     Park La Brea: Los Angeles, CA. Photograph shows an aerial view of residential buildings.

     Burnham Pacific-Golden State Westminster Center: Westminster, CA. Photograph shows the commercial center.

     One Oxford Center: Pittsburgh, PA. Photograph shows the high-rise office building.

     Bristol - Holiday Inn Atlanta Airport North: East Point, GA. Photograph shows the main entrance of the hotel.

     Fox Plaza: Los Angeles, CA. Photograph shows the high-rise office building.

     Springfield Mall: Springfield, VA (2 pictures). Photographs show the interior of the mall complex.

(continuation of cover page)
------------
(1)     Approximate, subject to adjustment as described herein.
(2) In addition to distributions of principal and interest, holders of certain Classes of the Offered Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers. See "Description of the Offered Certificates -- Distributions" herein.
(3) The Class A-CS1 and Class PS-1 Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on such Classes of Certificates at the Pass-Through Rates thereof on the Notional Balances thereof (subject to adjustment in certain limited circumstances described herein with respect to the Class PS-1 Certificates). The Notional Balance of the Class PS-1 Certificates is initially $3,722,686,278.05, which is equal to the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Notional Balance of the Class A-CS1 Certificates is initially $200,000,000, which is equal to the initial Certificate Balance of the Class A-1A Certificates minus $311,492,100. See "Description of the Offered Certificates" herein.
(4) The Pass-Through Rates shown on the table above for the Class A-2, A-3, A-4 and A-5 Certificates are the rates for the Distribution Date occurring in April 1998. The Pass-Through Rates for such Classes for each subsequent Distribution Date will be calculated as provided herein. See "Summary of Prospectus Supplement -- Pass-Through Rates" herein.

   The Certificates will consist of 21 classes (each, a "Class"), designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-CS1 Certificates, Class PS-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class B-7 Certificates, Class B-7H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class LR Certificates and Class R Certificates. Only the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Offered Certificates") are offered hereby; the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   Distributions on the Offered Certificates will be made, to the extent of Available Funds, on the fourth business day following the 11th day of each month beginning on April 17, 1998 (each, a "Distribution Date") provided, that if the 11th day of any month is not a business day, the Distribution Date will be the fifth business day following the 11th day of such month. Distributions allocable to interest on the Offered Certificates on each Distribution Date will be based on the pass-through rate for the respective Class as described herein (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") or notional balance (the "Notional Balance") as applicable of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates -- Distributions -- Payment Priorities."

   THE YIELD TO INVESTORS, IN PARTICULAR INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING OF PREPAYMENTS, REPURCHASES OR PURCHASES OF MORTGAGE LOANS, AND THE MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS A-CS1 AND CLASS PS-1 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-CS1 OR CLASS PS-1 CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENT. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   AMRESCO Services, L.P. will act as servicer of the Mortgage Loans (the "Servicer"). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage Loans. In certain limited circumstances, CRIIMI MAE Services Limited Partnership, in its capacity as the initial special servicer (the "Special Servicer"), may be required to make Property Advances. If the Servicer is not the Special Servicer and the Special Servicer fails to make the required Advance, the Servicer, subject to a recoverability determination, will be required to make the Advance. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), subject to a recoverability determination, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), subject to a recoverability determination, will be required to make the Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

   It is a condition to the issuance of the Offered Certificates that (i) the Class A-1A, Class A-1B and Class A-1C Certificates be rated "AAA" by each of Standard & Poor's Rating Services ("S&P"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with S&P, Fitch and DCR, the "Rating Agencies"), (ii) the Class A-CS1 and Class PS-1 Certificates be rated "AAA" by each of Fitch and DCR and "Aaa" by Moody's, (iii) the Class A-2 Certificates be rated "AA" by Fitch and "Aa2" by Moody's, (iv) the Class A-3 Certificates be rated "A" by Fitch and "A2" by Moody's, (v) the Class A-4 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's and (vii) the Class A-5 Certificates be rated "BBB-" by Fitch and "Baa3" by Moody's. For a description of the limitations of the ratings of the Offered Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Offered Certificates is March 15, 2030.

   Elections will be made to treat designated portions of the Trust Fund (other than the Excess Interest and the Default Interest (each as defined herein)) (such portions of the Trust Fund, the "Trust REMICs") as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will constitute the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Offered Certificates, together with the

                                                    (cover page continued)

(continuation of cover page)

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, are sometimes collectively referred to herein as the "Regular Certificates." The Class V-1 Certificates will represent the right to receive Net Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Nomura Securities International, Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Nomura Securities International, Inc. is a principal. Nomura Securities International, Inc. may also act as agent in such transactions. Such sales will be made at negotiated prices determined at the time of sale.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH 12, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   The distribution of this Prospectus Supplement dated March 27, 1998 and the Prospectus dated March 27, 1998, and the offer or sale of the Offered Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Offered Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of the Offered Certificates in the United Kingdom and Luxembourg (see "Method of Distribution" herein).

   The Depositor does not intend to register the Offered Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

   ALL REFERENCES TO THE "TRUST FUND" SHOULD BE CONSTRUED AS REFERENCES TO THE "ISSUER."

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.


APPROX.      APPROX.
PERCENT OF   CREDIT      CERTIFICATE SUMMARY
TOTAL       SUPPORT
                                    ---------------------------------------------------------
  13.74%    28.00%  CLASS PS-1      CLASS A-1A       $  511,492,100  (AAA/AAA/AAA/Aaa)  CLASS A-CS1
                                                                                        $200,000,000
                                                                                        (nr/AAA/AAA/Aaa)
                                                                                        (Notional)
                                                                                       ----------------

--------  --------  ---------------  --------------- --------------  ----------------- ----------------
  47.98%    28.00%  $3,722,686,278   CLASS A-1B      $1,786,155,716  (AAA/AAA/AAA/Aaa)
--------  --------                   --------------- --------------  ----------------- ----------------
  10.28%    28.00%  (approx.)        CLASS A-1C      $  382,686,304  (AAA/AAA/AAA/Aaa)
--------  --------                   --------------- --------------  ----------------- ----------------
   6.00%    22.00%  (Notional)       CLASS A-2       $  223,361,177  (nr/AA/nr/Aa2)
--------  --------                   --------------- --------------  ----------------- ----------------
   5.50%    16.50%  (nr/AAA/AAA/Aaa) CLASS A-3       $  204,747,745  (nr/A/nr/A2)
--------  --------                   --------------- --------------  ----------------- ----------------
   4.50%    12.00%                   CLASS A-4       $  167,520,883  (nr/BBB/nr/Baa2)
--------  --------                   --------------- --------------  ----------------- ----------------
   1.50%    10.50%                   CLASS A-5       $   55,840,294  (nr/BBB-/nr/Baa3)
--------  --------                   --------------- --------------  ----------------- ----------------
   4.25%     6.25%                   CLASS B-1       $  158,214,167  (BB+/nr/nr/nr)
--------  --------                   --------------- --------------  ----------------- ----------------
   1.00%     5.25%                   CLASS B-2       $   37,226,863  (BB/BB/nr/nr)
--------  --------                   --------------- --------------  ----------------- ----------------
   1.00%     4.25%                   CLASS B-3       $   37,226,863  (nr/BB-/nr/nr)
--------  --------                   --------------- --------------  ----------------- ----------------
   1.75%     2.50%                   CLASS B-4       $   65,147,010  (B+/nr/nr/nr)
--------  --------                   --------------- --------------  ----------------- ----------------
    .50%     2.00%                   CLASS B-5       $   18,613,431  (nr/B/nr/nr)
--------  --------                   --------------- --------------  ----------------- ----------------
    .75%     1.25%                   CLASS B-6       $   27,920,147  (nr/B-/nr/nr)
--------  --------                   --------------- --------------  ----------------- ----------------
   1.25%      n/a                    CLASS B-7 AND   $   46,533,578  (unrated)
--------  --------                   CLASS B-7H       (approx.)
--------  -------- ----------------  --------------- --------------  -----------------

       [     ]  Offered Certificates    Rating Agencies: (S&P, Fitch, DCR,
                                                         Moody's)

       [     ]  Certificates Not Offered Hereby


----------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED
                                 INITIAL AGGREGATE       APPROX.                      PASS-THROUGH      AVG.
                              CERTIFICATE PRINCIPAL OR    % OF                          RATE AS        LIFE*      PRINCIPAL
   CLASS        RATINGS           NOTIONAL AMOUNT         TOTAL      DESCRIPTION    OF CUT-OFF DATE    (YRS.)      WINDOW*
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
Offered Certificates
-----------------------------------------------------------------------------------------------------------------
A-1A       (AAA/AAA/AAA/Aaa)       $  511,492,100         13.74%      Fixed Rate        6.28000%        5.40      4/98-8/07
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-1B       (AAA/AAA/AAA/Aaa)       $1,786,155,716         47.98%      Fixed Rate        6.59000%        9.91      8/07-1/10
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-1C       (AAA/AAA/AAA/Aaa)       $  382,686,304         10.28%      Fixed Rate        6.69000%       13.38     1/10-12/12
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-CS1      (nr/AAA/AAA/Aaa)        $  200,000,000            na    Variable Rate IO     1.64908%       1.66**        na
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
PS-1       (nr/AAA/AAA/Aaa)        $3,722,686,278.05         na    Variable Rate IO     1.26511%       6.30**        na
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-2        (nr/AA/nr/Aa2)          $  223,361,177          6.00%    Variable Rate       6.76908%       14.76     12/12-2/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-3        (nr/A/nr/A2)            $  204,747,745          5.50%    Variable Rate       6.97908%       14.93      2/13-3/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-4        (nr/BBB/nr/Baa2)        $  167,520,883          4.50%    Variable Rate       7.34908%       14.99      3/13-4/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
A-5        (nr/BBB-/nr/Baa3)       $   55,840,294          1.50%    Variable Rate       7.47908%       15.04      4/13-4/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
Non-Offered Private Certificates***
----------------------------------------------------------------------------------------------------------------------------
B-1        (BB+/nr/nr/nr)          $  158,214,167          4.25%      Fixed Rate        6.00000%       15.04      4/13-4/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
B-2        (BB/BB/nr/nr)           $   37,226,863          1.00%      Fixed Rate        6.00000%       15.09      4/13-5/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
B-3        (nr/BB-/nr/nr)          $   37,226,863          1.00%      Fixed Rate        6.00000%       15.16      5/13-6/13
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
B-4        (B+/nr/nr/nr)           $   65,147,010          1.75%      Fixed Rate        6.00000%       16.07      6/13-8/15
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
B-5        (nr/B/nr/nr)            $   18,613,431           .50%      Fixed Rate        6.00000%       17.72      8/15-4/16
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
B-6        (nr/B-/nr/nr)           $   27,920,147           .75%      Fixed Rate        6.00000%       18.60      4/16-5/17
---------  ----------------- ------------------------  ---------- ----------------  --------------- ----------  ------------
B-7 and
 B-7H      Unrated                 $   46,533,578.05       1.25%      Fixed Rate        6.00000%       20.06      5/17-4/20
----------------------------------------------------------------------------------------------------------------------------

       Rating Agencies (S&P, Fitch, DCR, Moody's)

* Based on 0% CPR with all ARD Loans prepaying on the related Anticipated Repayment Date. See "Prepayment and Yield Considerations" herein.
** Calculated on a cash flow basis. Average life data is for illustrative purposes only, as the Class A-CS1 and Class PS-1 Certificates are not entitled to any distributions of principal and do not have average lives.
***    Not offered hereby.

OVERVIEW OF THE OFFERED CERTIFICATES:

DISTRIBUTION DATE .............  The fourth business day following the 11th day of each month; provided that if the 11th day of any month is not a business day, the Distribution Date will be the fifth business day following the 11th day of such month. The first Distribution Date will be April 17, 1998.

SCHEDULED FINAL DISTRIBUTION
DATE ..........................  March 17, 2028.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Offered Certificates,
                                 March 15, 2030.

OPTIONAL TERMINATION ..........  The Trust Fund is subject to early termination if less than 1% of the Initial
                                 Pool Balance remains outstanding or if the outstanding Mortgage Loans in the Mortgage Pool consist only of the Circuit City Credit Lease Loans, the Carmax Credit Lease Loans and/or the Parkview House Apartments Loan. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

FEDERAL TAX STATUS ............  Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Excess Interest (as defined herein) and the Default Interest (as defined herein), as two separate "real estate mortgage investment conduits" (each a "REMIC"). The Offered Certificates will be "regular interests" in the Upper-Tier REMIC and generally will be taxed in the same manner as debt instruments. Those portions of the Trust Fund consisting of Excess Interest and Default Interest will be treated as a grantor trust for federal income tax purposes.

ERISA .........................  The Underwriters believe that the purchase and holding of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates will generally meet the applicable conditions to qualify for relief from certain of the prohibited transaction provisions of ERISA and the Code pursuant to individual prohibited transaction exemptions issued to the Underwriters. The other Classes of Offered Certificates should not be acquired by, or with the assets of, employee benefit plans or other retirement arrangements subject to Title I of ERISA,
                                 Section 4975 of the Code or any Similar Law
                                 (as defined herein), unless, subject to
                                 certain conditions described herein, the source of funds used to purchase such Certificates is an "insurance company general account." See "ERISA Considerations" and "Description of the Offered Certificates -- Transfer Restrictions" herein and "ERISA Considerations" in the Prospectus.

SMMEA .........................  Any Class of Certificates rated in the category of "AAA" or "AA" (or the
                                 equivalent) by at least one Rating Agency will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market Enhancement Act of 1984 so long as the Mortgage Loans are secured by liens on real estate. See "Legal Investment" herein.

CLOSING DATE ..................  On or about March 30, 1998.

CUT-OFF DATE ..................  March 30, 1998.

STRUCTURAL SUMMARY:

INTEREST PAYMENTS .............  On each Distribution Date, each Class of
                                 Offered Certificates will be entitled to receive the Interest Distribution Amount for such Class and such Distribution

                                  Date, together with any unpaid Interest
                                 Shortfalls previously allocated to such
                                 Class, in each case to the extent of
                                 Available Funds remaining after making
                                 distributions of principal and interest to each outstanding Class of Sequential Certificates more senior to such Class. See "Description of the Offered Certificates -- Distributions" herein.

PRINCIPAL PAYMENTS ............  The Principal Distribution Amount for each
                                 Distribution Date will be distributed
                                 sequentially, first, to the Class A-1A
                                 Certificates, second, to the Class A-1B
                                 Certificates and third, to the Class A-1C
                                 Certificates, in each case until the
                                 Certificate Balance thereof has been reduced to zero, and then sequentially to the other Classes of Offered Certificates (other than the Class A-CS1 and Class PS-1 Certificates) until their respective Certificate Balances are reduced to zero, in each case to the extent of Available Funds remaining after making distributions to each outstanding Class of Certificates more senior to such Class. The Classes of Regular Certificates are referred to herein as the "Sequential Certificates." Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B and Class A-1C Certificates pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates has been reduced to zero. See "Description of the Offered Certificates -- Distributions" herein.

CREDIT ENHANCEMENT ............  The Class A-1A, Class A-1B, Class A-1C,
                                 Class A-CS1 and Class PS-1 Certificates are afforded credit enhancement by the Classes of subordinate Certificates, which consist of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and certain Classes of the Private Certificates. Each other Class of Sequential Certificates will likewise be protected by the subordination offered by the other Classes of Sequential Certificates that bear a later sequential designation. See "Description of the Offered Certificates -- Subordination" herein.

P&I ADVANCES ..................  Subject to the limitations described herein, the Servicer is required to make advances
                                 (each such amount, a "P&I Advance") in
                                 respect of delinquent Monthly Payments (but not Balloon Payments) on the Mortgage Loans. The Servicer will make only one P&I Advance with respect to each Mortgage Loan for the benefit of the most subordinate Class of Sequential Certificates then outstanding (unless the related defaulted Monthly Payment is received prior to the following Due Date). If the Servicer fails to make an Advance required to be made, the Trustee will then be required to make such Advance. If both the Servicer and the Trustee fail to make such Advance, the Fiscal Agent will be required to make such Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

COLLATERAL OVERVIEW:

THE MORTGAGE POOL .............  The following tables set forth certain summary information regarding the Mortgage
                                 Loans. The Mortgage Pool described in such tables consists of 325 Mortgage Loans evidenced by 335 Notes. See "Description of the Mortgage Pool" herein for certain additional information regarding the Mortgage Loans and the Notes. See Annex A and Annex B hereto for certain characteristics of Mortgage Loans, the Notes and Mortgaged Properties on a property-by-property basis. All percentages of Initial Pool Balances used herein are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Mortgage Loans secured by more than one Mortgaged Property (each, a "Pool Loan"), are based upon the Allocated Loan Amount (as defined herein) of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts, with the exception of Weighted Average LTV, and Weighted Average DSCR, for which the 26 Credit Lease Loans and the four Special Notes (as defined under "--Description of the Mortgage Pool--The Mortgage Loan Program--Underwriting
                                 Standards" herein) were excluded. The
                                 "Cut-off Date Principal Balance" of each
                                 Mortgage Loan is equal to the unpaid
                                 principal balance thereof as of the Cut-off
                                 Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. No Mortgage Loan represents more than 5% of the entire pool of Mortgage Loans. See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics" herein.

DEAL INFORMATION/ANALYTICS ....  It is anticipated that certain Mortgage Loan and Certificate information will be
                                 available from the following services:
                                 Bloomberg, L.P., Intex Solutions, Inc.,
                                 Charter Research Corporation (www.cmbs.com),
                                 Wall Street Analytics, Inc., the Trepp Group and through the Servicer's website at www.amresco.com and the Trustee's website at www.lnbabs.com.

 GENERAL CHARACTERISTICS (1)

Initial Pool Balance (2) ....................................................................  $3,722,686,278
Number of Mortgage Loans ....................................................................         325
Number of Mortgaged Properties ..............................................................         436
Number of Notes .............................................................................         335
Average Mortgage Loan Balance ...............................................................     $11,454,419
Weighted Average Mortgage Rate ..............................................................       8.001%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated Repayment Date  ...      153 Mos.
Weighted Average DSCR (3) ...................................................................        1.47
Weighted Average LTV ........................................................................         65%
Weighted Average LTV on Anticipated Repayment Date ..........................................         53%
Number of ARD Notes (4) .....................................................................         298
% of ARD Notes (4) ..........................................................................         91%
Number of Fully Amortizing Notes (other than ARD Notes) .....................................         33
% of Fully Amortizing Notes (other than ARD Notes) ..........................................         9%
Number of Balloon Notes .....................................................................          4
% of Balloon Notes ..........................................................................    less than 1%

------------
(1) Based on the Cut-off Date Principal Balance of the related Mortgage Loan or Loans.

(2)    Subject to a permitted variance of plus or minus 5%.

(3) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool -- Additional Mortgage Loan Information").

(4) "ARD Notes" are Notes that substantially fully amortize by their respective maturity dates but provide for an "Anticipated Repayment Date" on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date. An ARD Note provides, after the Anticipated Repayment Date, for the imposition of a lock box if one is not already in place, the application of all cash flow not used to pay scheduled amounts due on the Mortgage Loan and operating expenses to reduce the principal balance of the Mortgage Loan and an increased interest rate. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                        NUMBER OF
                                      % OF INITIAL      MORTGAGE
  CUT-OFF DATE PRINCIPAL BALANCE      POOL BALANCE        LOANS
----------------------------------  ---------------- -------------
less than $1,000,000...............        0.2%              9
$1,000,000-4,999,999...............       12.4%            169
$5,000,000-9,999,999...............       12.2%             66
$10,000,000-14,999,999.............        8.9%             27
$15,000,000-19,999,999.............        6.1%             13
$20,000,000-24,999,999.............        4.0%              7
$25,000,000-29,999,999.............        3.9%              5
$30,000,000-34,999,999.............        1.7%              2
$35,000,000-39,999,999.............        4.0%              4
$40,000,000-44,999,999.............        4.4%              4
$45,000,000-49,999,999.............        2.5%              2
$50,000,000-54,999,999.............        7.0%              5
$55,000,000-59,999,999.............        3.0%              2
$60,000,000-64,999,999.............        1.7%              1
$65,000,000-69,999,999.............        1.8%              1
$80,000,000-84,999,999.............        2.2%              1
$90,000,000-94,999,999.............        2.4%              1
$95,000,000-99,999,999.............        2.7%              1
$100,000,000-124,999,999...........        2.8%              1
$125,000,000-149,999,999...........       11.3%              3
greater than $175,000,000..........        4.8%              1

              GEOGRAPHICAL CONCENTRATION OF MORTGAGED PROPERTIES

                                 NUMBER OF
                 % OF INITIAL    MORTGAGED
     STATE       POOL BALANCE    PROPERTIES
--------------  -------------- ------------
California.....      23.1%           68
Texas..........       9.8%           55
Pennsylvania ..       7.4%           17
Virginia.......       6.7%           18
Florida........       5.4%           26

                   RANGE OF DEBT SERVICE COVERAGE RATIOS (1)

                                                               NUMBER OF
                                             % OF INITIAL      MORTGAGE
  RANGE OF DEBT SERVICE COVERAGE RATIOS      POOL BALANCE        LOANS
-----------------------------------------  ---------------- -------------
1.0-1.099 (2).............................        8.3%            29
1.1-1.199.................................        8.5%            11
1.2-1.299.................................       19.8%            54
1.3-1.399.................................       20.3%            76
1.4-1.499.................................       19.6%            74
1.5-1.599.................................        3.1%            20
1.6-1.699.................................        4.0%            20
1.7-1.799.................................        5.1%             9
1.8-1.899.................................        3.1%            13
1.9-1.999.................................        1.0%             5
2.0-2.099.................................        0.5%             3
2.1-2.199.................................        1.2%             4
greater than 2.2 .........................        5.4%             7

------------
(1) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined herein under "Description of the Mortgage Pool -- Additional Mortgage Loan Information").

(2)    Comprised of 26 Credit Lease Loans and 3 Special Notes.

                           LOAN-TO-VALUE RATIOS (1)

                                                       NUMBER OF
                                     % OF INITIAL      MORTGAGE
  RANGE OF LOAN TO VALUE RATIOS      POOL BALANCE        LOANS
---------------------------------  ---------------- -------------
less than 30% ....................        0.1%             1
35%-39.99%........................        0.3%             3
40%-44.99%........................        2.5%             6
45%-49.99%........................        5.3%             9
50%-54.99%........................        9.8%            16
55%-59.99%........................       10.0%            22
60%-64.99%........................        6.2%            30
65%-69.99%........................       20.3%            52
70%-74.99%........................       27.9%            91
75%-79.99%........................        8.9%            61
80%-84.99%........................        1.0%            10
90%-94.99% (2)....................        2.2%            10
greater than 95% (2)..............        5.4%            14

------------
(1) The "Loan-to-Value Ratio" for any Mortgage Loan is determined as set forth in "Description of the Mortgage Pool -- Additional Mortgage Loan Information" herein.

(2)    Comprised of Credit Lease Loans.

                            LOANS BY PROPERTY TYPE

                                               NUMBER OF
                               % OF INITIAL    MORTGAGED
      PROPERTY TYPE (1)        POOL BALANCE    PROPERTIES
----------------------------  -------------- ------------
Retail (2)...................      38.9%          153
Office.......................      22.0%           40
Multifamily..................      18.1%          122
Hotel........................      15.2%           76
Industrial...................       2.7%           18
Mobile Home..................       1.8%           22
Congregate Care/Nursing Home.       1.3%            5

------------
(1)    Credit Lease Loans are included within the appropriate property type.

(2)    Includes movie theaters and factory outlet center properties.

                    ANTICIPATED REPAYMENT DATE BY YEAR (1)

            % OF INITIAL      NUMBER OF
   YEAR     POOL BALANCE        NOTES
--------  ---------------- -------------
2003.....        0.0%              1
2005.....        0.0%              1
2007.....       19.2%             43
2008.....       31.5%            149
2009.....        0.5%              3
2010.....        3.6%              3
2012.....        8.6%             20
2013.....       27.5%             82
2016.....        0.1%              1
2017.....        2.9%             17
2018.....        3.3%              4
2020.....        2.6%             11

------------
(1)    For any Note, the year shown is the related Maturity Date or, if the
       Note is an ARD Note, the year in which the related Anticipated Repayment Date occurs.

                  DELINQUENCY STATUS AS OF THE CUT-OFF DATE

   There have been no delinquencies of 30 days or more as of the Cut-off Date.

                            PROSPECTUS SUPPLEMENT
                              TABLE OF CONTENTS

                                                                                       PAGE
                                                                                    ---------
Executive Summary.................................................................. S-4
Summary of Prospectus Supplement................................................... S-16
Risk Factors and Other Special Considerations...................................... S-34
 The Mortgage Loans................................................................ S-34
 The Certificates ................................................................. S-53
Description of the Mortgage Pool................................................... S-57
 General........................................................................... S-57
 Security for the Mortgage Loans .................................................. S-58
 The Mortgage Loan Program--Underwriting Standards ................................ S-58
 Credit Lease Loans ............................................................... S-60
 Certain Terms and Conditions of the Mortgage Loans................................ S-63
 Significant Mortgage Loans ....................................................... S-67
  The Fox Plaza Loan and Property.................................................. S-67
  The Bristol I Pool Loan and Properties .......................................... S-70
  The Park LaBrea Loan and Property ............................................... S-72
  The Burnham Pacific-Golden State Pool Loan and Properties ....................... S-75
  The Cinemark Credit Lease Pool Loans and Properties ............................. S-77
  The Oxford Center Loan and Property ............................................. S-79
  Significant Terms Regarding Mortgage Loans Over $50,000,000...................... S-81
 Additional Mortgage Loan Information ............................................. S-90
 Changes in Mortgage Pool Characteristics ......................................... S-101
Description of the Offered Certificates............................................ S-102
 General........................................................................... S-102
 Distributions .................................................................... S-103
 Realized Losses .................................................................. S-103
 Delinquency Reduction Amounts and Appraisal Reduction Amounts .................... S-114
 Prepayment Interest Shortfalls ................................................... S-114
 Subordination .................................................................... S-115
 Appraisal Reductions ............................................................. S-115
 Delivery, Form and Denomination .................................................. S-116
 Book-Entry Registration .......................................................... S-116
 Definitive Certificates .......................................................... S-119
 Transfer Restrictions ............................................................ S-119
Prepayment and Yield Considerations................................................ S-120
 Yield............................................................................. S-120
 Yield on the Class A-CS1 and Class PS-1 Certificates ............................. S-121
 Rated Final Distribution Date .................................................... S-123
 Weighted Average Life of Offered Certificates .................................... S-123
The Pooling and Servicing Agreement................................................ S-129
 General .......................................................................... S-129
 Assignment of the Mortgage Loans ................................................. S-129
 Representations and Warranties; Repurchase ....................................... S-129
 Servicing of the Mortgage Loans; Collection of Payments .......................... S-138
 Advances ......................................................................... S-139

                                      S-13

                                                                                       PAGE
                                                                                    ---------
 Accounts ......................................................................... S-141
 Withdrawals from the Collection Account .......................................... S-142
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses .................... S-143
 Inspections ...................................................................... S-143
 Insurance Policies ............................................................... S-144
 Evidence as to Compliance ........................................................ S-145
 Certain Matters Regarding the Depositor, the Servicer and the Special Servicer  .. S-145
 Events of Default ................................................................ S-146
 Rights Upon Event of Default ..................................................... S-147
 Amendment ........................................................................ S-148
 Voting Rights .................................................................... S-148
 Realization Upon Mortgage Loans .................................................. S-149
 Modifications .................................................................... S-154
 Optional Termination ............................................................. S-155
 The Trustee ...................................................................... S-156
 Duties of the Trustee ............................................................ S-157
 The Fiscal Agent ................................................................. S-157
 Duties of the Fiscal Agent ....................................................... S-157
 The Luxembourg Paying Agent....................................................... S-157
 The Servicer ..................................................................... S-158
 Servicing Compensation and Payment of Expenses ................................... S-158
 Special Servicing ................................................................ S-158
 Servicer and Special Servicer Permitted to Buy Certificates ...................... S-159
 Reports to Certificateholders; Available Information ............................. S-160
  Trustee Reports.................................................................. S-160
  Servicer Reports ................................................................ S-161
  Other Information ............................................................... S-162
Use of Proceeds.................................................................... S-163
Certain Federal Income Tax Consequences............................................ S-164
 General........................................................................... S-164
ERISA Considerations............................................................... S-165
Legal Investment................................................................... S-168
Method of Distribution............................................................. S-168
Legal Matters...................................................................... S-169
Rating............................................................................. S-169
General Information ............................................................... S-170

                                INDEX OF TABLES

                                                                                                                  Page
                                                                                                               ---------
General Characteristics.......................................................................................     S-9
Cut-off Date Principal Balances ..............................................................................    S-10
Geographical Concentration of Mortgaged Properties ...........................................................    S-10
Range of Debt Service Coverage Ratios ........................................................................    S-11
Loan-to-Value Ratios .........................................................................................    S-11
Loans by Property Type .......................................................................................    S-12
Anticipated Repayment by Year ................................................................................    S-12
Delinquency Status as of the Cut-off Date ....................................................................    S-12
Cut-off Date Balances and Concentration of Mortgage Loans ....................................................    S-42
Mortgage Loans Secured by More Than One Mortgaged Property ...................................................    S-42
Mezzanine Debt ...............................................................................................    S-44
Preferred Equity Investments in Borrowers and Affiliates......................................................    S-45
Common Equity Investments by Affiliates of NACC ..............................................................    S-46
Weighted Average Remaining Term to Maturity for Various Property Types .......................................    S-47
Significant Geographic Concentration of Mortgaged Properties .................................................    S-47
Amortization Characteristics of the Mortgage Loans ...........................................................    S-50
Overview of Lock-out Periods .................................................................................    S-54
Security for the Mortgage Loans ..............................................................................    S-57
Premium Loans.................................................................................................    S-60
Credit Lease Loans ...........................................................................................    S-61
General Mortgage Loan Characteristics (as of Cut-off Date, unless otherwise indicated) .......................    S-90
Range of Debt Service Coverage Ratios ........................................................................    S-94
Range of Loan-to-Value Ratios ................................................................................    S-95
Range of Loan-to-Value Ratios at Earlier of Anticipated Repayment Date or Maturity ...........................    S-95
Mortgaged Properties By State ................................................................................    S-96
Range of Years Built .........................................................................................    S-97
Cut-off Date Principal Balance By Property Type ..............................................................    S-98
Range of Cut-off Date Principal Balances .....................................................................    S-99
Range of Anticipated Remaining Terms in Months ...............................................................    S-99
Range of Remaining Terms in Months ...........................................................................   S-100
Anticipated Repayment By Year ................................................................................   S-100
Range of Mortgage Rates ......................................................................................   S-101
Delinquency Status as of March 1, 1998 .......................................................................   S-101
Range of Remaining Lock-Out Periods in Months ................................................................   S-101
Sensitivity to Principal Prepayments of the Pre-Tax Yield to Maturity ........................................   S-122
Percentage of Initial Certificate Balance or Notional Balance Outstanding at the Respective CPRs Set Forth
 Below .......................................................................................................   S-124
Percentage of Initial Notional Balance Outstanding at the Respective CPRs Set Forth Below  ...................   S-124
Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below  ................   S-125

Characteristics of the Notes.................................... Annex A
Characteristics of the Mortgaged Properties..................... Annex B
Global Clearance, Settlement and Tax Documentation Procedure ... Annex C
Weighted Average Net Mortgage Pass-Through Rates................ Annex D
Term Sheet...................................................... Annex E

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and in the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and in the Prospectus.

TITLE OF CERTIFICATES .........  Nomura Asset Securities Corporation,
                                 Commercial Mortgage Pass-Through
                                 Certificates, Series 1998-D6 (the
                                 "Certificates").

CERTIFICATE BALANCE AND
 NOTIONAL BALANCE .............  Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance or Notional Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates and the Private Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

DEPOSITOR .....................  Nomura Asset Securities Corporation, a
                                 Delaware corporation and a wholly owned
                                 subsidiary of Nomura Asset Capital
                                 Corporation ("NACC"), one of the Mortgage
                                 Loan Sellers, and an affiliate of Nomura
                                 Securities International, Inc., one of the Underwriters. See "The Depositor" in the Prospectus. It is anticipated that during the second quarter of 1998, NACC will transfer substantially all of its existing commercial real estate finance business to a newly-formed entity. See "The Pooling and Servicing Agreement--Representations and
                                 Warranties; Repurchase" herein.

SERVICER ......................  AMRESCO Services, L.P., a Delaware limited partnership (the "Servicer"). See "The
                                 Pooling and Servicing Agreement--The
                                 Servicer" herein and "Description of the Agreements--Subservicers" in the Prospectus. The Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors and Other Special Considerations--The Certificates--Servicer or Special Servicer May Purchase Certificates" herein. The Servicer will be responsible for servicing the Mortgage Loans (other than the Westin Casuarina Resort Loan) as described under "The Pooling and Servicing Agreement" and will be required to make certain Advances in accordance with the terms of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Advances" herein. The Pooling and Servicing Agreement will permit the Depositor to remove the Servicer at any time without cause in order to appoint an affiliate of the Depositor as successor Servicer provided that (i) each Rating Agency has confirmed in writing that such removal will not result in a qualification, withdrawal or downgrade of the then-current rating of any Class of Offered Certificates and (ii) if such successor Servicer is the Subservicer (as defined below) or an affiliate of the Depositor, such successor Servicer will not directly service and will not specially service any Mortgage Loan as to which an affiliate of the Depositor has a common equity interest in the related borrower or its affiliate. It is anticipated that the Depositor will remove the Servicer in order to appoint Nomura Asset Capital Services LLC, (the "Subservicer"), as successor Servicer.

 SPECIAL SERVICER .............  CRIIMI MAE Services Limited Partnership, a
                                 Maryland limited partnership (in such
                                 capacity, the "Special Servicer"). The
                                 Special Servicer will be responsible for servicing Mortgage Loans that, in general, are in default or as to which default is imminent and administering any REO Property (as defined herein). The holders of greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class of Sequential Certificates, the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates collectively and the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one class) will be entitled to remove the Special Servicer as Special Servicer of the Mortgage Loans, and appoint a successor Special Servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors and Other Special Considerations--The
                                 Certificates--Servicer or Special Servicer
                                 May Purchase Certificates" herein.

SUBSERVICER ...................  Nomura Asset Capital Services LLC, a
                                 Delaware limited liability company (the
                                 "Subservicer") will be appointed as the
                                 initial subservicer pursuant to a servicing agreement (the "Subservicing Agreement") between the Servicer and the Subservicer dated as of March 30, 1998. The Subservicer will be required to perform substantially all of the obligations of the Servicer under the Pooling and Servicing Agreement, other than making P&I Advances, with respect to substantially all of the Mortgage Loans. Any Mortgage Loans as to which an affiliate of the Subservicer holds a common equity interest in the related borrower or its affiliate will be directly serviced by the Servicer. Notwithstanding the retention of the Subservicer, the Servicer will remain directly liable for the performance of its obligations in accordance with the Pooling and Servicing Agreement.

TRUSTEE .......................  LaSalle National Bank, a nationally chartered bank (the "Trustee"). See "The
                                 Pooling and Servicing Agreement--The
                                 Trustee" herein.

UNDERWRITERS ..................  Nomura Securities International, Inc.
                                 ("NSI"), an affiliate of the Depositor,
                                 Morgan Stanley & Co. Incorporated ("Morgan
                                 Stanley") and Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated ("Merrill Lynch" and, collectively with NSI and Morgan Stanley, the "Underwriters"). NSI and Morgan Stanley will act as co-bookrunners and co-lead managers with respect to the Offered Certificates. NSI is the sole placement agent for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (collectively, the "Private Certificates"). See "Plan of Distribution" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent") and the corporate parent of the Trustee.

LUXEMBOURG PAYING AGENT .......  Banque Generale du Luxembourg, a Luxembourg
                                 banking corporation (the "Luxembourg Paying
                                 Agent").

REPORTS TO CERTIFICATEHOLDERS .  On each Distribution Date, the Trustee and the Luxembourg Paying Agent will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Rating Agency, each Underwriter, the Luxembourg Stock Exchange (so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange) and, if requested, any potential investors in the Certificates, a Distribution Date

                                 Statement as described under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available
                                 Information--Trustee Reports." In addition, the Servicer will be required to deliver to the Trustee, the Trustee will be required to deliver to the Luxembourg Paying Agent and the Trustee and the Luxembourg Paying Agent will be required to deliver to each Certificateholder, the Depositor, each Rating Agency, the Luxembourg Stock Exchange (so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange) and, if requested, any potential investor in the Certificates, on each Distribution Date, a Comparative Financial Status Report, a Delinquent Loan Status Report, an Historical Loan Modification Report, an Historical Loss Estimate Report, an REO Status Report and a Watch List, each as described under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available
                                 Information--Servicer Reports." Subject to the receipt of necessary information in proper form from any subservicer (including the Subservicer), a loan-by-loan listing will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee and the Luxembourg Paying Agent will provide Certificateholders with a written copy of such report upon request. The Trustee will also be required to make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items:
                                 Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing
                                 Agreement--Reports to Certificateholders;
                                 Available Information--Other Information" herein.

                                 A Current Report on Form 8-K (the "Form
                                 8-K") will be filed by the Depositor,
                                 together with the Pooling and Servicing
                                 Agreement, with the Securities and Exchange
                                 Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

MORTGAGE LOAN SELLERS .........  Nomura Asset Capital Corporation, a Delaware
                                 corporation ("NACC"), the parent of the
                                 Depositor and an affiliate of one of the Underwriters, and Nomura Financing Trust ST I, a single purpose Delaware business trust and an affiliate of NACC, the Depositor and one of the Underwriters (the "Financing Trust," and together with NACC, the "Mortgage Loan Sellers"). All of the Mortgage Loans were sold or contributed to the Depositor as shown on the following table:

                   % OF INITIAL
     MORTGAGE      POOL BALANCE     NUMBER OF
   LOAN SELLER          (1)       MORTGAGE LOANS
----------------  -------------- --------------
NACC.............      99%             322
Financing Trust..  less than 1%          3

-------------
(1) All statistical information set forth in this and the following tables in the Summary regarding the "% of Initial Pool Balance" is based on the Cut-off Date Principal Balance of the related Mortgage Loan or Loans.

 ORIGINATORS ..................  NACC and Bloomfield Acceptance Company, LLC,
                                 a Michigan limited liability company
                                 ("Bloomfield," and together with NACC, the "Originators").

                                 All of the Mortgage Loans were originated by NACC or Bloomfield, as shown in the following table:

                                       ORIGINATORS OF THE MORTGAGE NOTES

                                      % OF INITIAL     NUMBER OF
             ORIGINATOR               POOL BALANCE   MORTGAGE NOTES
-----------------------------------  -------------- --------------
Nomura Asset Capital Corporation  ..       97%            305
Bloomfield Acceptance Company, LLC          3%             30


CUT-OFF DATE ..................  March 30, 1998.

CLOSING DATE ..................  On or about March 30, 1998.

DISTRIBUTION DATE .............  The fourth Business Day following the 11th day of each month; provided that if the 11th day of any month is not a Business Day, the Distribution Date will be the fifth business day following the 11th day of such month. The first Distribution Date will be April 17, 1998. A Business Day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Georgia, Illinois or New York are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the 10th day of the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; the Record Date for the Distribution Date occurring in April 1998 for all purposes other than the receipt of distributions is the Closing Date.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date other than the Distribution Date occurring on
                                 April 17, 1998, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring on April 17, 1998 is assumed to consist of 11 days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 17, 1998 is assumed to consist of 30 days.

SCHEDULED FINAL DISTRIBUTION
 DATE .........................  As to each Class of Offered Certificates,
                                 March 17, 2028, the next Distribution Date occurring after the latest maturity date of any Mortgage Loan.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Offered Certificates,
                                 March 15, 2030, the Distribution Date
                                 occurring two years after the latest Assumed
                                 Maturity Date of any of the Mortgage Loans.
                                 The "Assumed Maturity Date" of (a) any
                                 Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and
                                 (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

COLLECTION PERIOD .............  With respect to a Distribution Date, the period beginning on the day after the
                                 preceding Collection Period (or, with
                                 respect to the first Distribution Date, the day after the Cut-off Date) and ending at the close of business on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day).

 DUE DATE .....................  With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th day of the month in which such Distribution Date occurs (or in the case of certain of the Mortgage Loans, if such 11th day is not a business day, either the next business day or the first preceding business day).

DENOMINATIONS .................  The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of $50,000 and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT ......  Holders of Offered Certificates may elect to hold their Certificates through any of The
                                 Depository Trust Company ("DTC") (in the
                                 United States) or Cedel Bank, societe
                                 anonyme ("Cedel") or The Euroclear System
                                 ("Euroclear") (in Europe). Transfers within
                                 DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered
                                 Certificates--Delivery, Form and
                                 Denomination," "--Book-Entry Registration" and "--Definitive Certificates" herein and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

LISTING .......................  Application has been made to list the Class
                                 A-1A, Class A-1B, Class A-1C and Class A-2
                                 Certificates on the Luxembourg Stock
                                 Exchange. There is no assurance that such application will be approved as to any such Class.

THE MORTGAGE LOANS ............  The Mortgage Loan Sellers will sell the
                                 Mortgage Loans to the Depositor and, in
                                 connection therewith, will make certain
                                 representations and warranties, as more
                                 fully described herein. With respect to the Mortgage Loans sold to the Depositor by the Financing Trust, the Financing Trust will assign the representations and warranties made by NACC with respect to such Mortgage Loans as of February 4, 1998 and will, itself, make certain representations and warranties as of the Closing Date. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of Certificateholders. With respect to Mortgage Loans acquired by NACC from Bloomfield, NACC will also assign to the Depositor and the Depositor will assign to the Trustee for the benefit of the Certificateholders, any rights and remedies in respect of breaches of representations or warranties made by such third party. See "The Pooling and Servicing Agreement--Representations and
                                 Warranties; Repurchase" herein.

                                 Security for the Mortgage Loans

                                 Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon (each a "Mortgaged Property").

                       % OF INITIAL
     INTEREST OF       POOL BALANCE        NUMBER OF
 BORROWER ENCUMBERED        (1)       MORTGAGED PROPERTIES
--------------------  -------------- --------------------
Fee Simple Estate(2).       91%               413
Leasehold Estate(3) .        9%                23

                                 ----------------
                                 (1)    Based on the principal balance of the
                                        Mortgage Loan or, for any Pool Loan,
                                        the Allocated Loan Amount of the
                                        related Mortgaged Property, each as
                                        of the Cut-off Date.
                                 (2)    For any Mortgaged Property that is
                                        subject to a ground lease where the
                                        ground lessee and ground lessor are
                                        both parties to the Mortgage, the
                                        Mortgaged Property is categorized as
                                        a Fee Simple Estate.
                                 (3)    Includes any Mortgaged Property where
                                        a material portion of such property
                                        is subject to a ground lease and the
                                        ground lessor is not a party to the
                                        Mortgage.

                                 Credit Lease Loans

                                 Certain of the Mortgage Loans, as described in the table contained in the section entitled "Description of the Mortgage Loans--Credit Lease Loans," representing 8% of the Initial Pool Balance ("Credit Lease Loans"), are secured by Mortgages on Mortgaged Properties ("Credit Lease Properties") that are, in each case, subject to a net lease obligation (a "Credit Lease") of a tenant (a "Credit Tenant") which possesses, or whose parent or affiliate that guarantees the lease obligations (a "Guarantor") possesses, a rating or internal classification of "B-" (or the equivalent) or higher by one or more of the Rating Agencies. Scheduled monthly payments under each Credit Lease are sufficient to pay in full, and on a timely basis, all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan.

                                 All of the Credit Lease Loans are secured by assignments of the Credit Leases (the "Credit Lease Assignments"). The Credit Lease Loans generally provide that the Credit Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that, in the event of a casualty or condemnation of the related Mortgaged Property, either (i) the Credit Tenant is obligated to continue making payments or must offer to purchase the Mortgaged Property for at least the full principal balance of the Mortgage Loan plus accrued interest thereon, or (ii) the Credit Tenant may terminate the lease or abate rent. In the latter case, the Trustee on behalf of the Certificateholders will in each case have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to insure against the effect of the exercise of any rent abatement or termination rights that a Credit Tenant under such Credit Lease may have as a result of the occurrence of a casualty or condemnation. All of the Credit Lease Loans fully amortize within the terms of the underlying Credit Lease with the exception of the Best Buy Credit Lease Loan in which case the lender has the benefit of a residual value insurance policy. See "Risk Factors--The Mortgage Loans--Terms of the Credit Leases; Factors Affecting Lease Enhancement Policy and Residual Value Policy Proceeds" and "Description of the Mortgage Pool--Credit Lease Loans" herein.

                                 Payment Terms

                                 All of the Mortgage Loans provide for
                                 scheduled payments of principal and interest
                                 ("Monthly Payments") to be due monthly on each Due Date. Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate") that is fixed for the entire term of such loan except for the Park LaBrea Loan which has an interest rate that is fixed at a lower rate through March 11, 2000, and except that ARD Loans

                                  (as set forth on the table below) accrue
                                 interest at 200 basis points above the
                                 original interest rate during a specified period ending at maturity (the beginning of such period referred to herein as the "Anticipated Repayment Date"). As used herein, the term "Mortgage Rate" does not include the portion of the interest rate of an ARD Loan that is attributable to the rate increase; the excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest." ARD Loans permit the related borrower to prepay the loan without payment of a Prepayment Premium for a period beginning on or, in the case of certain of the ARD Loans, one to six months prior to, the Anticipated Repayment Date and ending on the related maturity date. ARD Loans require that on the Anticipated Repayment Date, all Excess Cash Flow (as defined herein) will be applied to repay principal. The Anticipated Repayment Date for each ARD Loan is set forth on Annex
                                 A. The ARD Loans substantially fully
                                 amortize over their stated terms, which are longer than the term to their related Anticipated Repayment Dates. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If the borrower does not so elect, payment of Excess Interest will be deferred until the principal of the ARD Loan has been paid in full. All of the ARD Loans for which a Lock Box is not already established require that a Lock Box be established prior (generally three months to one year prior) to the applicable Anticipated Repayment Date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" herein.

                                 Certain of the Mortgage Loans (as set forth on the following table) provide for Monthly Payments based on amortization schedules at least 48 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto.

                                AMORTIZATION CHARACTERISTICS OF THE NOTES

                          % OF INITIAL    NUMBER OF
      TYPE OF NOTE        POOL BALANCE      NOTES
-----------------------  -------------- -----------
ARD Notes ..............       91%           298
Fully Amortizing Notes
 (other than ARD Notes)         9%            33
Balloon Notes...........    less than 1%       4

                                 Lock-Out Characteristics of the Mortgage
                                 Loans

                                 All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a "Lock-out Period") commencing on the date of origination and ending on the date that is on or one month to six months prior to its Anticipated Repayment Date or maturity date, as applicable.

                                      OVERVIEW OF LOCK-OUT PERIODS

Minimum Remaining Lock-out Period..............     55 months
Maximum Remaining Lock-out Period..............    261 months
Weighted Average Remaining Lock-out Period ....    149 months

                                 No Mortgage Loan imposes a fee or premium
                                 ("Prepayment Premium") for voluntary
                                 prepayments made after the expiration of the related Lock-out Period, but Prepayment Premiums may be due in connection with certain involuntary prepayments as described herein. See "Risk Factors and Other Special Considerations--The Certificates--Special
                                 Prepayment and Yield Considerations" and
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" and
                                 "--Property Releases" herein.

                                 All of the Mortgage Loans provide that after a specified period, which is generally two years following the Closing Date (a "Defeasance Lock-out Period"), the applicable borrower will be entitled to obtain the release of the related Mortgaged Property or, in the case of any Pool Loan, one or more of the related Mortgaged Properties, from the lien of the related Mortgages (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations which provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Note (or portion thereof in the case of a Pool Loan) and in amounts due on such dates, and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The Pool Loans generally require that, prior to a release of less than all of the Mortgaged Properties, a specified percentage (generally 125%) of the Allocated Loan Amount be defeased for each Mortgaged Property to be released and that certain DSCR tests as to the remaining Mortgaged Properties be satisfied. The related borrower will be required to (or in the case of certain of the Mortgage Loans, the related borrowers may) transfer the pledged U.S. government obligations together with the borrower's obligations under the related Note or portion thereof to a successor limited purpose borrower and such successor borrower will assume the obligations under such Note or portion thereof.

                                 The characteristics of each of the Mortgage
                                 Loans are more particularly described in Annex A.

                                 None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool--General" herein.

                                 NSI has made available an electronic version of this Prospectus Supplement on the World Wide Web at "HTTP://WWW.NOMURANY.COM." The password for access to such Web site is "cmbs." Certain statistical information included in this Prospectus Supplement can be downloaded from such Web site.

THE OFFERED CERTIFICATES ......  The Class A-1A Certificates will have an initial Certificate Balance of $511,492,100.

                                 The Class A-1B Certificates will have an initial Certificate Balance of
                                 $1,786,155,716.

                                 The Class A-1C Certificates will have an initial Certificate Balance of $382,686,304.

                                 The Class A-CS1 Certificates will have an initial Notional Balance of $200,000,000.

                                 The Notional Balance of the Class A-CS1
                                 Certificates will at all times be equal to the Certificate Balance of the Class A-1A Certificates minus $311,492,100 (but not less than $0).

                                 The Class PS-1 Certificates will have an initial Notional Balance of $3,722,686,278, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date, the Notional Balance of the Class PS-1 Certificates will be equal to the aggregate Stated Principal Balance of such Mortgage Loans as of the first day of the related Interest Accrual Period.

                                 The Class A-2 Certificates will have an
                                 initial Certificate Balance of $223,361,177.

                                 The Class A-3 Certificates will have an
                                 initial Certificate Balance of $204,747,745.

                                 The Class A-4 Certificates will have an
                                 initial Certificate Balance of $167,520,883.

                                 The Class A-5 Certificates will have an
                                 initial Certificate Balance of $55,840,294.

THE PRIVATE CERTIFICATES (NOT
 OFFERED HEREBY) ..............  The Class B-1 Certificates will have an initial Certificate Balance of $158,214,167.

                                 The Class B-2 Certificates will have an
                                 initial Certificate Balance of $37,226,863.

                                 The Class B-3 Certificates will have an
                                 initial Certificate Balance of $37,226,863.

                                 The Class B-4 Certificates will have an
                                 initial Certificate Balance of $65,147,010.

                                 The Class B-5 Certificates will have an
                                 initial Certificate Balance of $18,613,431.

                                 The Class B-6 Certificates will have an
                                 initial Certificate Balance of $27,920,147.

                                 The Class B-7 and Class B-7H Certificates will, in the aggregate, have initial Certificate Balances of approximately $46,533,578.

                                 The Class V-1, Class V-2, Class R and Class
                                 LR Certificates will not have a Certificate
                                 Balance or a Notional Balance.

                                 The Class B-1, Class B-2, Class B-3, Class
                                 B-4, Class B-5, Class B-6, Class B-7, Class
                                 B-7H, Class V-1, Class V-2, Class R and
                                 Class LR Certificates are not offered
                                 hereby.

SUBORDINATION .................  Except as described below, as a means of providing protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and certain of the Private Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates (other than with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls). The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4 and Class A-5 Certificates and certain of the Private Certificates. The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4 and Class A-5 Certificates and certain of the Private Certificates. The Class A-4 Certificates will likewise be protected by the subordination of the Class A-5 Certificates and certain of the Private Certificates. The Class A-5 Certificates will likewise be protected by the subordination of certain of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates, on such date (except as described herein in respect of the Class PS-1 Certificates and Reduction Interest Distribution Amounts and Reduction Interest Shortfalls) prior to any distribution being made on such

                                 Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses (as defined herein), first, to certain of the Private Certificates, second, to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth, to the Class A-3 Certificates, fifth, to the Class A-2 Certificates and finally, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective outstanding Certificate Balances.

                                 No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing
                                 Agreement--Modifications" or otherwise will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from (i) indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the Servicing Fee with respect to the Mortgage Loan being prepaid (not including the portion of the Servicing Fee attributable to the Trustee Fee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed with respect to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of indemnification expenses, will be allocated, first, in respect of interest and, second, in respect of principal. See "Description of the Offered
                                 Certificates--Distributions--Payment
                                 Priorities" herein.

PASS-THROUGH RATES ............  The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on the Class A-1A,
                                 Class A-1B and Class A-1C Certificates
                                 during any Interest Accrual Period will be equal to 6.28%, 6.59% and 6.69%, respectively.

                                 The Pass-Through Rate on the Class A-CS1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 6.28%.

                                 The Pass-Through Rate on the Class PS-1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

                                 The Pass-Through Rate on the Class A-2
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.16%.

                                 The Pass-Through Rate on the Class A-3
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.95%.

                                 The Pass-Through Rate on the Class A-4
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.58%.

                                 The Pass-Through Rate on the Class A-5
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.45%.

                                 The Pass-Through Rates on the Class B-1,
                                 Class B-2, Class B-3, Class B-4, Class B-5,
                                 Class B-6, Class B-7 and Class B-7H
                                 Certificates will be equal to 6.00%.

                                 Each of the Class V-1, Class V-2, Class R and Class LR Certificates will not have a Pass-Through Rate.

                                 The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates) and (B) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such Class as of such date, and the denominator of which is the sum of the Certificate Balances of each Class included in clause (i)(A) above as of such date (provided, in each case, that any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such Class or the related Class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

                                 The "Weighted Average Net Mortgage
                                 Pass-Through Rate" with respect to any
                                 Distribution Date is the amount (expressed as a percentage) (i) the numerator of which is the sum for all Mortgage Loans of the products of (a) the Net Mortgage Pass-Through Rate of each such Mortgage Loan and (b) the Stated Principal Balance of such Mortgage Loan and (ii) the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of their respective Due Dates preceding the prior Distribution Date.

                                 The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Interest Accrual Period is a per annum rate equal to the Mortgage Pass-Through Rate (as such term is defined below) for such Mortgage Loan minus the sum of the applicable Servicing Fee Rate and the Additional Servicing Fee Rate (as such terms are defined herein).

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each for any Interest Accrual Period is equal to the Mortgage Rate thereof.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed ("Actual/360 Mortgage Loans"), other than Actual/360 Mortgage Loans having Mortgage Rates less than or equal to 7.155%, for an Interest Accrual Period is equal to the Mortgage Rate thereof multiplied by a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to Actual/360 Mortgage Loans having
                                 Mortgage Rates less than or equal to 7.155% for (a) any Interest Accrual Period commencing in any January, February, April, June, September and November, and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) any Interest Accrual Period commencing in March (other than March 1998), May, July, August and October and any December occurring in a year immediately preceding any year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                 Notwithstanding the foregoing, the Mortgage
                                 Pass-Through Rate with respect to each
                                 Mortgage Loan for the first Interest Accrual
                                 Period is the Mortgage Rate thereof.

                                 The Mortgage Rate of each Mortgage Loan for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any Excess Interest, any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement--Modifications."

DISTRIBUTIONS .................  On each Distribution Date, each Class of
                                 Offered Certificates will be entitled to receive interest distributions in an amount equal to the Interest Distribution Amount (and in the case of the Class PS-1 Certificates, the Reduction Interest Distribution Amount, if applicable) for such Class and Distribution Date, together with any Interest Shortfalls (and Reduction Interest Shortfalls, if applicable) remaining from prior Distribution Dates, in each case to the extent of Available Funds, if any, remaining after (i) payment of the Interest Distribution Amounts, Interest Shortfalls, Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for each outstanding class of Sequential Certificates, if any, bearing an earlier sequential designation than that of such Class, and (ii) if applicable, payment of the Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any such outstanding Classes of Sequential Certificates having an earlier sequential designation. References herein to the earlier (or later) sequential designation of the Classes of Sequential Certificates means such Classes in alphabetical (and, among Classes with the same alphabetical designation, numerical) order (or such Classes in reverse alphabetical and numerical order) (except in respect of the Class A-CS1, Class PS-1 (except with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls), Class A-1A, Class A-1B and Class A-1C Certificates which will have the same priority under the circumstances described herein).

                                 The Trust Fund will include two separate real estate mortgage investment conduits (each, a "REMIC"). Collections on the Mortgage Loans (other than Excess Interest, Net Default Interest and Servicer and Trustee Fees) will be used to make payments of principal and interest on interests (the "Lower-Tier Interests") in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates (other than the Class LR, Class V-1 and Class V-2 Certificates), which represent interests in a second REMIC (the "Upper-Tier REMIC"). The Notional Balances of the Class A-CS1 will be equal to the principal balance of the regular interest in the Lower-Tier REMIC corresponding to the Class A-1A Certificates minus $311,492,100 (but not less than $0) and the aggregate of the principal balances of Classes of regular interests in the Lower-Tier REMIC, respectively. For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and any Class of Offered Certificates is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the Certificate Balance or Notional Balance, as applicable, of such Class (except that, with respect to the Class PS-1 Certificates, such amount shall be reduced by the aggregate Reduction Interest Distribution Amounts for such Distribution
                                 Date).

                                 For purposes of calculating the Interest
                                 Distribution Amount for any class of Offered
                                 Certificates and any Distribution Date, any distributions in reduction of Certificate Balance or Notional Balance, as applicable, and reductions in Certificate Balance or Notional Balance, as applicable, as a result of allocations of Realized Losses, Appraisal Reduction Amounts or Delinquency Amounts (if applicable) on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                                 The Principal Distribution Amount for each
                                 Distribution Date (prior to the Crossover
                                 Date) will be distributed first, to the
                                 Class A-1A Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, third, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, fourth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, fifth, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance is reduced to zero, sixth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, seventh, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, and eighth, to certain of the Private Certificates in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions of interest to such Class and after making principal distributions to any more senior Class of Certificates.

                                 On each Distribution Date occurring on and after the Crossover Date, an amount equal to the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates has been reduced to zero.

                                 The Class A-CS1 and Class PS-1 Certificates will not be entitled to any distributions of principal.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum, for all Mortgage Loans, of (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced); (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment; (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing
                                 Agreement--Optional Termination;" (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period; (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period; (vi) to the extent not included in the preceding clauses
                                 (iii) or (iv), all other Principal
                                 Prepayments received in the related
                                 Collection Period; and (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of (i) through (vii), net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

                                 Except as described in the next sentence, the holders of the Class V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to distributions of Net Default Interest and the Class V-2 Certificates will be entitled to distributions of Excess Interest, in each case, to the extent set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive on such Distribution Date. The Class LR Certificateholders will be entitled to receive (i) any funds remaining in the Distribution Account on any Distribution Date after all distributions to which the regular interests in the Lower-Tier REMIC are entitled on such Distribution Date have been made and (ii) the proceeds of the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. In addition, the holders of 100% of the Percentage Interest in the Class LR Certificates will have the limited right to purchase ARD Loans under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans."

ADVANCES ......................  The Servicer is required to make advances
                                 ("P&I Advances") with respect to delinquent
                                 Monthly Payments on the Mortgage Loans,
                                 subject to the limitations described herein.
                                 P&I Advances will generally equal the
                                 delinquent portion of the Monthly Payment as specified in the related Note. If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required on such date and thereafter until final liquidation thereof, to advance only an amount equal to the constant Monthly Payment due immediately prior to the maturity date, with interest adjusted to the Mortgage Pass-Through Rate, to the extent not received. The Servicer will not be required or permitted to advance Default Interest or Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is (i) the Stated

                                 Principal Balance (as of the last day of the related Collection Period) of such Mortgage Loan minus (ii) any Appraisal Reduction Amount thereof and the denominator of which is the Stated Principal Balance thereof (as of the last day of the related Collection Period). In addition, and without duplication, the Servicer will (i) make only one

                                 P&I Advance with respect to each Mortgage
                                 Loan for the benefit of the most subordinate
                                 Class of Certificates then outstanding
                                 (unless the related delinquent Monthly
                                 Payment is received prior to the following
                                 Due Date) and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. For purposes of determining the most subordinate Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates collectively and
                                 (ii) the Class B-7 and Class B-7H
                                 Certificates together will, in each case, be treated as one Class. See "The Pooling and Servicing Agreement--Advances" herein and "Description of the Certificates--Advances in Respect of Delinquencies" in the Prospectus. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance, in each case subject to a determination of recoverability. See "The Pooling and Servicing Agreement--Advances" herein.

OPTIONAL TERMINATION ..........  The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, and if such holders of the Class LR Certificates fail to exercise such option, the Special Servicer will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans and all REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance or if the outstanding Mortgage Loans in the Mortgage Pool consist only of the Circuit City Credit Lease Loans, the Carmax Credit Lease Loans and/or the Parkview House Apartments Loan. Additionally, the holders of the Class LR Certificates representing 100% of the Percentage Interest of the Class LR Certificates, and if the holders of the Class LR Certificates do not exercise the option, the holders of the most subordinate Class of Certificates (not including the Class B-7H Certificates), will have the option to purchase at the purchase price specified herein any Mortgage Loan on its Anticipated Repayment Date. See "The Pooling and Servicing Agreement--Optional
                                 Termination" herein and "Description of the Certificates--Termination" in the
                                 Prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Default Interest, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances, and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

                                 The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. It is anticipated that the Class A-CS1 and Class PS-1 Certificates will be treated as issued with original issue discount in an amount equal to all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). It is also anticipated that the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will not be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences--Federal Income Tax
                                 Consequences for REMIC Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Description of the Offered Certificates--Distributions" herein.

ERISA CONSIDERATIONS ..........  The United States Department of Labor has
                                 granted to Nomura Securities International
                                 Inc., Morgan Stanley & Co. Incorporated and
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated individual prohibited
                                 transaction exemptions PTE 93-32, PTE 90-24 and PTE 90-29, respectively (collectively, the "Exemptions"), each of which generally exempts from the application of certain of the prohibited transaction provisions of
                                 Section 406 of the Employee Retirement
                                 Income Security Act of 1974, as amended
                                 ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the civil penalties imposed by 502(i) of ERISA, transactions relating to
                                 (i) the purchase, sale and holding of
                                 pass-through certificates such as the Class
                                 A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates (the "Senior Offered Certificates") by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) to acquire such Certificates and (ii) the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 The Underwriters believe that the conditions to the applicability of the Exemptions will generally be met with respect to the Senior Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemptions or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Senior Offered Certificates.

                                 THE CLASS A-2, CLASS A-3, CLASS A-4 AND
                                 CLASS A-5 CERTIFICATES (THE "SUBORDINATED
                                 OFFERED CERTIFICATES") ARE SUBORDINATE TO
                                 ONE OR MORE OTHER CLASSES OF CERTIFICATES
                                 AND, ACCORDINGLY, NO TRANSFER OF A
                                 SUBORDINATED OFFERED CERTIFICATE THAT IS A
                                 DEFINITIVE CERTIFICATE MAY BE MADE UNLESS
                                 THE PROSPECTIVE TRANSFEREE HAS (A) DELIV-

                                 ERED TO THE DEPOSITOR, THE CERTIFICATE
                                 REGISTRAR AND THE TRUSTEE A REPRESENTATION
                                 LETTER STATING THAT THE TRANSFEREE IS NOT A
                                 PLAN (INCLUDING FOR PURPOSES OF THIS
                                 PARAGRAPH, A GOVERNMENTAL PLAN SUBJECT TO
                                 ANY SIMILAR LAW) OR A PERSON ACTING ON
                                 BEHALF OF OR INVESTING THE ASSETS OF A PLAN,
                                 OTHER THAN AN INSURANCE COMPANY INVESTING
                                 THE ASSETS OF ITS GENERAL ACCOUNT UNDER
                                 CIRCUMSTANCES WHEREBY THE PURCHASE AND
                                 SUBSEQUENT HOLDING OF THE OFFERED
                                 CERTIFICATE WOULD BE EXEMPT FROM THE
                                 PROHIBITED TRANSACTION RESTRICTIONS OF ERISA
                                 AND THE CODE UNDER SECTIONS I AND III OF
                                 PROHIBITED TRANSACTION CLASS EXEMPTION
                                 ("PTE") 95-60 OR (B) PROVIDED AN OPINION OF
                                 COUNSEL AND SUCH OTHER DOCUMENTATION AS
                                 DESCRIBED UNDER "ERISA CONSIDERATIONS." THE
                                 TRANSFEREE OF A BENEFICIAL INTEREST IN A
                                 SUBORDINATED OFFERED CERTIFICATE THAT IS NOT
                                 A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO
                                 REPRESENT THAT IT IS NOT A PERSON DESCRIBED
                                 IN CLAUSE (A) ABOVE. SEE "DESCRIPTION OF THE
                                 OFFERED CERTIFICATES--TRANSFER RESTRICTIONS"
                                 AND "ERISA CONSIDERATIONS" HEREIN AND "ERISA
                                 CONSIDERATIONS" IN THE PROSPECTUS.

RATINGS .......................  It is a condition to the issuance of the
                                 Offered Certificates that (i) the Class
                                 A-1A, Class A-1B and Class A-1C Certificates be rated "AAA" by each of Standard & Poor's Rating Services ("S&P"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with S&P, Fitch and DCR, the "Rating Agencies"),
                                 (ii) the Class A-CS1 and Class PS-1
                                 Certificates be rated "AAA" by Fitch and DCR and "Aaa" by Moody's, (iii) the Class A-2 Certificates be rated "AA" by Fitch and "Aa2" by Moody's, (iv) the Class A-3 Certificates be rated "A" by Fitch and "A2" by Moody's, (v) the Class A-4 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's and (vi) the Class A-5 Certificates be rated "BBB-" by Fitch and "Baa3" by Moody's. For a description of the limitations of the ratings of the Offered Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Offered Certificates is March 15, 2030. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected Class of Certificates. The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-CS1 and Class PS-1 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-CS1 and Class PS-1 Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the Class A-CS1 and Class PS-1 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class A-CS1 and Class PS-1 Certificates. The notional amount upon which interest is calculated for the Class A-CS1 and Class PS-1 Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntry or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class A-CS1 and Class PS-1 Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, will be affected by changes therein. See "Risk Factors and Other Special Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

LEGAL INVESTMENT ..............  The appropriate characterization of the
                                 Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Any Class of Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as the Mortgage Loans are secured by liens on real property. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

RISK FACTORS ..................  See "Risk Factors and Other Special
                                 Considerations" immediately following this
                                 Summary of Prospectus Supplement for a
                                 discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by anchored and unanchored retail properties (as defined below), office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, mobile home parks and healthcare facilities. Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to-four family residential mortgage loans. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one-to-four-family residential lending. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Volatility. Cash flows on commercial and multifamily properties are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of cash flows available to cover debt service and the property values (which would affect the ability to refinance the property and proceeds available upon foreclosure) depend upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and
(c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The negative effects of poor construction quality or design will increase over time in the form of increased maintenance and the need for capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies identified in the engineering report issued at the time of origination. In addition, most of the Mortgage Loans contain ongoing capital expenditure reserve requirements. Such reserves will be funded by, and therefore are dependent upon, available cash flow before any excess cash is released to the related borrower.

   Additionally, some of the Mortgaged Properties (for example, certain Healthcare Facilities) may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of healthcare facilities or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, mobile home parks, healthcare facilities and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties.

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Originators, the Trustee, the Fiscal Agent or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. All of the Mortgage Loans were originated within 15 months prior to the Cut-off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates.

   Obligor Default. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend the maturity date of and/or otherwise modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine that any such extension or modification is likely to produce a greater recovery on a net present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the net present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, a majority of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing and a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers.

    Retail Properties. 39% of the Mortgage Loans, based on Initial Pool Balance, are secured by Retail Properties, including movie theater properties and Factory Outlet Centers. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein. Significant factors determining the value of Retail Properties are the quality of the tenants, as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. 38%, based on Initial Pool Balance, of the Mortgage Loans secured by Retail Properties, are "anchored" and less than 1% are "unanchored." Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. 19% of the Mortgage Loans secured by Retail Properties, based on Initial Pool Balance, are secured by single tenant properties. 89% of the single tenant retail properties, based on Initial Pool Balance, secure Credit Lease Loans. 8% of the Retail Properties, based on Initial Pool Balance, are movie theater properties, most of which are Credit Lease Properties. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool.

   4% of the Retail Properties, based on Initial Pool Balance, are secured by factory outlet centers ("Factory Outlet Properties"). See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein. The factory outlet center business depends, in part, on the pricing differential between goods sold in the factory outlet centers and similar or identical goods sold in a traditional department or other retail store. While this pricing differential results, in part, because of lower operating costs resulting from the elimination of distribution layers and the reduced rent and overhead of factory outlet centers, there can be no assurance that traditional retailers will not compete aggressively to regain sales nor can there be any assurance that the factory outlet center business will not be adversely affected by other changes in the distribution and sale of retail goods.

   Factory outlet centers typically are located at least 25 miles from suburban and center city shopping areas, allowing manufacturers to avoid direct competition with their major customers, traditionally large department stores and specialty stores. The amount of travel time creates a disincentive to shopping at outlet centers. Further, newer outlet centers are being constructed closer to metropolitan and suburban areas, thereby decreasing the economic viability of older centers that are located farther away. Numerous factory outlet centers have been developed in recent years and are currently being developed. As a result of this rapid growth, there is a risk of overdevelopment and increased competition for tenants and shoppers. The terms of store leases in factory outlet centers typically are shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers. Factory Outlet Properties are also subject to the risks described above under "--Retail Properties."

   Office Properties. 22% of the Mortgage Loans, based on Initial Pool Balance, are secured by Office Properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. 9% of the Mortgage Loans secured by Office Properties based on Initial Pool Balance are secured by single tenant properties. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

    The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Hotel Properties. 15% of the Mortgage Loans, based on Initial Pool Balance, are secured by full service hotels or limited service hotels. These hotels are comprised of hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein for certain statistical information on the Hotel Properties and Hotel Loans.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, in certain of the Hotel Loans, the related borrower is required to fund FF&E reserves. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel is likely to have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, in the case of certain of Hotel Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Certain of the Hotel Properties are operated under franchise agreements with national or regional hotel chains. The viability of any such Hotel Property depends in large part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

   Many of the Hotel Properties have liquor licenses. The liquor licenses for some of such properties may be held by the property manager rather than by the related borrower. In addition, some states and the Cayman Islands do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses (including Cayman Islands law) generally prohibit the transfer of such licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hotel Property, or, in the case of the Westin Casuarina Resort Property, an exercise of a power of sale, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained. See "Certain Considerations With Respect to the Westin Casuarina Resort Loan" herein.

   Multifamily Properties. 18% of the Mortgage Loans, based on Initial Pool Balance, are secured by multifamily apartment buildings. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein.

   Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

    Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or that prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Industrial Properties. 3% of the Mortgage Loans, based on Initial Pool Balance, are secured by industrial properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. 65% of the Mortgage Loans secured by Industrial Properties are secured by single tenant properties.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Healthcare Properties. 1% of the Mortgaged Properties, based on the Initial Pool Balance, are operated as healthcare properties, and include one nursing home and congregate care facilities. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein for certain statistical information on such loans. Significant factors determining the value of nursing homes, congregate care facility and hospital properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Hospitals and providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

   Under applicable federal and state Medicare and Medicaid laws and regulations, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   The operators of such hospitals, nursing homes and other healthcare facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a hospital, nursing home or other healthcare facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

   Hospitals, nursing home facilities and other healthcare facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

   Hospitals and nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for hospital and nursing home services, or at what such rate it will be available. Congress and certain state legislatures are considering reforms in the health care industry that may affect current reimbursement practices. Further, the development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person has given rise to similar pressures on health care providers to lower costs.

   Mobile Home Park Properties. 2% of the Mortgaged Properties, based on Initial Pool Balance, are operated as mobile home parks. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Principal Balance by Property Type" herein, for certain statistical information on such loans.

   Significant factors determining the value of mobile home park properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvement or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the mobile home park property were readily adaptable to other uses.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases, tenant defaults and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

   In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of any anchor tenant to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.

   Credit Lease Properties. 8% of the Mortgage Loans, based on Initial Pool Balance are Credit Lease Loans. Because of the ratings of the Credit Tenants or Guarantors, the Credit Lease Loans were generally underwritten to lower DSCRs and/or higher LTVs than would otherwise have been acceptable had the related Mortgaged Properties been leased to non-credit tenants. In the event that a Credit Tenant defaults in its obligations under a Credit Lease, there can be no assurance that the Mortgaged Property could be relet for sufficiently high rent to support debt service on the related Credit Lease Loan or that Liquidation Proceeds from such Mortgaged Property would be sufficient to satisfy the borrower's obligations under such Credit Lease Loan. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   Any rating assigned to a Credit Tenant or Guarantor, as applicable, by a Rating Agency will reflect only such Rating Agency's assessment of the long-term unsecured debt obligations of such entity. Such rating does not imply an assessment of the likelihood that the Credit Leases will not be terminated (pursuant to their terms or otherwise), that the Credit Lease Loans will not be prepaid, that Principal Prepayments on the Credit Lease Loans will be made by the related borrowers, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield. As a result, such rating will not address the possibility that a prepayment of a Mortgage Loan may cause a Certificateholder to experience a lower than anticipated yield. See "Prepayment and Yield considerations" herein.

   Reliance on Credit Tenants; Credit Quality of Credit Tenants and Guarantors. With respect to each Credit Lease Loan, interest and principal payments are dependent principally on the payment by the related Credit Tenant or Guarantor, if any, of monthly rent and other payments due under the related Credit Lease by or on behalf of such Credit Tenant. A downgrade in the credit rating of any of the Credit Tenants and/or the Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the related guarantee, as the case may be, the borrower under the related Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled (as successor to the borrower) to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of a Credit Lease Loan has occurred and no recovery is available from the related borrower or the Tenant or any Guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loan. See "Description of the Mortgage Loans -- Credit Lease Pool" herein.

   Terms of the Credit Leases; Factors Affecting Lease Enhancement Policy and Residual Value Policy Proceeds. With respect to each Credit Lease Loan as to which the related Credit Lease is not a "Bondable Lease," the Trustee, on behalf of the Certificateholders, is the beneficiary of a non-cancelable insurance policy (a "Lease Enhancement Policy") that was obtained to cover certain lease termination and rent abatement events arising out of a casualty to, or condemnation of, a Credit Lease Property. A "Bondable Lease" is generally one under which the related Credit Tenant has no right to terminate such Credit Lease or abate rent due thereunder, including by reason of the occurrence of certain casualty and condemnation events or the failure of the related borrower, as lessor, to perform required maintenance, repairs or replacement, other than termination by the Credit Tenant in connection with certain condemnation events so long as the notice of termination is accompanied by an offer to purchase the related Mortgaged Property for not less than the outstanding principal balance of the Mortgage Loan plus accrued interest. A Lease Enhancement Policy is in place with respect to the Credit Lease having Eckerd Corporation as the Credit Tenant (the "Eckerd Credit Lease") and the Credit Leases having Best Buy Co. Inc. as their Credit Tenant (the "Best Buy Credit Leases"). The Lease Enhancement Policies insuring the Eckerd Credit Lease and the Best Buy Credit Leases were issued by Chubb Custom Insurance Company (the "Lease Enhancement Insurer"), which, as of the Cut-off Date, had a claims paying rating of "AAA" by S&P. The Lease Enhancement Policies issued with respect to the Eckerd Credit Lease and the Best Buy Credit Leases are subject to certain limited exclusions and do not insure interest on the related Credit Lease Loan for a period of greater than 75 days past the date of the occurrence of a casualty or condemnation event. The Lease Enhancement Policies for the Eckerd Credit Lease and the Best Buy Credit Leases permit payment in a lump sum and provide that in the event that the projected monthly payments due under such Lease Enhancement Policy exceed the limit of liability under such policy, payment will be made in a lump sum in the amount of the present value (discounted at the Mortgage Rate) of such projected monthly payments. The Lease Enhancement Insurer is also not required to pay amounts in excess of amounts due under the related Credit Lease Loans in respect of principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any amount corresponding to Prepayment Premium or yield maintenance charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

   With respect to the Credit Lease Loan related to the Best Buy Credit Leases (the "Best Buy Credit Lease Loan"), which does not fully amortize over its term, the related borrower has obtained residual value insurance policies (the "Residual Value Policies") to insure against any diminution in the value of each related Credit Lease Property as a result of changes in market conditions in the event that a liquidation of the related Credit Lease Properties is required in connection with a default in the payment of the Balloon Payment required under such Mortgage Loan. The insurer will be required to pay the amount of any deficiency between the proceeds of the sale of any of the related Credit Lease Properties and the indebtedness remaining under the Best Buy Credit Lease Loan that is secured by such property at its maturity, or if the sale of such Credit Lease Properties cannot take place, the insurer will be required to pay the full amount of the remaining indebtedness under the Best Buy Credit Lease Loan that is secured by such property. The Residual Value Policies were issued by R.V.I. America Insurance Company (the "Residual Value Insurer"), which, as of the Cut-off Date, had a claims paying rating of "AA-" by DCR and "A" by S&P.

   Certificateholders may be adversely affected by any failure by the Lease Enhancement Insurer or the Residual Value Insurer to pay under the terms of its Lease Enhancement Policies or Residual Value Policies, respectively, and any downgrade of the credit rating of the Lease Enhancement Insurer and the Residual Value Insurer may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   Certain Considerations Relating to Cayman Islands Law. The Hotel Property known as Westin Casuarina Resort is located in Grand Cayman, British West Indies. Such Mortgaged Property represents security for less than 1% of the Initial Pool Balance. The Westin Casuarina Resort Borrower's right to operate the Westin Casuarina Resort Property is subject to the continuing effectiveness of a Local Companies (Control) Law license granted by the Cayman Islands government (the "Operating License"). The current Operating License expires in 2006 and under the Westin Casuarina Resort Loan, the Westin Casuarina Resort Borrower is required, in good faith, to diligently pursue obtaining a new Operating License at least one year prior to the expiration of the existing Operating License (except that under certain circumstances the Westin Casuarina Resort Borrower may have an additional 90 days to obtain such Operating License). No assurance can be provided that such new or extended Operating License will be obtained. The Trustee, the Servicer and/or the Special Servicer may, under certain circumstances, be required to obtain an Operating License (and any costs related to obtaining such license will be a Property Advance), register as a foreign company and/or obtain licenses under the Banks and Trust Companies Law and the Insurance Law of the Cayman Islands, respectively. There can be no assurance that the Trustee, Servicer, Special Servicer or owner of the property would be able to obtain an Operating License or such other licenses.

   Sovereign Risk. The landlord under the ground lease relating to the Westin Casuarina Resort Loan is the government of the Cayman Islands. A foreign state has the ability to influence a transaction in many ways, including, but not limited to, the imposition of exchange controls that limit the export of local or foreign currency, declaration of a moratorium on payments on external debt, diversion of debt service payments or expropriation of property. In addition, there is the risk that a country's existing social structure will be subject to violent upheaval or other crisis. Because the Westin Casuarina Resort Property is in Grand Cayman, British West Indies, the Westin Casuarina Resort Loan is subject to these risks, collectively known as "sovereign risk."

   Risks Associated with Loan Concentration. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The following table sets forth Cut-off Date Balances and concentration of the seven largest Mortgage Loans.

           CUT-OFF DATE BALANCES AND CONCENTRATION OF MORTGAGE LOANS

                                    CUT-OFF DATE      % OF INITIAL
MORTGAGE LOAN                    PRINCIPAL BALANCE    POOL BALANCE
-------------------------------  ----------------- ----------------
Fox Plaza ......................    $177,424,525           5%
Bristol I ......................    $144,328,799           4%
Park LaBrea ....................    $140,613,989           4%
Burnham Pacific--Golden State  .    $134,838,933           4%
Cinemark Credit Lease Loans  ...    $105,297,461           3%
Oxford Center ..................    $ 99,464,749           3%
Springfield Mall................    $ 90,931,704           2%

   The seven largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 24% of the Initial Pool Balance. See "Description of the Mortgage Pool -- Significant Mortgage Loans" herein for a description of the 17 largest Mortgage Loans based on Cut-off Date Principal Balance.

   The following table sets forth Mortgage Loans secured by more than one Mortgaged Property.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                                    NUMBER OF      % OF INITIAL
POOL LOANS                                         PROPERTIES      POOL BALANCE
-----------------------------------------------  -------------- ----------------
Burnham Pacific-Golden State ...................       19              4%
Bristol I ......................................       15              4%
Cinemark Credit Lease Loans* ...................       10              3%
FAC Realty .....................................       11              2%
Hudson Hotels II ...............................        9              1%
Innkeepers .....................................        8              1%
Saul Centers Hotels ............................        6              1%
RIM Corporation ................................        6              1%
Pierson Portfolio* .............................        5           less than 1%
Bayview Plaza ..................................        4              1%
Best Western-Oregon Portfolio ..................        4           less than 1%
Wilkow .........................................        3              1%
Burnham Pacific-Powell Portfolio* ..............        3           less than 1%
Bryan/Dairy/Sheehan Pool .......................        3           less than 1%
Route 70 Plaza .................................        3           less than 1%
Cadillac Properties ............................        3           less than 1%
Manhattan Portfolio ............................        3           less than 1%
Parkside/Center Park/Maple .....................        3           less than 1%
Holland House ..................................        3           less than 1%
HQ Plaza .......................................        2              1%
Hyundai Buildings ..............................        2              1%
Abilene & Sunset Malls .........................        2              1%
Sunshadow/Summerbreeze* ........................        2              1%
Best Buy Pool ..................................        2           less than 1%
JRK-Tampa/Orlando ..............................        2           less than 1%
Madison Circle /Normandy Court* ................        2           less than 1%
Willow and Seville Oaks Apts. ..................        2           less than 1%
Neighborhood Shoping Center/Norwest Plaza*  ....        2           less than 1%
Holiday Inn/Comfort Inn Easton .................        2           less than 1%
Port au Prince/Preston Place ...................        2           less than 1%
Brendenwood/The Classic* .......................        2              1%
Fryers Creek Apartments.........................        2           less than 1%

------------
* Loans entered into with multiple related borrowers. See "--Limitations on the Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

    In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. Concentrations of mortgage loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to the first Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans.

   Limitations on Enforceability of Cross-Collateralization. 32 of the Mortgage Loans representing approximately 27% of the Initial Pool Balance and having Cut-off Date Principal Balances are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   Cross-collateralization arrangements involving more than one borrower (as indicated on the chart entitled "Mortgage Loans Secured by More Than One Mortgaged Property" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or
(iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Mortgage Loans to Affiliated Borrowers. In addition, there are 21 pairs and 14 groups of three to nine Mortgage Loans that were made to affiliated borrowers which are not cross-collateralized or cross-defaulted. The largest group of affiliated borrowers (the borrowers under the Burnham Pacific-Powell Portfolio and the Burnham Pacific-Golden State Pool Loan (the "Burnham Pacific Borrowers")) collectively represent 4% of the Initial Pool Balance. Except for the Mortgage Loans to the Burnham Pacific Borrowers, none of the pairs or groups of Mortgage Loans to affiliated borrowers represents more than 3% of the Initial Pool Balance. 18% of the Mortgage Loans to affiliated borrowers, based on Cut-off Date Principal Balance, are, Credit Lease Loans.

   Other Financing. The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur secured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and in the case of certain of the Mortgage Loans, limited amounts of unsecured debt is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans -- Subordinate Financing" in the Prospectus. NACC or other lenders unaffiliated with NACC have made loans in connection with certain Mortgage Loans to certain borrowers or to the direct parent of certain borrowers (known as mezzanine debt) that are subordinate to the related first Mortgage Loans as set forth on the table below. No such mezzanine debt is secured by a lien on the related Mortgaged Property. The holder of mezzanine debt has rights similar to those of a Preferred Equity Holder (as defined below).

                                MEZZANINE DEBT

                      MORTGAGE                                        HOLDER OF
                        LOAN       MEZZANINE DEBT  DEBT IN PARENT &   MEZZANINE                COMBINED*
MORTGAGE LOAN        BALANCE (1)     BALANCE (2)      OR BORROWER      DEBT(3)   SECURED (4)    LTV (5)
-----------------  -------------- ---------------  ---------------- -----------  ----------- -----------
Fox Plaza.........  $177,424,525    $ 59,865,000         Parent          Other       Yes         89.5%
Park LaBrea.......  $140,613,989    $ 33,500,000         Parent          Other       Yes         76.8%
Oxford Center.....  $ 99,464,749    $ 20,170,013         Parent          Other       Yes         83.7%
Springfield Mall .  $ 90,931,704    $102,500,000(6)      Parent         Other;        No         75.9%
                                                                      Borrower
Wilkow............  $ 41,825,816    $ 16,200,000         Parent          Other       Yes         95.0%
Potomac
 Promenade........  $ 20,443,940    $  3,000,000       Borrower       Borrower        No         86.8%

------------
(1)    As of the Cut-off Date.

(2)    Initial principal balance.

(3) For purposes of this column, "other" means the debt is owed to an entity unrelated and unaffiliated with NACC or the borrower; "NACC" means the debt is owed to an affiliate of NACC; "borrower" means the debt is owed to an affiliate of the borrower.

(4) As used above, secured means by a pledge of a partnership or other such interest, rather than an interest in the Mortgaged Property.

(5) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the mezzanine debt to the numerator.

(6) $100,000,000 is owed to an entity affiliated with the borrower; $2,500,000 is owed to an entity unaffiliated with NACC or the borrower.

   Two of the Mortgage Loans permit mezzanine debt in the future. The Atlanta Marriott Marquis Hotel Loan permits the Atlanta Marriott Borrower to incur mezzanine debt after February 2000 that is expressly subordinate in right of payment to the Atlanta Marriott Marquis Hotel Loan, provided (i) the DSCR for the Atlanta Marriott Marquis Hotel Loan on the date of issuance of the mezzanine debt is at least 2.0 and (ii) the Rating Agencies confirm that such action will not cause a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. In addition, the Ocean Edge Loan permits the parent of the borrower to incur mezzanine debt one time during the term of the Ocean Edge Loan, provided, (i) such debt does not result in a lien on the Mortgaged Property (but may result in a lien on the partnership interests in the borrower), (ii) the subordinate lender will not have any right to foreclose on the Mortgaged Property or control the management of the Mortgaged Property without rating agency approval, (iii) the combination of the Ocean Edge Loan and the subordinate debt will not exceed 90% of the Value of the Mortgaged Property and (iv) the subordinate lender must be an institutional lender and must enter into an intercreditor agreement reasonably satisfactory to lender.

   Preferred Equity Investments by Affiliates of NACC. Certain affiliates of NACC (each, a "Preferred Interest Holder") have acquired a preferred equity interest in 14 borrowers with respect to Mortgage Loans in which the aggregate Cut-off Date Principal Balances for such Mortgage Loans represent approximately 5% of the Initial Pool Balance as set forth in the following table:

           PREFERRED EQUITY INVESTMENTS IN BORROWERS AND AFFILIATES

                                                 APPROXIMATE AMOUNT
                                 MORTGAGE LOAN    PREFERRED EQUITY
MORTGAGE LOAN                      BALANCE(1)      INVESTMENT(2)
------------------------------  --------------- ------------------
Brandywine Square..............   $51,874,868        $5,100,000
Hyundai Buildings..............   $47,634,000        $2,545,000
1040 Grant Rd. Shopping Center.   $13,022,192        $1,300,000
The Reservoir .................   $10,200,000        $  400,000
Levitz Plaza...................   $ 9,972,608        $  750,000
Madison Circle Normandy  ......   $ 9,851,298        $  850,000
Grays Ferry Shopping Center ...   $ 6,746,235        $  400,000
Big V Shopping Center..........   $ 6,532,352        $  650,000
Cannon West....................   $ 6,392,339        $  525,000
Timberwalk Apts................   $ 5,416,510        $  285,000
Comfort Inn-West Hazelton .....   $ 4,025,000        $  400,000
Bentwood Manor Apts............   $ 3,741,221        $  275,000
Parkside/Center Park/Maple ....   $ 2,596,877        $  240,000
Meyer Villas...................   $ 2,197,523        $  145,000

------------
(1)    As of the Cut-off Date.

(2)    Initial amount of investment.

   In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to either (i) a scheduled minimum payment or (ii) the greater of a scheduled minimum payment and specified percentage of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow).

   Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or in some cases, if the DSCR as of certain dates falls below certain levels generally equal to the DSCR at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

   Other Equity Investments by Affiliates of NACC. An affiliate of NACC owns an equity ownership interest in the borrower or the direct parent of the borrower with respect to certain of the Mortgage Loans, as set forth below. Pursuant to the terms of the related borrowers' or parents' limited partnership or operating agreements, as applicable, payments to such affiliate of NACC will generally be made prior to payments to nonaffiliated members or partners and such affiliate of NACC will have certain other preferential rights that are substantially similar to those described above for the Preferred Interest Holder.

               COMMON EQUITY INVESTMENTS BY AFFILIATES OF NACC

                        CUT-OFF DATE
MORTGAGE LOAN        PRINCIPAL BALANCE
-------------------  -----------------
Cinemark ...........    $105,297,461
Oxford Center ......    $ 99,464,749
Abilene & Sunset  ..    $ 38,900,301
Colonial Park Mall      $ 35,878,883
Best Buy ...........    $ 14,355,277
Pierson Portfolio ..    $ 10,015,101

   The aggregate Cut-off Date Principal Balances for the six Mortgage Loans described above in which an affiliate of NACC has an equity interest in the related borrower or the direct parent of the borrower represent approximately 8% of the Initial Pool Balance.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Standards for Conduct Generally in Effecting the Foreclosure or Sale of Defaulted Loans" herein and "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Net Income From Foreclosure Property" in the Prospectus.

   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, the different types of Mortgaged Properties securing the Mortgage Loans have varying weighted average terms to maturity. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "--Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class entitled to distributions of principal receives principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.

    WEIGHTED AVERAGE REMAINING TERM TO MATURITY FOR VARIOUS PROPERTY TYPES

                                               WEIGHTED AVERAGE
                                               REMAINING TERM TO
                                                  EARLIER OF
                                                  MATURITY OR
                                                  ANTICIPATED
                                 % OF           REPAYMENT DATE
PROPERTY TYPE            INITIAL POOL BALANCE   (IF APPLICABLE)
-----------------------  -------------------- -----------------
Retail (Anchored).......         29%                  170
Office..................         22%                  134
Multifamily.............         18%                  140
Hotel (Full Service) ...         11%                  145
Retail (Mall) ..........          8%                  171
Hotel (Limited Service).          4%                  161
Industrial..............          3%                  179
Mobile Home.............          2%                  137
Factory Outlet Center ..          1%                  180
Healthcare Facility ....          1%                  140
Retail (Unanchored) ....       less than 1%           120

   Geographic Concentration. The Mortgaged Properties are located in 43 states, Washington, D.C., the British West Indies and Guam. The tables below set forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Geographic Distribution of the Mortgaged Properties" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state (including Guam and the British West Indies) contains more than 5% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                    NUMBER OF
                   % OF INITIAL     MORTGAGED
STATE            POOL BALANCE (1)   PROPERTIES
---------------  ---------------- ------------
California .....        23%             68
Texas ..........        10%             55
Pennsylvania  ..         7%             17
Virginia .......         7%             18
Florida ........         5%             26

------------
(1) Based on the Cut-off Date Principal Balance or for any Pool Loan, the Allocated Loan Amount for the related Mortgaged Property.

   Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Exercise of Remedies. The Mortgage Loans generally contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" in the Prospectus.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor is generally not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation" in the Prospectus.

   All of the Mortgaged Properties have been subject to environmental site assessments or studies within the 18 months preceding the Cut-off Date. There can be no assurance that any such assessment or study revealed all possible environmental hazards. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of friable and non-friable ACMs and lead-based paint, the borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. The environmental studies and assessments revealed that a large portion of the Mortgaged Properties, based on Initial Pool Balance, contained ACMs.

   Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. Additionally, the environmental assessments revealed the existence of lead in mini-blinds in certain of the multifamily residential properties. In these cases, the borrowers have planned to replace the blinds during normal repair and maintenance operations or at tenant turnover. Based on information received from the environmental consultant, the Depositor believes that the presence of lead-based paint or mini-blinds containing lead at the Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.

   With respect to the Mortgaged Property that secures the Mortgage Loan known as SL Hillside (the "SL Hillside Property"), under the supervision of the New Jersey Department of Environmental Protection ("NJDEP"), the SL Hillside Borrower, together with American Can Company and Atlantic Metals Company (the previous owners of the SL Hillside Property), and pursuant to an agreement (the "Three Party Agreement"), have substantially completed a remediation of the premises that commenced in 1984. NJDEP has classified, or is in the process of classifying, all but two portions of the SL Hillside Property as adequately remediated and not requiring further remediation. The remaining two portions (known as Area 3 and Area 14) require further soil and groundwater remediation. The Environmental Waste Management Association prepared proposed clean up procedures for the remediation of such areas and NJDEP has verbally approved the proposal. It is anticipated that the remediation of Area 3 and Area 14 will cost $400,000. In connection with the SL Hillside Loan, the SL Hillside Borrower escrowed $186,500 with the State of New Jersey and $585,000 with NACC (more than 150% of the estimated costs) to secure the borrower's obligation to remediate the property. The terms of the Three Party Agreement require American Can, Atlantic Metals and the SL Hillside Borrower to pay 62.5%, 12.5% and 25%, respectively, of all costs incurred in remediation. To date, the parties have paid their share of remediation expenses and the Depositor has no reason to believe they will not continue to operate in this manner.

   With respect to the Mortgaged Property known as Discovery Plaza that secures the Pool Loan known as the Burnham Pacific-Golden State Loan, an environmental assessment revealed soil contamination on such property caused by a dry cleaning operation. The environmental consultant estimated it will cost a maximum of $205,000 to remediate the property; the related borrower has reserved $375,000. With respect to the Mortgaged Property known as Colonial Park Mall, an environmental assessment revealed groundwater contamination on such property and determined such contamination was likely caused by an active leaking underground storage tank and/or the release of gasoline on an adjacent property with a gas station. The environmental consultant estimated remediation costs would be approximately $250,000. The borrower has reserved $400,000 to cover any costs that may arise if the borrower were required to remediate the property. With respect to the Mortgaged Property known as Design Center that is part of the Burnham Pacific-Powell Portfolio, an environmental assessment revealed soil and groundwater contamination above state action levels. The environmental consultant estimated that testing and remediation would cost less than $100,000. The borrower escrowed $100,000 in connection with the purchase of the property to cover further testing and remediation. The lender has a security interest in such escrow.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" in the Prospectus.

   Balloon Payments. 4 of the Notes ("Balloon Notes") will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. 298 of the Notes ("ARD Notes") have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date. Balloon Notes involve a greater risk to the lender than fully amortizing Notes because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Notes or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the ARD Notes or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

                  AMORTIZATION CHARACTERISTICS OF THE NOTES

                                                      % OF INITIAL      NUMBER OF
TYPE OF NOTE                                          POOL BALANCE    MORTGAGE NOTES
--------------------------------------------------  ---------------- --------------
ARD Notes..........................................        91%             298
Fully Amortizing Notes (other than the ARD Notes)           9%              33
Balloon Notes .....................................     less than 1%         4

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans --Foreclosure" in the Prospectus.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, or the managers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

   Additionally, as described above under "The Mortgage Loans -- Other Financing," "--Preferred Equity Investments by NACC or its Affiliates," and "--Other Equity Investments by Affiliates of NACC," NACC or an its affiliate has acquired a preferred equity interest in certain of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 5% of the Initial Pool Balance. In addition, an affiliate of NACC has an equity interest in the borrower or an affiliate of the borrower with respect to the Mortgaged Properties securing Mortgage Loans representing approximately 8% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates may own equity interests in affiliates of the borrowers.

    Conflicts Between the Servicer and the Subservicer and the Trust
Fund. The Depositor has been advised by the Servicer that it and its affiliates intend to continue to service existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of their business. The properties securing these mortgage loans may be in the same markets or have common owners, obligors and/or property managers as certain of the Mortgage Loans and the Mortgaged Properties securing the Mortgage Loans. Certain personnel of the Servicer and its affiliates may, on behalf of the Servicer, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties securing the Mortgage Loans. In such a case, the interests of the Servicer and its affiliates and their other clients may differ from and compete with the interests of the Trust Fund and such activities may adversely affect the amount and timing of collections on the Mortgage Loans. However, the Pooling and Servicing Agreement requires the Servicer to service the Mortgage Loans solely in the best interests of and for the benefit of all holders of the Certificates in accordance with the Servicing Standard (as defined herein). In addition, the Subservicer is an affiliate of the Depositor and the Mortgage Loan Sellers.

   Ground Leases. 24 of the Mortgaged Properties, representing security for approximately 9% of the Initial Pool Balance, are leasehold interests of the related borrower where a material portion of the Mortgaged Property contains a ground lease and the ground lessor is not a party to the Mortgage. Any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage has been categorized as a Fee Simple Estate. Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage is a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein. Except with respect to the Westin Casuarina Resort Loan, the following provisions generally apply:
On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the Mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

   Zoning Compliance; Inspections. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. On December 31, 1997, Atlanta Marriott Marquis Limited Partnership ("AMM I"), a publicly-traded limited partnership, with the consent of a majority of the limited partners not affiliated with its general partner, merged (the "Merger") with and into Atlanta Marriott Marquis II Limited Partnership ("AMM II"), a newly-formed publicly-traded limited partnership. (References to "AMM" will mean AMM I at all times prior to the Merger and AMM II at all times from and after the Merger). AMM II was formed and organized to succeed to AMM I's interest in Ivy Street Hotel Limited Partnership ("Ivy Street"), an entity owned 80% by AMM and 20% by entities unaffiliated with AMM. Prior to the financing for the Atlanta Marriott Marquis Hotel Loan (the "NACC/Marriott Financing"), Ivy Street owned the improvements that constitute the Atlanta Marriott Marquis Hotel Property and leased the land from AMM. Contemporaneously with the NACC/Marriott Financing, AMM II transferred the land and Ivy Street transferred the leasehold interest in the Atlanta Marriott Marquis Hotel Property to HMA Realty Limited Partnership (the "Atlanta Marriott Borrower"), which is owned 99% by Ivy Street and 1% by a wholly owned subsidiary of Ivy Street and the ground lease was terminated. Host Marriott Corporation ("Host Marriott"), a publicly traded corporation, is the parent of Marriott Marquis Corporation ("Marquis Corporation") which is the general partner of AMM. By way of an indirect capital contribution from Host Marriott, the Atlanta Marriott Borrower received from Ivy Street a capital contribution of $75,000,000. At the time of the Merger, the Atlanta Marriott Marquis Hotel Property was encumbered by a mortgage in the amount of $199,000,000. That mortgage was refinanced by the proceeds of the Atlanta Marriott Marquis Hotel Loan and a portion of the capital contribution.

   Certain AMM II limited partners have filed two purported class action and derivative lawsuits in connection with the Merger, on December 12, 1997 in the United States District Court for the Northern District of Georgia and on December 19, 1997 in the Court of Chancery of the State of Delaware. The lawsuits allege, among other things, that the defendants (which do not include the Atlanta Marriott Borrower) violated their fiduciary duties in connection with the Merger and that the defendants breached the AMM I partnership agreement by agreeing to transfer the Atlanta Marriott Marquis Hotel Property for inadequate consideration and by agreeing to terminate the ground lease, which action plaintiffs allege will deprive them of their sole source of distributions. Such lawsuits seek, among other things, monetary damages, rescission of the Merger and rescission of all transactions consummated in connection with the Merger, including rescission of the transfer of the land to the Atlanta Marriott Borrower and the termination of the ground lease. Although the Complaints could be amended, there are no allegations that the Atlanta Marriott Marquis Hotel Loan is unfair or its terms improper. If a Court were to rescind the transfer of the land and reinstate the ground lease, the land would be transferred to AMM II (or a recreated AMM I) and would be subject to the reinstated ground lease to Ivy Street. If this were to occur, the Trustee's lien on both the fee and leasehold presumably would not be impaired.

   In a filing with the Securities and Exchange Commission on Form 8-K dated December 31, 1997 and filed on January 15, 1998, Marquis Corporation, the general partner of AMM, stated that it believes that the allegations asserted in the lawsuits are without merit and that Marquis Corporation intends to defend the lawsuits vigorously. AMM II has also advised the Depositor that the litigation is not expected to have a material adverse effect on the business, financial condition or results of operations of itself, Ivy Street or the Atlanta Marriott Borrower. Ivy Street has also advised the Depositor to the same effect with respect to itself and the Atlanta Marriott Borrower and the Atlanta Marriott Borrower has made the same statement with respect to itself.

   Host Marriott has agreed to indemnify the Atlanta Marriott Borrower and the Trustee for any costs or expenses that either entity may incur as a result of the litigation. Further, three title insurance policies issued by three national title insurance companies in favor of the Trustee provide coverage for any loss due to an impairment of the Atlanta Marriott Borrower's title to the Atlanta Marriott Marquis Hotel Property. Additionally, AMM II and Ivy Street have agreed to subject any interest they may acquire in the Atlanta Marriott Marquis Hotel Property to a mortgage identical to the Marriott Marquis Mortgage and to become special purpose entities if they acquire any direct interest in the Atlanta Marriott Marquis Hotel Property, as a result of the litigation. However, no assurance can be given that such actions will or could be taken or that Certificateholders will not suffer delays or a loss as a result of the litigation. The Atlanta Marriott Marquis Hotel Loan is evidenced by a Note that is cross-collateralized and cross-defaulted with another equal amount pari passu note, both secured by the Atlanta Marriott Marquis Hotel Property. The Atlanta Marriott Marquis Hotel Loan has a Cut-off Date Principal Balance of $81,871,306 which represents approximately 2% of the Initial Pool Balance.

    In addition, there may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Westin Casuarina Resort Loan. The Mortgage Loan known as the Westin Casuarina Resort Loan, which has a Cut-off Date Principal Balance of $19,848,284 and represents less than 1% of the Initial Pool Balance, is secured by the Westin Casuarina Resort Property. The Westin Casuarina Resort Property also serves as security for another loan made by the Mortgage Loan Seller to the Westin Casuarina Borrower on August 7, 1997 (the "Other Westin Casuarina Resort Loan"), which had an original principal balance of $50,000,000. Both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan are secured by a single Mortgage on the Westin Casuarina Resort Property. The Other Westin Casuarina Loan is included in the trust fund created in connection with the issuance of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5 ("Series 1997-D5"), the depositor of which is affiliated with the Depositor. The Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan are pari passu loans, entitled to payments made by the Westin Casuarina Resort Borrower and other amounts received in respect of the Westin Casuarina Resort Property pro rata on the basis of amounts owing under each such loan.

   In connection with the origination of the Westin Casuarina Resort Loan, the trustee (the "Other Trustee") of Series 1997-D5 (which is the same entity that is serving as the initial Trustee) and NACC entered into a co-lender agreement (the "Co-Lender Agreement"). The Other Trustee is the mortgagee of record of the Westin Casuarina Resort Property. Under the terms of the Co-Lender Agreement, the servicer of Series 1997-D5 (which is the same entity that is serving as the initial Servicer) will service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan and the special servicer of Series 1997-D5 (which is AMRESCO Management, Inc.) will, to the extent necessary, specially service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan, in each case under the terms of the pooling and servicing agreement related to Series 1997-D5. The Servicer (although initially the same entity acting as servicer of 1997-D5) will therefore not directly service the Westin Casuarina Resort Loan (except that the Servicer will be required to advance delinquent payments and a pro rata portion of property protection expenses as described herein under the heading "The Pooling and Servicing Agreement -- Advances") and neither the Special Servicer nor the Directing Holders will have the ability to direct any foreclosure or workout of the Westin Casuarina Resort Loan.

THE CERTIFICATES

   Limited Assets. If the Trust Fund is insufficient to make payments on the Offered Certificates, no other assets will be available for payment of the deficiency.

   Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement --Representations and Warranties -- Repurchase" herein or the purchase of the Mortgage Loans by the holders of the Class LR Certificates or the most subordinate Class of Certificates then outstanding under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein, the repurchase or purchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein.

   In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than assumed at the time of purchase.

    The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Offered Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Offered Certificate may not be realized. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used. See "Prepayment and Yield Considerations" herein.

   All of the Mortgage Loans provide for a Lock-out Period during which voluntary prepayments are prohibited. The table below sets forth certain information regarding the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.

                         OVERVIEW OF LOCK-OUT PERIODS

Minimum Remaining Lock-out Period ..............     55 months
Maximum Remaining Lock-out Period ..............    261 months
Weighted Average Remaining Lock-out Period  ....    149 months

   The rate at which voluntary prepayments or defaults occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates remain at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments or defaults than if prevailing rates fall significantly below the mortgage rates of the Mortgage Loans. The rate of principal payments on the Offered Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods.

   All of the Mortgage Loans provide that after the applicable Defeasance Lock-out Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee, for the benefit of the Certificateholders, of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the Anticipated Repayment Date) in the amounts due on such dates (plus, in the case of ARD Loans, the amount outstanding on the related Anticipated Repayment Date), and upon the satisfaction of certain other conditions. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein and "Yield Considerations" and "Federal Income Tax Consequences" in the Prospectus.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, unless advanced, may result in shortfalls in distributions of interest and/or principal to the Offered Certificates for the current month. See "--Limitations on Advancing" below. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Thus, because the Offered Certificates will not accrue interest on shortfalls, delinquencies may result in losses and shortfalls being allocated to the Offered Certificates, which will reduce the amounts distributable to the Offered Certificates and thereby adversely affect the yield to maturity of such Certificates.

   If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity. Mortgage Loans with higher interest rates may be more likely to default or result in borrower bankruptcies. See "Prepayment and Yield Considerations" herein.

   As and to the extent described herein, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances that (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause
(b) above, a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Special Servicing" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

   As described under "Description of the Offered Certificates -- Distributions" herein, if the portion of Available Funds distributable in respect of interest on the Offered Certificates on any Distribution Date is less than the Interest Distribution Amount then payable for such class, the shortfall will be distributable without interest on such shortfall to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

   Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Certificates of any Class. Although there can be no assurance, it is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights and, in the case of the Special Servicer, the rights of the Directing Holder (if the Special Servicer is the purchaser of the Class B-7 Certificates), which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Following a default on a Mortgage Loan at the maturity thereof and upon the satisfaction of certain conditions contained in the Pooling and Servicing Agreement, the Special Servicer may, if directed to do so by the holders (including Special Servicer or an affiliate thereof) of greater than 50% of the Percentage Interests of the most subordinate Class or Classes of Certificates then outstanding (which Class will initially be certain of the Private Certificates) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class), elect to extend such Mortgage Loan. See "The Pooling and Servicing

Agreement -- Realization Upon Mortgage Loans -- Defaulted Balloon Payments; Foreclosure Proceedings; Action of Directing Holders" herein. In addition to the foregoing, the holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (initially certain of the Private Certificates) will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. See also "The Pooling and Servicing Agreement -- Amendment" herein.

   Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of the outstanding Certificates will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See "The Pooling and Servicing Agreement -- Amendment" herein.

   Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes and will be able to exercise the rights of holders of Certificates only indirectly through DTC, Cedel Bank, societe anonyme ("Cedel") or The Euroclear System ("Euroclear") and their participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" herein and notices only through the facilities of DTC, Cedel and Euroclear and their respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Delivery, Form and Denomination" and "--Book-Entry Registration" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Beneficial owners can also receive copies of information made available on the monthly reports to Certificateholders via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 320 or by accessing the Trustee's website at www.lnbabs.com.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   Pass-Through Rate Considerations. The Pass-Through Rates on the Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are based on the Weighted Average Net Mortgage Pass-Through Rates of the Mortgage Loans. Because the Mortgage Loans amortize principal at different rates and may be prepaid at the expiration of their respect Lock-out Periods, such rate will fluctuate over the lives of the Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates. See "Prepayment and Yield Considerations -- Yield" herein.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 325 fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on 436 multifamily and commercial properties (the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $3,722,686,278 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

   Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust, a charge (with respect to the Westin Casuarina Resort Loan) or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                      % OF        NUMBER OF
                                  INITIAL POOL    MORTGAGED
INTEREST OF BORROWER ENCUMBERED    BALANCE (1)    PROPERTIES
-------------------------------  -------------- ------------
Fee Simple Estate (2) ..........        91%          412
Leasehold (3) ..................         9%           24
                                 -------------- ------------
TOTAL ..........................       100%          436
                                 ============== ============

------------
(1) Based on the Allocated Loan Amount of the related Mortgaged Property as of the Cut-off Date.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a Fee Simple Estate.

(3) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service or extended stay hotel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a hospital, a nursing home or a congregate care facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a mobile home community (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth under "--Additional Mortgage Information -- Cut-off Date Principal Balance by Property Type" herein.

   32 of the Mortgage Loans (the "Pool Loans") are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties. See "Risk Factors and Other Special Considerations -- Cut-off Date Balances and Concentration of Mortgage Loans" and "--Mortgage Loans Secured by More than One Mortgaged Property" herein.

   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, the Originators, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee.

   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "The Mortgage Loan Program -- Underwriting Standards." The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Mortgage Loan Sellers pursuant to Mortgage Loan Purchase and Sale Agreements (each, a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Cut-off Date. Each Mortgage Loan Seller will be obligated under its Mortgage Loan Purchase and Sale Agreement to repurchase a Mortgage Loan in the event of a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase" herein. The Depositor will assign the Mortgage Loans, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. AMRESCO Services, L.P., in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. Each Mortgage Loan Seller will sell its Mortgage Loans without recourse, and, accordingly, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" herein and "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

   An affiliate of NACC has acquired a preferred equity interest in 14 borrowers, which are the borrowers with respect to Mortgage Loans representing approximately 5% of the Initial Pool Balance. An affiliate of NACC also has equity interests in 6 borrowers with respect to Mortgage Loans representing approximately 8% of the Initial Pool Balance. See "Risk Factors and Other Special Considerations -- The Mortgage Loans --Preferred Equity Investments in Borrowers and Affiliates," "--Common Equity Investments by Affiliates of NACC" and "--Conflicts of Interest" herein.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). Certain Credit Lease Loans have the benefit of Lease Enhancement Policies. The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows," herein.

THE MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS

   Each Mortgage Loan was originated by NACC or Bloomfield (the
"Originators"), as set forth above under "Summary of Prospectus Supplement -- Originators," and is generally consistent with the underwriting standards applied by NACC in connection with the purchase or origination of each of the Mortgage Loans, as described below.

   NACC purchased the Mortgage Loans that it did not originate pursuant to a purchase and sale agreement with Bloomfield.

    NACC's underwriting process involves calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR. "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by NACC based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization. Net Cash Flow does not reflect debt service, subordinated ground rent, or non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures, and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties and Mobile Home Park Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon,
(ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) assuming the occupancy rate for the Mortgaged Property or pool of Mortgaged Properties was less than the actual occupancy rate, including in the case of certain of the Hotel Properties, to adjust an above-market occupancy rate or to reflect new construction in the market, (iv) in the case of the Retail Properties, excluding certain percentage rent, (v) excluding certain non-recurring income and/or expenses, (vi) assuming that a management fee of 3% to 5% of revenue and a franchise fee of 3.5% to 6% of room revenue (for Hotel Properties only) was payable with respect to the Mortgaged Property,
(vii) to take into account new tax assessments and utility savings from the installation of new energy efficient equipment, (viii) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (ix) subtracting from net operating income replacement or capital expenditure reserves and (x) in the case of the Retail Properties and Office Properties (other than such properties securing a Credit Lease Loan), subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and
(xi) in the case of the Credit Lease Loans, assuming the Net Cash Flow is equal to the rental obligations of the tenants under the Credit Leases for the term of the Credit Lease Loan.

   "Net Cash Flow" reflects the calculations and adjustments used by NACC for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

   The Mortgage Loans known as Forest City-Atlantic, Forest City-Bruckner, Automotive Products and Meadowdale are each evidenced by a Special Note and a Note. A "Special Note" is a Note that evidences a portion of the debt constituting the related Mortgage Loans and is secured by the related Mortgaged Property. Special Notes are cross-defaulted and pari passu with the other Notes evidencing the related Mortgage Loans. Special Notes account for less than 0.5% on the Initial Pool Balance. Each Special Note fully amortizes on a schedule that is shorter than the amortization of the related Note also secured by such Mortgaged Property based on excess cash flow not included in Net Cash Flow for such Mortgaged Property used in underwriting the other Note related to such Mortgage Loan. Such excess cash flow is generated by one of the following sources: (a) rental income from a dark anchor where the tenant who has vacated is obligated to continue to pay rent for a specified period;
(b) rental income from the above-market portion of rent under a lease to a creditworthy tenant; (c) the difference between underwritten ground rent and actual required ground rental payments in situations where ground rent steps up at specified dates and was underwritten at the higher level; and (d) the difference between underwritten taxes and actual taxes being paid pursuant to a tax abatement. The DSCR for each Special Note is determined based on the excess cash flow not included in the Net Cash Flow and the aggregate annual debt service payments due on such Special Note.

   In connection with its origination of 69 of the Mortgage Loans (representing 46% of the Initial Pool Balance), NACC paid the related borrower a premium in exchange for a higher Mortgage Rate (the "Premium Loans"). At closing, NACC funded each such premium (each, a "Premium") in addition to the principal balance of each such Premium Loan. Such Premiums are not included in the principal balance of the related Premium Loans. The weighted average of the Premiums (expressed as a percentage of the initial principal balances of the related Mortgage Loans) at which all Mortgage Loans were originated (including Mortgage Loans that were originated at par) is 3.5% and the weighted average of the Premiums at which the Premium Loans were originated is 8.5%. In the event of an involuntary prepayment of any such Premium Loan, the related borrower is required to pay a Prepayment Premium to compensate for the unearned portion of the

Premium at which such Mortgage Loan was originated. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "Risk Factors and other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest, Prepayment Charges and Prepayments" in the Prospectus. The ten largest Premium Loans (by Cut-off Date Principal Balance) have an aggregate Cut-off Date Principal Balance of $814,468,629, represent 22% of the Initial Pool Balance, had a weighted average Premium (expressed as a percentage of the initial principal balances of such Premium Mortgage Loans) of 7.7%, a weighted average DSCR of
1.41 and a weighted average LTV of 63%. The Premium Loans have the characteristics set forth in the following table.

                                PREMIUM LOANS

        RANGE OF                                              AVERAGE                          AGGREGATE
     PREMIUMS AS A                   WEIGHTED   WEIGHTED    CUT-OFF DATE                     CUT-OFF DATE
       % OF LOAN          NUMBER     AVERAGE     AVERAGE     PRINCIPAL    WEIGHTED AVERAGE     PRINCIPAL
        BALANCE          OF NOTES      LTV        DSCR        BALANCE          PREMIUM          BALANCE
----------------------  ---------- ----------  ---------- --------------  ---------------- ---------------
less than 5%...........      8          69%       1.27      $31,585,298          3.9%       $  252,682,384
5 - 10%................     41          68%       1.32      $24,335,620          8.1%       $  997,760,424
greater than 10%.......     20          58%       1.52      $29,661,146         12.0%       $  477,899,531
                        ---------- ----------  ---------- --------------  ---------------- ---------------
Total/Weighted
 Average...............     69          65%       1.36      $25,048,440          8.5%       $1,728,342,339

   If and when the words "expects," "intends," "anticipates," "estimates," and analogous expressions are used herein, such statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor and the Underwriters, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Originators. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in events, conditions or circumstances on which any such statement is based.

   No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth in this Prospectus Supplement intended to represent such future net cash flow.

   In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by NACC. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by NACC's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "--Additional Loan Information." In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor NACC makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, NACC or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

   Each Originator was required to cause each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report generally not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 60 of the Mortgage Loans representing, in the aggregate, 59% of the Initial Pool Balance, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by NACC as part of its underwriting procedures.

CREDIT LEASE LOANS

   8% of the Mortgage Loans based on Initial Pool Balance (the "Credit Lease Loans") are secured by Mortgaged Properties ("Credit Lease Properties") that are, in each case, subject to a net lease obligation (a "Credit Lease") of a tenant (a "Credit Tenant"), or net lease obligations guaranteed by an entity (a "Guarantor") which possesses a rating or internal classification of "B-" (or the equivalent) or higher by one or more of the Rating Agencies. Scheduled monthly payments under each Credit Lease are sufficient to pay in full and on a timely basis, all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan (other than the Balloon Payment on the Best Buy Credit Lease Loan, as described below). See "Risk Factors -- The Mortgage Loans -- Credit Lease Properties" herein.

                              CREDIT LEASE LOANS

                                                                                                TENANT/
                                            CUT-OFF DATE                                         LEASE
                                              PRINCIPAL               TENANT/LEASE             GUARANTOR
               PROPERTY NAME                 BALANCE (1)               GUARANTOR               RATING (2)    LEASE TYPE
-----------------------------------------  -------------- ----------------------------------  ----------- --------------
Carmax--Laurel                               $20,115,906  Circuit City Stores, Inc.           NAIC 2      Bondable
Value City--3080/3232--Alum Creek Dr.        $18,243,666  Value City Department Stores, Inc.  NAIC 1      Bondable
Cinemark--Houston                            $17,999,571  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Value City--Corporate Office/Westerville     $17,278,947  Value City Department Stores, Inc.  NAIC 1      Bondable
Cinemark--El Paso, TX                        $15,799,670  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Cinemark--Pflugerville                       $14,099,714  Cinemark USA, Inc.                  BB-/Ba3     Bondable
CarMax--Irving                               $13,143,635  Circuit City Stores, Inc.           NAIC 2      Bondable
CarMax--Davie                                $13,036,279  Circuit City Stores, Inc.           NAIC 2      Bondable
CarMax--Houston                              $12,840,979  Circuit City Stores, Inc.           NAIC 2      Bondable
Cinemark--Pasadena                           $12,099,695  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Cinemark--Beaumont                           $11,299,688  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Best Buy Pool--City of Industry              $10,027,584  Best Buy Co., Inc.                  B-/B2       Triple Net (3)
CarMax--Boynton Beach                        $ 9,520,878  Circuit City Stores, Inc.           NAIC 2      Bondable
Cinemark--Pueblo                             $ 8,699,783  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Cinemark--Redding                            $ 8,099,777  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Cinemark--McKinney                           $ 6,799,825  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Cinemark--Grand Prairie                      $ 6,499,881  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Value City--2516 Sardis Rd. N.               $ 5,765,049  Value City Department Stores, Inc.  NAIC 1      Bondable
Circuit City--Columbus--Morse Rd.            $ 5,468,402  Circuit City Stores, Inc.           NAIC 2      Bondable
Circuit City--Columbus                       $ 5,273,101  Circuit City Stores, Inc.           NAIC 2      Bondable
Value City--Melrose Park                     $ 5,085,869  Value City Department Stores, Inc.  NAIC 1      Bondable
Value City--Cincinnati                       $ 5,031,572  Value City Department Stores, Inc.  NAIC 1      Bondable
Value City--Parma                            $ 4,751,252  Value City Department Stores, Inc.  NAIC 1      Bondable
Value City--Elyria                           $ 4,600,911  Value City Department Stores, Inc.  NAIC 1      Bondable
Circuit City--Oyster Bay                     $ 4,491,902  Circuit City Stores, Inc.           NAIC 2      Bondable
Best Buy Pool--Beaver Creek                  $ 4,327,693  Best Buy Co., Inc.                  B-/B2       Triple Net (3)
Value City--Warrensville                     $ 4,322,577  Value City Department Stores, Inc.  NAIC 1      Bondable
Circuit City--Spokane                        $ 4,296,602  Circuit City Stores, Inc.           NAIC 2      Bondable
Circuit City--Wallkill                       $ 4,052,476  Circuit City Stores, Inc.           NAIC 2      Bondable
Cinemark--Plano                              $ 3,899,857  Cinemark USA, Inc.                  BB-/Ba3     Bondable
Circuit City--Covington                      $ 3,173,626  Circuit City Stores, Inc.           NAIC 2      Bondable
Eckerd                                       $ 2,883,510  Eckerd Corporation                  A+/Baa1     Triple Net (3)
Value City--1 Mall Rd.                       $ 2,856,838  Value City Department Stores, Inc.  NAIC 1      Bondable
Value City--3987 E. Main                     $ 2,759,992  Value City Department Stores, Inc.  NAIC 1      Bondable
Value City--Columbus South                   $ 2,303,108  Value City Department Stores, Inc.  NAIC 1      Bondable
Value City--1130 N. Coliseum Blvd.           $ 1,855,752  Value City Department Stores, Inc.  NAIC 1      Bondable

------------
(1)    Or Allocated Loan Amount, if applicable.

(2) National Association of Insurance Commissioners ("NAIC") Rating or long-term unsecured debt rating by S&P/Moody's.

(3) A "Triple Net" lease is one under which the tenant has the responsibility to pay all taxes, insurance, utilities, maintenance and repairs with respect to the related Mortgaged Property, and the tenant may not terminate its lease or abate any rent due by reason of the related borrower's failure to perform its obligations with respect to any of the foregoing. However, the tenant may terminate its lease or abate rent due in connection with a casualty or condemnation with respect to the related Mortgaged Property. With respect to those Credit Leases identified as Triple Net leases, the related Borrower has obtained a Lease Enhancement Insurance Policy to cover the occurrence of certain rent abatement or termination rights of the Credit Tenant.

    All of the Credit Leases, with the exception of the Credit Lease having Eckerd Corporation as the Credit Tenant (the "Eckerd Credit Lease") and the Credit Leases having Best Buy Co., Inc. as the Credit Tenant (the "Best Buy Credit Leases"), are "Bondable" leases, meaning generally that the related Credit Tenant has no rights to terminate or abate rent due under the Credit Lease, including by reason of the occurrence of certain casualty and condemnation events or the failure of the related borrower, as lessor, to perform required maintenance, repairs or replacements, other than termination by the Credit Tenant in connection with certain condemnation events so long as the notice of termination is accompanied by an offer to purchase the related Mortgaged Property for not less than the outstanding principal balance of the Mortgage Loan plus accrued interest.

   The Credit Tenant under the Eckerd Credit Lease and the Best Buy Credit Leases has the right to terminate and/or abate rent if certain casualty or condemnation events occur. With respect to such termination and abatement rights, the related borrower has obtained an insurance policy (a "Lease Enhancement Policy") which will make payments to the Servicer on behalf of the Trustee in certain cases where such Credit Lease Property has been subjected to property damage on account of a casualty or condemnation event such that the related Credit Tenant has properly terminated its Credit Lease or abated rent thereunder. The Lease Enhancement Insurer for the Eckerd Credit Lease and the Best Buy Credit Leases has a claims paying ability rating of "AAA" issued by S&P. The full premium relating to each of the Lease Enhancement Policies was fully paid at the time of issuance of such policy, and such policy is non-cancelable. The Trustee is a named insured of such Lease Enhancement Policies. See "Risk Factors -- The Mortgage Loans -- Terms of the Credit Leases; Factors Affecting Lease Enhancement Policy and Residual Value Policy Proceeds" herein.

   The Lease Enhancement Policies with respect to the Eckerd Credit Lease and the Best Buy Credit Leases require the insurer to pay (i) in the event of lease termination, the principal balance of the related Credit Lease Loan plus accrued interest on the related Credit Lease Loan, subject to a limit of 75 days (measured from the date of termination), and (ii) in the event of rent abatement as a result of a condemnation, all abated rent (subject to the right to pay a lump sum in an amount equal to the present value of such projected monthly payments in the event that the projected monthly payments under such Lease Enhancement Policy would exceed the limit of liability on such policy). The Lease Enhancement Policies do not cover any amounts the borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Property Advances. The Lease Enhancement Policies may also contain certain exclusions to coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

   Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans, other than the Credit Lease Loan related to the Best Buy Credit Leases (the "Best Buy Credit Lease Loan"), are scheduled to be fully repaid from the scheduled payment of rent under the related Credit Leases by or on behalf of the Credit Tenant with respect to such Credit Leases (the "Monthly Rental Payments") made during the Primary Term of such Credit Leases.

   The Best Buy Credit Lease Loan is not fully amortizing and requires the payment of a Balloon Payment at its maturity (which coincides with the expiration of the Primary Term of the Best Buy Credit Leases). In order to minimize the risks associated with making such Balloon Payments, the related borrowers have each obtained a residual value insurance policy (the "Residual Value Policies") from R.V.I. America Insurance Company, which, as of the Cut-off Date, had a claims paying rating of "AA-" by DCR and "A" by S&P. The Residual Value Policies insure the borrower against any diminution in the value of the related Credit Lease Properties as a result of changes in market conditions. In the event that upon the maturity of the Best Buy Credit Lease Loan the related Credit Lease Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by such Credit Lease Properties, the insurer will be required to pay the amount of such remaining indebtedness. The premium for the Residual Value Policies was fully paid at the time of the issuance of such policies and such policies are non-cancelable. The Trustee is a named insured of each Residual Value Policy.

   Generally, each Credit Lease Loan provides that if the related Credit Tenant has defaulted in the performance of any covenant or agreement of such Credit Lease and remains in default beyond the applicable notice and grace periods, then the lender on behalf of the Trust may require the borrower either (i) to exercise any of its rights under such Credit Lease or (ii) terminate such Credit Lease. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   Pursuant to the terms of each Credit Lease Assignment, the related borrower has assigned to the lender of the related Credit Lease Loan, as security for such borrower's obligations thereunder, such borrower's rights under the related Credit

Leases and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of its rights under any guarantee with respect to the Credit Tenant's obligations under the related Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the related Credit Lease. Repayment of the Credit Lease Loans and other obligations of the borrowers will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the borrowers will remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

   Each Credit Lease generally provides that the related Credit Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property. While each Credit Lease requires the Credit Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Credit Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Credit Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

   Several of the Credit Leases permit the Credit Tenant, at its own expense, and generally with the consent of the borrower, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Credit Tenant may deem necessary or desirable, or to demolish any part of a building, provided that the Credit Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Credit Tenant, will not affect the Credit Tenant's obligations under the Credit Lease.

   The Credit Leases having Value City Department Stores, Inc. as the Credit Tenant (the "Value City Credit Leases") provide that at any time after the expiration of thirty months from the commencement of such Credit Lease, if the Credit Tenant determines in its good faith judgment that the operation of such Credit Lease Property is economically obsolete, the Credit Tenant may substitute the related Credit Lease Property with a new property by conveying such new property to the related landlord and amending the Value City Credit Lease to substitute such new property as the Credit Lease Property therein. In order to effect such a substitution, certain terms and conditions must be satisfied, including among other things, confirmation from the Rating Agencies that such substitution will not result in a qualification, downgrade or withdrawal of the then-current rating of any Class of Certificates. The Cinemark Credit Leases provide for a similar method of substituting the related Credit Lease Properties. See "--Significant Mortgage Loan--The Cinemark Credit Lease Loans and Properties." The Value City Credit Leases also provide that in the event of a transaction or series of transactions involving the sale of substantial assets or distributions of substantial property of the Credit Tenant to the Credit Tenant's shareholders that has the effect of reducing such Credit Tenant's shareholders equity below $125,000,000, such Credit Tenant is required to purchase the related Credit Lease Property for an amount that is not less than the outstanding principal balance of the Value City Credit Lease Loan plus the prepayment premiums and/or yield maintenance charges due under the terms of the Value City Credit Lease Loan.

   At the end of the term of a Credit Lease, a Credit Tenant is generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.

   Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the eleventh day of each month or, if the eleventh day is not a business day, either the next business day or the first preceding business day. None of the Mortgage Loans has a grace period for Monthly Payments.

   Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrues interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360 day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under "--Excess Interest," certain of the Mortgage Loans accrue interest at a higher rate (the "Excess Rate") after their respective Anticipated Repayment Dates. As used herein, the term "Mortgage Rate" does not include the Excess Rate.

    Excess Interest. 298 of the Notes, representing approximately 91% of the Initial Pool Balance, are ARD Notes which bear interest at their respective Mortgage Rates until on or within 3 months after their respective Anticipated Repayment Date. Commencing within three months of the respective Anticipated Repayment Date, each such Note generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to, for so long as such Note is in the Mortgage Pool, the Mortgage Rate plus 2%. Until the principal balance of each such ARD Note has been reduced to zero, the related borrower will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Notes will be required to enter into a lock box agreement pursuant to which all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage
Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer,
(v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until the one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The holders of 100% of the Percentage Interests in the Class LR Certificates, and if the holder of the Class LR Certificates does not exercise its option, the holder of 100% of the Percentage Interests in the most subordinate Class of Certificates then outstanding (not including the Class B-7H Certificates), will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, unreimbursed Property Advances and accrued and unpaid interest on Advances. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 48 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.


                  AMORTIZATION CHARACTERISTICS OF THE NOTES

                                                     % OF
                                                 INITIAL POOL    NUMBER OF
TYPE OF NOTE                                        BALANCE        NOTES
----------------------------------------------  -------------- -----------
ARD Notes......................................        91%          298
Fully Amortizing Notes (other than ARD Loans)           9%           33
Balloon Mortgage Notes.........................    less than 1%       4

   Prepayment Provisions. Each Mortgage Loan prohibits voluntary prepayment during a period (a "Lock-out Period") ending on a date ranging from approximately 55 months to 261 months after the Cut-off Date. The weighted average Lock-out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 149 months. No Mortgage Loan imposes a fee or premium ("Prepayment Premium") for voluntary prepayments made after the expiration of the related Lock-out Period. Generally, the Lock-out Periods for the ARD Loans expire on or one to six months prior to their respective Anticipated Repayment Dates and the Lock-out Periods for the Balloon and fully amortizing Mortgage

Loans (other than ARD Loans) expire on or one to six months prior to their respective maturity dates. Certain of the prepayment terms of each of the Mortgage Loans are more particularly described in Annex A.

   The Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Mortgage Loan, the constant monthly payment due under the related note will be reamortized based on the remaining amortization term and the applicable interest rate. The Pooling and Servicing Agreement provides that if a Mortgage Loan permits the lender to apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot apply such funds to such a prepayment unless the Special Servicer has first received the consent of the Servicer (if the Special Servicer is not the Servicer) or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 business days to a solicitation of their consent. If such consent is not obtained, such funds will be made available to the related borrowers to restore the related Mortgaged Property.

   Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

   Neither the Depositor nor the Mortgage Loan Sellers make any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors and Other Special
Considerations--The Certificates--Special Prepayment and Yield
Considerations" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest, Prepayment Charges and Prepayments" in the Prospectus.

   Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date")
(i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to (x) purchase direct, non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or in the case of an ARD Loan, the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due (or assumed balloon payment on ARD Loans) on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that
(i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by NACC will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

    The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors and Other Special Considerations--The Certificates--Special Prepayment and Yield Considerations" herein.

   Escrows. Generally, all of the Mortgage Loans, other than the Credit Lease Loans, provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties (except in cases where three months to one year of insurance premiums are escrowed). The Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Most of the Mortgage Loans, (excluding Credit Lease Loans and Mobile Home Loans) require monthly escrows to cover ongoing replacements and capital repairs. See Annex B for property-by-property detail.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of that holder. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer or further encumbrance will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus and "Risk Factors and Other Special Considerations--The Mortgage Loans--Exercise of Remedies" herein. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the mortgagee to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. A significant number of Mortgage Loans where an affiliate of the borrower manages the related Mortgaged Property or Properties, provides that if the Debt Service Coverage Ratio for such Mortgage Loan falls below a certain level, the mortgagee will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the mortgagee. The Mortgage Loans generally allow the mortgagee to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the mortgagee is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage Loans. 32 of the Mortgage Loans (the "Pool Loans"), representing 27% of the Mortgage Pool by Cut-off Date Principal Balance are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties secure only 150% of the Allocated Loan Amount of such Mortgaged Properties (rather than the entire initial principal balance of the related Note or Notes). See "Risk Factors and Other Special Considerations--The Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" herein and "Loan Characteristics" in Annex A.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation, (ii) the outstanding principal balance of the Mortgage Loan (or, with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) and
(iii) such amount that the insurer would not deem the borrower a co-insurer, or in an amount satisfying other similar standards, and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency

Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. The hazard insurance policies are required to cover loss or damage by fire and lightning and other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Certain of the Mortgaged Properties located in earthquake risk areas, are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balances of such Mortgage Loans. Mobile Home Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.

   The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expenses (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) except with respect to certain of the Mobile Home Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

SIGNIFICANT MORTGAGE LOANS

   The Seven Largest Mortgage Loans. In connection with the origination of each of the seven largest Mortgage Loans listed below, NACC, in addition to its ordinary underwriting procedures, obtained audited financial statements, reviewed financial statements or engaged independent accountants to perform agreed upon procedures with respect to financial statements for a recent 12 month period with respect to the related Mortgaged Properties and obtained market rental analysis for the Office Properties.

The Fox Plaza Loan and Property

   The Loan. The largest Mortgage Loan in the Mortgage Pool (the "Fox Plaza Loan") was originated by NACC on November 10, 1997, had an original principal balance of $178,000,000 and has a Cut-off Date Principal Balance of $177,424,525, which represents approximately 5% of the Initial Pool Balance. The Fox Plaza Loan is secured by a fee mortgage (the "Fox Plaza Mortgage") encumbering an office property (the "Fox Plaza Office Property") located in Los Angeles, California.

Cut-off Date
Principal Balance:         $177,424,525

Origination Date:          November 10, 1997

Loan Type:                 ARD

Monthly Payment:           $1,197,417.36

Interest Rate:             7.11%

Amortization Term:         360 months

Debt Constant:             8.10%

DSCR:                      1.30x

Cut-off Date LTV:          67%

Anticipated
Repayment Date:            November 11, 2007

ARD Balance:               $155,644,182

ARD LTV:                   59%

Borrower Special Purpose
Entity:                    Yes, with an independent director and a
                           non-consolidation opinion
% of Initial Pool
Balance:                   5%

Maturity Date:             November 11, 2027

Property Type:             Office

No. of Properties:         1

Location of Property:      Los Angeles, CA

Appraised Value:           $265,000,000

Square Feet:               710,767

Year Built:                1987

Cut-off Date Balance/SF:   $250

Fee or Leasehold:          Fee

Major Tenants:             20th Century Fox; Jeffer, Mangels, Butler &
                           Marmaro; Donaldson Lufkin & Jenrette

Occupancy:                 92%

Lock Box:                  Hard


   The Borrower. Fox Plaza, LLC (the "Fox Plaza Borrower") is a special purpose Delaware limited liability company comprised of Fox Plaza II, LLC ("Fox Plaza II"), the sole member of the Fox Plaza Borrower which is not a special purpose entity. Fox Plaza II consists of Atlantic Preferred 2 LLC, a New York limited liability company ("Atlantic LLC") which is an affiliate of Lazard Fr|f4res Real Estate Fund II L.P. ("Lazard") and MDFP LLC (the "Fox II Member"). On November 20, 1997, Lazard made a loan to Fox Plaza II in the amount of $59,865,000 (the "Fox Plaza Mezzanine Loan"). Lazard has entered into a subordination and standstill agreement pursuant to which Lazard is not permitted to exercise its remedies under the Fox Plaza Mezzanine Loan before the earlier of (i) November 11, 2007 (the "Fox Plaza Anticipated Repayment Date") and (ii) the repayment in full of the Fox Plaza Loan. See "Risk Factors -- The Mortgage Loans -- Other Financing" herein.

   Defeasance. Defeasance is not permitted prior to the second anniversary of the Closing Date of the Certificates. Thereafter, prior to the Fox Plaza Anticipated Repayment Date, all or any portion of the Fox Plaza Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents. See "Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Fox Plaza Borrower has entered into a lock box agreement pursuant to which all rent from the Fox Plaza Office Property is required to be deposited by the tenants of the Fox Plaza Office Property into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" herein. The Fox Plaza Borrower has also established Reserve Accounts, including a basic carrying costs account, an ongoing capital reserve account, a rollover reserve account, an immediate repairs account, and an initial leasing reserve account. See "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans -- Escrows" and "The Pooling and Servicing Agreement -- Accounts --Cash Collateral Accounts" herein. The Fox Plaza Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

   The Property Manager. The Fox Plaza Office Property is managed by LSPAM, Limited Partnership, a California limited partnership (the "Fox Plaza Property Manager"), an entity unaffiliated with the Fox Plaza Borrower. The Fox Plaza Property Manager is paid a management fee of 1.5% of the gross revenue of the Fox Plaza Office Property (not to exceed $480,000 per year). The lender may terminate the Fox Plaza Property Manager upon an event of default under the

Fox Plaza Loan or if the Net Operating Income ("NOI") for the Fox Plaza Office Property decreases to less than 85% of the 12 months immediately preceeding the closing of the Fox Plaza Loan.

   The Property. The Fox Plaza Office Property is 35-story office property located at 2121 Avenue of the Stars, Los Angeles, California in an area commonly known as Century City. The Fox Plaza Office Property was constructed in 1987 and is one of four newer Class A properties located in the West Los Angeles office market. Tenants include premier entertainment, financial and legal firms, including 20th Century Fox (286,303 square feet of GLA), Donaldson, Lufkin & Jenrette (89,606 square feet of GLA), and Jeffers, Mangels, Butler & Masmaro (71,610 square feet of GLA). As of February 1, 1998, the Fox Plaza Property was 92% occupied and as of October 1, 1997, its appraised value was $265,000,000. The 8% vacancy rate is higher than historical levels at the Fox Plaza Office Property (which had not been higher than 5% between 1990 and 1996) and is primarily due to lease expirations in 1997 that totaled approximately 237,749 square feet (33% of the total GLA of the building), most of which has been relet.

   See "Risk Factors -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Office Properties" herein, for a discussion of certain matters associated with office properties.

The Bristol I Pool Loan and Properties

   The Loan. The second largest Mortgage Loan in the Mortgage Pool is a recourse Mortgage Loan (the "Bristol I Loan") that was originated by NACC and Bankers Trust Company ("BT") on October 28, 1997 (the "Bristol I Closing Date"), had an original principal balance of $145,000,000 and has a Cut-off Date Principal Balance of $144,328,799, which represents approximately 4% of the Initial Pool Balance. The Bristol I Loan is evidenced by two Notes (the "Bristol I Notes") (one of which was originally made to BT but has since been transferred to NACC). The Bristol I Loan is secured by 13 fee Mortgages and 2 leasehold Mortgages encumbering 15 full-service hotel properties (the "Bristol I Hotel Properties"), six of which are located in Texas, four of which are located in Georgia, three of which are located in Mississippi, one of which is located in California and one of which is located in Louisiana.

Cut-off Date
Principal Balance:           $144,328,799

Origination Date:            October 28, 1997

Loan Type:                   ARD

Monthly Payment:             $1,067,579.04

Interest Rate:               7.458%

Amortization Term:           300 months

Debt Constant:               8.88%

DSCR:                        2.20x

Cut-off Date LTV:            50%

Anticipated
Repayment Date:              November 11, 2007

ARD Balance:                 $117,587,715

ARD LTV:                     41%

Borrower Special
Purpose Entity:              Yes, with an independent director and a
                             non-consolidation opinion

% of Initial Pool Balance:   4%

Maturity Date:               November 11, 2022

Property Type:               Hotel

No. of Properties:           15

Location of Properties:      Texas (6), Georgia (4), Mississippi (3),
                             California (1), Louisiana (1)
Appraised Value
(aggregate for pool):        $286,000,000

Total Rooms:                 4,390

Range of Year
Built/Renovated:             1957-1989/1993-1998

Cut-off Date Principal
Balance/Room:                $32,877

Fee or Leasehold:            13 Fee, 2 Leasehold

Franchise:                   Crowne Plaza, Holiday Inn, Harvey, Harvey Suites

Occupancy:                   72%

Lock Box:                    Hard

   The Borrower. Bristol Lodging Company (the "Bristol I Borrower") is a special purpose Delaware corporation with an independent director, the approval of which is required for the Bristol I Borrower to (i) file a bankruptcy petition, (ii) dissolve, (iii) engage in any other business or
(iv) amend the provisions of the certificate of incorporation relating to the Bristol I Borrower's status as a special purpose entity. The Bristol I Loan is guaranteed by Bristol Lodging Holding Company ("BLHC"), a Delaware corporation whose assets consist of the stock of the Bristol I Borrower and the stock of the Bristol Lodging Beverage Company ("Bristol Beverage Company"). Bristol Beverage Company holds the liquor licenses for the Bristol I Hotel Properties. As security for the guaranty, BLHC has pledged the stock of Bristol Beverage Company. The sponsor of the Bristol I Borrower, Bristol Hotel Company, a publicly traded operating company, is one of the largest owner/operators of hotels in North America, currently operating 101 hotels containing over 28,000 rooms. The Bristol Hotel Company's properties are predominantly full-service hotels, in the upscale and mid-priced segments of the lodging industry, under franchise agreements primarily with Holiday Inn. Bristol Hotel Company and FelCor Suite Hotels ("FelCor"), a publicly traded REIT, recently agreed that FelCor would acquire the real estate holdings and assume the debt of Bristol Hotel Company (including the Bristol I Hotel Properties) and Bristol Hotel Company would spin off all of its non-real estate holdings into Bristol Hotels and Resorts, Inc. ("New Bristol"). New Bristol will lease the Bristol I Hotel Properties from FelCor and the Bristol I Property Manager (as defined below under "--The Property Manager"), an affiliate of New Bristol, will continue to manage the properties. New Bristol will operate and control the Bristol I Hotel Properties. On the Bristol I Closing Date, two affiliates of the Bristol I Borrower borrowed $455,000,000 from NACC and BT, secured by 62 hotel properties (the "Bristol II Loan"), none of which are collateral for the Bristol I Loan. The Bristol II Loan was transferred to an affiliate of the Depositor and included in a mortgage securitization of such affiliate. See "Risk Factors--The Mortgage Loans--Mortgage Loans to Affiliated Borrowers" herein.

    Defeasance. Defeasance is not permitted prior to the second anniversary of the Closing Date of the Certificates. Thereafter, prior to the Bristol I Anticipated Repayment Date, all or any portion of the Bristol I Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents. See "Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Bristol I Borrower has entered into agreements pursuant to which credit card payers have been directed to deposit all hotel receipts into Lock Box Accounts controlled by the Servicer. Additionally, all other rent from the Bristol I Hotel Properties is required to be deposited upon collection by the Bristol I Borrower or the Bristol I Property Manager (as defined below) into Lock Box Accounts controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" herein. The Bristol I Borrower has also established Reserve Accounts, including a required repairs account, an ongoing tax and insurance reserve account, an ongoing replacement reserve account and, in the event of a Cash Trap Event (as defined below), a ground lease reserve account. A "Cash Trap Event" is defined as the occurrence of (i) a monetary default or other event of default under the loan documents for the Bristol I Loan or (ii) the failure of the Bristol I Borrower or BLHC to cause at least 90% of the sum of
(x) annual gross cash flow from each Bristol I Hotel Property and (y) security deposits in connection with any tenant leases or conference rooms, banquet rooms or similar accommodations documents, to be timely deposited into a Lock Box Account. See "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" herein. The Bristol I Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

   The Property Manager. The Bristol I Hotel Properties are managed by Bristol Hotel Management Corporation (the "Bristol I Property Manager"), an entity affiliated with the Bristol I Borrower and controlled by the ultimate parent of the Bristol I Borrower. The Bristol I Property Manager manages the Bristol I Hotel Properties pursuant to a management agreement, and under which the Bristol I Property Manager is paid a fee of 3.5% of the gross revenue of the Bristol I Hotel Properties. Such management fee is subordinate to debt service. The lender may terminate the Bristol I Property Manager upon a monetary event of default under the Bristol I Loan.

   The Ground Lease. The Bristol I Hotel Properties known as Holiday Inn-Houston Medical Center and New Orleans-French Quarter are located on land leased to the Bristol I Borrower pursuant to ground leases that expire on June 30, 2061 and October 31, 2065, respectively. See "Risk Factors--The Mortgage Loans--Ground Leases" for a discussion of certain matters associated with ground leases.

   The Properties. The Bristol I Hotel Properties consist of 15 full-service hotel properties, located in Texas, Georgia, Mississippi, California and Louisiana. The Bristol I Hotel Properties currently consist of seven Holiday Inns, three Harvey Hotels, two Harvey Suites, two Holiday Inn Selects and one Crowne Plaza. The Bristol I Borrower anticipates that several of the Bristol I Hotel Properties will be reflagged and renovated (where necessary) such that the pool will consist of seven Holiday Inns, five Crowne Plazas, one Harvey Hotel and two Holiday Inn Selects. Most of the Bristol I Hotel Properties have undergone significant renovations over the past three years. Such renovations totaled almost $80,000,000. In certain cases, the amount spent on renovating the related property exceeds the Allocated Loan Amount for such property.

                                                  CONSTRUCTED/
                                          # OF       LATEST        APPRAISED
BRISTOL I HOTEL PROPERTY                 ROOMS     RENOVATION      VALUE(1)      OCCUPANCY
--------------------------------------  ------- --------------  -------------- -----------
Holiday Inn--Jackson Southwest             289     1966/1996     $  7,000,000       61
Holiday Inn--Jonesboro                     180     1972/1997     $  8,000,000       55
Crown Plaza--Jackson Downtown              354     1975/1995     $ 17,000,000       56
Harvey--Jackson North                      224     1957/1995     $ 14,300,000       66
Holiday Inn--Santa Barbara                 160     1969/1996     $  9,100,000       75
Holiday Inn--Houston Medical Center        297     1985/1996     $ 14,000,000       74
Holiday Inn Select--Houston Greenway       355     1984/1995     $ 17,000,000       77
Harvey Suites--Houston Medical Center      285     1981/1993     $ 17,000,000       74
Harvey--Atlanta Powers Ferry               296     1982/1995     $ 27,500,000       69
Holiday Inn Select--Atlanta Perimeter      250     1985/1995     $ 26,600,000       62
Harvey Suites--Dallas DFW                  164     1989/1995     $ 16,600,000       83
Harvey--Dallas Brookhollow                 354     1981/1995     $ 22,800,000       65
Holiday Inn--Houston Intercontinental      413     1985/1996     $ 18,600,000       86
Holiday Inn--Atlanta Airport North         493     1966/1996     $ 31,500,000       84
New Orleans--French Quarter                276     1969/1998     $ 39,000,000       76
                                        ------- --------------  -------------- -----------
TOTAL                                    4,390                   $286,000,000

------------
(1) Based on appraisals performed on various dates within 18 months from the Cut-off Date.

   See "Risk Factors -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Hotel Properties" for a discussion of certain matters associated with hotel properties.

The Park LaBrea Loan and Property

   The Loan. The third largest Mortgage Loan in the Mortgage Pool (the "Park LaBrea Loan") was originated by NACC on January 12, 1998 (the "Park LaBrea Closing Date"), had an original principal balance of $142,781,905 and has a Cut-off Date Principal Balance of $140,613,989, which represents approximately 4% of the Initial Pool Balance. The Park LaBrea Loan is evidenced by a Note (the "Park LaBrea Note") that is cross-collateralized and cross-defaulted with a pari passu note (the "Other Park LaBrea Note") in an equal amount (the aggregate indebtedness represented by such two notes being referred to herein as the "Total Park LaBrea Loan"). The Total Park LaBrea Loan had an original principal balance of $285,563,810. The Total Park LaBrea Loan is secured by a fee Mortgage encumbering a multifamily property (the "Park LaBrea Multifamily Property") located in Los Angeles, California.

Cut-off Date
Principal Balance:          $140,613,989

Origination Date:           January 12, 1998

Loan Type:                  ARD

Monthly Payment:            $1,050,047.16 (from 4/11/00)

Interest Rate:              8.00%

Amortization Term:          360 months

Debt Constant:              8.96%(1)

DSCR:                       1.27

Cut-off Date LTV:           69%

Anticipated
Repayment Date:             March 11, 2013

ARD Balance:                $113,401,002

ARD LTV:                    55%

Borrower Special
Purpose Entity:             Yes, with an independent director and a
                            non-consolidation opinion

% of Initial Pool Balance:  4%

Maturity Date:              March 11, 2028

Property Type:              Multifamily

No. of Properties:          1

Location of Property:       Los Angeles, CA

Appraised Value:            $410,000,000

Units:                      4,222

Year Built/Renovated:       1944/1995

Total Cut-off Date
Principal Balance/Unit:(1)  $66,610

Fee or Leasehold:           Fee

Occupancy:                  98%

Lock Box:                   Soft

------------
(1) Calculated based on the outstanding principal balance of the Total Park LaBrea Loan as of the Cut-off Date.

   The Other Park LaBrea Note was transferred to an affiliate of the Depositor and included in a mortgage securitization of such affiliate. The Park LaBrea Note was separated from the Other Park LaBrea Note to reduce exposure to one borrower in a securitization. The Total Park LaBrea Loan will be serviced by the Servicer and specially serviced by the Special Servicer and, in the event servicing is transferred to the Subservicer or another servicer, the servicing for the Total Park LaBrea Loan will be transferred.

   The Borrower. Prime/Park LaBrea Holdings, L.P. (the "Park LaBrea
Borrower") is a special purpose California limited partnership comprised of
(i) PLBGP, L.P. (the "Park LaBrea General Partner"), a special purpose California limited partnership, which is the sole general partner of the Park LaBrea Borrower and (ii) Prime/Park LaBrea Investment, L.P. (the "Park LaBrea Limited Partner") which is the sole limited partner of the Park LaBrea Borrower. The sole general partner of the Park LaBrea General Partner is PLBGP, Inc., a special purpose Delaware corporation, all of the stock of which is owned by Prime/Park LaBrea, LLC, a California limited liability company ("Park LaBrea LLC"), which is also the sole limited partner of the Park LaBrea General Partner. Atlantic Preferred 2 LLC, a New York limited liability company ("Atlantic LLC"), an affiliate of Lazard Fr|f4res Real Estate Fund, L.P. ("Lazard"), holds a 25% membership interest in the Park LaBrea
LLC, and will continue to hold such interest until a mezzanine financing in the amount of $33,500,000 (the "Park LaBrea Mezzanine Loan") made on January 12, 1998 from Lazard to the Park LaBrea Limited Partner and Park LaBrea LLC is repaid in full and the capital contribution of Atlantic LLC has been returned in accordance with the operating agreement for the Park LaBrea LLC. The Park LaBrea Mezzanine Loan is secured by pledges of the partnership interest in the Park LaBrea Limited Partner and membership interests in Park LaBrea LLC. Lazard has entered into a subordination and standstill agreement with NACC pursuant to which Lazard is not permitted to exercise its remedies under the Park LaBrea Mezzanine Loan before the earlier of (i) March 11, 2013 (the "Park LaBrea Anticipated Repayment Date") and (ii) the repayment in full of the Park LaBrea Loan. See "Risk Factors -- The Mortgage Loans -- Other Financing" herein.

   Payment Terms, Prepayment Terms and Defeasance. The Park LaBrea Loan amortizes over a 30 year period and matures on March 11, 2028 (the "Park LaBrea Maturity Date"), except that on the Park LaBrea Closing Date, the Park

LaBrea Borrower prepaid $2,167,916, which amount equals amortization payments due on the Park LaBrea Loan from April 11, 1998 through and including March 11, 2000. The Park LaBrea Borrower is required to pay interest only at 7.739% per annum from the Park LaBrea Closing Date through and including March 11, 2000. Commencing on April 11, 2000, Monthly Payments on the Park LaBrea Loan will be $1,050,047.16 and interest payable under the Park LaBrea Loan will be 8.000% per annum, which amount is based on a 360-month amortization schedule. Additional payment and prepayment terms are as set forth in Annex A hereto. Defeasance is not permitted prior to the second anniversary of the Closing Date of the Certificates. Thereafter, prior to the date that is six months prior to the Park LaBrea Anticipated Repayment Date, all or any portion of the Park LaBrea Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents in the manner described above. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Park LaBrea Borrower has entered into a lock box agreement pursuant to which all rent from the Park LaBrea Multifamily Property is required to be deposited upon collection by the Park LaBrea Borrower or the Park LaBrea Property Manager (as defined below) into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" herein. The Park LaBrea Borrower has also established Reserve Accounts, including an ongoing tax reserve account, an ongoing capital reserve account and an insurance reserve account. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" and "The Pooling and Servicing Agreement -- Accounts -- Cash Collateral Accounts" herein. The Park LaBrea Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

   The Property Manager. The Park LaBrea Multifamily Property is managed by PLB Management, LLC (the "Park LaBrea Property Manager"), an entity controlled by the principals of the Park LaBrea Borrower. The Park LaBrea Property Manager is paid a management fee of 1.5% of the gross revenue of the Park LaBrea Multifamily Property. Such management fee is subordinate to debt service. Additionally, the Park LaBrea Borrower pays directly many of the expenses that are typically paid by a property manager. The lender may terminate the Park LaBrea Property Manager upon an event of default under the Park LaBrea Loan.

   The Property. The Park LaBrea Multifamily Property is a residential development in the City of Los Angeles and is the largest apartment complex west of the Mississippi. It consists of 4,222 apartment units, with a total rentable area of approximately 4,166,929 square feet contained in 26 two-story garden apartment buildings (constructed between 1943 and 1951, with one to four bedroom units ranging in size from 658 square feet to 2,184 square feet) and 18 twelve-story apartment towers (constructed between 1950 and 1951, with studio and one to four bedroom apartments, ranging in size from 488 square feet to 2,984 square feet). There is a total of 5,100 parking spaces, or approximately 1.2 spaces per unit. The Park LaBrea Multifamily Property underwent an $11,000,000 renovation in 1995. The property is well maintained, historically has been well occupied, and has been experiencing significant increases in occupancy and income over the past two years due to the renovations. The Park LaBrea Multifamily Property is located within Los Angeles' Miracle Mile District, within one mile of Beverly Hills, eight miles from the central business district and four miles from Century City. The Park LaBrea Multifamily Property has on-site amenities including a bank, fitness center, dry cleaners, swimming pools, tennis courts, laundry facilities, private putting green, in-house repair service, 24-hour security and landscaping. As of October 31, 1997, the Park LaBrea Multifamily Property was 98% occupied and the appraised value was $410,000,000.

   See "Risk Factors--The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Multifamily Properties" for a discussion of certain matters associated with multifamily properties.

The Burnham Pacific-Golden State Pool Loan and Properties

   The Loan. The fourth largest Mortgage Loan in the Mortgage Pool (the "Golden State Loan") was originated by NACC on December 31, 1997, had an original principal balance of $135,039,951 and has a Cut-off Date Principal Balance of $134,838,933, which represents approximately 4% of the Initial Pool Balance. The Golden State Loan is secured by 18 fee Mortgages and one leasehold Mortgage (the "Golden State Mortgages") encumbering 19 anchored retail properties (the "Golden State Retail Properties") located throughout California. The Golden State Loan is cross-collateralized and cross-defaulted.

Cut-off Date
Principal Balance:         $134,838,933

Origination Date:          December 31, 1997

Loan Type:                 ARD

Monthly Payment:           $1,022,114.79

Interest Rate:             8.33%

Amortization Term:         360 months

Debt Constant:             9.10%

DSCR:                      1.77x

Cut-off Date LTV:          47%

Anticipated
Repayment Date:            January 11, 2008

ARD Balance:               $121,657,749

ARD LTV:                   42%

Borrower Special           Yes, with an independent director and a
Purpose Entity:            non-consolidation opinion

% of Initial Pool
Balance:                   4%

Maturity Date:             January 11, 2028

Property Type:             Retail

No. of Properties:         19

Location of Property:      California; 71% San Francisco, 24% Los Angeles
                           and 5% San Diego
Appraised Value
(aggregate for pool):      $289,500,000

Square Feet:               2,423,748

Year Built/Renovated:      See chart below

Cut-off Date Balance/SF:   $56

Fee or Leasehold:          18 Fee, 1 Leasehold

Major Anchor Tenants:      Supermarket anchors: Ralphs, Safeway and
                           Lucky Supermarkets

Occupancy:                 90%

Lock Box:                  Hard

   The Borrower. BPP/Golden State Acquisitions, LLC (the "Golden State Borrower") is a special purpose Delaware limited liability company. The sponsor of the Golden State Borrower is Burnham Pacific Properties, Inc. ("BPP"), a fully-integrated, self-managed and publicly traded REIT which acquires, rehabilitates, develops and manages retail properties in California, Oregon and Washington. BPP owns an interest in over 61 commercial properties (including the Golden State Retail Properties) totaling approximately 8,200,000 square feet with a book value exceeding $1,100,000,000. The Golden State Borrower is affiliated with BPP/Northwest Acquisitions, LLC, the borrower under the Mortgage Loan known as the Burnham Pacific-Powell Portfolio. See "Risk Factors -- The Mortgage Loans -- Mortgage Loans to Affiliated Borrowers" herein.

   Defeasance. Defeasance is not permitted prior to the second anniversary of the Closing Date of the Certificates. Thereafter, prior to December 11, 2007, all or any portion of the Golden State Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents. See "Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Golden State Borrower has entered into a lock box agreement pursuant to which all rent from the Golden State Retail Properties is required to be deposited by the tenants of the Golden State Retail Properties into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" herein. The Golden State Borrower has also established Reserve Accounts, including an ongoing basic carrying costs reserve account, a capital reserve account, a deferred maintenance reserve account, a leasing reserve account, an environmental remediation reserve account, a securitization reserve account and an operating expense reserve account. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" and "The Pooling and Servicing Agreement -- Accounts -- Cash Collateral Accounts" herein. The Golden State Borrower is required to furnish reviewed financial statements within 90 days following the end of each of its fiscal years.

   The Property Manager. The Golden State Retail Properties are managed by Manco Abbott, Inc., CB Commercial Real Estate Group, Cox Real Estate Consultants, Doerken Real Estate Services Investment Development Services and

Ravel Property Services, Inc. (collectively, the "Golden State Property Managers" and each individually, a "Golden State Property Manager"). Each Golden State Property Manager is unaffiliated with the Golden State Borrower. Each Golden State Property Manager is paid a management fee generally equal to approximately 3.0% of the gross revenue of the related Golden State Retail Property. Such management fee is subordinate to debt service. The lender may terminate any or all of the Golden State Property Managers upon an event of default under the Golden State Loan or if the DSCR for all of the Golden State Retail Properties, computed on the basis of the prior 12 months, is less than 1.15. In addition, the lender may terminate any one or more Golden State Property Managers if the DSCR for each Golden State Retail Property managed by such manager has a DSCR, computed on the basis of the prior 12 months, that is less than 1.15.

   The Ground Lease. The Golden State Retail Property known as Discovery Plaza is located on land leased to the Golden State Borrower pursuant to a ground lease with that expires on July 1, 2055. See "Risk Factors -- The Mortgage Loans -- Ground Leases" for a discussion of certain matters associated with ground leases.

   The Properties. The Golden State Retail Properties consist of 19 anchored retail properties located throughout California, primarily in the San Diego region, the Los Angeles region and the San Francisco region. The Golden State Retail Properties are anchored community shopping centers, ranging in size from 36,151 square feet to 365,699 square feet. Collectively, the centers are approximately 90% leased and are anchored by supermarket and drug store tenants. Anchor Tenants account for over 40% of the base rent for the pool of Golden State Retail Properties.

                                                                    % OF
                                                     ALLOCATED    INITIAL
                                      YEAR BUILT/      LOAN        POOL    APPRAISED    OCCUP.
PROPERTY NAME       # OF SQUARE FEET   RENOVATED    AMOUNT (1)    BALANCE  VALUE (2)     (3)
------------------  ---------------- -----------  -------------- -------  ----------- --------
Westminster Center       365,699         1991     $25,660,534.00    19%   $53,700,000     84%
Gateway Plaza            195,092       1966/1993  $13,854,880.00    10%   $29,000,000     94%
Southhampton             162,390       1983-1985  $10,323,248.60     8%   $21,000,000     87%
Prospector's Plaza       219,112         1982     $ 9,388,297.00     7%   $20,000,000     93%
Santa Rosa Center        198,528         1985     $ 8,727,301.88     6%   $17,400,000     95%
580 Marketplace          101,153         1990     $ 8,266,254.00     6%   $15,400,000     97%
Silver Creek Plaza       134,018         1981     $ 7,798,989.00     6%   $15,800,000     92%
Shasta Crossroads        121,376         1989     $ 6,400,647.79     5%   $13,300,000     88%
Buena Vista Center        90,995         1990     $ 6,181,601.00     5%   $12,400,000     92%
Ralph's                   66,700         1960     $ 5,675,067.94     4%   $11,100,000    100%
Menifee Center            79,128         1992     $ 5,314,081.00     4%   $10,900,000     97%
Summer Hills             133,614         1978     $ 4,567,004.64     3%   $12,400,000     90%
Creekside Center         116,215       1984/1990  $ 4,048,653.00     3%   $10,100,000     82%
Hallmark Center           85,066         1992     $ 3,793,814.59     3%   $ 9,200,000     92%
Discovery Plaza           93,398         1980     $ 3,598,114.56     3%   $ 9,800,000     91%
San Marcos Center         36,151         1991     $ 3,526,602.97     3%   $ 6,900,000     74%
Sunset Center             85,268       1981/1988  $ 3,169,791.00     2%   $ 7,200,000     91%
Arcade Square             76,701       1956/1990  $ 2,922,135.85     2%   $ 9,100,000     87%
Centerwood Plaza          63,144       1962/1996  $ 1,822,932.00     1%   $ 4,800,000     86%


                        (TABLE RESTUBBED FROM ABOVE)
                                                            MAJOR
                                                           TENANTS
                                                            1996
PROPERTY NAME             MAJOR TENANT/SF                 SALES PSF
------------------        ------------------------------  ---------
Westminster Center        Home Depot/ 102,220                  $337
Gateway Plaza             Raley's/ 62,418                      $343
Southhampton              Raley's/ 60,000                      $511
Prospector's Plaza        Kmart/ 86,414                        $251
Santa Rosa Center         Home Base/ 83,800                    $138
580 Marketplace           PW Supermarkets/ 37,098               N/A
Silver Creek Plaza        Safeway Food & Drug/ 41,493          $337
Shasta Crossroads         Food-4-Less/ 54,239                  $655
Buena Vista Center        Ralph's Grocery Store/ 45,000        $331
Ralph's                   Ralph's Grocery Store/ 66,700        $340
Menifee Center            Ralph's Grocery Store/ 45,842        $221
Summer Hills              Raley's/ 55,826                      $351
Creekside Center          Raley's/ 58,748                      $296
Hallmark Center           Food-4-Less/ 40,320                   N/A
Discovery Plaza           Raley's Bel Air Market/ 40,325       $701
San Marcos Center         Blockbuster Video/ 5,720              N/A
Sunset Center             Lucky Store/ 29,072                  $351
Arcade Square             Raley's/ 19,722                      $567
Centerwood Plaza          32nd Street Market/ 30,000           $669

------------
(1)    Cut-off Date Principal Balance.

(2) Based on appraisals performed on various dates within 18 months prior to the Cut-off Date.

(3)    As of December 31, 1997.

   See "Risk Factors--The Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties" and for a discussion of certain matters associated with retail properties.

The Cinemark Credit Lease Pool Loans and Properties

   The Loans. Ten of the Mortgage Loans in the Mortgage Pool (each, a "Cinemark Credit Lease Loan"), which collectively constitute the fifth largest Mortgage Loan concentration in the Mortgage Pool, were made to ten special purpose Delaware limited partnerships (each, a "Cinemark Borrower"). The Cinemark Credit Lease Loans were originated by NACC on February 25, 1998 (the "Cinemark Credit Lease Loans Closing Date"), have an aggregate original principal balance of $105,297,461 and an aggregate Cut-off Date Principal Balance of $105,297,461, which represents approximately 3% of the Initial Pool Balance. Each Cinemark Credit Lease Loan is secured by a fee Mortgage encumbering a movie theater (each, a "Cinemark Credit Lease Property"), eight of which are located in Texas, one of which is located in Colorado and one of which is located in California. The Cinemark Credit Lease Loans are cross-collateralized and cross-defaulted.

Cut-off Date
Principal Balance:         $105,297,461

Origination Date:          February 25, 1998

Loan Type:                 Fully Amortizing

Monthly Payment:           $883,964.00

Interest Rate:             8.049%

Amortization Term:         240 months

Debt Constant:             10.07%

DSCR:                      1.00

Cut-off Date LTV:          100%

Borrower Special
Purpose Entity:            Yes, with an independent director and a
                           non-consolidation opinion

% of Initial Pool
Balance                    3%

Maturity Date:             March 11, 2018

Property Type:             Retail/Movie Theaters

No. of Properties:         10

Location of Property:      Texas (8), California (1), Colorado (1)

Appraised Value
(aggregate for pool):      $105,300,000

Square Feet:               692,456

Range of Year
Built/Renovated:           1990-1997/1992-1997

Cut-off Date Balance/SF:   $152

Fee or Leasehold:          Fee

Occupancy:                 100%

Lock Box:                  Hard

   The Borrowers. The Cinemark Borrowers are each Delaware special purpose limited partnerships, each of which has a special purpose corporation as its general partner. The sponsor entity for each of the Cinemark Borrowers is Primus Capital, LLC, which is a limited partner in each of the Cinemark Borrowers. An affiliate of NACC has an equity interest in each of the Cinemark Borrowers. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Other Equity Investments by Affiliates of NACC" herein. The Cinemark Borrowers are also affiliated with two other Delaware special purpose limited partnerships (Pricino IX, LP and Pricino XI, LP) which are the borrowers under two credit lease loans made by NACC (the "Two Other Cinemark Loans") that are not part of the Mortgage Pool and are not cross-collateralized or cross-defaulted with the Cinemark Credit Lease Loans. The properties secured by the Two Other Cinemark Loans, together with the Cinemark Credit Lease Properties are referred to herein as the "Original Cinemark Facility Properties." See "Risk Factors and Special Considerations -- The Mortgage Loans -- Mortgage Loans to Affiliated Borrowers" herein.

                           NAME OF CINEMARK CREDIT    CUT-OFF DATE       APPRAISED     MONTHLY
NAME OF CINEMARK BORROWER      LEASE LOAN/STATE     PRINCIPAL BALANCE    VALUE(1)      PAYMENT
-------------------------  ----------------------- -----------------  -------------- ----------
Pricino I, LP ............ Grand Prairie, TX          $  6,499,881     $  6,500,000    $ 54,566
Pricino II, LP ........... Pasadena, TX               $ 12,099,695     $ 12,100,000    $101,576
Pricino IV, LP ........... McKinney, TX               $  6,799,825     $  6,800,000    $ 57,084
Pricino V, LP ............ Houston, TX                $ 17,999,571     $ 18,000,000    $151,105
Pricino VI, LP ........... Beaumont, TX               $ 11,299,688     $ 11,300,000    $ 94,860
Pricino VII, LP .......... El Paso, TX                $ 15,799,670     $ 15,800,000    $132,637
Pricino VIII, LP ......... Pflugerville, TX           $ 14,099,714     $ 14,100,000    $118,366
Pricino X, LP ............ Redding, CA                $  8,099,777     $  8,100,000    $ 67,997
Pricino XII, LP .......... Pueblo, CO                 $  8,699,783     $  8,700,000    $ 73,034
Pricino III, LP .......... Plano, TX                  $  3,899,857     $  3,900,000    $ 32,739
                                                   -----------------  -------------- ----------
                                                      $105,297,461     $105,300,000    $883,964

------------
(1)    As of February 20, 1998.

    Defeasance. Defeasance is not permitted until at least three years after the Cinemark Credit Lease Loans Closing Date. Thereafter, all or any of the Cinemark Credit Lease Loans may be defeased upon the satisfaction of certain conditions specified in the loan documents in the manner described above. See "Certain Terms and Conditions of the Mortgage Loans-Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Cinemark Borrowers have each entered into agreements pursuant to which each Cinemark Credit Lease Tenant is required to deposit all rent due under the related Cinemark Credit Lease into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" herein. The Cinemark Borrowers have not established Reserve Accounts. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" and "The Pooling and Servicing Agreement -- Accounts -- Cash Collateral Accounts" herein. Each Cinemark Credit Lease Tenant (as defined below) is required to furnish audited financial statements to the related Cinemark Borrower within 90 days of the end of each of its fiscal years and the related Cinemark Borrower must provide such financials to the lender. The Cinemark Borrower is not required to provide financial statements to the lender.

   The Property Manager. The Cinemark Credit Lease Properties do not have property managers.

   The Properties. The Cinemark Credit Lease Properties consists of ten movie theater properties, eight of which are located in Texas, one of which is located in Colorado and one of which is located in California. As of March 1, 1998, the Cinemark Credit Lease Properties were 100% occupied and the combined appraised value of the Cinemark Credit Lease Properties was $105,300,000.

   The Credit Leases. The Cinemark Credit Lease Properties are leased to Cinemark USA, Inc. (the "Cinemark Credit Lease Tenant"), under ten separate 20-year leases (each, a "Cinemark Credit Lease"), each of which expires on or after the Cinemark Credit Lease Loans Maturity Date. The long-term unsecured debt of Cinemark USA, Inc. is rated "BB-" and "Ba3" by S&P and Moody's, respectively. The Cinemark Credit Leases are "Bondable" in that they require the Cinemark Credit Lease Tenant to pay all rent due under the related Cinemark Credit Lease without deduction, setoff, abatement or other reduction, notwithstanding casualty, condemnation and prohibition of use (except as otherwise described below). The Cinemark Credit Leases may not be terminated for any reason other than (i) a material taking (defined in the Cinemark Credit Leases as 35% of the land or improvements or greater), (ii) if the Cinemark Credit Lease Tenant cannot rebuild as a result of a material casualty, (iii) if at any time after ten years after the commencement of the Cinemark Credit Leases, the Credit Tenant determines in its reasonable business judgment that the operation of such Cinemark Credit Lease Property is uneconomic, obsolete or surplus to other properties owned or operated by the Cinemark Credit Lease Tenant or (iv) if, with respect to the Cinemark Credit Lease Properties owned by the Cinemark Borrowers known as Pricino II, LP, Pricino VI, LP and Pricino VIII, LP, certain zoning and replatting matters are not resolved by a date specified in the related loan documents; provided, however, that under such circumstances, in order to terminate the related Cinemark Credit Lease, the Cinemark Credit Lease Tenant must purchase the related Cinemark Credit Lease Property for an amount sufficient to purchase US Treasuries that will provide payments which replicate the scheduled payments of principal and interest due under the related Cinemark Credit Lease Loan. In addition, each of the Cinemark Credit Leases provide that at any time after the expiration of two years from the commencement of such Credit Lease, the Cinemark Credit Tenant may purchase the related Cinemark Borrower's interest under the related Cinemark Credit Lease Property by conveying a new property to such Cinemark Borrower and executing a new Cinemark Credit Lease with terms substantially similar to the original Cinemark Credit Lease. In order to effect such a substitution, certain terms and conditions must be satisfied, including among other things, (i) no more than one substitution may take place in any twelve month period, (ii) no more than six of the Original Cinemark Credit Lease Properties may be substituted,
(iii) the Trustee has received confirmation from each of the Rating Agencies that such substitution will not result in a qualification, downgrade or withdrawal of the then-current rating of any Class of Certificates and (iv) the Trustee has received an opinion of counsel that such substitution will not affect the REMIC status of the Trust Fund. In the event the Cinemark Credit Lease Tenant subleases any of the Cinemark Credit Lease Properties, the Cinemark Credit Lease Tenant remains fully liable for the performance of its obligations under the related Cinemark Credit Lease. See "Risk Factors -- The Mortgage Loans -- Credit Quality of Credit Tenants and Guarantors" and "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   See "Risk Factors -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Credit Lease Properties" for a discussion of certain matters associated with credit lease properties.

The Oxford Center Loan and Property

   The Loan. The sixth largest Mortgage Loan in the Mortgage Pool (the "Oxford Center Loan") was originated by NACC on March 10, 1998, had an original principal balance of $99,464,749 and has a Cut-off Date Principal Balance of $99,464,749, which represents approximately 3% of the Initial Pool Balance. The Oxford Center Loan is secured by a fee Mortgage encumbering an office property (the "Oxford Center Office Property") located in Pittsburgh, Pennsylvania.

Cut-off Date
Principal Balance:         $99,464,749

Origination Date:          March 10, 1998

Loan Type:                 ARD

Monthly Payment:           $731,131.39

Interest Rate:             8.019%

Amortization Term:         360 months

Debt Constant:             8.82%

DSCR:                      1.39

LTV:                       70%

Anticipated
Repayment Date:            March 11, 2008

ARD Balance:               $89,035,616

ARD LTV:                   62%

Borrower Special
 Purpose Entity:           Yes, with independent director and
                           non-consolidation opinion
% of Initial
Pool Balance:              3%

Maturity Date:             March 11, 2028

Property Type:             Office

No. of Properties:         1

Location of Property:      Pittsburgh, PA

Appraised Value:           $143,000,000

Square Feet:               1,008,222

Year Built:                1982

Cut-off Date
Principal Balance/SF:      $99

Fee or Leasehold:          Fee

Major Tenants*:            Dusquesne Light Company, Westinghouse
                           Electric Corporation

Occupancy:                 91%

Lock Box:                  Hard

* Certain tenants are subletting most of their space.

   The Borrower. Oxford Development Company/Grant Street (the "Oxford Center Borrower") is a special purpose Pennsylvania limited partnership comprised of
(i) OOC, Inc. (the "Oxford Center General Partner"), a special purpose Pennsylvania corporation, which is the sole general partner of the Oxford Center Borrower, (ii) Oxford Development Company-Pittsburgh ("ODC-Pittsburgh"), a Pennsylvania limited partnership and (iii) L&M Associates, a Pennsylvania limited partnership. The Oxford Center General Partner is owned by ODC-Pittsburgh. The sole general partner of ODC-Pittsburgh is OOC-Pittsburgh, LLC, a special purpose Delaware limited liability company, all of the membership interests in which are owned by L&M Associates. An affiliate of NACC ("NACC Affiliate") is a limited partner in ODC-Pittsburgh and has a 20% interest in profits of ODC-Pittsburgh. In addition, such affiliate of NACC has an obligation to contribute up to $4,000,000 to ODC-Pittsburgh (for contribution to the Oxford Center Borrower) if necessary to cover certain rollover expenses (as described below under "--Lock Box; Reserve Accounts; Audits"). See "Risk Factors -- The Mortgage Loans -- Common Equity Investments by Affiliates of NACC" herein. Indian Preferred LLC, a New York limited liability company ("Indian LLC") that is an affiliate of Lazard Fr|f4res Real Estate Fund II L.P. ("Lazard"), holds a 0.5% general partnership interest in ODC-Pittsburgh, and will continue to hold such interest until a mezzanine financing in the amount of approximately $20,170,013 (the "Oxford Center Mezzanine Loan"), made on March 10, 1998 by Lazard to ODC-Pittsburgh, is repaid in full and the capital contribution of Indian LLC has been returned in accordance with the partnership agreement for ODC-Pittsburgh. The Oxford Center Mezzanine Loan is secured by pledges of certain partnership interests in ODC-Pittsburgh and L&M's limited partnership interest in the Oxford Center Borrower. Lazard has entered into a standstill agreement with NACC pursuant to which Lazard is not permitted to exercise its remedies against ODC-Pittsburgh or under the pledges made to secure the Oxford Center Mezzanine Loan before the earlier of (i) March 11, 2008 (the "Oxford Center Anticipated Repayment Date") and (ii) the repayment in full of the Oxford Center Loan. See "Risk Factors--The Mortgage Loans--Other Financing" herein.

   Defeasance. Defeasance is not permitted prior to the second anniversary of the Closing Date of the Certificates. Thereafter, prior to the Oxford Center Anticipated Repayment Date, all or any portion of the Oxford Center Loan may be defeased upon the satisfaction of certain conditions specified in the related loan documents in the manner described above. See "Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Oxford Center Borrower has entered into a lock box agreement pursuant to which all rent from the Oxford Center Office Property is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" herein. The Oxford Center Borrower has also established Reserve Accounts, including an ongoing tax reserve account, an insurance reserve account, an ongoing capital reserve account, a required repairs reserve account and a rollover reserve account. Specifically, $3,000,000 was reserved at closing for tenant rollover. Prior to January 2003 and January 2005, to the extent such reserve has previously been drawn upon, it will be replenished from cash flow so that there will be $3,000,000 available for rollover costs in each of 2003 and 2005. In addition, in the event certain anticipated rollover costs are not covered by cash flow and the $3,000,000 reserve, the Oxford Center Borrower has an obligation to fund up to an additional $4,000,000 for rollover costs related to four designated spaces, in amounts up to $1,000,000 for one space, $2,000,000 for another space and $1,000,000 for the two other designated spaces. NACC Affiliate has agreed to make a capital contribution to ODC-Pittsburgh (which will be contributed by ODC-Pittsburgh to the Oxford Center Borrower) at that time, if needed to enable the Oxford Center Borrower to fund the additional $4,000,000. See "Risk Factors -- The Mortgage Loans -- Equity Investments by Affiliates of NACC," "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" and "The Pooling and Servicing Agreement -- Accounts -- Cash Collateral Accounts" herein. The Oxford Center Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

   The Property Manager. The Oxford Center Property is managed by the Oxford Development Company (the "Oxford Center Property Manager"), an entity controlled by the principals of the Oxford Center Borrower. The Oxford Center Manager is paid a management fee equal to the greater of (i) 1.35% of the rental income of the Oxford Center Office Property and (ii) $20,000 per month. In addition, the Oxford Center Property Manager is entitled to leasing commissions and a 6% construction management fee when performing such services. Such management fees and commissions are subordinate to debt service. The lender may terminate the Oxford Center Property Manager upon an event of default under the Oxford Center Loan or (i) on or prior to March 1, 1999, if the DSCR is less than 1.0 and (ii) after March 1, 1999, if the DSCR is less than 1.15.

   The Property. The Oxford Center Office Property is located in Pittsburgh, Pennsylvania. It consists of a 45-story office tower, a four-level retail and office arcade connected by a sky bridge to a ten-level, 839-car parking garage and a two-level athletic and dining club above the parking garage. The Oxford Center Office Property contains 1,008,222 net rentable square feet of which 871,597 square feet is office space, 68,401 square feet is retail space and 68,224 square feet is club space or storage for the club. Major tenants include Duquesne Light Company and Westinghouse Electric Corporation (together leasing approximately 48% of the property) with leases expiring in 2003 and 2000, respectively. Both tenants sublease a substantial portion of their space and, with the exception of Duquesne Light Company's sublease to Buchanan Ingersol (124,611 square feet), each sublease is co-terminus with its respective master lease. The Buchanan Ingersol sublease extends until June 2003, and upon Duquesne Light Company's lease expiring in 2003, the Buchanan Ingersol lease will become a prime lease with the Oxford Center Borrower that will extend until 2005. As of January 31, 1998, the Oxford Center Office Property was 91% occupied and the appraised value was $143,000,000.

   See "Risk Factors -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Office Properties" for a discussion of certain matters associated with office properties.

The Springfield Mall Loan and Property

   The Loan. The seventh largest Mortgage Loan in the Mortgage Pool (the "Springfield Mall Loan") was originated by NACC on March 19, 1998 (the "Springfield Mall Closing Date"), had an original principal balance and a Cut-off Date Principal Balance of $90,931,704, which represents approximately 2% of the Initial Pool Balance. The Springfield Mall Loan is evidenced by a Note (the "Springfield Mall Note") that is cross-collateralized and cross-defaulted with a pari passu note (the "Other Springfield Mall Note") in an equal amount (the aggregate indebtedness represented by such two notes being referred to herein as the "Total Springfield Mall Loan"). The Total Springfield Mall Loan had an original principal balance of $181,863,408 and is secured by a fee and leasehold Mortgage encumbering a retail property (the "Springfield Mall Retail Property") located in Springfield, Virginia.

Cut-off Date
Principal Balance:          $90,931,704

Origination Date:           March 19, 1998

Loan Type:                  ARD

Monthly Payment:            $699,186.13

Interest Rate:              8.50%

Amortization Term:          360 months

Debt Constant:              9.23%

DSCR:                       1.18(1)

Cut-off Date LTV:           75%

Anticipated
Repayment Date:            April 11, 2013

ARD Balance:                $74,247,772

ARD LTV:                    61%

Borrower Special
Purpose Entity:             Yes, with independent director and
                            non-consolidation opinion

% of Initial
Pool Balance:               2%

Maturity Date:              April 11, 2028

Property Type:              Anchored Retail

No. of Properties:          1

Location of Property:       Springfield, VA

Appraised Value:            $243,000,000

Square Feet:                1,418,944

Year Built/Renovated:       1973/1991

Total Cut-off Date
Principal Balance/SF:(1)    $128

Fee or Leasehold:           Fee

Major Tenants:              Macy's, Montgomery Wards, JC Penney

Occupancy:                  93%

Lock Box:                   Hard

------------
(1) Calculated based on the outstanding principal balance of the Total Springfield Mall Loan as of the Cut-off Date.

   The Other Springfield Mall Note is being held by NACC and it is anticipated such note will be included in a mortgage securitization of an affiliate of the Depositor in the future. The Springfield Mall Note was separated from the Other Springfield Mall Note to reduce exposure to one borrower in a securitization. The Total Springfield Mall Note will be serviced by the Servicer and specially serviced by the Special Servicer and, in the event servicing is transferred to the Subservicer or another servicer, the servicing for the Total Springfield Mall Loan will be transferred.

   The Borrower. Franconia Two, L.P. (the "Springfield Mall Borrower") is a special purpose Virginia limited partnership comprised of (i) Franconia GP Corporation (the "Springfield Mall GP"), a special purpose Virginia corporation and (ii) Franconia Associates ("Franconia"), a Virginia general partnership. Franconia owns 100% of the stock of the Springfield Mall GP but does not have voting rights with respect to the Springfield Mall GP. Instead, Franconia's stock will be voted by Fischer Reese Associates, Inc. (the "Springfield Mall Property Manager"), pursuant to a voting trust agreement between the Springfield Mall Property Manager and Franconia, dated the Springfield Mall Closing Date. The majority owner of Franconia is Meshulam Riklis ("Riklis"). On March 19, 1998, The Chase Manhattan Bank ("Chase") made a loan to Riklis and Franconia in the amount of $2,500,000 (the "Chase Mezzanine Loan"). On March 19, 1998, World Wide Computer Partnership, L.P. ("World Wide"), a Delaware limited partnership controlled by Riklis and affiliated with the Springfield Mall Borrower, made a loan to Franconia in the amount of $100,000,000 (the "World Wide Mezzanine Debt"). The World Wide Mezzanine Debt amended, consolidated, restated and replaced in its entirety, promissory notes made by Franconia beginning in 1980 to fund the cost of tenant improvements, buyouts of leases and construction costs. Principal and interest payments are not due under the World Wide Mezzanine Debt until April 1, 2029 (the "World Wide Maturity Date"). Thus, Franconia has no obligations under the World Wide Mezzanine Debt until after the World Wide Maturity Date, which is almost a year after the stated maturity date for the Springfield Mall Loan. The World Wide Mezzanine Debt may not be transferred or pledged and is subordinate to the Springfield Mall Loan. See "Risk Factors--The Mortgage Loans--Other Financing" herein.

    Defeasance. Defeasance is not permitted prior to the second anniversary of the Closing Date of the Certificates. Thereafter, prior to the Springfield Mall Anticipated Repayment Date, all or any portion of the Springfield Mall Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" herein.

   Lock Box; Reserve Accounts; Audits. The Springfield Mall Borrower has entered into a lock box agreement whereby all rent from the Springfield Mall Retail Property is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" herein. The Springfield Mall Borrower has also established Reserve Accounts, including a required repairs reserve account, an ongoing tax and insurance reserve account, an ongoing replacement reserve account, an ongoing tenant improvement and leasing reserve account, and an ongoing ground lease rent reserve account. See "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" herein. The Springfield Mall Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

   The Property Manager. The Springfield Mall Retail Property is managed by the Springfield Mall Property Manager, an entity that controls the Springfield Mall GP pursuant to the voting trust agreement (as described above under "--The Borrower). The Springfield Mall Property Manager is paid a management fee equal to $68,000 per month, not to exceed 5.5% of the base and percentage rent of the Springfield Mall Retail Property minus the greater of
(i) $100,000 and (ii) the actual cost of on-site leasing personnel. In addition, the Springfield Mall Property Manager is entitled to an incentive fee of 4% of the amount by which the amount of net operating income (as defined in the loan documents) of the Springfield Mall Retail Property exceeds $20,000,000. The management fee and incentive fee are subordinate to debt service. The lender may terminate the Springfield Mall Property Manager upon an event of default under the Springfield Mall Loan or if the DSCR is less than 1.0, provided that there is a grace period for termination of one year if the DSCR has fallen to 1.0 as a result of a casualty or the loss of an anchor tenant.

   The Ground Lease. A small portion of the parking for the Springfield Mall Retail Property (consisting of 465 parking spaces) is located on 4.4 acres of land leased to the Springfield Mall Borrower pursuant to a ground lease that expires on October 27, 2010. Without the ground leased parcel, the Springfield Mall Retail Property would have parking spaces in excess of local zoning requirements. See "Risk Factors--The Mortgage Loans--Ground Leases" for a discussion of certain matters associated with ground leases.

   The Property. The Springfield Mall Retail Property is located at the intersection of I-95 and Franconia Road in Springfield, Virginia. It is a super regional enclosed mall with two outparcel stores (totaling approximately 1,418,944 square feet) located on 78.57 acres. The Springfield Mall Retail Property is anchored by Macy's (approximately 252,245 square feet), Montgomery Wards (approximately 180,841 square feet) and JC Penney (approximately 209,144 square feet). All of the anchors own their own stores. The Macy's store is built on land leased from the Springfield Mall Borrower. Although Montgomery Ward is currently in bankruptcy, the store's sales are approximately $200 per square foot, which is higher than its national average. Other major tenants include a General Cinema 1-10 movie theater (approximately 64,510 square feet), Sports Authority (approximately 42,987 square feet), Modell's Sporting Goods (approximately 21,180 square feet) and Linens N Things (approximately 19,776 square feet). Average in-line store sales are over $260 per square foot. The Springfield Mall Retail Property has a total of 8,377 parking spaces. As of February 1, 1998, the Springfield Mall Retail Property was 93% leased and the appraised value was $243,000,000.

   See "Risk Factors--The Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties" for a discussion of certain matters associated with retail properties.

    Significant Terms Regarding Mortgage Loans Over $50,000,000. Ten Mortgage Loans, with Cut-off Date Principal Balances which range between $50,823,254 and $81,871,306 and which represent approximately 16% of the Initial Pool Balance are described below.

Atlanta Marriott Marquis Hotel Loan and Property

Cut-off Date
Principal Balance:          $81,871,306

Origination Date:           January 30, 1998

Loan Type:                  ARD

Monthly Payment:            $600,649.08

Interest Rate:              7.40%

Amortization Term:          300 months

Debt Constant:              8.80%

DSCR:                       1.82x(1)

LTV:                        57%

Anticipated
Repayment Date:             February 11, 2010

ARD Balance:                $61,585,234

ARD LTV:                    43%

Borrower Special
Purpose Entity:             Yes, with independent director and a
                            non-consolidation opinion
% of Initial Pool
Balance:                    2%

Maturity Date:              February 11, 2023

Property Type:              Hotel

No. of Properties:          1

Location of Property:       Atlanta, GA

Appraised Value:            $288,000,000

Rooms:                      1,671

Year Built/Renovated:       1985/1997

Total Cut-off Date
Principal Balance/Room:(1)  $97,990

Fee or Leasehold:           Fee

Franchise:                  Marriott

Occupancy:                  71%

Lock Box:                   Hard lockbox in the event the credit rating of
                            Marriott International Inc. is downgraded below
                            BBB+.

   Borrower/Sponsor: The borrower is HMA Realty Limited Partnership, a special purpose entity with a general partner which is indirectly owned and controlled by Host Marriott Corporation.

   The Property: The Atlanta Marriott Marquis Hotel, located in Downtown Atlanta, is the largest convention hotel in Atlanta. The hotel is an atrium-style, convention oriented facility with 1,671 guest rooms, including 69 suites, 5 restaurants, 2 lounges, an indoor-outdoor pool, health club and full business services.

                         1995      1996      1997
                      --------- ---------  --------
Occupancy ...........     71.6%      68.6%     70.9%
Average Daily Rate:    $116.02    $131.91   $127.88

   Special Features: The Atlanta Marriott Marquis Loan included in this transaction is part of a loan comprised of two notes with a total original principal balance of $164,000,000. The two notes are pari passu and cross-collateralized and cross-defaulted.

------------
(1) Calculated based on the outstanding principal balance of the Total Atlanta Marriott Marquis Loan as of the Cut-off Date.

 The FAC Realty Pool Loan and Properties

Cut-off Date
Principal Balance:         $67,174,650

Origination Date:          March 11, 1998

Loan Type:                 ARD

Monthly Payment:           $545,342.88

Interest Rate:             9.10%

Amortization Term:         360 months

Debt Constant:             9.74%

DSCR:                      1.48

Cut-off Date LTV:          56%

Anticipated
Repayment Date:            March 11, 2013

ARD Balance:               $56,215,501

ARD LTV:                   47%

Borrower Special
Purpose Entity:            Yes, with an independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              2%

Maturity Date:             March 11, 2028

Property Type:             Factory Outlet and Community Shopping Centers

No. of Properties:         11

Location of Property:      1 Kentucky, 2 Missouri, 3 North Carolina,
                           1 Alabama, 1 Nebraska, 1 Iowa, 1 Florida,
                           1 Texas

Appraised Value
(aggregate for pool):      $120,150,000

Square Feet:               1,638,284

Range of Year
Built/Renovated:           1960-1996/1996

Cut-off Date Balance/SF:   $41

Fee or Leasehold:          Fee

Occupancy:                 94%

Lock Box:                  Hard

   Borrower/Sponsor: The borrower is FAC Mortgage, LLC, a Delaware special purpose entity, which is an affiliate of FAC Realty Trust, Inc., a publicly traded, self-administered and self-managed REIT.

   The Properties: The properties consist of nine factory outlet centers and two shopping centers located in eight states. Common tenants include Bugle Boy, C.S. Factory, Carolina Pottery and Black & Decker.

The University Mall Loan and Property

Cut-off Date
Principal Balance:         $64,800,478

Origination Date:          December 17, 1997

Loan Type:                 ARD

Monthly Payment:           $486,785.71

Interest Rate:             8.233%

Amortization Term:         360 months

Debt Constant:             9.01%

DSCR:                      1.47

Cut-off Date LTV:          53%

Anticipated
Repayment Date:            January 11, 2013

ARD Balance:               $52,357,984

ARD LTV:                   43%

Borrower Special
Purpose Entity:            Yes, with an independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              2%

Maturity Date:             January 11, 2028

Property Type:             Retail

No. of Properties:         1

Location of Property:      Tampa, FL

Appraised Value:           $122,300,000

Square Feet:               657,361

Year Built/SF:             1973/1996

Cut-off Date Balance/SF:   $99

Fee or Leasehold:          Fee

Major Tenants:             Sears, JC Penney, Dillards, Burdene's and
                           Montgomery Ward

Occupancy:                 86%

Lock Box:                  Hard

    Borrower/Sponsor: The borrower is Glimcher University Mall Limited Partnership, a special purpose entity which is owned and controlled by Glimcher Realty Trust, a publicly owned and traded REIT. The borrower purchased the University Mall Retail Property in 1997.

   The Property: The University Mall Retail Property was developed by DeBartolo and JC Penney. A major renovation was completed in 1996. There are 5 anchors: Dillards, Sears, JC Penney, Burdines and Montgomery Ward, of which only the JC Penney store is part of the collateral. The property also includes a 16-screen movie theater. In-line stores include The Limited, Victoria's Secret, Sam Goody and Lerners. Anchor sales range from $118 per square foot to $180 per square foot. In-line store sales are approximately $250 per square foot.

   Special Features: The borrower has established Reserve Accounts, including a rollover reserve, which will be funded to $800,000 by 2005 for tenant rollover in 2006 and 2007, a capital expenditure reserve and a roof repair reserve which will be funded to $2,700,000 out of excess cash flow through 2005. See "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" herein.

The Edgewater Hills Loan and Property

Cut-off Date
Principal Balance:         $55,988,456

Origination Date:          March 9, 1998

Loan Type:                 ARD

Monthly Payment:           $410,823.46

Interest Rate:             8.00%

Amortization Term:         360 months

Debt Constant:             8.81%

DSCR:                      1.15

Cut-off Date LTV:          75%

Anticipated
Repayment Date:            March 11, 2008

ARD Balance:               $50,095,220

ARD LTV:                   67%

Borrower Special
Purpose Entity:            Yes, with independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              2%

Maturity Date:             March 11, 2028

Property Type:             Multifamily

No. of Properties:         1

Location of Property:      Framingham, MA

Appraised Value:           $75,000,000

Units:                     1,020

Year Built:                1974

Cut-off Date Balance/SF:   $54,891

Fee or Leasehold:          Fee

Occupancy:                 94%

Lock Box:                  Soft

   Borrower/Sponsor: The borrower is Waterview Properties Associates Limited Partnership, a special purpose entity that has owned and managed the Edgewater Hills Multifamily Property for 14 years.

   The Property: The Edgewater Hills Multifamily Property is well located near the Massachusetts Turnpike within commuting distance to Boston. The property has several amenities including a newly renovated clubhouse, healthclub, swimming pool, jacuzzi, tennis court and basketball court.

The Hunters Branch Loan and Property

Cut-off Date
Principal Balance:         $55,278,713

Origination Date:          November 13, 1997

Loan Type:                 ARD

Monthly Payment:           $425,045.48

Interest Rate:             8.50%

Amortization Term:         360 months

Debt Constant:             9.23%

DSCR:                      1.20

Cut-off Date LTV:          71%

Anticipated
Repayment Date:            April 11, 2013

ARD Balance:               $45,062,138

ARD LTV:                   58%

Borrower Special
Purpose Entity:            Yes, with an independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              1%

Maturity Date:             April 11, 2028

Property Type:             Office

No. of Properties:         1

Location of Property:      9300 Lee Highway Vienna, VA

Appraised Value
(aggregate for pool):      $78,000,000

Square Feet:               402,302

Year Built:                1987

Cut-off Date Balance/SF:   $137

Fee or Leasehold:          Fee and Leasehold

Major Tenants:             ICF Kaiser, American Capital, Oden Pheldman

Occupancy:                 96%

Lock Box:                  Hard

   Borrower/Sponsor: The borrower is Hunters Branch Partners L.L.C., a special purpose entity controlled by Argo Investments, the Foulger family, and ICF Kaiser International, Inc. The Foulger family is a prominent developer in the Washington, D.C. area.

   The Property: Hunter's Branch is a well located Class A office property consisting of two mirror buildings immediately adjacent to the Vienna metro station. The largest tenant, ICF Kaiser International, Inc., which has an interest in the property, occupies 50% of the property. ICF Kaiser International, Inc. is a publicly traded engineering, construction, property management and consulting service company. Its current lease term expires in October, 2012. The borrower has established Reserve Accounts, including an ongoing rollover reserve account that will reach approximately $6,900,000 by October, 2012. Other tenants include American Capital and Oden Pheldman. Amenities include health club facilities, a deli and an auditorium.

The Mall Del Norte Loan and Property

Cut-off Date
Principal Balance:         $52,244,472

Origination Date:          March 13, 1998

Loan Type:                 ARD

Monthly Payment:           $401,715.01

Interest Rate:             8.50%

Amortization Term:         360 months

Debt Constant:             9.23%

DSCR:                      1.44

LTV:                       65%

Anticipated
Repayment Date:            April 11, 2013

ARD Balance:               $42,658,700

ARD LTV:                   53%

Borrower Special
Purpose Entity:            Yes, with an independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              1%

Maturity Date:             April 11, 2028

Property Type:             Retail

No. of Properties:         1

Location of Property:      Laredo, Texas

Appraised Value:           $80,000,000

Square Feet:               1,184,137

Year Built/Renovated:      1977/1993

Cut-off Date Balance/SF:   $44

Fee or Leasehold:          Fee

Major Tenants:             Dillards, Sears, JC Penney

Occupancy:                 93%

Lock Box:                  Hard

    Borrower/Sponsor: The borrower consists of three affiliated entities:
Lone Star Mall LP, EDA. Laredo LP and Enterprise Laredo Associates ("Enterprise"). Enterprise has developed and/or acquired over $390,000,000 of real estate assets, which include retail centers, office buildings, apartment buildings and land.

   The Property: The Mall Del Norte Retail Property is a super regional mall with three outparcel stores, all of which are owned by the borrower. It is located at the intersection of I-35 and Hillside Road in Laredo, Texas. The Mortgaged Property has nine anchor tenants -- Dillard's, JC Penney, Montgomery Ward, Sears, Beall's, Foley's, Foley's Home, Joe Brand and Mervyn's. Mall Del Norte is the only super regional mall within a 140-mile radius.

   Special Features: The Mall Del Norte Loan refinanced a wrap mortgage which is held by an affiliate of the Mall Del Norte Borrower. The wrap mortgage is subordinate to the loan and is pledged to the lender as additional collateral.

The HQ Plaza Loan and Properties

Cut-off Date
Principal Balance:         $53,132,485

Origination Date:          December 4, 1997

Loan Type:                 ARD

Monthly Payment:           $419,039.88

Interest Rate:             8.69%

Amortization Term:         351 months

Debt Constant:             9.46%

DSCR:                      1.64

Cut-off Date LTV:          55%

Anticipated
Repayment Date:            December 11, 2012

ARD Balance:               $42,895,026

ARD LTV:                   44%

Borrower Special
Purpose Entity:            Yes, with independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              1%

Maturity Date:             March 11, 2027

Property Type:             Office/Hotel

No. of Properties:         2

Location of Property:      Morristown, NJ

Appraised Value
(aggregate for pool):      $97,000,000

Units:                     732,000 SF (office); 256 rooms (hotel)

Year Built/Renovated:      1982/1997

Cut-off Date
Principal Balance/SF:      $59 (office portion); $38,004/room
                           (hotel portion)

Fee or Leasehold:          1 Fee, 1 Leasehold

Major Tenants:             AT&T, Riker Danzig, Price Waterhouse

Occupancy:                 94% (Office), 72% (Hotel)

Lock Box:                  Hard

   Borrower/Sponsor: The borrowers are Second Roc-Jersey Associates, L.L.C., and Fifth Roc-Jersey Associates, L.L.C., jointly and severally. Each borrower is a special purpose entity affiliated with Olnick-Fisher Development Associates, a real estate development firm which developed and manages the HQ Plaza Office Property.

   The Property: The HQ Plaza Office Property is a Class A office complex and offers superior on-site amenities including a health club and various retail services.

The Brandywine Square Loan and Property

Cut-off Date
Principal Balance:         $51,874,868

Origination Date:          December 27, 1996

Loan Type:                 ARD

Monthly Payment:           $402,602.24

Interest Rate:             8.58%

Amortization Term:         360 months

Debt Constant:             9.31%

DSCR:                      1.17

Cut-off Date LTV:          74%

Anticipated
Repayment Date:            December 11, 2007

ARD Balance:               $47,044,175

ARD LTV:                   67%

Borrower Special
Purpose Entity:            Yes, with an independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              1%

Maturity Date:             November 11, 2027

Property Type:             Retail

No. of Properties:         1

Location of Property:      Downingtown, PA

Appraised Value:           $70,000,000

Square Feet:               561,942

Year Built/Renovated:      1996

Cut-off Date Balance/SF:   $92

Fee or Leasehold:          Fee

Major Tenants:             B.J.'s Warehouse, Hechinger's, Regal Cinema

Occupancy:                 85%

Lock Box:                  Hard

   Borrower/Sponsor: The borrower is Brandywine Square Associates, a limited partnership whose limited partners include Exton Shopping, a corporation wholly owned by the Rouse Company.

   The Property: The Brandywine Square Retail Property is a newly constructed power center that is well located in a highly visible corner location. The property has diverse tenants including BJ's, Phar-Mor, Hechinger's, Dick's & PetsMart.

   Special Features: The borrower established Reserve Accounts including a rollover reserves of $75,000 annually and on-going capital reserves of $48,209-$54,550. See "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" herein.

The Park Center Plaza Loan and Property

Cut-off Date
Principal Balance:         $51,012,644

Origination Date:          February 24, 1998

Loan Type:                 ARD

Monthly Payment:           $392,243.09

Interest Rate:             8.50%

Amortization Term:         360 months

Debt Constant:             9.23%

DSCR:                      1.25

Cut-off Date LTV:          58%

Anticipated
Repayment Date:            April 11, 2008

ARD Balance:               $46,124,620

ARD LTV:                   53%

Borrower Special
Purpose Entity:            Yes, with independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              1%

Maturity Date:             March 11, 2028

Property Type:             Office

No. of Properties:         1

Location of Property:      San Jose, CA

Appraised Value:           $87,400,000

Square Feet:               408,000

Year Built/Renovated:      1985

Cut-off Date Balance/SF:   $125

Fee or Leasehold:          Fee

Major Tenants:             Pacific Bell, Price Waterhouse, County of
                           Santa Clara

Occupancy:                 96%

Lock Box:                  Hard

   Borrower/Sponsor: The Borrower is SJ Plaza, LLC, a special purpose entity owned by Divco Park Center Investors, LLC ("Divco") and Harvard Private Capital Realty, Inc. Divco is a full service real estate investment, development, management and construction firm which has been in business for over 25 years and currently owns and manages over ten million square feet of real estate in the United States and Canada.

    The Property: The Park Center Office Property is a Class A office building located in the central business district of San Jose, California, with good exposure and access to the entire downtown area. A variety of conveniently accessible services is available at the property including three restaurants, two travel agencies, a full service Federal Express office, and a photo service.

The Atlantic Center Loan and Property

Cut-off Date
Principal Balance:         Note A: 50,823,254
                           Note B: 12,325,815

Origination Date:          March 16, 1998

Loan Type:                 ARD

Monthly Payment:           Note A: 390,786.89
                           Note B: 119,103.50

Interest Rate:             Note A: 8.50%
                           Note B: 7.366%

Amortization Term:         Note A: 360
                           Note B: 356

Debt Constant:             9.23%(1)

DSCR:                      1.19x

Cut-off Date LTV:          72%(1)

Anticipated
Repayment Date:            April 11, 2013

ARD Balance:               Note A: 41,498,311
                           Note B: 6,496,600

ARD LTV:                   55%

Borrower Special
Purpose Entity:            Yes, with independent director and a
                           non-consolidation opinion

% of Initial
Pool Balance:              2%

Maturity Date:             April 11, 2028

Property Type:             Retail

No. of Properties:         1

Location of Property:      Brooklyn, NY

Appraised Value:           $88,000,000

Square Feet:               393,773

Year Built/Renovated:      1996

Cut-off Date
Principal Balance/SF:      $129

Fee or Leasehold:          Leasehold

Major Tenants:             Caldors, Pathmark, The Sports Authority

Occupancy:                 99%

Lock Box:                  Hard

Special Note:              Yes (identified above as Note B)

-------------
(1) Excludes Note B

   Borrower/Sponsor: The borrower is Atlantic Center Fort Green Associates, L.P., a special purpose entity controlled by Forest City Ratner Companies ("Forest City), an entity which owns and operates office, housing, hotel and retail properties in 22 states and has assets valued in excess of $2.5 billion. The borrower is affiliated with four other borrowers controlled by Forest City, under the Mortgage Loans known as Forest City Bruckner, Forest City--After Six Gunhill Sneaker Stadium and Gunhill Home Depot. See "Risk Factors--The Mortgage Loans--Mortgage Loans to Affiliated Borrowers" herein.

   The Property: The Atlantic Center Retail Property is situated on a 24-acre site located in downtown Brooklyn, New York. The center is anchored by Caldor and Pathmark, and its tenants include national retail chains such as Circuit City, Kids-R-Us, Office Max and Sports Authority.

   Special Features: The Atlantic Center Retail Property is located on land leased to the borrower pursuant to a 99-year ground lease with the City of New York. See "Risk Factors--The Mortgage Loans--Ground Leases" herein. The borrower established Reserve Accounts including a ground lease reserve for ground lease payments. See "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" herein. The Atlantic Center Loan is represented by a Note and a Special Note as described herein under "Description of the Mortgage Pool--The Mortgage Loan Program--Underwriting Standards."

ADDITIONAL MORTGAGE LOAN INFORMATION

                    GENERAL MORTGAGE LOAN CHARACTERISTICS
               (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance (1) ........................................................       $3,722,686,278
Number of Mortgage Loans ........................................................                  325
Number of Notes .................................................................                  335
Number of Mortgaged Properties ..................................................                  436
Average Mortgage Loan Balance ...................................................       $   11,454,419
Weighted Average Mortgage Rate ..................................................                8.001%
Range of Mortgage Rates .........................................................        6.69 to 9.50%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
 Repayment Date .................................................................                  153
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date               62--265
Weighted Average Original Amortization Term .....................................                  336
Range of Original Amortization Terms ............................................               63-360
Weighted Average Net Cash Flow DSCR (2) .........................................                 1.47
Range of Net Cash Flow DSCRs (2) ................................................            1.14-2.46
Weighted Average LTVs (3) .......................................................                   65%
Range of LTV (3) ................................................................             29 to 85
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (6)  ..                   53%
Percentage of Initial Pool Balance made up of:
 ARD Loans ......................................................................                   91%
 Fully Amortizing Loans (other than ARD Loans) ..................................                    9%
 Balloon Loans ..................................................................          less than 1%
Delinquent as of Cut-off Date ...................................................                    0%

------------
(1)    Subject to a permitted variance of plus or minus 5%.

(2) "Net Cash Flow DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgage Loan (as defined below). Weighted Average Net Cash Flow DSCR is calculated excluding the Credit Lease Loans. Unless otherwise specified herein, "DSCR" means Net Cash Flow DSCR. "Annual Debt Service" means the Monthly Payment (as defined herein) multiplied by twelve.

(3) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Principal Balance of such Mortgage Loan divided by the appraised Value of the Mortgaged Property or Properties securing such Mortgage Loan. LTV and Weighted Average LTV are calculated excluding the Credit Lease Loans.

(4) "LTV at Earlier of Anticipated Repayment Date or Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   The tables, Annex A and Annex B set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables, Annex A and Annex B were primarily derived from information provided to the Depositor by Bloomfield or NACC, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the tables, Annex A and Annex B:

   (1) "Net Cash Flow" or "NCF" is defined under "--The Mortgage Loan Program--Underwriting Standards" above.

   (2) "Underwritten NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions for non-hotel properties and before deducting for furniture, fixtures and equipment for hotel properties.

   (3) "Net Cash Flow DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan (as defined below). Unless otherwise specified herein, "DSCR" means Net Cash Flow DSCR.

   (4) "Annual Debt Service" means the Monthly Payment as of the Cut-off Date (as defined herein) multiplied by twelve.

   (5) "NOI DSCR" for any Mortgage Loan is equal to the Underwritten NOI from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan. For purposes of determining NOI DSCR with respect to the Park LaBrea Loan, the Springfield Mall Loan, the Atlanta Marriott Marquis Loan and the Westin Casuarina Resort Loan, NOI DSCR includes all other pari passu notes secured by the related Mortgaged Property.

   (6) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Principal Balance of such Mortgage Loan divided by the Value of the Mortgaged Property or Properties securing such Mortgage Loan. For purposes of determining LTV with respect to the Park LaBrea Loan, the Springfield Mall Loan, the Atlanta Marriott Marquis Loan and the Westin Casuarina Resort Loan, LTV includes all other pari passu notes secured by the related Mortgaged Property.

   (7) "Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the Value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the Value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original Value.

   (8) "1995 NOI," "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex B) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1995 NOI, 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1995 NOI, 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1995 NOI, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. In certain cases, 1997 NOI included information for the first quarter of 1998, but in no case are more than 12 months of revenues and expenses included.

   For purposes of determining 1997 NOI as set forth on Annex B:

   "Ann." means an annualized NOI calculated for the period indicated; and

   "TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

    "Imp TTM" means less than 12-months operating results were available and an imputed TTM was calculated from available information.

   (9) "Allocated Loan Amount" means, for each Mortgaged Property that is security for a Pool Loan, the portion of the principal amount of the related Pool Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Pool Loan was determined generally based on the ratio of the Net Cash Flow or net operating income or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, for all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise.

   (10) "Cut-off Date Allocated Loan Amount" means, for each Mortgaged Property, the Allocated Loan Amount of such property as of the Cut-off Date. In certain cases where Allocated Loan Amounts were not assigned by the loan documentation, NACC assigned Allocated Loan Amounts based on the above mentioned criteria.

   (11) "Original Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (12) "Cut-off Date Principal Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date after application of all payments of principal thereon, whether or not received.

   (13) "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date.

   (14) "Monthly Payment" means, for any Mortgage Loan, the current monthly debt service payable on the related Mortgage Loan.

   (15) "Annual Debt Service" means, for any Mortgage Loan, the current monthly debt service payment payable on April 11, 1998 times 12; provided, however, that in cases where loans have prepaid principal for some period ranging from six months to two years, annual debt service is the monthly debt service after the lower payment period has ended.

   (16) "Net Cash Flow DSCR" and NOI DSCR are as defined in the notes following the table "General Mortgage Loan Characteristics."

   (17) "Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

   (18) "Anticipated Repayment Date" or "ARD" means for ARD Mortgage Loans, the date on which excess cash flow is retained pursuant to the related lock-box agreements for application to payment of principal and, with respect to most of the ARD Loans the date on which Excess Interest begins to accrue.

   (19) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

   (20) "Remaining Lock-out" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid.

   (21) "Value" means, for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof prepared by an MAI appraiser not more than 18 months prior to the origination date of the related Mortgage Loan. See "Risk Factors--Limitations of Appraisals and Market Studies" herein.

   (22) "Balloon/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   (23) "Amortization" means, the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

    (24) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (25) "Units" and "Type" mean the number of units in the respective Mortgaged Property and the type of such Units.

   (26) "Occupancy" means the percentage of gross leaseable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   (27) "Underwritten Occupancy" or "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

   (28) "Tenant 1" "Tenant 2" and Tenant 3" (each a "Tenant") mean, with respect to the Office Properties and Retail Properties, the largest, second largest and third largest tenants, respectively, if any. These Tenants may occupy the space or sublease all or some portion thereof; provided that such Tenant remains responsible for all obligations under the lease. With respect to the Retail Properties such Tenants may be viewed as anchor tenants. An asterisk next to a Tenant means that the space occupied by such tenant is not owned by the related borrower.

   (29) " % of Total SF" means the square feet leased to Tenant as a percentage of the total square feet of the Mortgaged Property.

   (30) "Lease Expiration Date" means the year in which a Tenant's lease is schedule to expire.

   (31) "Stabilized Net Cash Flow" or "Stab Net Cash Flow" is as defined under "--The Mortgage Loan Program--Underwriting Standards" above.

   (32) "Stabilized Net Cash Flow DSCR" for any Mortgage Loan is equal to the Stabilized Net Cash Flow from the related Mortgaged Property or Properties divided by the Cut-off Date Principal Balance multiplied by the Assumed Constant. For purposes of determining Stabilized Net Cash Flow DSCR with respect to the Park LaBrea Loan, the Springfield Mall Loan, the Atlanta Marriott Marquis Loan and the Westin Casuarina Resort Loan, Stabilized Net Cash Flow DSCR includes all other pari passu notes secured by the related Mortgaged Property.

   (33) "Audit/Agreed Upon Procedures Upfront" indicates Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of NACC or the borrower. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by NACC as part of its underwriting procedures.

   (34) "Audit/Agreed Upon Procedures Forward" indicates Mortgaged Properties for which annual independent accountant audits or specified procedures are required throughout the term of the Mortgage Loan.

   (35) "Actual On-going Capital Reserve" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

   (36) "Underwritten On-going Capital Reserves" means the annual reserve per Unit or as a percentage of gross revenue deducted from NOI for purposes of calculating Net Cash Flow.

   (37) "GLA" means the square footage of the gross leaseable area of each Mortgaged Property. Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex B under the heading "Property Name" with an asterisk. Mortgage Loans accruing interest on the basis of the actual number of days elapsed and a 360-day year are indicated on Annex A under the heading "Mortgage Rate" with an asterisk.

   The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of the Mortgage Loans and the Notes on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Pool Loans, are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A and Annex B with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. No Mortgage Loan represents more than 5% of the entire pool of Mortgage Loans. See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics" herein.

   The information set forth in the following tables, Annex A and Annex B with respect to: (a) Weighted Average DSCR, Weighted Average Net Cash Flow DSCR, Weighted Average NOI DSCR or Weighted Average LTV, is calculated excluding the Credit Lease Loans, (b) the Weighted Average Amortization is calculated excluding the Eckerd Loan, the Forest City--Atlantic Loan and the Forest City--Bruckner Loan, (c) the Balloon/ARD Balances with respect to the Mortgage Loans secured by the Compton Town Center Loan, the Northwest Plaza Loan, the Village Waterford Loan, the Neighborhood Shopping Center Loan, the Holiday Inn Richmond Loan, the Union Cross Shopping Center Loan and the Evergreen Business Center Loan is calculated assuming that all scheduled prepayments are made, and (d) States includes Guam and the British West Indies as states.

                    RANGE OF DEBT SERVICE COVERAGE RATIOS


                                                                                   WEIGHTED
                                                      PERCENT BY      WEIGHTED     AVERAGE        WEIGHTED
CUT-OFF DATE        NUMBER OF       AGGREGATE         AGGREGATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
DEBT SERVICE        LOANS OR      CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
COVERAGE RATIO     POOL LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE         TERM           TERM         DSCR
----------------  ------------ -----------------  ----------------- ----------  ------------- --------------  ----------
1.0-1.099........       29       $  310,626,232           8.3%         7.750%        241            249           N/A
1.1-1.199........       11          316,343,076           8.5          8.413         156            357          1.17
1.2-1.299........       54          737,671,020          19.8          8.256         150            355          1.25
1.3-1.399........       76          756,001,258          20.3          7.730         132            352          1.35
1.4-1.499........       74          728,356,839          19.6          8.165         153            343          1.45
1.5-1.599........       20          116,937,817           3.1          8.621         158            316          1.56
1.6-1.699........       20          150,567,035           4.0          8.124         151            336          1.65
1.7-1.799........        9          189,468,768           5.1          8.046         127            345          1.76
1.8-1.899........       13          116,018,878           3.1          7.394         142            302          1.83
1.9-1.999........        5           38,974,403           1.0          7.806         198            280          1.94
2.0-2.099........        3           16,803,414           0.5          7.579         139            310          2.03
2.1-2.199........        4           44,341,372           1.2          7.106         126            344          2.13
GREATER THAN 2.2.        7          200,576,165           5.4          7.351         125            300          2.25
                  ------------ -----------------  ----------------- ----------  ------------- --------------  ----------
TOTAL/WTD. AVG..       325       $3,722,686,278           100%         8.001%        153            336          1.47
                  ============ =================  ================= ==========  ============= ==============  ==========


                        (TABLE RESTUBBED FROM ABOVE)


                                   WEIGHTED
                                   AVERAGE
CUT-OFF DATE           WEIGHTED   ANTICIPATED
DEBT SERVICE           AVERAGE     REPAYMENT
COVERAGE RATIO           LTV       DATE LTV
----------------     ----------  -------------
1.0-1.099........     N/A              N/A
1.1-1.199........      74               61
1.2-1.299........      70               59
1.3-1.399........      71               59
1.4-1.499........      65               53
1.5-1.599........      63               48
1.6-1.699........      57               45
1.7-1.799........      52               43
1.8-1.899........      56               41
1.9-1.999........      55               20
2.0-2.099........      58               43
2.1-2.199........      45               36
GREATER THAN 2.2.      48               38
                     ----------  -------------
TOTAL/WTD. AVG..       65%              53%
                     ==========  =============

                         RANGE OF LOAN-TO-VALUE RATIOS


                                                  PERCENT BY              WEIGHTED
                                    AGGREGATE      AGGREGATE   WEIGHTED   AVERAGE      WEIGHTED
                       NUMBER OF   CUT-OFF DATE  CUT-OFF DATE  AVERAGE  ANTICIPATED    AVERAGE    WEIGHTED  WEIGHTED
RANGE OF               LOANS OR     PRINCIPAL      PRINCIPAL   MORTGAGE  REMAINING   AMORTIZATION  AVERAGE  AVERAGE
LOAN TO VALUE RATIOS  POOL LOANS     BALANCE        BALANCE      RATE       TERM         TERM       DSCR      LTV
--------------------  ---------- --------------  ------------ --------  ----------- ------------  -------- --------
LESS THAN 30%........       1     $    3,667,246      0.1%      7.830%      177          240        2.46       29%
35%-39.99%...........       3         11,295,040      0.3       7.341       164          230        2.04       39
40%-44.99%...........       6         93,352,773      2.5       7.111       142          321        2.25       42
45%-49.99%...........       9        196,099,435      5.3       8.450       128          345        1.68       47
50%-54.99%...........      16        364,736,902      9.8       8.007       143          323        1.84       52
55%-59.99%...........      22        371,279,101     10.0       8.285       154          321        1.57       58
60%-64.99%...........      30        230,542,780      6.2       8.366       137          338        1.45       63
65%-69.99%...........      52        755,990,447     20.3       7.820       146          351        1.37       68
70%-74.99%...........      91      1,040,214,184     27.9       8.143       149          354        1.29       73
75%-79.99%...........      61        331,075,126      8.9       7.643       138          347        1.34       77
80%-84.99%...........      10         38,951,832      1.0       7.552       165          338        1.35       83
90%-94.99%...........      10         82,869,454      2.2       7.648       261          262         N/A      N/A
GREATER THAN 95% ....      14        202,611,958      5.4       7.832       238          245         N/A      N/A
                      ---------- --------------  ------------ --------  ----------- ------------  -------- --------
TOTAL/WTD. AVG ......     325     $3,722,686,278      100%      8.001%      153          336        1.47       65%
                      ========== ==============  ============ ========  =========== ============  ======== ========


                (TABLE RESTUBBED FROM ABOVE)


                         WEIGHTED
                          AVERAGE
                        ANTICIPATED
RANGE OF                 REPAYMENT     MINIMUM  MAXIMUM
LOAN TO VALUE RATIOS     DATE LTV        DSCR    DSCR
--------------------   -----------     ------- -------
LESS THAN 30%........         1%         2.46    2.46
35%-39.99%...........        13          1.80    2.44
40%-44.99%...........        32          1.93    2.41
45%-49.99%...........        41          1.43    1.98
50%-54.99%...........        42          1.47    2.24
55%-59.99%...........        43          1.24    2.08
60%-64.99%...........        52          1.22    2.01
65%-69.99%...........        56          1.17    1.84
70%-74.99%...........        59          1.14    1.72
75%-79.99%...........        65          1.20    1.83
80%-84.99%...........        68          1.18    1.64
90%-94.99%...........       N/A           N/A     N/A
GREATER THAN 95% ....       N/A           N/A     N/A
                       -----------     ------- -------
TOTAL/WTD. AVG ......        53%         1.14    2.46
                       ===========     ======= =======



  RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATE OR
                                   MATURITY



                                             PERCENT BY              WEIGHTED
RANGE OF                       AGGREGATE      AGGREGATE   WEIGHTED   AVERAGE      WEIGHTED
LOAN-TO-VALUE     NUMBER OF   CUT-OFF DATE  CUT-OFF DATE  AVERAGE  ANTICIPATED    AVERAGE    WEIGHTED  WEIGHTED
RATIOS AT ARD     LOANS OR     PRINCIPAL      PRINCIPAL   MORTGAGE  REMAINING   AMORTIZATION  AVERAGE  AVERAGE
OR MATURITY      POOL LOANS     BALANCE        BALANCE      RATE       TERM         TERM       DSCR      LTV
---------------  ---------- --------------  ------------ --------  ----------- ------------  -------- --------
LESS THAN 30% ..      46     $  371,866,730     10.0%      7.769%      233          247        1.81       54%
30%-34.99%......      16        151,582,004      4.1       7.928       176          321        1.74       60
35%-39.99%......       7         85,686,630      2.3       7.891       151          335        1.77       49
40%-44.99%......      27        709,566,292     19.1       8.195       144          323        1.75       54
45%-49.99%......      22        161,698,057      4.3       8.373       162          341        1.54       60
50%-54.99%......      27        323,389,548      8.7       8.162       148          348        1.38       64
55%-59.99%......      53        716,027,406     19.2       7.894       148          355        1.31       68
60%-64.99%......      72        793,106,958     21.3       7.986       138          356        1.34       72
65%-69.99%......      47        370,654,489     10.0       7.898       124          359        1.28       76
70%-74.99%......       8         39,108,168      1.1       7.597       119          360        1.37       81
                 ---------- --------------  ------------ --------  ----------- ------------  -------- --------
TOTAL/WTD. AVG       325     $3,722,686,278      100%      8.001%      153          336        1.47       65%
                 ========== ==============  ============ ========  =========== ============  ======== ========


                          (TABLE RESTUBBED FROM ABOVE)


                    WEIGHTED
RANGE OF             AVERAGE
LOAN-TO-VALUE      ANTICIPATED
RATIOS AT ARD       REPAYMENT     MINIMUM  MAXIMUM
OR MATURITY         DATE LTV        DSCR    DSCR
---------------   -----------     ------- -------
LESS THAN 30% ..       14%          1.14    2.46
30%-34.99%......       32           1.23    2.44
35%-39.99%......       38           1.44    2.18
40%-44.99%......       43           1.23    2.24
45%-49.99%......       47           1.30    2.01
50%-54.99%......       53           1.18    1.96
55%-59.99%......       58           1.17    1.89
60%-64.99%......       62           1.17    1.83
65%-69.99%......       67           1.15    1.53
70%-74.99%......       72           1.27    1.64
                  -----------     ------- -------
TOTAL/WTD. AVG         53%          1.14    2.46
                  ===========     ======= =======


                         MORTGAGED PROPERTIES BY STATE


                                              PERCENT BY
                           AGGREGATE           AGGREGATE                    WEIGHTED
                          CUT-OFF DATE       CUT-OFF DATE      WEIGHTED     AVERAGE        WEIGHTED
                       PRINCIPAL BALANCE/ PRINCIPAL BALANCE/   AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
           NUMBER OF       ALLOCATED           ALLOCATED       MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
STATE     PROPERTIES      LOAN AMOUNT         LOAN AMOUNT        RATE         TERM           TERM         DSCR
-------  ------------ ------------------  ------------------ ----------  ------------- --------------  ----------
CA......       68        $  859,196,867          23.1%          7.968%        140            344          1.43
TX......       55           364,816,487           9.8           7.840         175            308          1.65
PA......       17           276,080,681           7.4           8.178         124            355          1.34
VA......       18           250,510,074           6.7           8.342         172            344          1.32
FL......       26           199,926,628           5.4           7.954         157            347          1.43
MI......       23           180,500,396           4.8           7.939         160            343          1.38
GA......       14           179,486,611           4.8           7.650         132            312          1.78
NY......       25           157,354,877           4.2           7.990         176            327          1.31
MA......        7           139,681,131           3.8           8.345         120            341          1.35
NJ......       10           131,566,224           3.5           7.895         150            353          1.73
OH......       23           129,262,552           3.5           7.838         208            274          1.46
MD......       14           102,381,131           2.8           7.887         172            327          1.45
IL......       12            87,668,939           2.4           7.884         136            351          1.47
NC......       13            76,825,101           2.1           8.369         164            333          1.49
IN......        8            71,748,879           1.9           8.184         158            353          1.39
MN......        9            51,680,042           1.4           8.032         132            349          1.41
Guam....        4            41,377,683           1.1           8.500         179            360          1.27
WA......        8            38,501,405           1.0           7.574         173            334          1.53
LA......        5            37,325,672           1.0           7.523         137            297          1.98
NV......        4            32,229,572           0.9           7.731         136            360          1.38
AZ......        8            31,119,590           0.8           7.349         123            355          1.46
CO......        7            30,599,492           0.8           7.906         192            298          1.83
OK......        4            28,993,671           0.8           8.162         118            355          1.34
WI......        5            22,667,220           0.6           8.024         144            360          1.48
DC......        2            20,089,137           0.5           8.000         133            360          1.55
BWI.....        1            19,848,284           0.5           8.150         233            233          1.92
OR......        7            17,925,411           0.5           8.332         159            334          1.62
MO......        3            14,573,914           0.4           8.867         169            360          1.43
SC......        3            13,765,848           0.4           8.139         154            300          1.48
MS......        3            11,430,841           0.3           7.458         116            300          2.20
NM......        3            10,853,327           0.3           8.450         118            335          1.66
CT......        1            10,200,000           0.3           9.430         181            300          1.37
KY......        2            10,143,844           0.3           8.693         162            349          1.41
ND......        1             9,137,906           0.2           8.500         181            360          1.24
NH......        5             8,622,298           0.2           7.820         118            336          1.37
WV......        3             8,577,606           0.2           7.957         236            240          1.53
KS......        1             8,336,908           0.2           8.000         120            360          1.27
SD......        3             8,269,311           0.2           7.374         169            329          1.45
TN......        3             6,647,248           0.2           7.822         158            304          1.45
HI......        1             5,574,950           0.1           8.640         113            352          1.21
DE......        1             4,848,913           0.1           7.400         117            360          1.34
NE......        2             3,532,646           0.1           8.258         181            328          1.32
UT......        1             3,500,000           0.1           7.280         121            324          2.44
AL......        1             2,951,465           0.1           9.100         180            360          1.48
IA......        1             2,028,509           0.1           9.100         180            360          1.48
WY......        1               326,988           0.0           7.975         179            356          1.32
         ------------ ------------------  ------------------ ----------  ------------- --------------  ----------
              436        $3,722,686,278           100%          8.001%        153            336          1.47
         ============ ==================  ================== ==========  ============= ==============  ==========


                         (TABLE RESTUBBED FROM ABOVE)


                            WEIGHTED
                             AVERAGE
            WEIGHTED       ANTICIPATED
            AVERAGE         REPAYMENT
STATE         LTV           DATE LTV
-------   ----------     -------------
CA......       63%             52%
TX......       65              54
PA......       70              62
VA......       71              56
FL......       64              55
MI......       71              55
GA......       57              46
NY......       68              52
MA......       65              57
NJ......       56              47
OH......       67              48
MD......       69              56
IL......       68              58
NC......       62              49
IN......       74              46
MN......       69              59
Guam....       71              58
WA......       64              49
LA......       56              44
NV......       73              63
AZ......       75              65
CO......       56              41
OK......       70              63
WI......       67              57
DC......       66              57
BWI.....       58               3
OR......       53              41
MO......       59              50
SC......       61              44
MS......       50              41
NM......       56              49
CT......       68              49
KY......       61              51
ND......       74              34
NH......       75              65
WV......       61               3
KS......       71              63
SD......       78              57
TN......       75              51
HI......       74              68
DE......       68              60
NE......       71              51
UT......       39              33
AL......       56              47
IA......       56              47
WY......       84              67
          ----------     -------------
               65%             53%
          ==========     =============

                             RANGE OF YEARS BUILT


                                                                                  WEIGHTED
                                                     PERCENT BY      WEIGHTED     AVERAGE        WEIGHTED
                                   AGGREGATE         AGGREGATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
RANGE OF         NUMBER OF       CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
YEARS BUILT       PROPERTIES   PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE         TERM           TERM         DSCR
---------------  ------------ -----------------  ----------------- ----------  ------------- --------------  ----------
PRIOR TO 1900 ..        4       $   18,163,357           0.5%         7.719%        121            325          1.68
1900-1909.......        3           11,522,789           0.3          8.354         118            351          1.39
1910-1919.......        5           29,506,497           0.8          8.044         166            307          1.52
1920-1929.......        8           25,589,891           0.7          7.764         137            324          1.35
1930-1939.......        6           28,156,501           0.8          7.357         183            330          1.41
1940-1949.......        5          166,002,382           4.5          7.909         176            359          1.31
1950-1959.......       12           69,260,618           1.9          8.066         122            351          1.46
1960-1969.......       65          365,155,242           9.8          7.826         140            326          1.58
1970-1979.......       81          648,230,910          17.4          8.079         157            346          1.41
1980-1989.......      160        1,536,933,640          41.3          7.922         137            341          1.50
1990-1997.......       87          824,164,451          22.1          8.206         183            313          1.42
                 ------------ -----------------  ----------------- ----------  ------------- --------------  ----------
TOTAL/WTD. AVG        436       $3,722,686,278           100%         8.001%        153            336          1.47
                 ============ =================  ================= ==========  ============= ==============  ==========


                       (TABLE RESTUBBED FROM ABOVE)


                                   WEIGHTED
                                    AVERAGE
                      WEIGHTED    ANTICIPATED
RANGE OF              AVERAGE      REPAYMENT
YEARS BUILT             LTV        DATE LTV
---------------      ----------  -------------
PRIOR TO 1900 ..       68%             57%
1900-1909.......       69              61
1910-1919.......       66              47
1920-1929.......       67              56
1930-1939.......       60              44
1940-1949.......       69              55
1950-1959.......       66              58
1960-1969.......       63              52
1970-1979.......       68              56
1980-1989.......       64              53
1990-1997.......       66              50
                     ----------  -------------
TOTAL/WTD. AVG         65%             53%
                     ==========  =============


               CUT-OFF DATE PRINCIPAL BALANCE BY PROPERTY TYPE


                                              PERCENT BY
                                               AGGREGATE
                                             CUT-OFF DATE
                                               PRINCIPAL                       WEIGHTED  WEIGHTED
                                AGGREGATE      BALANCE/               CUT-OFF  AVERAGE   AVERAGE     WEIGHTED
                   NUMBER OF    PRINCIPAL      ALLOCATED    NUMBER OF BALANCE/ MORTGAGE  REMAINING    AVERAGE     MIN    MAX
PROPERTY TYPE     PROPERTIES     BALANCE      LOAN AMOUNT     UNITS     UNIT     RATE      TERM    AMORTIZATION   DSCR   DSCR
----------------  ---------- --------------  ------------  ---------- -------- --------  --------- ------------   ----   ----
RETAIL
ANCHORED.........     129     $1,095,898,406     29.4%     14,280,589 $     77   8.046%     170         327       1.14   2.46
MALL.............       6        282,755,839      7.6       4,390,678       64   8.311      171         360       1.18   1.47
FACTORY OUTLET ..       9         51,031,626      1.4       1,331,831       38   9.100      180         360       1.48   1.48
UNANCHORED.......       9         18,392,427      0.5         264,425       70   7.765      120         335       1.32   1.70
                  ----------  --------------  ------------ ----------  -------- --------  --------- ------------  ----   ----
TOTAL RETAIL.....     153      1,448,078,297     38.9      20,267,523       71   8.131      170         335       1.14   2.46
OFFICE...........      40        817,345,478     22.0       9,154,737       89   7.996      134         354       1.15   2.44
MULTIFAMILY......     122        672,988,943     18.1          82,800    8,128   7.659      140         352       1.15   2.24

HOTEL
FULL SERVICE.....      33        426,921,682     11.5           9,625   44,355   8.107      145         296       1.35   2.41
LTD. SERVICE.....      43        138,130,431      3.7           4,649   29,712   8.433      161         291       1.44   2.41
                  ----------  --------------  ------------ ----------  -------- --------  --------- ------------  ----   ----
TOTAL HOTEL......      76        565,052,112     15.2          14,274   39,586   8.187      149         295       1.35   2.41
INDUSTRIAL.......      18        100,467,436      2.7       3,526,510       28   7.666      179         298       1.17   1.84
MOBILE HOME PARK.      22         68,691,015      1.8           4,873   14,096   7.505      137         345       1.23   2.18

HEALTHCARE
CONGREGATE CARE .       4         39,862,998      1.1             698   57,110   7.846      130         348       1.30   2.25
NURSING..........       1         10,200,000      0.3              75  136,000   9.430      181         300       1.37   1.37
                  ----------  --------------  ------------ ----------  -------- --------  --------- ------------  ----   ----
TOTAL HEALTHCARE.       5         50,062,998      1.3             773   64,765   8.169      140         338       1.30   2.25
                  ----------  --------------  ------------ ----------  -------- --------  --------- ------------  ----   ----
TOTAL/WTD. AVG. .     436     $3,722,686,278      100%                           8.001%     153         336       1.14   2.52
                  ==========  ==============  ============                      ========  ========= ============  ====   ====


                            (TABLE RESTUBBED FROM ABOVE)


                                           WEIGHTED
                                            AVERAGE              WEIGHTED  WEIGHTED    WEIGHTED
                       WEIGHTED WEIGHTED  ANTICIPATED  WEIGHTED   AVERAGE   AVERAGE    AVERAGE
                       AVERAGE   AVERAGE   REPAYMENT   AVERAGE   NUMBER OF   LOAN/   YEAR BUILT/
PROPERTY TYPE            DSCR      LTV     DATE LTV   OCCUPANCY    UNITS    UNIT(1)   RENOVATED
----------------      --------  -------- -----------  --------- ---------  --------  -----------
RETAIL
ANCHORED.........        1.41      66%        53%         94%     185,325       111      1985
MALL.............        1.37      67         56          91      924,946        71      1991
FACTORY OUTLET ..        1.48      56         47          94      249,231        45      1994
UNANCHORED.......        1.54      64         55          97       47,950        78      1985
                      --------  -------- -----------  --------- ---------  --------  -----------
TOTAL RETAIL.....        1.41      66         53          94      330,253       100      1986
OFFICE...........        1.38      66         57          94      505,693       133      1986
MULTIFAMILY......        1.37      72         60          96        2,165    34,642      1988

HOTEL
FULL SERVICE.....        1.87      53         39          72          539    56,530      1996
LTD. SERVICE.....        1.71      56         38          69          116    32,220      1995
                      --------  -------- -----------  --------- ---------  --------  -----------
TOTAL HOTEL......        1.83      54         39          71          436    50,587      1996
INDUSTRIAL.......        1.36      69         57          99      371,043        36      1983
MOBILE HOME PARK.        1.54      68         56          95          318    16,184      1984

HEALTHCARE
CONGREGATE CARE .        1.47      66         57          92          224    63,764      1992
NURSING..........        1.37      68         49          80           75   136,000      1997
                      --------  -------- -----------  --------- ---------  --------  -----------
TOTAL HEALTHCARE.        1.45      66         55          90          194    78,482      1993
                      --------  -------- -----------  --------- ---------  --------  -----------
TOTAL/WTD. AVG. .        1.47      65%        53%         91%     249,973    15,364      1988
                      ========  ======== ===========  ========= =========  ========  ===========


------------
(1) For purposes of determining Loan/Unit with respect to the Park LaBrea Loan, the Springfield Mall Loan, the Atlanta Marriott Marquis Loan and the Westin Casuarina Resort Loan, the loan balance includes all other pari passu notes secured by the related Mortgage Property.

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES


                                                                                        WEIGHTED
                                                              PERCENT BY     WEIGHTED   AVERAGE      WEIGHTED
                           NUMBER OF        AGGREGATE         AGGREGATE      AVERAGE  ANTICIPATED    AVERAGE    WEIGHTED
RANGE OF CUT-OFF DATE    LOANS OR POOL    CUT-OFF DATE       CUT-OFF DATE    MORTGAGE  REMAINING   AMORTIZATION  AVERAGE
PRINCIPAL BALANCES           POOLS      PRINCIPAL BALANCE PRINCIPAL BALANCE    RATE       TERM         TERM       DSCR
-----------------------  ------------- -----------------  ----------------- --------  ----------- ------------  ---------
LESS THAN 1,000,000 ....        9        $    7,682,584           0.2%        7.671%      139          303        1.52
1,000,000-4,999,999 ....      169           460,267,719          12.4         7.630       150          318        1.49
5,000,000-9,999,999 ....       66           453,059,628          12.2         7.842       150          334        1.44
10,000,000-14,999,999 ..       27           331,779,269           8.9         7.906       157          335        1.36
15,000,000-19,999,999 ..       13           225,288,530           6.1         7.867       174          321        1.48
20,000,000-24,999,999 ..        7           150,219,159           4.0         8.106       164          338        1.33
25,000,000-29,999,999 ..        5           144,933,245           3.9         9.073       142          312        1.44
30,000,000-34,999,999 ..        2            63,294,113           1.7         8.261       119          360        1.31
35,000,000-39,999,999 ..        4           150,294,583           4.0         7.908       147          360        1.55
40,000,000-44,999,999 ..        4           165,529,266           4.4         7.821       156          346        1.63
45,000,000-49,999,999 ..        2            93,236,694           2.5         8.989       148          331        1.42
50,000,000-54,999,999 ..        5           259,087,723           7.0         8.555       156          358        1.34
55,000,000-59,999,999 ..        2           111,267,169           3.0         8.248       150          360        1.18
60,000,000-64,999,999 ..        1            64,800,478           1.7         8.233       178          360        1.47
65,000,000-69,999,999 ..        1            67,174,650           1.8         9.100       180          360        1.48
80,000,000-84,999,999 ..        1            81,871,306           2.2         7.400       143          300        1.82
90,000,000-94,999,999 ..        1            90,931,704           2.4         8.500       181          360        1.18
95,000,000-99,999,999 ..        1            99,464,749           2.7         8.019       120          360        1.39
100,000,000-124,999,999         1           105,297,461           2.8         8.049       240          240         N/A
125,000,000-149,999,999         3           419,781,721          11.3         7.920       138          339        1.75
GREATER THAN 175,000,000        1           177,424,525           4.8         7.110       116          360        1.30
                         ------------- -----------------  ----------------- --------  ----------- ------------  ---------
TOTAL/WTD. AVG .........      325        $3,722,686,278           100%        8.001%      153          336        1.47


                            (TABLE RESTUBBED FROM ABOVE)

                                        WEIGHTED
                                         AVERAGE
                           WEIGHTED    ANTICIPATED
RANGE OF CUT-OFF DATE      AVERAGE      REPAYMENT
PRINCIPAL BALANCES           LTV        DATE LTV
-----------------------   --------     ----------
LESS THAN 1,000,000 ....      72%            56%
1,000,000-4,999,999 ....      69             53
5,000,000-9,999,999 ....      69             55
10,000,000-14,999,999 ..      70             59
15,000,000-19,999,999 ..      67             49
20,000,000-24,999,999 ..      73             61
25,000,000-29,999,999 ..      56             45
30,000,000-34,999,999 ..      66             59
35,000,000-39,999,999 ..      66             56
40,000,000-44,999,999 ..      63             46
45,000,000-49,999,999 ..      65             53
50,000,000-54,999,999 ..      65             54
55,000,000-59,999,999 ..      73             62
60,000,000-64,999,999 ..      53             43
65,000,000-69,999,999 ..      56             47
80,000,000-84,999,999 ..      57             43
90,000,000-94,999,999 ..      75             61
95,000,000-99,999,999 ..      70             62
100,000,000-124,999,999      N/A            N/A
125,000,000-149,999,999       55             46
GREATER THAN 175,000,000      67             59
                          --------     ----------
TOTAL/WTD. AVG .........      65%            53%



                RANGE OF ANTICIPATED REMAINING TERMS IN MONTHS


                                                                                 WEIGHTED
                                                    PERCENT BY      WEIGHTED     AVERAGE        WEIGHTED
RANGE OF                          AGGREGATE         AGGREGATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
ANTICIPATED       NUMBER OF     CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
REMAINING TERMS     NOTES     PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE         TERM           TERM         DSCR
---------------  ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
LESS THAN 72 ...       1       $    1,499,481           0.0%         7.230%         62             63           N/A
84-95.9.........       1              446,200           0.0          7.670          91             92           N/A
108-119.9.......      79        1,068,454,272          28.7          7.753         117            346          1.57
120-131.9.......     113          822,054,179          22.1          7.942         121            349          1.37
132-143.9.......       5          112,451,025           3.0          7.367         141            305          1.70
144-155.9.......       1           40,000,000           1.1          7.020         145            300          2.41
168-179.9.......      37          558,994,372          15.0          8.423         177            336          1.47
180-191.9.......      65          786,794,078          21.1          8.317         181            350          1.34
204-215.9.......       1            5,494,723           0.1          7.590         214            216          1.14
228-239.9.......      19          124,787,826           3.4          7.779         234            249          1.76
240-251.9.......       2          106,296,339           2.9          8.048         240            241          1.51
252-263.9.......      10           82,270,150           2.2          7.640         263            264           N/A
264-275.9.......       1           13,143,635           0.4          7.640         265            264           N/A
                 ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
TOTAL/WTD. AVG       335       $3,722,686,278           100%         8.001%        153            336          1.47
                 =========== =================  ================= ==========  ============= ==============  ==========


                            (TABLE RESTUBBED FROM ABOVE)


                                    WEIGHTED
                                     AVERAGE
RANGE OF            WEIGHTED       ANTICIPATED
ANTICIPATED         AVERAGE         REPAYMENT
REMAINING TERMS       LTV           DATE LTV
---------------   ----------     -------------
LESS THAN 72 ...      N/A              N/A
84-95.9.........      N/A              N/A
108-119.9.......       63               55
120-131.9.......       69               60
132-143.9.......       62               47
144-155.9.......       40               31
168-179.9.......       64               49
180-191.9.......       68               51
204-215.9.......       74                2
228-239.9.......       59               10
240-251.9.......       64               41
252-263.9.......      N/A              N/A
264-275.9.......      N/A              N/A
                  ----------     -------------
TOTAL/WTD. AVG         65%              53%
                  ==========     =============


                      RANGE OF REMAINING TERMS IN MONTHS

                                                                                 WEIGHTED
                                                    PERCENT BY      WEIGHTED     AVERAGE        WEIGHTED
                                  AGGREGATE         AGGREGATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
RANGE OF          NUMBER OF     CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
REMAINING TERMS     NOTES     PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE         TERM           TERM         DSCR
---------------  ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
LESS THAN 108 ..       2       $    1,945,680           0.1%         7.331%         69             70           N/A
120-131.9.......       1            1,750,000           0.0          7.580         120            300          1.38
168-179.9.......       3            9,581,860           0.3          7.301         172            190          1.69
180-191.9.......       1            1,600,000           0.0          7.060         181            300          1.65
204-215.9.......       1            5,494,723           0.1          7.590         214            216          1.14
216-227.9.......       1            3,995,370           0.1          7.266         181            N/A           N/A
228-239.9.......      24          148,824,962           4.0          7.729         221            243          1.86
240-251.9.......       4          112,107,461           3.0          8.056         236            240          1.67
252-263.9.......      12           94,924,753           2.5          7.593         246            263          1.25
264-275.9.......       2           16,196,465           0.4          7.587         238            266          1.45
288-299.9.......      64          588,597,826          15.8          8.150         143            300          1.72
300-311.9.......      29          138,810,649           3.7          7.576         147            300          1.77
312-323.9.......       7           27,602,842           0.7          7.468         119            324          1.47
324-335.9.......       7           17,154,326           0.5          7.444         122            328          1.55
348-359.9.......     132        1,498,992,574          40.3          7.820         136            360          1.44
360-371.9.......      45        1,055,106,786          28.3          8.343         155            360          1.30
                 ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
TOTAL/WTD. AVG       335       $3,722,686,278           100%         8.001%        153            336          1.47
                 =========== =================  ================= ==========  ============= ==============  ==========


                            (TABLE RESTUBBED FROM ABOVE)


                                    WEIGHTED
                                    AVERAGE
                   WEIGHTED       ANTICIPATED
RANGE OF           AVERAGE         REPAYMENT
REMAINING TERMS      LTV           DATE LTV
---------------   ----------     -------------
LESS THAN 108 ..      N/A              N/A
120-131.9.......       80               65
168-179.9.......       50                8
180-191.9.......       59               38
204-215.9.......       74                2
216-227.9.......      N/A              N/A
228-239.9.......       55               12
240-251.9.......       60               26
252-263.9.......       73               48
264-275.9.......       67               51
288-299.9.......       58               44
300-311.9.......       59               44
312-323.9.......       71               60
324-335.9.......       67               56
348-359.9.......       67               58
360-371.9.......       68               56
                  ----------     -------------
TOTAL/WTD. AVG         65%              53%
                =============    =============


                        ANTICIPATED REPAYMENT BY YEAR

                                                                                 WEIGHTED
                                                    PERCENT BY      WEIGHTED     AVERAGE        WEIGHTED
                                  AGGREGATE         AGGREGATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
                  NUMBER OF     CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
YEAR                NOTES     PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE         TERM           TERM         DSCR
---------------  ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
2003............       1       $    1,499,481           0.0          7.230%         62             63           N/A
2005............       1              446,200           0.0          7.670          91             92           N/A
2007............      43          716,073,914          19.2          7.658         116            342          1.58
2008............     149        1,174,434,536          31.5          7.943         120            351          1.42
2009............       3           17,936,030           0.5          7.222         132            287          1.29
2010............       3          134,514,995           3.6          7.283         144            306          1.97
2012............      20          321,807,913           8.6          8.322         176            331          1.50
2013............      82        1,023,980,536          27.5          8.373         180            348          1.36
2016............       1            5,494,723           0.1          7.590         214            216          1.14
2017............      17          107,389,467           2.9          7.732         233            242          1.81
2018............       4          123,694,698           3.3          8.051         240            248          1.30
2020............      11           95,413,785           2.6          7.640         263            264           N/A
                 ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
TOTAL/WTD. AVG       335       $3,722,686,278           100%         8.001%        153            336          1.47
                 =========== =================  ================= ==========  ============= ==============  ==========


                            (TABLE RESTUBBED FROM ABOVE)

                                   WEIGHTED
                                   AVERAGE
                    WEIGHTED      ANTICIPATED
                    AVERAGE        REPAYMENT
YEAR                  LTV          DATE LTV
---------------   ----------     -------------
2003............      N/A              N/A
2005............      N/A              N/A
2007............       63               55
2008............       67               59
2009............       76               56
2010............       54               41
2012............       66               48
2013............       67               51
2016............       74                2
2017............       58                8
2018............       70               34
2020............      N/A              N/A
                  ----------     -------------
TOTAL/WTD. AVG         65%              53%
                  ==========     =============


                            RANGE OF MORTGAGE RATES

                                                                                 WEIGHTED
                                                    PERCENT BY      WEIGHTED     AVERAGE        WEIGHTED
                                  AGGREGATE         AGGREGATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED
RANGE OF          NUMBER OF     CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    REMAINING     AMORTIZATION    AVERAGE
MORTGAGE RATES      NOTES     PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE         TERM           TERM         DSCR
---------------  ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
6.50-6.7499% ...       1       $    7,439,019           0.2%         6.690%        119            324          1.48
6.75-6.9999% ...       9           30,884,418           0.8          6.916         141            320          1.73
7.00-7.2499% ...      46          498,343,698          13.4          7.125         128            349          1.56
7.25-7.4999% ...      85          602,321,160          16.2          7.395         140            317          1.71
7.50-7.7499% ...      52          310,743,371           8.3          7.643         175            310          1.44
7.75-7.9999% ...      32          137,872,312           3.7          7.853         159            304          1.51
8.00-8.2499% ...      34          645,720,658          17.3          8.044         168            332          1.36
8.25-8.4999% ...      11          268,356,448           7.2          8.327         133            346          1.61
8.50-8.7499% ...      44          941,128,072          25.3          8.516         157            359          1.29
8.75-8.9999% ...       5           13,357,770           0.4          8.834         143            349          1.33
9.00-9.2499% ...       4           82,483,519           2.2          9.086         181            356          1.44
9.25-9.4999% ...       2           11,794,972           0.3          9.415         181            292          1.39
9.50-9.7499% ...      10          172,240,861           4.6          9.500         163            300          1.48
                 ----------- -----------------  ----------------- ----------  ------------- --------------  ----------
TOTAL/WTD. AVG       335       $3,722,686,278           100%         8.001%        153            336          1.47
                 =========== =================  ================= ==========  ============= ==============  ==========


                            (TABLE RESTUBBED FROM ABOVE)


                                    WEIGHTED
                                     AVERAGE
                     WEIGHTED       ANTICIPATED
RANGE OF              AVERAGE        REPAYMENT
MORTGAGE RATES          LTV          DATE/LTV
---------------     ----------     -------------
6.50-6.7499% ...         60%             49%
6.75-6.9999% ...         64              49
7.00-7.2499% ...         64              54
7.25-7.4999% ...         63              51
7.50-7.7499% ...         69              54
7.75-7.9999% ...         68              53
8.00-8.2499% ...         68              55
8.25-8.4999% ...         57              48
8.50-8.7499% ...         69              57
8.75-8.9999% ...         71              60
9.00-9.2499% ...         58              48
9.25-9.4999% ...         65              45
9.50-9.7499% ...         57              43
                    ----------     -------------
TOTAL/WTD. AVG           65%             53%
                    ==========     =============


                    DELINQUENCY STATUS AS OF MARCH 1, 1998
                                    STATUS
                     No Delinquencies of 30 Days or More

                RANGE OF REMAINING LOCK-OUT PERIODS IN MONTHS


                                           PERCENT BY               WEIGHTED
                            AGGREGATE      AGGREGATE   WEIGHTED    AVERAGE                  WEIGHTED  WEIGHTED
                  NUMBER   CUT-OFF DATE  CUT-OFF DATE   AVERAGE  ANTICIPATED    WEIGHTED    AVERAGE   AVERAGE   WEIGHTED
REMAINING           OF      PRINCIPAL      PRINCIPAL   REMAINING  REMAINING     AVERAGE    REMAINING  MORTGAGE  AVERAGE
LOCK-OUT PERIODS   NOTES     BALANCE        BALANCE     LOCKOUT      TERM     AMORTIZATION    TERM      RATE      DSCR
----------------  ------ --------------  ------------ ---------  ----------- ------------  --------- --------  --------
LESS THAN 60.....     1   $    1,499,481      0.0          55         62           63          62      7.230%      N/A
84-95.9..........     1          446,200      0.0          84         91           92          91      7.670       N/A
96-107.9.........     5       20,071,014      0.5         106        114          350         346      8.686      1.28
108-119.9........   184    1,836,879,139     49.3         115        119          347         345      7.816      1.48
120-131.9........     6       51,494,328      1.4         123        125          332         333      7.972      1.38
132-143.9........     3      134,514,995      3.6         141        144          306         305      7.283      1.97
156-167.9........     1        5,939,289      0.2         161        168          171         168      7.250      1.80
168-179.9........    95    1,129,252,430     30.3         175        179          343         341      8.333      1.41
180-191.9........     6      210,596,731      5.7         180        181          357         358      8.545      1.30
204-215.9........     1        5,494,723      0.1         207        214          216         214      7.590      1.14
216-227.9........     1        3,483,189      0.1         223        230          360         350      8.840      1.30
228-239.9........    20      227,600,975      6.1         236        237          243         238      7.888      1.80
252-263.9........    11       95,413,785      2.6         259        263          264         263      7.640       N/A
                  ------ --------------  ------------ ---------  ----------- ------------  --------- --------  --------
TOTAL/WTD. AVG  .   335   $3,722,686,278      100%        149        153          336         333      8.001%     1.47
                  ====== ==============  ============ =========  =========== ============  ========= ========  ========


                            (TABLE RESTUBBED FROM ABOVE)


                                  WEIGHTED
                                  AVERAGE
                   WEIGHTED     ANTICIPATED
REMAINING           AVERAGE      REPAYMENT
LOCK-OUT PERIODS      LTV        DATE/LTV
----------------   --------    -----------
LESS THAN 60.....     N/A           N/A
84-95.9..........     N/A           N/A
96-107.9.........      75            68
108-119.9........      65            57
120-131.9........      70            59
132-143.9........      54            41
156-167.9........      38             1
168-179.9........      66            50
180-191.9........      72            51
204-215.9........      74             2
216-227.9........      70            49
228-239.9........      58             7
252-263.9........     N/A           N/A
                   --------    -----------
TOTAL/WTD. AVG...      65%           53%
                   ========    ===========





CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 21 Classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (the "Offered Certificates") are offered hereby. The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and Class LR Certificates (the "Private Certificates") are not offered hereby. The Class A-CS1 and Class PS-1 Certificates are sometimes referred to herein as the "Coupon Strip Certificates." The Classes of Certificates other than the Class V-1, Class V-2, Class R and Class LR Certificates are sometimes referred to herein as the "Sequential Certificates."

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property") such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account");
(iii) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (iv) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreements and the Bloomfield Purchase Agreement; and (v) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts.

   The Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will have initial Certificate Balances of $511,492,100, $1,786,155,716, $382,686,304, $223,361,177, $204,747,745,
$167,520,883 and $55,840,294, respectively. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will have initial Certificate Balances of $158,214,167, $37,226,863, $37,226,863, $65,147,010
and $18,613,431, respectively. The Class B-7 and Class B-7H Certificates will have initial Certificate Balances, in the aggregate, of approximately $46,533,578. The Class A-CS1 Certificates will have an initial Notional Balance equal to $200,000,000, which is equal to the Certificate Balance of the Class A-1A Certificates less $311,492,100. The Class PS-1 Certificates will have an initial Notional Balance equal to $3,722,686,278, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

   The initial Certificate Balance of each of the Class R, Class LR, Class V-1 and Class V-2 Certificates will be zero. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Notional Balance.

   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions -- Priorities" herein.

   The respective Certificate Balance of each Class of Certificates (other than the Coupon Strip Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses (as defined herein) allocated to such Class of Certificates. The Notional Balance of the Class A-CS1 Certificates will at all times equal the Certificate Balance of the Class A-1A Certificates minus $311,492,100 (but not less than zero). The Notional Balance of the Class PS-1 Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period. The Notional Balance of the Class PS-1 Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of such Mortgage Loans.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the 11th day of each month beginning on April 17, 1998 (each, a "Distribution Date"), provided that if the 11th day of a month is not a business day, then the Distribution Date shall be the fifth business day following such 11th day. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the "Record Date"); the Record Date for the Distribution Date occurring on April 17, 1998 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.

   The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances (except Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the "Withheld Amounts" as described under "--The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls"), but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances;"

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee (and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement -- Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer and the Trustee is entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) with respect to the Actual/360 Mortgage Loans having Mortgage Rates
    below   %, and any Distribution Date relating to each Interest Accrual
    Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

   The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Sellers or Bloomfield due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan (as defined herein) are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   The "Collection Period" with respect to a Distribution Date is the period beginning on the day after the preceding Collection Period (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day).

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

    "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

   "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class A-CS1, Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates) is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class A-CS1 and Class PS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Balance of such Class (provided with respect to the Class A-1A Certificates, that any reductions in the Notional Balance of such Class as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificates or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates on the Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). Calculations of interest (except in respect of the Interest Accrual Period beginning in March 1998) due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will equal the Interest Accrual Amount thereof for such Distribution Date.

   The "Interest Distribution Amount" with respect to any Distribution Date and the Class PS-1 Certificates is its Interest Accrual Amount for such Distribution Date minus the aggregate Reduction Interest Distribution Amount in respect of such Distribution Date.

   The "Reduction Interest Distribution Amount" for the Class PS-1 Certificates with respect to any Distribution Date and each of clauses Seventh, Eleventh, Fifteenth, Nineteenth, Twenty-third, Twenty-seventh, Thirty-first, Thirty-fifth, Thirty-ninth, Forty-third and Forty-sixth, under "Distribution of Available Funds" is the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related Classes referred to in subclause (B) of each such clause as of such Distribution Date, as described below under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts."

   The "Reduction Interest Pass-Through Rate" with respect to any Distribution Date is (i) when the Class B-7 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (ii) when the Class B-6 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (iii) when the Class B-5 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (iv) when the Class B-4 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (v) when the Class B-3 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (vi) when the Class B-2 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (vii) when the Class B-1 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.00%, (viii) when the Class A-5 Certificates are the most subordinate Class outstanding, 0.45%, (ix) when the Class A-4 Certificates are the most subordinate Class outstanding, 0.58%, (x) when the Class A-3 Certificates are the most subordinate Class outstanding, 0.95%, and (xi) when the Class A-2 Certificates are the most subordinate Class outstanding, 1.16%.

   The "Reduction Interest Shortfalls" with respect to any Distribution Date and each of the clauses Seventh, Eleventh, Fifteenth, Nineteenth, Twenty-third, Twenty-seventh, Thirty-first, Thirty-fifth, Thirty-ninth, Forty-third and Forty-sixth, under "Distribution of Available Funds" is any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

    "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions."

   "Delinquency Reduction Amount" is, in connection with a Delinquency, an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a borrower under any Mortgage Loan.

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

   The "Interest Accrual Period" with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs provided that the first Interest Accrual Period is assumed to consist of 11 days. Except for the first Interest Accrual Period, each Interest Accrual Period is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

   The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1A, Class A-1B and Class A-1C Certificates is a per annum rate equal to 6.28%, 6.59% and 6.69%, respectively. The Pass-Through Rate on the Class A-CS1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 6.28%. The Pass-Through Rate on the Class PS-1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.16%. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.95%. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.58%. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.45%. The Pass-Through Rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates is a per annum rate equal to 6.00%. The Class V-1, Class V-2, Class R and Class LR Certificates do not have a Pass-Through Rate.

   The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such Class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided in each case, any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such class or the related Class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

   The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is the amount (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans, of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan and (ii) the Stated Principal Balance of each such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of their respective Due Date preceding the prior Distribution Date.

   The "Net Mortgage Pass-Through Rate" with respect to any Mortgage and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Additional Servicing Fee Rate.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each is equal to the Mortgage Rate thereof.

    The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed, other than Mortgage Loans having Mortgage Rates less than or equal to 7.155%, for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   The "Mortgage Pass-Through Rate" with respect to Actual/360 Mortgage Loans having Mortgage Rates less than or equal to 7.155% for any Interest Accrual Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, or (b) March (other than March 1998), May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan for the first Interest Accrual Period is the Mortgage Rate thereof.

   The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications."

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

   (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

   (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

   (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination;"

   (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

   (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

   (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

   (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

   The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

    (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates, up to an amount equal to the aggregate Interest Distribution Amounts of such Classes;

   (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

   (iii) Third, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

   (iv) Fourth, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

   (v) Fifth, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

   (vi) Sixth, to the Class A-2 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (vii) Seventh, pro rata, (A) to the Class A-2 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-2 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (viii) Eighth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (ix) Ninth, to the Class A-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (x) Tenth, to the Class A-3 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xi) Eleventh, pro rata, (A) to the Class A-3 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-3 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xii) Twelfth, to the Class A-3 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xiii) Thirteenth, to the Class A-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xiv) Fourteenth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xv) Fifteenth, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-4 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xvi) Sixteenth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xvii) Seventeenth, to the Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xviii) Eighteenth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xix) Nineteenth, pro rata, (A) to the Class A-5 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-5 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xx) Twentieth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxi) Twenty-first, to the Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxii) Twenty-second, to the Class B-1 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xxiii) Twenty-third, pro rata, (A) to the Class B-1 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xxiv) Twenty-fourth, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxv) Twenty-fifth, to the Class B-1 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxvi) Twenth-sixth, to the Class B-2 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xxvii) Twenty-seventh, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xxviii) Twenty-eighth, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal
Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxix) Twenty-ninth, to the Class B-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxx) Thirtieth, to the Class B-3 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xxxi) Thirty-first, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xxxii) Thirty-second, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxxiii) Thirty-third, to the Class B-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxxiv) Thirty-fourth, to the Class B-4 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xxxv) Thirty-fifth, pro rata, (A) to the Class B-4 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xxxvi) Thirty-sixth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxxvii) Thirty-seventh, to the Class B-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxxviii) Thirty-eighth, to the Class B-5 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xxxix) Thirty-ninth, pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xl) Fortieth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xli) Forty-first, to the Class B-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xlii) Forty-second, to the Class B-6 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

   (xliii) Forty-third, pro rata, (A) to the Class B-6 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xliv) Forty-fourth, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xlv) Forty-fifth, to the Class B-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xlvi) Forty-sixth, pro rata, (A) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-7 and Class B-7H Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the Reduction Interest Distribution Amount so attributable and (B) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (A);

   (xlvii) Forty-seventh, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

   (xlviii) Forty-eighth, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

   (xlvix) Forty-ninth, pro rata, based on Certificate Balance to the Class B-7 and Class B-7H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

   (l) Fiftieth, pro rata, to the Class B-7 and Class B-7H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

   (li) Fifty-first, to the Class R and Class LR Certificates.

   All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

   Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such classes, if available, will be distributed pro rata based on their respective Certificate Balances. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates have been reduced to zero. The Class A-CS1 and Class PS-1 Certificates will not be entitled to any distribution of principal.

   Prepayment Premiums. On each Distribution Date, Prepayment Premiums (which will include any Prepayment Premiums related to the unearned portion of any Premium on any Premium Loans to the extent applicable Lock-out

Periods are still in effect, as described herein under "Description of the Mortgage Pool -- The Mortgage Loan Program -- Underwriting Standards") with respect to any Unscheduled Payments received in the related Collection Period shall be distributed to the holders of the Offered Certificates outstanding on such Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of such Class), in the following amounts and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

   (i) First, to the Class A-CS1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate (as defined below) for the Class A-CS1 Certificates plus the Spread Rate (as defined below) for the Class A-CS1 Certificates) of the aggregate interest that would have been paid in respect of the Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class A-CS1 Certificates plus the Spread Rate for the Class A-CS1 Certificates) of the aggregate interest that will be paid in respect of Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (ii) Second, to the Class PS-1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that will be paid in respect of Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (iii) Third, to the Class A-1A Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (iv) Fourth, to the Class A-1B Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable); and

   (v) Fifth, to the Class A-1C Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1C Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1C

Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable).

   In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class is greater than zero on the last business day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (i) through (vi) shall be distributed to holders of the Private Certificates in accordance with the Pooling and Servicing Agreement.

   The "Discount Rate" with respect to any Class of Certificates is the rate determined by the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market on United States Treasury securities with a maturity closest to the then computed weighted average life (or, in the case of the Class A-CS1 and Class PS-1 Certificates, the weighted average life of the interest payments) of such Class (rounded to the nearest month) (without taking into account the related prepayment).

   The "Spread Rate" for the Class A-CS1 Certificates is 3.00% per annum, the Class PS-1 Certificates is 2.15% per annum, the Class A-1A Certificates is 0.58% per annum, the Class A-1B Certificates is 0.81% per annum and the Class A-1C Certificates is 0.90% per annum.

   Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

   The holders of a majority Percentage Interest of the Class LR Certificates or the most subordinate Class of Certificates outstanding (other than the Class B-7H Certificates) will have the limited right to purchase the ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein.

REALIZED LOSSES

   The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Sequential Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to certain of the Private Certificates, second, to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth to the Class A-3 Certificates, fifth, to the Class A-2 Certificates and finally, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates based on their respective outstanding balances. Any amounts recovered in respect of any such amounts previously written-off as Realized Losses will be distributed to the Classes of Sequential Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing Fee), interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," herein or otherwise, will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from
(i) indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the Servicing Fee attributable to the Mortgage Loan being prepaid (not including the portion of the Servicing fee attributable to the Trustee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of indemnification expenses, will be

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allocated, first, in respect of interest and, second, in respect of principal. The Notional Balance of the Class A-CS1 Certificates will be reduced to reflect reductions in the related portion of the Certificate Balance of the Class A-1A Certificates resulting from allocations of Realized Losses; the Notional Balance of the Class PS-1 Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment, Minimum Defaulted Monthly Payment or Assumed Scheduled Payment due on such Mortgage Loan after the Cut-off Date and prior to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest, each as described herein under "The Pooling and Servicing Agreement -- Modifications." The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

DELINQUENCY REDUCTION AMOUNTS AND APPRAISAL REDUCTION AMOUNTS

   The Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts) on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts may not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among the Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts exceeds such Certificate Balance, such excess will be applied notionally to the next most subordinate Class of Certificates on the next Distribution Date). Any such reductions will be applied notionally, first, to the Class B-7 and Class B-7H Certificates, second to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates, eighth, to the Class A-5 Certificates, ninth, to the Class A-4 Certificates, tenth, to the Class A-3 Certificates, and finally, to the Class A-2 Certificates (provided in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period. See "Description of the Offered Certificates -- Distribution -- Payment Priorities" herein.

PREPAYMENT INTEREST SHORTFALLS

   The Servicer will deposit from its own funds any Prepayment Interest Shortfalls into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee attributable to the Mortgage Loan being prepaid due the Servicer and the investment income accruing on the related

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Principal Prepayment for such related Collection Period and any Prepayment
Shortfall Excess for the Collection Period. Any Prepayment Interest Shortfalls in excess of the Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment due to the Servicer for such period will be allocated to each Class of Certificates, pro rata, based on amounts distributable to each such class. Any interest that accrues on a prepayment on a Mortgage Loan after the Due Date and before the following Servicer Remittance Date will be paid to the Servicer.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and certain of the Private Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates. The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4 and Class A-5 Certificates and certain of the Private Certificates. The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4 and Class A-5 Certificates and certain of the Private Certificates. The Class A-4 Certificates will be likewise protected by the subordination of the Class A-5 Certificates and certain of the Private Certificates. The Class A-5 Certificates will be likewise protected by the subordination of certain of the Private Certificates. This subordination will be effected in two ways:
(i) by the preferential right of the holders of a Class of Sequential Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Sequential Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Sequential Certificates subordinate thereto, and
(ii) by the allocation of Realized Losses (as defined herein), first, to certain of the Private Certificates, second to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth, to the Class A-3 Certificates, fifth to the Class A-2 Certificates, and finally, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates based on their respective Certificate Balances.

   No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment or (viii) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii), (iv), (v),
(vi), (vii) and (viii), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 60 days after the Appraisal Reduction Event, the Servicer

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will be required to obtain an independent MAI appraisal. On the first
Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $50,000 initial Certificate Balance and in multiples of $1 Certificate Balance or Notional Balance, as applicable, in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the Prospectus under "Description of the Certificates -- Book Entry Registration." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Cedel and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

   A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.


BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such

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systems. Cedel and Euroclear will hold omnibus positions on behalf of the
Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee or the Luxembourg Paying Agent through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedel and their respective participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee or the Luxembourg Paying Agent to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedel, Euroclear or holders of Offered Certificates, as applicable.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent, the Luxembourg Paying Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   The information herein concerning DTC, Cedel and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee or the Luxembourg Paying Agent is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Luxembourg Paying Agent, the Certificate Registrar, and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and/or the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

   In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or
(ii) provide an opinion of counsel and such other documentation as described under "ERISA Considerations" herein. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.

   The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                     PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance or Notional Balance of such Certificates, the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, and the extent to which Prepayment Premiums are received in connection with voluntary prepayments, liquidations on default, or other early returns of principal, as well as prevailing interest rates at the time of prepayment or default.

   The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Lock-out Periods or otherwise) on the Mortgage Loans having Net Mortgage Pass-Through Rates that are higher or lower than the Weighted Average Net Mortgage Pass-Through Rate will affect the Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rate of the Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates for future periods and therefore the yield on such Classes. The weighted average of the Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay, is set forth on Annex D hereto.

   The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class, reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that will accrue thereon. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that a borrower may default at the maturity date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct the Special Servicer to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

    All of the Mortgage Loans have Lock-out Periods ranging from 56 months to 262 months following the Cut-off Date. The weighted average Lock-out Period for the Mortgage Loans is approximately 150 months. All Mortgage Loans are locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein. Nevertheless, any such Mortgage Loan may be prepaid prior to the expiration of any such Lock-out Period in connection with certain events of casualty or condemnation. In addition, investors may receive early return of principal in connection with defaults, repurchases for breach of representations and warranties, and optional redemption.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is required to be paid by the Borrower on the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the related Due Date and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


YIELD ON THE CLASS A-CS1 AND CLASS PS-1 CERTIFICATES

   Because distributions on the Class A-CS1 and Class PS-1 Certificates consist only of a portion of the interest received on the Mortgage Loans, the yield to maturity of such Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments), any repurchase of a Mortgage Loan by a Mortgage Loan Seller and delinquencies and liquidations of such Mortgage Loans. Furthermore, delinquencies and/or other Appraisal Reduction Events with respect to a Mortgage Loan could result in Appraisal Reduction Amounts and Delinquency Reduction Amounts, in which case the right of the Class PS-1 Certificates to receive its interest would be partially reduced in priority. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on and liquidations or repurchases of the Mortgage Loans could result in the failure of investors in the Class A-CS1 and Class PS-1 Certificates to fully recoup their initial investments.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following table, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed "10% CPR," "25% CPR" and "50% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the related Anticipated Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

   The following tables indicate the assumed purchase price (including accrued interest) and the pre-tax yield on the Class A-CS1 and Class PS-1 Certificates to maturity, stated on a corporate bond equivalent basis. For purposes of preparing the tables, it was assumed that each of the Mortgage Loans has the following characteristics: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein; (iii) none of the Depositor, the Servicer or the Class LR Certificateholders exercises the right to cause early termination of the Trust Fund; (iv) the Servicing Fee Rate and the fee payable to the Special Servicer for each Distribution Date is an aggregate amount equal to a per annum rate of .062% on the Stated Principal Balance of the Mortgage Loans as of the preceding Due Date; and (v) the date of determination of weighted average life is March 30, 1998. These assumptions are collectively referred to as the "Mortgage Loan Assumptions." The following tables were also prepared on the assumption that the Forest City-Bruckner Loan and Forest City-Atlantic Loan will not prepay prior to the Anticipated Repayment Date.

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELD TO MATURITY
                                 CLASS A-CS1

ASSUMED PURCHASE PRICE   0% CPR    10% CPR   25% CPR    50% CPR
----------------------  -------- ---------  --------- ---------
  $7,449,266              10.79%    10.79%    10.79%     10.79%
  $7,824,266               7.48%     7.48%     7.48%      7.48%

                                  CLASS PS-1

ASSUMED PURCHASE PRICE   0% CPR    10% CPR   25% CPR    50% CPR
----------------------  -------- ---------  --------- ---------
  $372,435,590            8.32%     8.31%      8.31%     8.29%
  $386,395,664            7.57%     7.57%      7.56%     7.55%

   The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Class A-CS1 and Class PS-1 Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-CS1 and Class PS-1 Certificates and consequently do not purport to reflect the return on any investment in the Class A-CS1 and Class PS-1 Certificates when such reinvestment rates are considered.

   There can be no assurance that the Mortgage Loans will prepay at any of the times assumed for purposes of calculating the yields shown in the tables or at any other particular time, that the pre-tax yields on the Class A-CS1 and Class PS-1 Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of either Class of the Class A-CS1 and Class PS-1 Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-CS1 and Class PS-1 Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date," March 15, 2030, is the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof.

   The tables of "Percentages of Initial Certificate Balance Outstanding for the Offered Certificates" set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in March of each of the years indicated, at the indicated CPRs.

         PERCENTAGE OF INITIAL CERTIFICATE BALANCE OR NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1A
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............    100%      100%       100%      100%
March 15, 1999 ...................     93        93         93        93
March 15, 2000 ...................     85        85         85        85
March 15, 2001 ...................     77        77         77        77
March 15, 2002 ...................     67        67         67        67
March 15, 2003 ...................     57        57         57        57
March 15, 2004 ...................     46        46         46        46
March 15, 2005 ...................     35        35         35        35
March 15, 2006 ...................     22        22         22        22
March 15, 2007 ...................      8         8          8         8
March 15, 2008 ...................      0         0          0         0
Weighted Average Life (years)(2)     5.40      5.40       5.40      5.39

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1A Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (i).

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                 CLASS A-CS1
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............    100%      100%       100%      100%
March 15, 1999 ...................     82        82         82        82
March 15, 2000 ...................     63        63         63        63
March 15, 2001 ...................     40        40         40        40
March 15, 2002 ...................     16        16         16        16
March 15, 2003 ...................      0         0          0         0
Weighted Average Life (years)(2)     2.51      2.51       2.51      2.51

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-CS1 Certificates is determined by (i) multiplying the amount of each allocation in reduction of Notional Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class A-CS1 Certificates is for illustrative purposes only, as the Class A-CS1 Certificates are not entitled to distributions of principal and have no weighted average life.

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                          CLASS PS-1
                                       ------------------------------------------------
         DISTRIBUTION DATE(1)            0% CPR      10% CPR     25% CPR      50% CPR
-------------------------------------  ---------- -----------  ----------- -----------
Initial Percentage ...................      100%        100%        100%         100%
March 15, 1999 .......................       99          99          99           99
March 15, 2000 .......................       98          98          98           98
March 15, 2001 .......................       97          97          97           97
March 15, 2002 .......................       96          96          96           96
March 15, 2003 .......................       94          94          94           94
March 15, 2004 .......................       93          93          93           93
March 15, 2005 .......................       91          91          91           91
March 15, 2006 .......................       89          89          89           89
March 15, 2007 .......................       87          87          87           87
March 15, 2008 .......................       52          52          51           50
March 15, 2009 .......................       39          39          39           39
March 15, 2010 .......................       36          36          36           36
March 15, 2011 .......................       34          34          34           34
March 15, 2012 .......................       33          33          33           33
March 15, 2013 .......................       14          14          13           13
March 15, 2014 .......................        3           3           3            3
March 15, 2015 .......................        3           3           3            3
March 15, 2016 .......................        2           2           2            2
March 15, 2017 .......................        1           1           1            1
March 15, 2018 .......................        0           0           0            0
Weighted Average Life (years)(2)  ....    11.18       11.18       11.17        11.16

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class PS-1 Certificates is determined by (i) multiplying the amount of each allocation in reduction of Notional Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class PS-1 Certificates is for illustrative purposes only, as the Class PS-1 Certificates are not entitled to distributions of principal and have no weighted average life.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1B
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............    100%      100%       100%      100%
March 15, 1999 ...................    100       100        100       100
March 15, 2000 ...................    100       100        100       100
March 15, 2001 ...................    100       100        100       100
March 15, 2002 ...................    100       100        100       100
March 15, 2003 ...................    100       100        100       100
March 15, 2004 ...................    100       100        100       100
March 15, 2005 ...................    100       100        100       100
March 15, 2006 ...................    100       100        100       100
March 15, 2007 ...................    100       100        100       100
March 15, 2008 ...................     29        28         26        24
March 15, 2009 ...................      3         3          3         2
March 15, 2010 ...................      0         0          0         0
Weighted Average Life (years)(2)     9.91      9.90       9.90      9.88

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1C
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
March 15, 1999 ...................     100       100       100        100
March 15, 2000 ...................     100       100       100        100
March 15, 2001 ...................     100       100       100        100
March 15, 2002 ...................     100       100       100        100
March 15, 2003 ...................     100       100       100        100
March 15, 2004 ...................     100       100       100        100
March 15, 2005 ...................     100       100       100        100
March 15, 2006 ...................     100       100       100        100
March 15, 2007 ...................     100       100       100        100
March 15, 2008 ...................     100       100       100        100
March 15, 2009 ...................     100       100       100        100
March 15, 2010 ...................      79        79        78         78
March 15, 2011 ...................      58        58        58         58
March 15, 2012 ...................      44        44        44         44
March 15, 2013 ...................       0         0         0          0
Weighted Average Life (years)(2)     13.38     13.38     13.37      13.35

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-2
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
March 15, 1999 ...................     100       100       100        100
March 15, 2000 ...................     100       100       100        100
March 15, 2001 ...................     100       100       100        100
March 15, 2002 ...................     100       100       100        100
March 15, 2003 ...................     100       100       100        100
March 15, 2004 ...................     100       100       100        100
March 15, 2005 ...................     100       100       100        100
March 15, 2006 ...................     100       100       100        100
March 15, 2007 ...................     100       100       100        100
March 15, 2008 ...................     100       100       100        100
March 15, 2009 ...................     100       100       100        100
March 15, 2010 ...................     100       100       100        100
March 15, 2011 ...................     100       100       100        100
March 15, 2012 ...................     100       100       100        100
March 15, 2013 ...................       0         0         0          0
Weighted Average Life (years)(2)     14.76     14.76     14.74      14.73

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-3
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
March 15, 1999 ...................     100       100       100        100
March 15, 2000 ...................     100       100       100        100
March 15, 2001 ...................     100       100       100        100
March 15, 2002 ...................     100       100       100        100
March 15, 2003 ...................     100       100       100        100
March 15, 2004 ...................     100       100       100        100
March 15, 2005 ...................     100       100       100        100
March 15, 2006 ...................     100       100       100        100
March 15, 2007 ...................     100       100       100        100
March 15, 2008 ...................     100       100       100        100
March 15, 2009 ...................     100       100       100        100
March 15, 2010 ...................     100       100       100        100
March 15, 2011 ...................     100       100       100        100
March 15, 2012 ...................     100       100       100        100
March 15, 2013 ...................       0         0         0          0
Weighted Average Life (years)(2)     14.93     14.92     14.91      14.87

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-4
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
March 15, 1999 ...................     100       100       100        100
March 15, 2000 ...................     100       100       100        100
March 15, 2001 ...................     100       100       100        100
March 15, 2002 ...................     100       100       100        100
March 15, 2003 ...................     100       100       100        100
March 15, 2004 ...................     100       100       100        100
March 15, 2005 ...................     100       100       100        100
March 15, 2006 ...................     100       100       100        100
March 15, 2007 ...................     100       100       100        100
March 15, 2008 ...................     100       100       100        100
March 15, 2009 ...................     100       100       100        100
March 15, 2010 ...................     100       100       100        100
March 15, 2011 ...................     100       100       100        100
March 15, 2012 ...................     100       100       100        100
March 15, 2013 ...................      43        39        32         19
March 15, 2014 ...................       0         0         0          0
Weighted Average Life (years)(2)     14.99     14.99     14.99      14.97

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-4 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-5
                                   ----------------------------------------
       DISTRIBUTION DATE(1)         0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
March 15, 1999 ...................     100       100       100        100
March 15, 2000 ...................     100       100       100        100
March 15, 2001 ...................     100       100       100        100
March 15, 2002 ...................     100       100       100        100
March 15, 2003 ...................     100       100       100        100
March 15, 2004 ...................     100       100       100        100
March 15, 2005 ...................     100       100       100        100
March 15, 2006 ...................     100       100       100        100
March 15, 2007 ...................     100       100       100        100
March 15, 2008 ...................     100       100       100        100
March 15, 2009 ...................     100       100       100        100
March 15, 2010 ...................     100       100       100        100
March 15, 2011 ...................     100       100       100        100
March 15, 2012 ...................     100       100       100        100
March 15, 2013 ...................     100       100       100        100
March 15, 2014 ...................       0         0         0          0
Weighted Average Life (years)(2)     15.04     15.04     15.04      15.04

------------
(1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-5 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 30, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Asset Securities Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, certain documents and instruments including, among other things, the following: (i) the original Note endorsed in blank and delivered to the Trustee; (ii) the original Mortgage or counterpart thereof; (iii) the assignment of the Mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if applicable; (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements; and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase and Sale Agreements to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement between NACC and the Depositor, NACC will make the representations and warranties set forth below (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreements), as of the Closing Date (unless otherwise specified) with respect to each Mortgage Loan. With respect to each Mortgage Loan sold by the Financing Trust, the Financing Trust will assign the representations and warranties made by NACC with respect to such Mortgage Loans as of February 4, 1998 and will, itself, make certain of the representations and warranties described below as of the Closing Date.

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage was not subject to an assignment, other than to the Mortgage Loan Seller, or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

     (ii) the Mortgage Loan Seller has full right and the authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

     (iii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, subject to matters described in clause (xi) below;

     (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity

    (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, to the best of the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

     (v) each related Assignment of Leases and Rents creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

     (vi) each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property and such Mortgaged Property (subject to the matters described in clause (xi) below) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower under such Mortgage Loan not to be true;

     (x) the Mortgage Loan Seller has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) except with respect to the Mortgage Loan secured by the Mortgaged Property known as the Westin Casuarina Resort Property, which has a Certificate of Title from the Grand Cayman Island government, the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring NACC, its successors and assigns, or the holder of the related Note as to the valid and first priority lien of the Mortgage at least in the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; NACC or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreements; no claims have been made under such policy and NACC has not done anything, by act or omission, and NACC has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (xii) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xiv) each of the related borrowers (and, in the event a Mortgaged Property is secured by a senior housing or healthcare facility, each of the operators of the senior housing/healthcare facility) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations are valid and in full force and effect; and if a related Mortgaged Property is improved by a senior housing or healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations or the equivalent, in the case of skilled nursing facilities, that have not been cured); and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchisor, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

     (xv) The Mortgage Loan Seller or, to the best of its knowledge, Bloomfield has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date or within one month of origination of the Mortgage Loan;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xvii) except with respect to the Park LaBrea Loan, the Springfield Mall Loan, the Atlanta Marriott Marquis Loan and the Westin Casuarina Resort Loan, each of which has another pari passu loan from NACC secured by the related Mortgaged Property (which other loan is not included in the Trust
    Fund), such Mortgage Loan is a whole loan and no other party holds an interest in the Mortgage Loan;

     (xviii) (A) the Mortgage Rate (exclusive of any default interest, late charges or yield maintenance charge) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan and (B) the Mortgage Loan Seller has received an opinion that such Mortgage Loan is not usurious;

     (xix) (A) with respect to each Mortgage Loan originated by NACC, no fraudulent acts were committed by NACC during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, to the best of the Mortgage Loan Seller's knowledge, no fraudulent acts were committed by Bloomfield during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xx) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xxii) to the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements under the related Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, except with respect to the Carmax Credit Lease Loans and the Circuit City Credit Lease Loans under which the related Mortgaged Properties are self insured by the related Credit Tenant and except with respect to certain portions of certain Mortgaged Properties in which a Credit Tenant self-insures for its portion of such Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (for at least 12 months of rent interruptions) (except the Mortgaged Properties securing the Carmax Credit Lease Loans and the Circuit City Credit Lease Loans which do not have business interruption insurance) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxiv) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Mortgage Loan Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxv) such Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose. To the best of the Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy proceeding;

     (xxvii) in each related Mortgage or Loan Agreement (except with respect to the Mortgage Loan known as SL Hillside), the related borrower represents and warrants that, except as set forth in certain environmental reports and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as otherwise disclosed herein did not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Mortgage Loan Seller's knowledge, except as otherwise disclosed herein, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and, to the best of Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority; the Mortgage Loan Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing and each related Mortgage prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

     (xxix) (1) the Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis). All improvements included for MAI appraisals are within the boundaries of the related Mortgaged Property;

     (xxx) except with respect to the Mortgage Loans known as the Cinemark Credit Lease Loans, the Oxford Center Loan, the Abilene & Sunset Loans, the Colonial Park Mall Loan, the Best Buy Loan and the Pierson Portfolio Loan (in which an affiliate of NACC has an equity interest in the related borrower or direct parent of such borrower), neither the Mortgage Loan Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

     (xxxi) with respect to each Mortgaged Property where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage:

        (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

        (B) Except with respect to the ground leases for the Westin Casuarina Resort Property, the Bristol I-New Orleans French Quarter Property and the Monterey Plaza Hotel Property, the lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

        (C) Other than with respect to the Mortgaged Properties securing the FAC Realty Loan, known as Boaz and the Headquarters Plaza Loan, each of which related ground leases expire four years following the maturity date of such Mortgage Loan (and both of which have loan documents that require the related borrower to purchase such Mortgaged Property prior to expiration of the ground lease for an amount that has been escrowed with the Trustee with respect to Boaz and, for $1.00 in the case of Headquarters Plaza), the ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

        (D) The ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord has not entered into an agreement to subordinate the ground lease to future mortgages or liens on the fee interest;

        (E) Except with respect to the ground leases for the Stanford Park Hotel Loan, the ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

        (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

        (G) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, the ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

        (H) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, a mortgagee is permitted a reasonable opportunity to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

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        (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

        (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses (except with respect to the ground leases for the Value City Credit Lease Loans known as 3080/3232 Alum Creek Drive and One Mall Road under which the related Credit Tenant may, under certain circumstances, hold and disburse insurance proceeds), or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken;

        (K) Except with respect to the ground leases for the Burnham Pacific-Golden State Discovery Plaza Property, the Bristol I-Holiday Inn-Houston Medical Center Property and the Bristol I-New Orleans French Quarter Property (under which the proceeds must be used to rebuild the related Mortgaged Property), under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except where contrary to applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan, and except that certain ground leases may require insurance proceeds to be applied to the restoration of the property in respect of casualties occurring prior to a specified time before the expiration of the ground lease). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

        (L) The rent due under the ground lease for the Westin Casuarina Resort Property has been fully paid for the full term of the lease.

     (xxxii) with respect to each Mortgage Loan originated by Bloomfield:

        (A) Such Mortgage Loan was underwritten in accordance with standards established by the Mortgage Loan Seller, using application forms and related credit documents approved by the Mortgage Loan Seller;

        (B) The Mortgage Loan Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Mortgage Loan Seller agreed to fund such loan;

        (C) The closing documents for such Mortgage Loan were prepared on forms approved by the Mortgage Loan Seller, and reflect the Mortgage Loan Seller as the successor and assign to Bloomfield; and

        (D) Such loan was actually funded by the Mortgage Loan Seller, and was assigned to the Mortgage Loan Seller at the closing;

     (xxxiii) With respect to each Mortgage Loan secured by a Credit Lease:

        (A) Except with respect to the Best Buy Credit Lease Loan (for which the related Borrower has obtained Residual Value Insurance and a Lease Enhancement Policy) and the Eckerd Credit Lease Loan (for which the related Borrower has obtained a Lease Enhancement Policy), the rental payments under the Credit Lease are equal to or greater than the payments due under the loan documents, and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense;

        (B) Except with respect to the Best Buy Credit Lease Loan and the Eckerd Credit Lease Loan, the obligations of the Credit Tenant under the Credit Lease, including, but not limited to, the obligation of Credit

       Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the leased property, any taking of the leased property or any part thereof by condemnation or otherwise, or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Credit Tenant's use, occupancy or enjoyment of the leased property, except that the Credit Lease may permit a lease termination in any such event if notice by the Credit Tenant of such termination is accompanied by the exercise of an option to purchase the Mortgaged Property for at least the principal balance of the Mortgage Loan plus accrued interest;

        (C) In the event that the related Credit Lease may be terminated upon the occurrence of a casualty or condemnation, such Credit Lease Loan has the benefit of a noncanceable Lease Enhancement Policy for which the premium has been paid in full;

        (D) The borrower does not have any monetary obligations under the Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the Credit Tenant;

        (E) The borrower does not have any continuing nonmonetary obligations under the Credit Lease, the performance of which would involve a material expenditure of funds;

        (F) The borrower has not made any false representation or warranty under the Credit Lease that would impose any material monetary obligation upon the borrower or result in the termination of the Credit Lease;

        (G) Except with respect to the Best Buy Credit Lease Loan and the Eckerd Credit Lease Loan, the Credit Tenant cannot terminate the Credit Lease for any reason, prior to the payment in full of or the payment of funds sufficient to pay in full (a) the principal balance of the Mortgage Loan, (b) all accrued and unpaid interest on the Mortgage Loan and (c) any other sums due and payable under the Mortgage Loan, as of the termination date, except for a default by related borrower under the Credit Lease;

        (H) In the event the Credit Tenant assigns or sublets the leased property, the Credit Tenant remains primarily obligated under the Credit Lease;

        (I) The Credit Tenant has agreed to indemnify the related borrower from any claims of any nature arising as a result of any hazardous material affecting the leased property caused by the Credit Tenant and arising after commencement of the Credit Lease;

        (J) To the Mortgage Loan Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

        (K) To the Mortgage Loan Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan

            (1) each Credit Lease was in full force and effect, and no default by the borrower or the Credit Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of the Credit Lease;

            (2) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel) and the Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the Mortgage Loan Seller;

            (3) no Credit Tenant has been released in whole or in part, from its obligations under the Credit Lease;

            (4) there is no current right of rescission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable (in whole or in part), or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim and no such right or claim has been asserted with respect thereto; and

            (5) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan and except with respect to the Best Buy Credit Lease Loan which requires a Balloon Payment at its maturity (and which has in effect a Residual Value Policy to cover any difference), each Credit Lease Loan is fully amortizing;

        (L) To the Mortgage Loan Seller's knowledge, the Mortgaged Property is not subject to any lease other than the related Credit Lease, except with respect to the Value City Credit Lease Loans known as 3080/3232 Alum Creek Drive and One Mall Road, which are each occupied in part by another tenant whose rent was not used in underwriting such Credit Lease Loans, no Person has any possessory interest in, or right to occupy, the Mortgaged Property except under and pursuant to such Credit Lease and the Credit Tenant under the related Credit Lease, or its wholly-owned subsidiary, is in occupancy of the Mortgaged Property;

        (M) The Mortgage Loan Seller is entitled to notice of any event of default from the Credit Tenant under the Credit Lease;

        (N) Each Credit Tenant under a Credit Lease is required to make all rental payments directly to the Mortgage Loan Seller, its successors and assigns under the related Credit Lease Loan;

        (O) Each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the Mortgage Loan Seller thereunder;

        (P) The credit lease assignment creates a valid first priority security interest in favor of the Mortgage Loan Seller, its successors and assigns, in rights under the Credit Lease, including the right to monthly lease payments and, to the extent payable under each Credit Lease, additional rent due under the related Credit Lease;

        (Q) No person owns any interest in any payments due under such Credit Lease other than the borrower;

        (R) The Credit Lease is subordinate in right to the related Mortgage;

        (S) In the event the Trustee acquires title to a Credit Lease Property by foreclosure or otherwise, the related borrower's interest under the related Credit Lease is freely assignable by the Trustee and its successors and assigns to any person without the consent of the Credit Tenant, and in the event the Borrower's interest is so assigned, the Credit Tenant will be obligated to recognize the assignee as lessor under such Credit Lease;

        (T) The Credit Lease Loan is not secured by a property under construction or substantial rehabilitation;

        (U) the Interest Rate on the Credit Lease Loan is fixed rate;

        (V) In the event any Credit Lease is accompanied by a guaranty from the rated parent or affiliate of the Credit Tenant, (a) such guaranty is legal, valid and binding against the guarantor, (b) such guarantor has also executed or acknowledged in writing, with respect to the Mortgage, a subordination, non-disturbance agreement and assignment to the Trustee, (iii) the guaranty is unconditional, irrevocable and absolute, without any right of offset, counterclaim or defenses (iv) the guaranty provides that it is a guaranty of both the performance and payment of the financial obligations of the Credit Tenant, and not only of collection, and (v) the guaranty is binding on the guarantor, its successors and assigns and may not be amended or released without the Trustee's consent;

        (W) the Mortgaged Property has a permanent certificate of occupancy and the Credit Tenant has commenced lease payments; and

        (X) the Credit Tenant has agreed to indemnify the borrower from any claims of any nature relating to the Credit Lease and the Mortgaged Property.

     (xxxiv) With respect to each Mortgaged Property improved by a hotel (except with respect to the Hotel Property known as the Westin Casuarina Resort Property) or a healthcare facility, the Seller has, filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan), Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel or the healthcare facility;

     (xxxv) (A) Except with respect to 10 Mortgage Loans which represent 1% of the Initial Pool Balance (and as disclosed herein), each borrower under a Mortgage Loan is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property (other than the borrower under the Andover Park Mortgage Loan, which owns an underdeveloped parcel adjacent to the related Mortgaged Property), does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

        (B) The Mortgage Loan documents for each Mortgage Loan having a Cut-off Date Principal Balance in excess of $25,000,000 requires that the Board of Directors of the borrower, its corporate general partner, or managing member, as applicable, include an independent director; and

     (xxxvi) With respect to each Mortgage Loan that is an ARD Loan:

        (A) The maximum rate increase after the Anticipated Repayment Date is not greater than 200 basis points above the original interest rate;

        (B) Such Mortgage Loan begins amortizing no later than the 11th day of the month following the Cut-off Date for such Mortgage Loan; such Mortgage Loan does not have an interest only period after the Cut-off Date;

        (C) The Anticipated Repayment Date is not less than seven years from the closing date for such Mortgage Loan; and

        (D) Such Mortgage Loan provides that from the Anticipated Repayment Date through the maturity date for such Mortgage Loan, all excess cash flow (net of budgeted and lender approved discretionary capital expenditures) will be applied to repay principal due under the Mortgage Loan.

   The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Sellers and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxiv) or (xxix) and (b) any breach of any representation or warranty contained in clauses (x), (xiii), (xiv), (xxi), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxx), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv) or (xxxvi) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal),
(ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer, but not within such 90-day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, the Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

   Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Mortgage Loan Seller with respect to a Mortgage Loan. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage
Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. No assurance can be given that the Depositor will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan Seller's rights and remedies against Bloomfield in respect of the representations and warranties made by Bloomfield in its purchase and sale agreement with the Mortgage Loan Seller (the "Bloomfield Purchase Agreement"), except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

   NACC is in the process of transferring substantially all of its existing commercial real estate finance business to a newly formed entity. Nomura Holding America Inc. ("NHA") currently intends to acquire 70% of the equity of the new entity, on a fully diluted basis, and the remainder of the equity will be held by the current senior management of NACC. The assets to be transferred may include NACC's ownership interest in the Depositor and the Financing Trust. In addition, the new entity will succeed to NACC's obligations to repurchase Mortgage Loans in the event of a breach of a representation or warranty. There can be no assurance that the transfer of the real estate business as contemplated will be consummated. Even if such transfer is completed, there can be no assurance that the new entity will be able to successfully continue the mortgage finance business of NACC or to discharge the obligations of NACC to repurchase Mortgage Loans.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans (other than the Westin Casuarina Resort Loan), on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other similar third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other loans or property; or (vi) to the extent that an affiliate of the Mortgage Loan Sellers becomes the Servicer or the Special Servicer, any obligation of a Mortgage Loan Seller to repurchase any Mortgage Loan (the "Servicing Standard"). The Servicer under Series 1997-D5 will service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan under the terms of the pooling and servicing agreement related to Series 1997-D5, including, without limitation, performing property inspections and maintaining insurance policies. See "Risk Factors--Westin Casuarina Resort Loan" herein. The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer or Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment, Assumed Monthly Payment or Minimum Defaulted Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). In addition, and without duplication, the Servicer will (i) make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Sequential Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts or Reduction Interest Shortfalls. The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate Class of Certificates (as described in the preceding sentence), the Servicer will initially make such P&I Advance (for accounting purposes only) but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts with respect to such Mortgage Loan that would be distributed to the most subordinate Class on the related Distribution Date then outstanding if such Mortgage Loan was not in default (such amount of reimbursement, the "Subordinate Class Advance Amount"). No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount.

   The Trustee will provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Sequential Certificates. For purposes of determining the most subordinate Class of Sequential Certificates, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one Class.

    In addition to P&I Advances, the Servicer (and in limited circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property. The servicer of Series 1997-D5 will service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan, under the terms of the Pooling and Servicing Agreement related to Series 1997-D5. The Servicer will be required (subject to the limitations described herein) to make a pro rata share of any Property Advances required in respect of the Westin Casuarina Resort Property, based on the principal balances of the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan. See "Risk Factors--The Westin Casuarina Resort Loan" herein.

   To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See "--Trustee" and "--Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the sum of (i) the Prime Rate (as defined herein) plus (ii) 1% (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, Fiscal Agent and Depositor in the case of the Servicer, the Servicer, in the case of the Special Servicer, the Depositor, in the case of the Trustee or the Fiscal Agent, and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed by an independent MAI appraiser selected by the Servicer, and conducted within the past twelve months on the applicable Mortgaged Property).

ACCOUNTS

   Lock Box Accounts. With respect to 98 Mortgage Loans, which represent in the aggregate 67% of the Initial Pool Balance, one or more accounts in the name of the related borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants. With respect to 28 Mortgage Loans, which represent in the aggregate 12% of the Initial Pool Balance, the borrower or the related property manager is required to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, all of the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

   Cash Collateral Accounts. With respect to certain of the Mortgage Loans that have a Lock Box Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis; with respect to certain other of the Mortgage Loans that have a Lock Box Account, such Lock Box Account will be swept into one or more of the Cash Collateral Accounts only in the event of a default by the related Borrower. The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware of has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.

   Collection Account. The Servicer will establish and maintain a segregated account (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment (including Servicing Fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the portion of the Servicing Fee representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates--Distributions" herein.

   Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Distribution Date relating to an Interest Accrual Period ending in any February and on any Distribution Date relating to an Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Trustee will be required to deposit, in respect of each Mortgage Loan having a Mortgage Rate less than or equal to 7.155%, into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account," the "Default Interest Distribution Account" and the "Excess Interest Distribution Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). LaSalle National Bank shall be deemed to be an Eligible Bank unless the ratings of its long term unsecured debt obligations or short term unsecured debt obligations are downgraded. Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account, and interest or other income on funds in the Collection Account to the extent not payable to the Servicer, will be paid to the Mortgage Loan Seller as compensation for arranging for on-going monitoring and surveillance of the Offered Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and
(D) to the Interest Reserve Account an amount required to be withheld as described under "--Accounts--Interest Reserve Account;" (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under "--Advances;" (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Fee representing the Trustee's Fee), Special Servicing Fee, Principal Recovery Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month and to pay to the Mortgage Loan

Seller its monitoring and surveillance fee payable from the Collection Account; (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Sellers or Bloomfield with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and
(b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of (x) 2% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications," herein.

   The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

INSPECTIONS

   The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance

(or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in March 1998 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan," (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months, until such condition is cured.

INSURANCE POLICIES

   The Pooling and Servicing Agreement requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property generally to maintain insurance providing coverage against at least 18 months of rent interruptions or such other amount as required pursuant to the related loan documents (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, and if the Servicer does not maintain such insurance, the Trustee shall maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, subject to the provisions concerning nonrecoverable Advances. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding the foregoing insurance requirements, and in lieu thereof, the Pooling and Servicing Agreement permits the Servicer to allow Credit Tenants with respect to certain of the Mortgage Loans to self-insure with respect to such risks in accordance with the terms of the related Credit Lease.

   In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. Nonetheless, certain of the Mortgage Loans require insurance coverage for floods and other water-related causes and earth movement. When the Servicer determines that a Mortgaged Property is located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program, if available. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the issues concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

    The Servicer or the Special Servicer may obtain and maintain a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

   The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

   Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

   All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1999, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1999, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL
SERVICER

   Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation,

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additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Depositor, upon paying the Servicer a negotiated fee, is permitted to remove the Servicer at any time without cause provided that (i) each Rating Agency has confirmed in writing that such removal will not result in a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates and (ii) the successor Servicer shall be a servicing company that is an affiliate of the Depositor, provided that such successor Servicer will not directly service or specially service any Mortgage Loan in which an affiliate of the Depositor has a common equity interest.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under

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the Pooling and Servicing Agreement which continues unremedied for thirty
(30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations or (vi) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Servicer or Special Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer or Special Servicer as servicer or special servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by S&P, Fitch and DCR and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid in accordance with the provisions of the Pooling and Servicing Agreement.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or

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direction of any of the holders of Certificates, unless such holders of
Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency. The Pooling Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.13% in the case of the Class A-CS1 Certificates, 2.76% in the case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), provided that the Voting Rights of the
(i) Class A-CS1 Certificates will be reduced to zero upon the reduction of the Notional Balance of such Class to zero and (ii) Class PS-1 Certificates will be reduced to zero on the Distribution Date on which no Classes other than the Class B-7 and Class B-7H Certificates are outstanding, (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, a percentage equal to the product of (x) 100% minus the Fixed Voting Rights Percentage multiplied by (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Coupon Strip Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an affiliate (other than solely in its capacity as Certificateholder); and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining who the Directing Holders (as defined below) are and for purposes of issuing Instructions (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class A-CS1 and Class PS-1 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS

   Specially Serviced Mortgage Loans; Appraisals;
Extensions. Contemporaneously with the earliest of (i) the effective date of any modification of the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal (as defined below), the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update from an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. With respect to the Westin Casuarina Resort Loan, the Servicer will be permitted to rely on any Updated Appraisal obtained by the servicer of Series 1997-D5.

   Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the Balloon Payment the related borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates, (ii) the Special Servicer determines in its reasonable judgment that such borrower has attempted in good faith to refinance such Mortgage Loan or Mortgaged Property, (iii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders (as described and defined below). The holders of the Class A-CS1 and Class PS-1 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The special servicer of Series 1997-D5 will, to the extent necessary, specially service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan, under the terms of the pooling and servicing agreement related to Series 1997-D5. See "Risk Factors-Westin Casuarina Resort Loan" herein.

   The Special Servicer may, after presenting a proposal to and consulting with the Servicer (if the Special Servicer is not the Servicer), and taking into account the LTV of a Specially Serviced Mortgage Loan as indicated in the Updated Appraisal, grant subsequent one-year extensions of such Specially Serviced Mortgage Loan if (i) the related borrower has made twelve consecutive monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments and (ii) the requirements set forth in clauses (ii)-(iv) of the preceding paragraph are satisfied; provided, however, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the aggregate Percentage Interests of each Class of Certificates direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders. The Special Servicer will not agree to any extension of a Mortgage Loan beyond two years prior to the Rated Final Distribution

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Date. If such borrower fails to make a Minimum Defaulted Monthly Payment more than once during an extension period, no further extensions will be granted (provided, however, that the Special Servicer may grant such extension if the borrower has been delinquent on no more than one such Minimum Defaulted Monthly Payment within a 24-month period and the requirements set forth in clauses (ii) through (iv) of the preceding paragraph are satisfied).

   Any extension pursuant to the two preceding paragraphs will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

   The "Minimum Defaulted Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in respect of its Balloon Payment is equal to (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof (or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Minimum Defaulted Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate") provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct (or, in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice) the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate; provided, further, that if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate; and provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower Rate) will be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer will be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

   The Special Servicer will only be permitted to extend pursuant to the preceding paragraphs or pursuant to instructions from Directing Holders.

   Under certain circumstances the Special Servicer may modify the terms of Specially Serviced Mortgage Loans as described below under "--Modifications."

   Defaulted Balloon Payments; Foreclosure Proceedings; Action of Directing Holders. Other than in respect of the Westin Casuarina Resort Loan, the Special Servicer may be given revocable instructions ("Instructions") to extend a Specially Serviced Mortgage Loan serviced by it that has defaulted on the Balloon Payment (which extension will be restricted to the actions that the Special Servicer could have otherwise taken with respect to such Mortgage Loan except that (a) the actions of the Directing Holders will not be subject to the rejection of the holders of the Certificates and (b) the related borrower will not have had to make twelve consecutive Monthly Payments on or prior to their Due Dates) by the holders of a majority in Percentage Interest of the most subordinate Class of Sequential Certificates then outstanding (determined as provided below) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class of Sequential Certificates) (the "Directing Holders") under the following circumstance: if the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer will notify the Trustee (who will, in turn, notify the Directing Holders), the Servicer and the Depositor of its proposed action. If the Special Servicer receives contrary Instructions within seven days from the Directing Holders, the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan. In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed with the foreclosure or acquisition. If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer will service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders will be required to maintain the Collateral Account (as described below) unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. For purposes of determining the Directing Holders with respect to any Mortgage Loan, the Class A-1A, Class A-1B, and Class A-1C, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class. Neither the Special Servicer nor the Directing Holders will have the ability to direct any foreclosure or workout of the Westin Casuarina Resort Loan.

   Deposits by Directing Holders. If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described above, the Servicer (after consultation with the Special Servicer) will obtain an Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the "Collateral Account") established by the Servicer an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the Servicer's) estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two business days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

   If the Special Servicer is acting pursuant to Instructions, the Special Servicer shall direct to the Servicer to withdraw from the Collateral Account for deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer or the Special Servicer (and the obligation to make such advances shall not be subject to a non-recoverability standard) and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's or Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Special Servicer or Servicer, as applicable, will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred.

   Settlement. If a Balloon Loan or the related Mortgaged Property which, subject to Instructions, is liquidated or disposed of, the Servicer will withdraw from the Collateral Account, and deposit into the Collection Account as additional liquidation proceeds for distribution to Certificateholders in accordance with the priorities described herein, the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds, provided that in no event may such additional liquidation proceeds exceed the unpaid principal balance, accrued and unpaid interest (including Default Interest), unpaid Advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent and interest thereon, and any expenses paid by the Trust Fund with respect to such Mortgage Loan.

   If the amount realized upon disposition of the Mortgage Loan or Mortgaged Property exceeds 125% of the Fair Market Value, the Servicer shall deposit the excess in the Collection Account to the extent not required by applicable law to be paid to the related borrower. If the Mortgage Loan has not been realized upon on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no more than two years), the Directing Holders will be required to purchase the Mortgage Loan for a purchase price equal to the Fair Market Value (determined at the time of the Deposit). Amounts on deposit in the Collateral Account will be applied toward the purchase price.

    If at any time following the establishment of a Collateral Account and prior to the disposition of a Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee are made under the related hazard insurance policy, the Special Servicer or Servicer, as applicable, will pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account have been withdrawn from the Collateral Account, as described above, following foreclosure, liquidation, disposition, purchase by Directing Holders or, if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any related remaining amounts in the Collateral Account will be released to the Directing Holders.

   No Advances. Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, as to which Directing Holders have provided Instructions, or the cure of such default, no P&I Advances will be made in respect of amounts distributable to the Class of the Directing Holders in respect of such Mortgage Loan.

   Material Defaults; Foreclosure. Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, the Special Servicer may, consistent with servicing standards, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions described above or under "--Modifications." In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer is required to pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer will be entitled to reimbursement of Advances (with interest at the Advance Rate) made as described in the preceding sentence. If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding will be required to be paid by the Directing Holders or the Special Servicer, without reimbursement therefor by the Trust Fund.

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

    If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Trust REMICs will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to the Lower-Tier REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the Prospectus.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, pursuant to the Pooling and Servicing Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of such period will not result in the imposition of a tax on the Trust REMICs or cause the Trust Fund to fail to qualify as REMICs under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

   The limitations imposed by the Pooling and Servicing Agreement and the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

   The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan other than the Westin Casuarina Resort Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the Servicing Standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

    In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, the Servicer or the Depositor or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an interested party). Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

MODIFICATIONS

   The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions: (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation; (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as described under "Realization Upon Mortgage Loans;" (iii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve months and, in the aggregate, no more than three consecutive reductions of twelve months or less each; (iv) the Special Servicer may not release or substitute collateral or release mortgagors or guarantors except in accordance with the provisions of the related Loan Documents; (v) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of most the subordinate Class of Sequential Certificates then outstanding minus the aggregate of the greater of (A) any Appraisal Reduction Amounts and (B) Delinquency Reduction Amounts of each Mortgage Loan that, in each case, have not resulted in a Realized Loss; (vi) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and (vii) the Special Servicer may waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is likely to produce a greater recovery, on a present value basis, than would a foreclosure. For purposes of obtaining the consent of the most subordinate Class of Sequential Certificates outstanding to any modification described above, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class. For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (vi) above, the most subordinate Class will include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness.

Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

   The servicer of Series 1997-D5 will service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan, and the special servicer of Series 1997-D5 will, to the extent necessary, specially service both the Westin Casuarina Resort Loan and the Other Westin Casuarina Resort Loan. None of the Servicer, Special Servicer, Trustee or any Certificateholder shall have any ability to effect or otherwise influence any modification of the Westin Casuarina Resort Loan.

   Any payment of interest, which is deferred as described herein will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

   Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

   Except as otherwise provided above and under "Realization Upon Mortgage Loans," the Special Servicer or the Servicer may not modify any term of a Mortgage Loan (a) unless such modification (i) would not be "significant" as such term is defined in Code Section 1001 and Treasury Regulation Sections 1.860G-2(b)(3) and (ii) would be in accordance with the servicing standard set forth in the Pooling and Servicing Agreement or (b) as otherwise provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will require the Servicer or Special Servicer, as applicable, to provide copies of any modifications or extensions to each Rating Agency.

   In the event that the Special Servicer is unable to obtain consent from 100% of the Percentage Interests of the most subordinate Class of Certificates, the Special Servicer will continue to retain the options described under "Realization Upon Mortgage Loans," including foreclosure or extension.

OPTIONAL TERMINATION

   The Depositor and if the Depositor does not exercise the option, the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, and if such holders of the Class LR Certificates fail to exercise such option, the Special Servicer will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans and all REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance or if the outstanding Mortgage Loans in the Mortgage Pool consist only of the Circuit City Credit Lease Loans, the Carmax Credit Lease Loans and/or the Parkview House Apartments Loan. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of
(A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal), and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of 100% of the Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal); (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest); (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and all unpaid Special Servicing Fees, Servicing Fees and any other compensation due to the Servicer or Special Servicer, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase. Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

   The Holder of 100% of the most subordinate Class of Sequential Certificates (provided that the Class B-7H Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Sequential Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date. See "Description of the Certificates--Termination" in the Prospectus.

THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset Backed Securities Trust Services, Nomura-D6.

   The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, Special Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and Servicer (except for the information under "--The Servicer") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

   In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information above, see "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE LUXEMBOURG PAYING AGENT

   So long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange Banque Generale du Luxembourg (the "Luxembourg Paying Agent") will act as the Luxembourg Paying Agent. The Depositor will at all times maintain a Luxembourg Paying Agent with a specific office in Luxembourg at 50 Avenue J.F. Kennedy L-2951, Luxembourg. The Luxembourg Paying Agent will make no representation as to the validity or sufficiency of the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates, the Mortgage Loans, this Prospectus Supplement or other related documents.

THE SERVICER

   AMRESCO Services, L.P., a Delaware limited partnership, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans and REO Properties). AMRESCO Services, L.P. ("ASLP") is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The principal offices of ASLP are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

   As of January 31, 1998, AMRESCO serviced approximately 9,929 commercial and multifamily loans with an aggregate principal balance of approximately $29.5 billion, including 5,892 loans representing approximately $15.6 billion that are currently included in 52 securitized transactions. The portfolio is significantly diversified both geographically and by product type. ASLP will provide servicing for this portfolio as well as other securitized transactions under full, primary, sub and master servicing contracts for both public and private placement transactions representing both single and multi-borrower mortgage pools.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Subservicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee with respect to any Mortgage Loan (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of .052% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, "Servicing Compensation")
(i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan) and (ii) to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, one-half of any loan modification or extension fees (payable in connection with a modification for which review by the Servicer is required), loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums). If a review by the Servicer is not required, the Special Servicer will be entitled to the full amount of any modification or extension fees.

   If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls."

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

SPECIAL SERVICING

   CRIIMI MAE Services Limited Partnership will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans (other than the Westin Casuarina Resort Loan) and act as disposition manager of REO Properties. The principal offices of the Special Servicer are located at 11200 Rockville Pike, Rockville, Maryland 20852. As of December 31, 1997, the Special Servicer was responsible for the servicing of approximately 3,600 commercial and multifamily loans with an aggregate principal balance of approximately $16.5 billion, the collateral for which is located in forty-nine states, Puerto Rico and District of Columbia. The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

   The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

   The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan other than the Westin Casuarina Resort Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or
(viii) such borrower has failed to make a Balloon Payment as and when due, unless the Servicer reasonably believes that the Balloon Payment will be paid within ninety days of its Due Date; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   Pursuant to the Pooling and Servicing Agreement, except with respect to the Westin Casuarina Resort Loan, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 1/12 of .50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). In addition, the Special Servicer will be entitled to receive (i) any (or if the Servicer's consent is required, 50% of) assumption fees and certain loan modification fees related to the Specially Serviced Mortgage Loans, (ii) any income earned on deposits in the REO Accounts and
(iii) a fee equal to the product of (a) a per annum rate of 0.01% (the "Additional Servicing Fee Rate") and (b) the aggregate Stated Principal Balance of the Mortgage Loans. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, the holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (determined as provided below), the Special Servicer will be entitled to receive a Special Servicing Fee for each Interest Accrual Period equal to 1/12 of .25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan.

   For purposes of determining whether the Special Servicer is entitled to full compensation, with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will in each case, be treated as one class.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the

Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

TRUSTEE REPORTS

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter, each Rating Agency, the Luxembourg Paying Agent and the Luxembourg Stock Exchange (for so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange) and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (not absorbed by the Servicer) and/or
    (B) Prepayment Premiums and/or Reduction Interest Distribution Amounts;
    (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Collection Period, (B) delinquent two Collection Periods, (C) delinquent three or more Collection Periods, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses and/or Trust Fund expenses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and the aggregate amount of any Prepayment Interest Shortfalls (not absorbed by the Servicer) for such Distribution Date; (xi) the Pass-Through Rate and the Reduction Interest Pass-Through Rate, if any, applicable to each Class of Certificates for such Distribution Date;
    (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee and any other special servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period;
    (xiii) the amount of Realized Losses, Trust Fund expenses, Interest Shortfalls and Reduction Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Property Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis.

     In the case of information furnished pursuant to subclauses (i), (ii) and
    (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee or the Luxembourg Paying Agent will provide any Certificateholder with a written copy of such report upon request.

   Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 320 and certain information regarding the Mortgage Loans may be made available via the Trustee's website at www.lnbabs.com or the Trustee's bulletin board service at (714) 282-3990 or information may be made available by such other mechanism as the Trustee or the Luxembourg Paying Agent may have in place from time-to-time.

SERVICER REPORTS

   The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency, the Luxembourg Stock Exchange (for so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange) and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Due Date for each of the following three periods;
    (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

      (f) A "Watch List" setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   Certain information regarding the Mortgage Loans will be available on the Servicer's website at www.amresco.com. Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee or the Luxembourg Paying Agent will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one business day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Trustee or the Luxembourg Paying Agent shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

   The Servicer is also required to deliver to the Trustee and the Luxembourg Paying Agent the following materials:

     (a) Annually, on or before June 30 or each year, commencing with June 30, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

 Other Information

   The Pooling and Servicing Agreement requires that the Trustee, upon reasonable prior notice, make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

   For so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent must make available at its offices, during normal business hours, for review by any Holder of a Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, and the Luxembourg Stock Exchange, any Underwriter, any potential investor of the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, items
(i), (ii), (iv), (v) and (vi) together with (i) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Luxembourg Paying Agent since the Closing Date regarding compliance with the relevant agreements and (ii) any and all officers' certificates and other evidence delivered to or by the Luxembourg Paying Agent to support the Servicer's, Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of all of the foregoing will be available from the Luxembourg Paying Agent upon request; however, the Luxembourg Paying Agent will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies (other than copies to be provided to the Luxembourg Stock Exchange, which will be provided free of charge).

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and are based on the advice of Cadwalader, Wickersham & Taft. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

   Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Lock Box Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and Default Interest) proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests" ) to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund will qualify as two separate REMICs. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care" for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and mobile home community properties, or nursing homes and congregate care facilities, respectively) and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, multifamily loans, mobile home community loans and loans secured by nursing homes or congregate care facilities represent approximately 18%, 2% and approximately 1%, respectively, of the Mortgage Loans by unpaid principal balance. Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

   The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1A, Class A-1B, Class A1-C, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will not be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the Prospectus.

    Although unclear for federal income tax purposes, it is anticipated that the Class A-CS1 and Class PS-1 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class A-CS1 or Class PS-1 Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Coupon Strip Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Federal Income Tax Consequences--Federal Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of original issue discount on an instrument such as REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations--Yield on the Class A-CS1 and Class PS-1 Certificates" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

   Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

   For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" in the Prospectus.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See "Description of the Offered Certificates--Transfer Restrictions" herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriters administrative exemptions (Prohibited Transaction Exemption 93-32, 58 Fed. Reg. 28,623 (May 14, 1993); to Nomura Securities

International Inc. and Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990); to Morgan Stanley & Co. Incorporated, and Prohibited Transaction Exemption 90-29, 55 Fed. Reg. 21,459 (May 24, 1990); to Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Exemptions")), for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriters. The Exemptions might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemptions are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemptions, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemptions to apply to the acquisition, holding and resale of the Offered Certificates are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust Fund;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, Fitch or DCR;

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by any of the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

     (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemptions; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemptions.

   If all of the conditions of the Exemptions are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemptions can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemptions do not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriters believe that the conditions to the applicability of the Exemptions will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemptions or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. As noted above, the Department, in granting the Exemptions may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See "Description of the Offered Certificates--Transfer Restrictions" herein.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

   BECAUSE THE SUBORDINATED OFFERED CERTIFICATES ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO (A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE OFFERED CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PTE 95-60, OR (B) PROVIDE (I) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE FISCAL AGENT TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT AND (II) SUCH OTHER OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES AND AGREEMENTS AS THE CERTIFICATE REGISTRAR MAY REQUIRE IN CONNECTION WITH SUCH TRANSFER. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) ABOVE. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO.

   The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   Any Class of Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as the Mortgage Loans are secured by liens on real estate.

   Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between Nomura Securities International, Inc. ("NSI"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, collectively with NSI and Morgan Stanley, (the "Underwriters") and the Depositor, NSI and Morgan Stanley will act as co-lead joint bookrunning Underwriters with respect to the Offered Certificates. NSI is the sole placement agent for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (collectively, the "Private Certificates") with a limited number of institutional investors in transactions exempt from the registration requirements of the Securities Act. The Underwriters may place Offered Certificates through licensed dealers in Japan. See "Description of Offered Certificates--Transfer Restrictions" herein.

   In the Underwriting Agreement, each Underwriter has agreed to purchase Certificates as set forth below.

                               ALLOCATION TABLE


                                           CLASS   CLASS  CLASS   CLASS   CLASS    CLASS   CLASS  CLASS    CLASS
UNDERWRITER                                A-1A    A-1B    A-1C   A-CS1    PS-1     A-2     A-3    A-4      A-5
----------------------------------------  ------  ------  ------  ------  ------  ------  ------  ------  -------
Nomura Securities International, Inc  ..    45%     45%     45%     45%     45%     45%     45%     45%      45%
Morgan Stanley & Co. Incorporated  .....    45%     45%     45%     45%     45%     45%     45%     45%      45%
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated...........................    10%     10%     10%     10%     10%     10%     10%     10%      10%


   The Underwriting Agreement provides that the obligations of the Underwriters are subject to the approval of certain legal matters by counsel, and to certain other conditions.

   The Depositor will indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or will contribute to payments that the Underwriters may be required to make in respect thereof in accordance with the terms and provisions of the Underwriting Agreement.

   There is currently no secondary market for the Offered Certificates. The Underwriters currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that an active secondary market for the Offered Certificates will develop or that any such market, if established, will continue.

   This Prospectus Supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

    The Offered Certificates may not be offered or sold directly or indirectly in Japan and this Prospectus Supplement may not be distributed or circulated in Japan except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Nomura Securities International, Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Nomura Securities International, Inc. acts as principal. Nomura Securities International, Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The validity of the Certificates will be passed upon for the Depositor and the Mortgage Loan Sellers by Cadwalader, Wickersham & Taft, New York, New York and for the Underwriters by Sidley & Austin, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATING

   It is a condition to the issuance of the Offered Certificates that (i) the Class A-1A, Class A-1B and Class A-1C Certificates be rated "AAA" by each of Standard & Poor's Rating Services ("S&P"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with S&P, Fitch and DCR, the "Rating Agencies"), (ii) the Class A-CS1 and Class PS-1 Certificates be rated "AAA" by Fitch, "AAA" by DCR and "Aaa" by Moody's, (iii) the Class A-2 Certificates be rated "AA" by Fitch and "Aa2" by Moody's, (iv) the Class A-3 Certificates be rated "A" by Fitch and "A2" by Moody's, (v) the Class A-4 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's and (vi) the Class A-5 Certificates be "BBB-" by Fitch and "Baa3" by Moody's. The Rated Final Distribution Date of each Class of Offered Certificates is March 15, 2030.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-CS1 or Class PS-1 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-CS1 and Class PS-1 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-CS1 and Class PS-1 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class A-CS1 and Class PS-1 Certificates. The notional amount upon which interest is calculated for the Class A-CS1 and Class PS-1 Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or unvoluntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings for the Class A-CS1 and Class PS-1 Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

    The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             GENERAL INFORMATION

   Application has been made to list the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the formation documents pursuant to which the Depositor was organized and a legal notice in relation to the issue of the Certificates have been deposited with the Registrar of the District Court in Luxembourg (Grefffier en chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and where copies of such documents may be obtained upon request.

   The Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates have been accepted for clearance through the facilities of Cedel and Euroclear. The Common Code and ISIN for each such Class is set forth below:

 CLASS    COMMON CODE        ISIN
-------  ------------- ---------------
A-1A     8602808       US 655356 JE 48
A-1B     8602816       US 655356 JF 13
A-1C     8602832       US 655356 JG 95
A-2      8602867       US 655356 JK 08

   So long as the Certificates are listed on the Luxembourg Stock Exchange, the Depositor will maintain a Luxembourg Paying Agent. Banque General du Luxembourg is the Luxembourg Paying Agent and its office is located at 50 Avenue J.F. Kennedy L-2951, Luxembourg. The Depositor must give the Certificateholders at least 30 days notice of any change in or addition to the Luxembourg Paying Agent or its specified office. Any notice to the Certificateholder is validly given if:

     1. Sent to Cedel or Euroclear and shall be deemed to be given on the date on which it was so sent; or

     2. Published in such newspaper or newspapers in the United States or Luxembourg as the Trustee or the Luxembourg Paying Agent shall approve and shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which publication is required.

   So long as the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates are listed on the Luxembourg Stock Exchange, copies of the following documents may be inspected (and, in the case of the document listed in 1, may be obtained) during usual business hours at the specified offices of the Trustee or the Luxembourg Paying Agent at any time after the date of this document:

     1. The articles of incorporation pursuant to which the Depositor is organized;

     2. the Pooling and Servicing Agreement;

     3. the Subservicing Agreement;

     4. the Mortgage Loan Purchase and Sale Agreements;

     5. the Bloomfield Purchase Agreement; and

     6. the Underwriting Agreement.

   The Depositor does not produce publicly available financial statements nor does it produce consolidated financial statements.

                       INDEX OF SIGNIFICANT DEFINITIONS

A
ACMs                                                       S-48
Actual/360 Mortgage Loans                                  S-26
ADA                                                        S-51
Advance Rate                                              S-140
Advances                                                  S-140
AMM                                                        S-52
AMM I                                                      S-52
AMM II                                                     S-52
AMRESCO                                                   S-158
Anticipated Repayment Date                                 S-22
Appraisal Reduction Event                                 S-115
ARD Notes                                             S-9, S-50
ASLP                                                      S-158
Atlanta Marriott Borrower                                  S-52
Atlantic LLC                                         S-68, S-73

B
Balloon Loans                                        S-22, S-64
Balloon Notes                                              S-50
Balloon Payment                                      S-22, S-64
Balloon Payments                                           S-50
Best Buy Credit Lease Loan                           S-41, S-62
Best Buy Credit Leases                               S-40, S-62
BLHC                                                       S-70
Bloomfield                                                 S-19
Bloomfield Purchase Agreement                             S-138
BPP                                                        S-75
Bristol Beverage Company                                   S-70
Bristol I Borrower                                         S-70
Bristol I Closing Date                                     S-70
Bristol I Hotel Properties                                 S-70
Bristol I Loan                                             S-70
Bristol I Notes                                            S-70
Bristol I Property Manager                                 S-71
Bristol II Loan                                            S-70
BT                                                         S-70

C
Cash Collateral Accounts                                  S-141
Cedel                                             1, S-20, S-56
Cedel Participants                                        S-118
CERCLA                                                     S-48
Certificate Balance                                         S-2
Certificate Owners                                        S-119
Certificate Registrar                                     S-116
Certificates                                            1, S-16
Cinemark Borrower                                          S-77
Cinemark Credit Lease                                      S-78
Cinemark Credit Lease Loan                                 S-77
Cinemark Credit Lease Loans Closing Date                   S-77
Cinemark Credit Lease Property                             S-77
Cinemark Credit Lease Tenant                               S-78
Class                                                       S-2
Code                                                S-31, S-119

                              S-171

Co-Lender Agreement                                        S-53
Collateral Account                                        S-151
Collateral Substitution Deposit                            S-65
Collection Account                                        S-141
Cooperative                                               S-118
Coupon Strip Certificates                                 S-102
Credit Lease                                         S-21, S-60
Credit Lease Assignments                                   S-21
Credit Lease Loans                                   S-21, S-60
Credit Lease Properties                              S-21, S-60
Credit Tenant                                        S-21, S-61
Crossover Date                                            S-111

D
DCR                                             S-2, S-32, S-169
Defeasance Lock-out Period                           S-23, S-65
Defeasance Option                                    S-23, S-65
Definitive Certificate                                    S-116
Department                                                S-165
Deposit                                                   S-151
Depositaries                                              S-117
Depositor                                                     1
Directing Holders                                         S-150
Distribution Account                                      S-141
Distribution Date Statement                               S-160
DSCR                                                  S-9, S-11
DTC                                                1, S-20, C-1

E
Eckerd Credit Lease                                  S-40, S-62
Eligible Bank                                             S-142
                                                S-31, S-119,
ERISA                                                     S-165
Euroclear                                         1, S-20, S-56
Euroclear Operator                                        S-118
Euroclear Participants                                    S-118
Event of Default                                          S-146
Excess Cash Flow                                           S-64
Excess Interest                                            S-64
Excess Rate                                                S-63
Exemptions                                          S-31, S-166

F
Factory Outlet Properties                                  S-36
Fair Market Value                                         S-151
Final Recovery Determination                              S-160
Financing Trust                                            S-18
Fiscal Agent                                          S-2, S-17
Fitch                                           S-2, S-32, S-169
Fixed Voting Rights Percentage                            S-148
Form 8-K                                            S-18, S-101
Fox II Member                                              S-68
Fox Plaza Anticipated Repayment Date                       S-68
Fox Plaza Borrower                                         S-68
Fox Plaza II                                               S-68
Fox Plaza Loan                                             S-68
Fox Plaza Mezzanine Loan                                   S-68
Fox Plaza Mortgage                                         S-68
Fox Plaza Office Property                                  S-68

                              S-172

Fox Plaza Property Manager                                 S-68
FSA                                                       S-168

G
Global Securities                                           C-1
Golden State Borrower                                      S-75
Golden State Loan                                          S-75
Golden State Mortgages                                     S-75
Golden State Property Manager                              S-76
Golden State Property Managers                             S-76
Golden State Retail Properties                             S-75
Guarantor                                            S-21, S-61

H
Healthcare Loan                                            S-57
Healthcare Property                                        S-57
Holders                                                   S-119
Host Marriott                                              S-52
Hotel Loan                                                 S-57
Hotel Property                                             S-57

I
Indian LLC                                                 S-79
Indirect Participants                                     S-117
Industrial Loan                                            S-57
Industrial Property                                        S-57
Initial Pool Balance                                       S-57
Instructions                                              S-150
Interest Reserve Account                                  S-141
Issuer                                                        1
Ivy Street                                                 S-52

L
Lazard                                          S-68, S-73, S-79
Lease Enhancement Insurer                                  S-41
Lease Enhancement Policies                                 S-21
Lease Enhancement Policy                             S-40, S-62
Loan-to-Value Ratio                                        S-90
Lock Box Accounts                                         S-141
Lock-out Period                                      S-22, S-64
Lower Rate                                                S-150
Lower-Tier Interests                                       S-27
Lower-Tier Regular Interests                              S-164
Lower-Tier REMIC                                S-27, S-30, S-164
Luxembourg Paying Agent                                   S-157

M
Marquis Corporation                                        S-52
Merger                                                     S-52
Method of Distribution                                      S-3
Mobile Home Loan                                           S-57
Mobile Home Property                                       S-57
Monthly Debt Service Payment                               S-64
Monthly Mortgage Loan Payments                             S-45
Monthly Operating Expenses                                 S-45
Monthly Payments                                     S-21, S-63
Monthly Rental Payments                                    S-62
Moody's                                                     S-2
Moody's,                                                   S-32
Morgan Stanley                                             S-17

                              S-173

Mortgage                                                   S-57
Mortgage Loan Purchase and Sale Agreement                  S-58
Mortgage Loan Sellers                                      S-18
Mortgage Loans                                          1, S-57
Mortgage Pool                                                 1
Mortgage Rate                                              S-21
Mortgaged Properties                                    1, S-57
Mortgaged Property                                         S-20
Multifamily Loan                                           S-57
Multifamily Property                                       S-57

N
NACC                                              1, S-16, S-18
NACC/Marriott Financing                                    S-52
NAIC                                                       S-61
NJDEP                                                      S-49
NOI                                                        S-69
Note                                                       S-57
Notional Balance                                            S-2
NSI                                                        S-17

O
ODC-Pittsburgh                                             S-79
Offered Certificates                                 S-2, S-102
Office Loan                                                S-57
Office Property                                            S-57
Operating License                                          S-41
Originators                                          S-19, S-58
Other Park LaBrea Note                                     S-73
Other Trustee                                              S-53
Other Westin Casuarina Resort Loan                         S-53
Oxford Center Anticipated Repayment Date                   S-79
Oxford Center Borrower                                     S-79
Oxford Center General Partner                              S-79
Oxford Center Loan                                         S-79
Oxford Center Mezzanine Loan                               S-79
Oxford Center Office Property                              S-79
Oxford Center Property Manager                             S-80

P
Park LaBrea Anticipated Repayment Date                     S-73
Park LaBrea Borrower                                       S-73
Park LaBrea Closing Date                                   S-73
Park LaBrea General Partner                                S-73
Park LaBrea Limited Partner                                S-73
Park LaBrea LLC                                            S-73
Park LaBrea Loan                                           S-73
Park LaBrea Maturity Date                                  S-73
Park LaBrea Mezzanine Loan                                 S-73
Park LaBrea Multifamily Property                           S-73
Park LaBrea Note                                           S-73
Park LaBrea Property Manager                               S-74
Participants                                              S-116
Pass-Through Rate                               S-2, S-25, S-106
Permitted Investments                                     S-142
P&I Advance                                          S-7, S-139
P&I Advances                                               S-29
Plan                                               S-119, S-165

                              S-174

Plans                                                      S-31
Pool Loan                                                   S-8
Pool Loans                                                 S-66
Pooling and Servicing Agreement                     S-16, S-129
Preferred Interest Holder                                  S-44
Prepayment Premium                                   S-23, S-64
Primary Term                                               S-62
Private Certificates                            S-2, S-17, S-102
Property Advances                                         S-140
PTE                                                        S-32

R
Rating Agencies                                 S-2, S-32, S-169
Record Date                                               S-103
Regular Certificates                                S-30, S-164
Release Date                                               S-65
REMIC                                      S-2, S-6, S-27, S-30
REMIC Regulations                                         S-164
REO Account                                               S-102
REO Property                                              S-102
Repurchase Price                                          S-137
Reserve Accounts                                           S-58
Residual Certificates                                      S-30
Residual Value Insurer                                     S-41
Residual Value Policies                              S-41, S-62
Restricted Group                                          S-167
Retail Loan                                                S-57
Retail Property                                            S-57
Revised Rate                                               S-64
Rules                                                     S-117

S
SEL                                                         S-3
Senior Offered Certificates                                S-31
Sequential Certificates                                     S-7
Series 1997-D5                                             S-53
Servicer                                              S-2, S-16
Servicer Remittance Date                                  S-139
Servicing Compensation                                    S-158
Servicing Fee                                             S-158
Servicing Fee Rate                                        S-158
Servicing Standard                                        S-138
Similar Law                                               S-165
SL Hillside Property                                       S-49
S&P                                             S-2, S-32, S-169
Special Servicer                                S-2, S-17, S-158
Special Servicing Fee                                     S-159
Subordinate Class Advance Amount                          S-139
Subordinated Offered Certificates                          S-31
Subservicer                                          S-16, S-17
Subservicing Agreement                                     S-17

                              S-175

T
Tenant                                                     S-93
Terms and Conditions                                      S-118
Three Party Agreement                                      S-49
Total Park LaBrea Loan                                     S-73
Treasury Regulations                                      S-164
Trust Fund                                                    1
Trust REMICs                                         S-2, S-164
Trustee                                               S-2, S-17
Trustee Fee                                               S-156
Two Other Cinemark Loans                                   S-77

U
Underwriters                                     1, S-17, S-168
Underwriting Agreement                                    S-168
Updated Appraisal                                         S-149
Upper-Tier REMIC                         S-2, S-27, S-30, S-164

V
Value                                                      S-92

W
Withheld Amounts                                          S-142

Z
Zoning Laws                                                S-51

 LOAN                                                    LOAN      CUT-OFF DATE PRINCIPAL    MONTHLY
  #                      LOAN NAME                       TYPE           BALANCE              PAYMENT
  -                      ---------                       ----           --------             -------
  1    Fox Plaza                                         hyper           $ 177,424,525         $ 1,197,417.36
  2    Bristol I                                         hyper            $ 72,164,400           $ 533,789.52
  2    Bristol I                                         hyper            $ 72,164,400           $ 533,789.52
  3    Park LaBrea                                       hyper           $ 140,613,989         $ 1,050,047.16
  4    Burnham Pacific - Golden State                    hyper           $ 134,838,933         $ 1,022,114.79
  5    Cinemark                                          fully           $ 105,297,461           $ 883,964.00
  6    Oxford Center                                     hyper            $ 99,464,749           $ 731,131.39
  7    Springfield Mall                                  hyper            $ 90,931,704           $ 699,186.13
  8    Atlanta Marriott                                  hyper            $ 81,871,306           $ 600,649.08
  9    FAC Realty II                                     hyper            $ 67,174,650           $ 545,342.88
  10   University Mall                                   hyper            $ 64,800,478           $ 486,785.71
  11   Forest City Atlantic                              hyper            $ 50,823,254           $ 390,786.89
  11   Forest City Atlantic                              hyper            $ 12,325,815           $ 119,103.50
  12   Edgewater Hills                                   hyper            $ 55,988,456           $ 410,823.46
  13   Hunter's Branch                                   hyper            $ 55,278,713           $ 425,045.48
  14   HQ Plaza                                          hyper            $ 53,132,485           $ 419,039.88
  15   Mall Del Norte                                    hyper            $ 52,244,472           $ 401,715.01
  16   Brandywine Square                                 hyper            $ 51,874,868           $ 402,602.24
  17   Park Center Plaza                                 hyper            $ 51,012,644           $ 392,243.09
  18   Hyundai Buildings                                 hyper            $ 47,634,000           $ 366,264.25
  19   Saul Center Hotels                                hyper            $ 45,602,694           $ 399,417.47
  20   Crossings at Hobart                               hyper            $ 42,325,768           $ 325,448.54
  21   Wilkow                                            hyper            $ 41,825,816           $ 285,263.68
  22   Bayview Plaza - Guam                              hyper            $ 41,377,683           $ 318,501.94
  23   Innkeepers III                                    hyper            $ 40,000,000           $ 292,466.54
  24   Laurel Office                                     hyper            $ 39,633,636           $ 305,305.56
  25   Abilene & Sunset Malls                            hyper            $ 38,900,301           $ 293,816.90
  26   Morris Corp. Center                               hyper            $ 35,881,763           $ 240,234.66
  27   Colonial Park Mall                                hyper            $ 35,878,883           $ 257,411.04
  28   Brendenwood/The Classic                           hyper            $ 19,874,655           $ 151,391.76
  28   Brendenwood/The Classic                           hyper            $ 11,979,423            $ 83,331.30
  29   Hallwood - Executive Park                         hyper            $ 31,440,036           $ 241,746.68
  30   Hudson Hotels II                                  hyper            $ 29,880,327           $ 239,146.95
  31   Ocean Edge Resort                                 hyper            $ 29,573,052           $ 259,019.51
  32   RIM Corporation                                   hyper            $ 28,890,001           $ 252,751.71
  33   Brattle Square                                    hyper            $ 28,454,844           $ 218,793.13
  34   Monterey Plaza Hotel                              hyper            $ 28,135,021           $ 246,146.56
  35   CAA - Headquarters                                hyper            $ 23,480,370           $ 180,543.72
  36   Shelby Northpoint                                 hyper            $ 22,463,357           $ 173,039.58
  37   Central Trust Tower                               hyper            $ 21,869,727           $ 173,459.03
  38   Oakton Gable Apartments                           hyper            $ 21,611,974           $ 148,131.96
  39   Potomac Promenade                                 hyper            $ 20,443,940           $ 157,196.21
  40   Sunshadow/Summerbreeze                            hyper            $ 10,206,090            $ 75,091.89
  40   Sunshadow/Summerbreeze                            hyper            $ 10,027,795            $ 73,780.09
  41   CarMax - Laurel                                   fully            $ 20,115,906           $ 157,803.26
  42   McGraw-Hill Headquarters                          hyper            $ 19,926,904           $ 153,443.23
  43   Westin - G.C                                      fully            $ 19,848,284           $ 169,899.27
  44   Value City - 3080/3232 Alumn Creek Drive          fully            $ 18,243,666           $ 151,666.67
  45   Commerce Point                                    hyper            $ 18,185,684           $ 139,832.18
  46   Coach House                                       hyper            $ 17,693,848           $ 120,725.32
  47   Sterling Software Building                        hyper            $ 17,421,811           $ 134,103.22
  48   Value City Corporate Office - Westerville         fully            $ 17,278,947           $ 140,072.58
  49   Stanford Park Hotel                               hyper            $ 16,877,327           $ 137,783.64
  50   Waterside Towers Apartments                       hyper            $ 16,554,564           $ 121,471.53
  51   Piercey/Westport on the River                     hyper            $ 16,191,766           $ 118,995.91
  52   Burnham Pacific - Powell Portfolio                hyper             $ 6,991,784            $ 48,788.49
  52   Burnham Pacific - Powell Portfolio                hyper             $ 6,588,699            $ 45,975.77
  52   Burnham Pacific - Powell Portfolio                hyper             $ 2,521,675            $ 17,596.18
  53   Lynnwood Center                                   hyper            $ 15,963,572           $ 110,889.94
  54   SL-Hillside                                       hyper            $ 15,000,000           $ 105,396.22
  55   Ocean Breeze Villas                               hyper            $ 14,974,523           $ 104,779.48
  56   Rosedale Commons                                  hyper            $ 14,703,603           $ 108,538.91
  57   3712-3758 Junction Blvd                           hyper             $ 7,890,616            $ 53,624.27
  57   3712-3758 Junction Blvd                           hyper             $ 6,592,160            $ 44,800.02
  58   Best Buy Pool                                    balloon           $ 14,355,277           $ 112,489.66
  59   Forest City Bruckner                              hyper            $ 10,138,836            $ 77,958.88
  59   Forest City Bruckner                              hyper             $ 3,995,370            $ 41,041.67
  60   Bosc Uptown Disctrict                             hyper            $ 13,969,561            $ 99,235.63
  61   Sheraton Berkshire Inn - Reading                  hyper            $ 13,900,983           $ 121,684.67
  62   JRK - Tampa/Orlando                               hyper            $ 13,257,759            $ 90,278.83
  63   CarMax - Irving, TX                               fully            $ 13,143,635           $ 102,956.67
  64   CarMax - Davie                                    fully            $ 13,036,279           $ 102,265.70
  65   1040 Grant Road Shopping Center                   hyper            $ 13,022,192            $ 93,401.63
  66   Eastland                                          hyper            $ 13,000,000            $ 90,586.90
  67   CarMax - Houston                                  fully            $ 12,840,979           $ 100,733.63
  68   Huron Estates MHP                                 hyper            $ 12,809,107            $ 87,137.31
  69   Fox Chapel Shopping Center                        hyper            $ 12,643,688            $ 87,516.98
  70   West Valley Business Park                         hyper            $ 12,255,800            $ 94,373.36
  71   Forest City Gun Hill Home Depot                   hyper            $ 11,647,930            $ 89,562.50
  72   Abbotts Square                                    hyper            $ 11,581,018            $ 87,959.53
  73   1801 Century Park West                            hyper            $ 11,300,000            $ 86,775.54
  74   After Six                                         hyper            $ 10,820,849            $ 83,202.97
  75   Bosc - The Terraces                               hyper            $ 10,706,425            $ 82,473.66
  76   Middlesex Shopping Center                         hyper            $ 10,482,696            $ 74,716.01
  77   The Reservoir                                     hyper            $ 10,200,000            $ 88,621.24
  78   Olympic Collection                                hyper            $ 10,090,000            $ 76,014.05
  79   West Allis                                        hyper            $ 10,074,436            $ 77,605.33
  80   Pierson Portfolio                                 hyper             $ 7,757,654            $ 57,148.85
  80   Pierson Portfolio                                 hyper             $ 1,624,388            $ 11,642.70
  80   Pierson Portfolio                                 hyper               $ 326,873             $ 2,533.15
  80   Pierson Portfolio                                 hyper               $ 306,186             $ 2,314.84
  81   Suniland Shopping Center                          hyper             $ 9,982,295            $ 68,082.03
  82   Levitz Plaza                                      hyper             $ 9,972,608            $ 72,958.62
  83   Worcester Fair                                    hyper             $ 9,966,282            $ 71,434.03
  84   Madison Circle/Normandy                           hyper             $ 9,851,298            $ 75,829.70
  85   CarMax - Boynton Beach                            fully             $ 9,520,878            $ 74,688.43
  86   Springhouse I                                     hyper             $ 9,484,069            $ 66,881.33
  87   Comfort Inn - BWI Airport                         hyper             $ 9,471,873            $ 82,960.67
  88   Lake Point Apts                                   hyper             $ 9,271,724            $ 64,518.26
  89   TJ Maxx Ctr.                                      hyper             $ 9,137,906            $ 70,262.59
  90   Lancaster Mills                                   hyper             $ 8,978,655            $ 68,690.18
  91   Sunrise Mountain Plaza                            hyper             $ 8,931,255            $ 68,773.38
  92   Colony Woods                                      hyper             $ 8,336,908            $ 61,173.28
  93   Automotive Products Industrial                    hyper             $ 7,848,854            $ 60,416.03
  93   Automotive Products Industrial                    fully               $ 446,200             $ 6,484.74
  94   Bank of Oklahoma                                  hyper             $ 8,189,078            $ 62,966.99
  95   Paradise Fountain Apartments                      hyper             $ 7,990,584            $ 54,900.05
  96   Coastal Centre                                    hyper             $ 7,907,072            $ 60,818.69
  97   Loma Linda Health Center                          hyper             $ 7,825,572            $ 59,353.34
  98   Winsome West Apartments                           hyper             $ 7,735,898            $ 51,873.61
  99   Willows and Seville Oaks Apartments               hyper             $ 7,491,121            $ 51,112.36
 100   Gaslamp Theatres                                  hyper             $ 7,482,522            $ 57,886.22
 101   Kings Park Apartments                             hyper             $ 7,439,019            $ 49,746.19
 102   Western Plaza Shopping Center                     hyper             $ 7,138,266            $ 57,436.10
 103   Neighborhood/Northwest Plaza                      hyper             $ 4,180,650            $ 30,630.99
 103   Neighborhood/Northwest Plaza                      hyper             $ 2,929,637            $ 21,465.01
 104   Arrowhead Marketplace                             hyper             $ 7,000,000            $ 46,995.05
 105   Bryan/Dairy/Sheehan Pool                          hyper             $ 6,940,068            $ 53,420.71
 106   Andover                                           hyper             $ 6,900,000            $ 50,118.16
 107   Sterling                                          hyper             $ 6,895,502            $ 53,117.41
 108   Hollywood Studio Club                             hyper             $ 6,892,549            $ 53,282.77
 109   Grays Ferry Shopping Center                       hyper             $ 6,746,235            $ 51,872.71
 110   Maverick Records Bldg                             hyper             $ 6,669,521            $ 51,282.85
 111   Del Mar Apartments                                hyper             $ 6,584,176            $ 44,576.85
 112   Orangewood Place II                               hyper             $ 6,577,928            $ 50,578.58
 113   Preston Trail Plaza                               hyper             $ 6,542,297            $ 44,993.96
 114   Big V Shopping Center                             hyper             $ 6,532,352            $ 50,282.37
 115   Dutchess Center                                   hyper             $ 6,476,695            $ 48,676.66
 116   River Run Apartments                              hyper             $ 6,434,071            $ 42,912.01
 117   Cannon West Shopping Center                       hyper             $ 6,392,339            $ 43,053.21
 118   Harwood Hills Apartments                          hyper             $ 6,292,567            $ 43,105.37
 119   Virginia Beach Hilton Inn                         hyper             $ 6,212,000            $ 47,575.45
 120   Bryan Woods Apartments                            hyper             $ 6,089,234            $ 41,612.75
 121   Oakhurst Towers                                   hyper             $ 5,983,920            $ 42,291.99
 122   Holiday Inn/Comfort Inn Easton                    hyper             $ 5,950,000            $ 43,699.42
 123   Del Rey Shores                                    fully             $ 5,939,289            $ 56,376.45
 124   Vista Gardens Apartments                          hyper             $ 5,939,243            $ 39,985.90
 125   Sunbreeze Apartments                              hyper             $ 5,931,446            $ 43,640.95
 126   Pebble Point                                      hyper             $ 5,870,107            $ 43,160.02
 127   Value City - 2516 Sardis Rd. North                fully             $ 5,765,049            $ 47,927.08
 128   Shottenstein East                                 hyper             $ 5,756,881            $ 44,265.43
 129   Leisure Lanes                                     hyper             $ 5,710,603            $ 45,948.80
 130   Best Western - Oregon Portfolio                   hyper             $ 5,657,042            $ 49,492.10
 131   Greystone Apartments                              hyper             $ 5,589,810            $ 37,482.87
 132   Waiakea Villas                                    hyper             $ 5,574,950            $ 43,631.59
 133   Hampton Inn-Richfield                             hyper             $ 5,573,129            $ 48,757.97
 134   Auburn John R. Shopping Center                    fully             $ 5,494,723            $ 46,938.41
 135   Circuit City - Columbus Morse Road                fully             $ 5,468,402            $ 42,897.97
 136   Timberwalk Apts                                   hyper             $ 5,416,510            $ 39,144.61
 137   Fine Arts Building and Annex                      hyper             $ 5,391,472            $ 39,435.23
 138   Woods Edge                                        hyper             $ 5,347,200            $ 36,274.26
 139   Milpitas MHP                                      hyper             $ 5,340,297            $ 35,881.59
 140   Circuit City - Columbus                           fully             $ 5,273,101            $ 41,365.90
 141   8th Avenue Shops                                  hyper             $ 5,240,749            $ 35,849.87
 142   Port au Prince/Preston Place                      hyper             $ 5,191,750            $ 37,652.99
 143   Strathmore House Apartments                       hyper             $ 5,190,369            $ 34,421.29
 144   Meadowdale                                        hyper             $ 3,674,210            $ 26,884.46
 144   Meadowdale                                        fully             $ 1,499,481            $ 29,066.77
 145   Sevilla Apartments                                hyper             $ 5,104,588            $ 35,694.66
 146   Value City - Melrose Park                         fully             $ 5,085,869            $ 41,228.83
 147   Value City - Cincinnati                           fully             $ 5,031,572            $ 40,788.67
 148   Langtry Village                                   hyper             $ 4,984,585            $ 34,448.61
 149   Pavilion Estates MHP                              hyper             $ 4,983,930            $ 33,736.56
 150   Lear                                              hyper             $ 4,848,913            $ 33,649.66
 151   Abington II                                       hyper             $ 4,757,009            $ 34,975.95
 152   Value City - Parma                                fully             $ 4,751,252            $ 38,516.25
 153   Bala Apartments                                   hyper             $ 4,628,919            $ 31,401.60
 154   Value City - Elyria                               fully             $ 4,600,911            $ 37,297.50
 155   Northpointe Medical Building                      hyper             $ 4,600,000            $ 32,277.46
 156   Circuit City - Oyster Bay                         fully             $ 4,491,902            $ 35,237.62
 157   Sedgefield MHP                                    hyper             $ 4,485,680            $ 30,515.01
 158   Burpee Building                                   hyper             $ 4,444,864            $ 31,267.54
 159   Big Valley Industrial Park                        hyper             $ 4,400,000            $ 32,458.39
 160   Longridge Mobile                                  hyper             $ 4,389,760            $ 30,165.12
 161   Value City - Warrensville                         fully             $ 4,322,577            $ 35,041.17
 162   Circuit City - Spokane                            fully             $ 4,296,602            $ 33,705.55
 163   Outer Banks Mall                                  hyper             $ 4,260,000            $ 30,928.93
 164   Stonegate Apartments                              hyper             $ 4,192,942            $ 30,248.28
 165   Trails of Walnut Creek                            hyper             $ 4,192,923            $ 29,482.13
 166   Citadel                                           hyper             $ 4,154,260            $ 31,977.12
 167   Route 70 Plaza                                    hyper             $ 4,141,404            $ 30,104.78
 168   Holiday Inn Express - Shreveport                  hyper             $ 4,093,936            $ 32,052.95
 169   Village at Waterford Shopping Center              hyper             $ 4,070,269            $ 30,405.39
 170   Circuit City - Wallkill                           fully             $ 4,052,476            $ 31,790.46
 171   Comfort Inn - West Hazleton                       hyper             $ 4,025,000            $ 29,901.66
 172   Mercantile Place Office Bldg.                     hyper             $ 3,985,920            $ 29,170.48
 173   Allentowne Apartments                             hyper             $ 3,899,137            $ 28,128.74
 174   Jefferson Apartments                              hyper             $ 3,838,457            $ 26,893.40
 175   Hunters Ridge 3                                   hyper             $ 3,818,367            $ 26,379.23
 176   Villa del Sol MHP                                 hyper             $ 3,750,000            $ 26,143.55
 177   Bentwood Manor Apartments                         hyper             $ 3,741,221            $ 26,288.58
 178   Villa Del Mar Apartments                          hyper             $ 3,693,187            $ 27,615.26
 179   Compton Town Center                               hyper             $ 3,667,246            $ 30,557.97
 180   Davidson Supply Co.                               hyper             $ 3,600,000            $ 25,352.26
 181   Forest City Gunhill Sneaker Stadium               hyper             $ 3,598,440            $ 27,669.89
 182   Creekside Shopping Center                         hyper             $ 3,591,462            $ 27,476.07
 183   Cedarwood Apts.                                   hyper             $ 3,540,283            $ 24,879.10
 184   Randle Hill Apartments                            hyper             $ 3,534,573            $ 25,976.15
 185   Comfort Inn - Bethlehem                           hyper             $ 3,500,000            $ 26,344.66
 186   Research Park                                     hyper             $ 3,500,000            $ 24,715.96
 187   Clearlake Crossing Apt                            hyper             $ 3,492,375            $ 24,784.82
 188   Oak Park Apartments                               hyper             $ 3,483,189            $ 27,759.80
 189   Redmond Inn                                       fully             $ 3,481,693            $ 28,906.19
 190   Gateway Village Shopping Center                   hyper             $ 3,459,575            $ 25,448.48
 191   Malibu Plaza Office Building                      hyper             $ 3,380,000            $ 23,425.50
 192   Bayberry Office Park, Phase II                    hyper             $ 3,369,924            $ 25,892.49
 193   ABQC Industrial Building                          hyper             $ 3,264,846            $ 25,103.84
 194   Chowan Crossing Shopping Center                   hyper             $ 3,242,352            $ 24,197.24
 195   Mayfair Manor Apartments                          hyper             $ 3,244,246            $ 22,126.66
 196   Fort Myers Beach RV Resort                        hyper             $ 3,241,258            $ 23,915.35
 197   Parke on Covington Apartments                     hyper             $ 3,237,096            $ 23,079.23
 198   Newport Apartments                                hyper             $ 3,215,331            $ 22,527.59
 199   Comfort Suites - Dalton                           hyper             $ 3,187,585            $ 25,875.18
 200   Weaverville Plaza                                 hyper             $ 3,184,519            $ 22,985.70
 201   Comfort Inn - Beckley                             fully             $ 3,183,732            $ 26,885.70
 202   Circuit City - Covington                          fully             $ 3,173,626            $ 24,896.14
 203   Snowmass Motel                                    hyper             $ 3,154,679            $ 27,562.33
 204   Leestown Distribution Center                      hyper             $ 3,150,000            $ 23,313.66
 205   Cadillac Properties                               hyper             $ 3,093,849            $ 23,340.72
 206   Deer Park Gardens                                 hyper             $ 3,093,012            $ 21,590.80
 207   Manhattan Portfolio                               hyper             $ 3,052,830            $ 23,042.07
 208   Ramon Park MHP                                    hyper             $ 3,043,081            $ 24,245.20
 209   Sheridan Park/Holiday Manor Apartments            hyper             $ 3,030,000            $ 21,901.05
 210   Harvey Building                                   hyper             $ 3,018,758            $ 22,226.15
 211   Buckingham Place                                  hyper             $ 2,995,244            $ 21,742.22
 212   Richneck Shopping Center                          hyper             $ 2,995,163            $ 21,356.72
 213   Chalet at the River                               hyper             $ 2,988,956            $ 20,607.92
 214   Eckerds                                           hyper             $ 2,883,510            $ 22,833.13
 215   Westbrooke Apartments                             hyper             $ 2,880,276            $ 20,206.91
 216   Registry Apartments                               hyper             $ 2,871,365            $ 20,117.66
 217   Value City - 1 Mall Rd.                           fully             $ 2,856,838            $ 23,750.00
 218   Shaw's Plaza                                      hyper             $ 2,838,837            $ 20,758.80
 219   Western Way MHP                                   hyper             $ 2,792,798            $ 21,035.46
 220   The Landing                                       hyper             $ 2,791,538            $ 19,482.23
 221   Concord Square                                    hyper             $ 2,787,531            $ 21,057.38
 222   Diamond Bar Estates -MHP                          hyper             $ 2,775,000            $ 19,460.24
 223   Value City - 3987 E. Main                         fully             $ 2,759,992            $ 22,374.00
 224   Tech Center of Executive Hills                    hyper             $ 2,735,000            $ 19,802.18
 225   The Arbors of Bastrop                             hyper             $ 2,721,724            $ 18,239.43
 226   74 Leonard Street                                 hyper             $ 2,695,773            $ 19,829.99
 227   Olde English                                      hyper             $ 2,689,612            $ 19,495.72
 228   Watermark Press Building                          hyper             $ 2,650,777            $ 21,143.50
 229   Harbor Terrace Apartments                         hyper             $ 2,650,000            $ 17,205.47
 230   Ivy Club Apartments                               hyper             $ 2,596,940            $ 17,842.52
 231   Parkside/Center Park/Maple                        hyper             $ 2,596,877            $ 17,420.27
 232   Shipyard Apartments                               hyper             $ 2,596,824            $ 17,088.84
 233   Holiday Cove Apartments                           hyper             $ 2,590,731            $ 18,826.49
 234   Sleep Inn - Beaver                                fully             $ 2,537,036            $ 21,424.54
 235   Orange Manor East                                 hyper             $ 2,536,054            $ 20,151.99
 236   Hunters Ridge 2                                   hyper             $ 2,520,615            $ 17,396.55
 237   Tower Center                                      hyper             $ 2,500,000            $ 18,070.17
 238   83 Chambers Street                                hyper             $ 2,497,293            $ 18,998.26
 239   Holiday Inn - Richmond                            hyper             $ 2,484,463            $ 20,292.97
 240   Quality Inn Orlando Airport                       hyper             $ 2,460,000            $ 22,387.03
 241   Santiago Creekside Estates                       balloon            $ 2,446,877            $ 20,074.09
 242   Village on the Lake                               hyper             $ 2,416,684            $ 20,284.59
 243   Meadows of Bloomington                            hyper             $ 2,400,000            $ 16,568.03
 244   Vernier Terrace Apartments                        hyper             $ 2,391,579            $ 17,533.34
 245   Bandywood Fashion Square                          hyper             $ 2,374,557            $ 18,590.50
 246   Petco/ Hollywood Video                            hyper             $ 2,368,188            $ 18,606.35
 247   Livonia Apartments                                hyper             $ 2,367,215            $ 15,864.79
 248   Value City - Columbus South                       fully             $ 2,303,108            $ 18,670.25
 249   Delmere Arms Apartments                           hyper             $ 2,297,273            $ 15,643.28
 250   The Crossing Shopping Center                      hyper             $ 2,294,567            $ 17,599.68
 251   Butterfield Trails                                hyper             $ 2,294,042            $ 16,581.74
 252   Econolodge Motel-Northlake                        hyper             $ 2,282,388            $ 19,941.15
 253   Dublin Village Plaza                              hyper             $ 2,271,065            $ 17,913.69
 254   Lapeer Meadows                                    hyper             $ 2,250,000            $ 17,728.97
 255   Abington I                                        hyper             $ 2,208,581            $ 16,238.61
 256   Meyer Villas                                      hyper             $ 2,197,523            $ 15,943.89
 257   Bayberry Place Apartments                         hyper             $ 2,196,142            $ 15,067.61
 258   Park Crest Apartments                             hyper             $ 2,187,334            $ 14,452.65
 259   Fryers Creek Apts                                 hyper             $ 2,151,508            $ 15,258.60
 260   Comfort Inn - Galax/Hillsville                    hyper             $ 2,129,506            $ 18,368.75
 261   Days Inn Alexandria                               hyper             $ 2,100,000            $ 17,578.31
 262   Union Cross Shopping Center                       hyper             $ 2,092,892            $ 15,861.90
 263   Grogan's Park                                     hyper             $ 2,091,499            $ 16,613.62
 264   Flamingo Village                                  hyper             $ 2,084,446            $ 15,467.01
 265   Highland Hills MHC                                hyper             $ 2,057,571            $ 14,108.76
 266   Bellaire Square Apts.                             hyper             $ 2,045,754            $ 14,871.04
 267   Oak Grove Apartments                              hyper             $ 2,025,378            $ 14,069.16
 268   Our House Congregate Care Facility                hyper             $ 2,025,000            $ 15,136.22
 269   Champaign Tower Center                            hyper             $ 2,020,000            $ 14,262.71
 270   Comfort Inn - Mansfield                           hyper             $ 2,000,000            $ 14,857.97
 271   916-932 Carroll Street                            hyper             $ 1,992,778            $ 14,378.92
 272   Ivy Hills Apartments                              hyper             $ 1,982,835            $ 15,503.61
 273   The Lofts of Lively Oaks                          hyper             $ 1,960,000            $ 13,673.41
 274   Center Place Apartments                           hyper             $ 1,910,000            $ 13,978.35
 275   55 East Houston Street                            hyper             $ 1,900,000            $ 13,806.86
 276   Dukas Building                                    hyper             $ 1,895,457            $ 14,426.17
 277   Corporate Center Apartments                       hyper             $ 1,895,281            $ 14,077.93
 278   Value City - 1130 N. Coliseum Blvd.               fully             $ 1,855,752            $ 15,427.58
 279   Airborne Express                                  hyper             $ 1,793,674            $ 13,138.36
 280   Poplar Manor                                      hyper             $ 1,793,397            $ 12,825.56
 281   Ardenwood Retail Center                           hyper             $ 1,769,279            $ 13,291.49
 282   Whittier Downs Mhp                               balloon            $ 1,750,000            $ 13,023.55
 283   Barkwood Apartments                               hyper             $ 1,725,000            $ 11,697.42
 284   Caswell Plaza Retail Center                       hyper             $ 1,650,000            $ 11,756.76
 285   Saint Charles                                     hyper             $ 1,647,814            $ 12,400.97
 286   Woodfield Office                                 balloon            $ 1,600,000            $ 11,369.78
 287   Holland House                                     hyper             $ 1,597,436            $ 11,462.03
 288   Quality Inn-Fairlane                              hyper             $ 1,594,972            $ 14,726.54
 289   Hulen Hills Apts.                                 hyper             $ 1,560,000            $ 11,222.72
 290   Village Square Apartments                         hyper             $ 1,545,000            $ 10,362.07
 291   Parkside MF                                       hyper             $ 1,497,374            $ 10,283.56
 292   Versaplex II                                      hyper             $ 1,432,625            $ 11,085.55
 293   Sixth Street Industrial Park                      hyper             $ 1,420,000            $ 10,549.16
 294   Ambassador Apartments - Lancaster                 hyper             $ 1,409,704            $ 10,343.91
 295   Shoppes at Tappahannock                           hyper             $ 1,408,000            $ 10,014.41
 296   Duskfire Professional Center                      hyper             $ 1,407,809            $ 10,438.13
 297   East Jackson Shopping Center                      hyper             $ 1,395,597            $ 10,851.84
 298   Greenway Allen                                    hyper             $ 1,395,280            $ 10,455.40
 299   Microtel Inn - Cornelius                          hyper             $ 1,354,603            $ 11,331.69
 300   Evergreen Business Center                         hyper             $ 1,350,000             $ 9,985.16
 301   Hampden and Logan Shopping Center                 hyper             $ 1,350,000             $ 9,163.64
 302   Conklin Street                                    hyper             $ 1,346,951             $ 9,393.22
 303   Sunland North Apartments                          hyper             $ 1,197,889             $ 8,202.40
 304   Hazelton Apartments                               hyper             $ 1,196,529             $ 8,530.70
 305   Portland Warehouse                                fully             $ 1,195,694            $ 10,652.21
 306   Andrews Place Apts                                hyper             $ 1,150,000             $ 8,273.16
 307   Myrtle Street Apt                                 hyper             $ 1,122,636             $ 8,106.33
 308   Afton Place MHP                                   hyper             $ 1,118,086             $ 7,792.89
 309   216  West 16th Street                             hyper             $ 1,100,000             $ 8,000.55
 310   Amirah Retail Shops                               hyper             $ 1,100,000             $ 8,121.75
 311   Timberland Heights Apartments                     hyper             $ 1,096,274             $ 8,193.41
 312   Belland Woods                                     hyper             $ 1,063,135             $ 7,301.33
 313   Meadowview Apartments                             hyper             $ 1,018,387             $ 7,412.10
 314   Parkview House Apartments                         hyper               $ 998,878             $ 7,281.95
 315   Bramor MHP                                        hyper               $ 997,995             $ 7,365.55
 316   Capitol City MHP                                  hyper               $ 997,560             $ 7,494.30
 317   43-19/23 165th Street                             hyper               $ 926,384             $ 7,412.61
 318   Elm Street Garden Apartments                      hyper               $ 920,000             $ 6,632.05
 319   87 East 3rd Street                                hyper               $ 900,000             $ 6,545.91
 320   Scottwood Apartments                              hyper               $ 847,452             $ 5,937.50
 321   Disston MHP                                       hyper               $ 648,116             $ 5,255.90

                                                      (1) Until 3/11/2000 interest accrues at a rate of  7.739%


               BALLOON/ ANTICIPATED     ANTICIPATED
   LOAN           REPAYMENT DATE         REPAYMENT   MATURITY
     #                BALANCE               DATE        DATE        RATE
     -                -------               ----        ----        ----
     1            $ 155,644,182          11-Nov-07   11-Nov-27     7.110%*
     2             $ 58,793,857          11-Nov-07   11-Nov-22     7.458%*
     2             $ 58,793,857          11-Nov-07   11-Nov-22     7.458%*
     3            $ 113,401,002          11-Mar-13   11-Mar-28   (1) 8.00*
     4            $ 121,657,749          11-Jan-08   11-Jan-28     8.330%*
     5                      $ -                      11-Mar-18     8.049%
     6             $ 89,035,616          11-Mar-08   11-Mar-28     8.019%*
     7             $ 74,247,772          11-Apr-13   11-Apr-28     8.500%*
     8             $ 61,585,234          11-Feb-10   11-Feb-23     7.400%*
     9             $ 56,215,501          11-Mar-13   11-Mar-28     9.100%*
    10             $ 52,357,984          11-Jan-13   11-Jan-28     8.233%*
    11             $ 41,498,311          11-Apr-13   11-Apr-28     8.500%*
    11              $ 6,496,600          11-Apr-13   11-Dec-27     7.366%*
    12             $ 50,095,220          11-Mar-08   11-Mar-28     8.000%*
    13             $ 45,062,138          11-Apr-13   11-Apr-28     8.500%*
    14             $ 42,895,026          11-Dec-12   11-Mar-27     8.694%*
    15             $ 42,658,700          11-Apr-13   11-Apr-28     8.500%*
    16             $ 47,044,176          11-Dec-07   11-Nov-27     8.575%*
    17             $ 46,124,620          11-Apr-08   11-Mar-28     8.500%*
    18             $ 43,120,362          11-Mar-08   11-Mar-28     8.500%*
    19             $ 32,784,990          11-Dec-12   11-Dec-22     9.500%*
    20             $ 19,465,409          11-Apr-13   11-Apr-28     8.500%*
    21             $ 36,750,554          11-Jan-08   11-Jan-28     7.230%*
    22             $ 33,770,696          11-Feb-13   11-Feb-28     8.500%*
    23             $ 30,300,773          11-Apr-10   11-Mar-23     7.020%*
    24             $ 32,401,341          11-Dec-12   11-Dec-27     8.500%*
    25             $ 31,528,287          11-Nov-12   11-Nov-27     8.280%*
    26             $ 31,412,575          11-Nov-07   11-Nov-27     7.030%*
    27             $ 31,981,751          11-Oct-07   11-Oct-27     7.730%*
    28             $ 17,974,828          11-Dec-07   11-Jan-28     8.383%*
    28             $ 10,594,620          11-Dec-07   11-Jan-28     7.430%*
    29             $ 28,454,906          11-Apr-08   11-Apr-28     8.500%*
    30             $ 24,985,842          11-Nov-07   11-Nov-22     8.380%*
    31             $ 25,445,849          11-Dec-07   11-Dec-22     9.500%*
    32             $ 20,716,125          11-Feb-13   11-Feb-23     9.500%*
    33             $ 25,758,559          11-Mar-08   11-Mar-28     8.500%*
    34             $ 20,174,753          11-Feb-13   11-Feb-23     9.500%*
    35             $ 21,250,987          11-Apr-08   11-Apr-28     8.500%*
    36             $ 18,364,274          11-Dec-12   11-Dec-27     8.500%*
    37             $ 14,838,860          11-Sep-12   11-Sep-22     8.250%*
    38             $ 18,918,602          11-Apr-08   11-Jan-28     7.280%*
    39             $ 16,700,464          11-Mar-13   11-Mar-28     8.500%*
    40              $ 9,110,778          11-Feb-08   11-Nov-27     8.000%*
    40              $ 8,951,615          11-Feb-08   11-Nov-27     8.000%*
    41                      $ -                      11-Feb-20     7.640%
    42             $ 16,277,056          11-Jan-13   11-Jan-28     8.500%*
    43                $ 863,979                      11-Aug-17     8.150%*
    44                      $ -                      11-Aug-17     7.750%
    45             $ 16,462,469          11-Mar-08   11-Mar-28     8.500%*
    46             $ 13,710,694          11-Nov-12   11-Nov-27     7.220%*
    47             $ 14,218,937          11-Feb-13   11-Feb-28     8.500%*
    48                      $ 4                      11-Aug-17     7.410%
    49              $ 7,284,674          11-Nov-12   11-Nov-17     7.580%*
    50             $ 14,750,051          11-Jun-08   11-Mar-28     8.000%*
    51             $ 14,497,930          11-Jan-08   11-Jan-28     8.000%*
    52              $ 6,178,764          11-Dec-07   11-Dec-27     7.452%*
    52              $ 5,822,552          11-Dec-07   11-Dec-27     7.452%*
    52              $ 2,228,450          11-Dec-07   11-Dec-27     7.452%*
    53             $ 12,466,824          11-Dec-12   11-Dec-27     7.410%*
    54             $ 11,769,315          11-Mar-13   11-Mar-28     7.550%*
    55             $ 13,179,831          11-Apr-08   11-Jan-28     7.490%*
    56             $ 13,143,687          11-Jan-08   11-Oct-27     8.030%*
    57              $ 6,041,610          11-May-13   11-Feb-28     7.200%*
    57              $ 5,047,422          11-May-13   11-Feb-28     7.200%*
    58              $ 4,606,906                      11-Feb-18     8.010%
    59              $ 8,278,585          11-Apr-13   11-Apr-28     8.500%*
    59                $ 519,149          11-Apr-13   11-May-16     7.266%*
    60             $ 12,409,291          11-Dec-07   11-Dec-27     7.640%*
    61             $ 11,871,837          11-Apr-08   11-Jan-23     9.500%*
    62             $ 11,656,848          11-Nov-07   11-Nov-27     7.200%*
    63                      $ 0                      11-Apr-20     7.640%
    64                      $ 1                      11-Feb-20     7.640%
    65             $ 11,542,085          11-Mar-08   11-Dec-27     7.740%*
    66             $ 11,595,335          11-Dec-07   11-Dec-27     7.260%*
    67                      $ 0                      11-Feb-20     7.640%
    68             $ 11,259,527          11-Nov-07   11-Nov-27     7.190%*
    69             $ 10,644,918          11-Jan-10   11-Oct-27     7.360%*
    70             $ 11,055,199          11-Apr-08   11-Jan-28     8.500%*
    71              $ 9,510,797          11-Apr-13   11-Apr-28     8.500%*
    72             $ 10,451,789          11-Mar-08   11-Mar-28     8.367%*
    73              $ 7,599,122          11-Mar-09   11-Mar-19     7.155%*
    74              $ 8,835,464          11-Apr-13   11-Apr-28     8.500%*
    75              $ 9,702,599          11-Dec-07   11-Dec-27     8.500%*
    76              $ 9,270,924          11-Apr-08   11-Jan-28     7.680%*
    77              $ 7,297,474          11-Apr-13   11-Apr-23     9.430%*
    78              $ 8,184,123          11-Jul-08   11-Apr-23     7.720%*
    79              $ 9,129,865          11-Dec-07   11-Dec-27     8.500%*
    80              $ 6,210,199          11-Feb-13   11-Feb-28     8.030%*
    80              $ 1,284,675          11-Feb-13   11-Feb-28     7.743%*
    80                $ 218,199          11-Feb-13   11-Feb-23     8.030%*
    80                $ 201,434          11-Feb-13   11-Feb-23     7.743%*
    81              $ 8,726,797          11-Apr-08   11-Jan-28     7.230%*
    82              $ 8,889,488          11-Feb-08   11-Nov-27     7.940%*
    83              $ 8,842,306          11-Jan-08   11-Oct-27     7.720%*
    84              $ 8,878,820          11-May-08   11-Feb-28     8.500%*
    85                      $ 3                      11-Feb-20     7.640%
    86              $ 8,404,536          11-Jan-08   11-Jan-28     7.570%*
    87              $ 6,721,814          11-Mar-13   11-Dec-22     9.500%*
    88              $ 7,247,622          11-Nov-12   11-Nov-27     7.420%*
    89              $ 4,207,028          11-Apr-13   11-Apr-28     8.500%*
    90              $ 7,327,934          11-Apr-08   11-Jan-23     7.870%*
    91              $ 7,295,392          11-Jan-13   11-Jan-28     8.500%*
    92              $ 7,459,381          11-Mar-08   11-Mar-28     8.000%*
    93              $ 7,074,047          11-May-08   11-Feb-28     8.500%*
    93                  $ 2,918                      11-Oct-05     7.670%*
    94              $ 7,413,096          11-Mar-08   11-Mar-28     8.500%*
    95              $ 6,993,659          11-May-08   11-Feb-28     7.310%*
    96              $ 5,187,271          11-Jun-13   11-Mar-23     7.960%*
    97              $ 6,361,410          11-May-08   11-Feb-23     7.780%*
    98              $ 6,732,472          11-Apr-08   11-Jan-28     7.060%*
    99              $ 6,544,446          11-May-08   11-Feb-28     7.240%*
    100             $ 4,919,807          11-Apr-13   11-Jan-23     8.000%*
    101             $ 6,145,816          11-Feb-08   11-Feb-25     6.690%*
    102             $ 5,909,753          11-Jul-13   11-Apr-28     9.000%*
    103             $ 1,775,265          11-Dec-12   11-Dec-22     7.340%*
    103             $ 1,244,038          11-Dec-12   11-Dec-22     7.340%*
    104             $ 6,091,377          11-Jun-08   11-Mar-28     7.090%*
    105             $ 6,281,948          11-Feb-08   11-Feb-28     8.500%*
    106             $ 6,210,404          11-Oct-07   11-Oct-27     7.700%*
    107             $ 5,637,209          11-Dec-12   11-Dec-27     8.500%*
    108             $ 6,245,821          11-Jan-08   11-Jan-28     8.540%*
    109             $ 6,083,857          11-Jun-08   11-Mar-28     8.500%*
    110             $ 6,037,539          11-Mar-08   11-Mar-28     8.500%*
    111             $ 5,040,246          11-Mar-13   11-Dec-27     7.150%*
    112             $ 5,953,374          11-Apr-08   11-Apr-28     8.500%*
    113             $ 5,727,563          11-May-08   11-Feb-28     7.320%*
    114             $ 5,292,307          11-May-13   11-Feb-28     8.500%*
    115             $ 5,519,854          11-Feb-08   11-Nov-24     7.920%*
    116             $ 4,934,209          11-Dec-12   11-Dec-27     7.000%*
    117             $ 5,565,250          11-May-08   11-Feb-28     7.110%*
    118             $ 5,503,155          11-May-08   11-Feb-28     7.280%*
    119             $ 4,064,532          11-Jun-13   11-Mar-23     7.910%*
    120             $ 5,334,487          11-Mar-08   11-Jan-28     7.250%*
    121             $ 3,725,234          11-Apr-13   11-Jan-23     6.970%*
    122             $ 4,783,216          11-Jul-08   11-Apr-23     7.430%*
    123               $ 105,446                      11-Mar-12     7.250%*
    124             $ 5,174,393          11-Apr-08   11-Jan-28     7.100%*
    125             $ 5,294,888          11-Feb-08   11-Nov-27     8.000%*
    126             $ 5,259,425          11-Dec-07   11-Dec-27     8.000%*
    127                     $ 3                      11-Aug-17     7.750%
    128             $ 2,650,428          11-Apr-13   11-Apr-28     8.500%*
    129             $ 4,727,795          11-Jul-13   11-Apr-28     9.000%*
    130             $ 4,002,841          11-May-13   11-Feb-23     9.500%*
    131             $ 4,864,754          11-Apr-08   11-Jan-28     7.060%*
    132             $ 5,074,540          11-Aug-07   11-Aug-27     8.640%*
    133             $ 3,943,464          11-May-13   11-Feb-23     9.500%*
    134               $ 165,724                      11-Jan-16     7.590%*
    135                     $ 2                      11-Feb-20     7.640%
    136             $ 4,457,536          11-Feb-08   11-Nov-23     7.350%*
    137             $ 4,800,224          11-Apr-08   11-Jan-28     7.950%*
    138             $ 4,694,691          11-Dec-07   11-Dec-27     7.170%*
    139             $ 4,106,317          11-Jan-13   11-Jan-28     7.080%*
    140                     $ 1                      11-Feb-20     7.640%
    141             $ 4,489,382          11-Apr-09   11-Jan-28     7.260%*
    142             $ 4,155,099          11-May-08   11-Feb-23     7.270%*
    143             $ 4,503,754          11-Apr-08   11-Jan-28     6.950%*
    144             $ 2,333,378          11-May-13   11-Feb-23     7.370%*
    144                 $ 5,178                      11-May-03     7.230%*
    145             $ 4,497,505          11-Feb-08   11-Nov-27     7.470%*
    146                     $ 0                      11-Aug-17     7.410%
    147                     $ -                      11-Aug-17     7.410%
    148             $ 4,399,185          11-Nov-07   11-Nov-27     7.350%*
    149             $ 4,375,452          11-Nov-07   11-Nov-27     7.140%*
    150             $ 4,281,974          11-Dec-07   11-Dec-27     7.400%*
    151             $ 4,262,126          11-Dec-07   11-Dec-27     8.000%*
    152                     $ -                      11-Aug-17     7.410%
    153             $ 4,043,401          11-Mar-08   11-Dec-27     7.170%*
    154                     $ 1                      11-Aug-17     7.410%
    155             $ 3,639,841          11-Jun-08   11-Mar-23     6.920%*
    156                     $ 3                      11-Feb-20     7.640%
    157             $ 3,943,025          11-Nov-07   11-Nov-27     7.190%*
    158             $ 3,934,230          11-Feb-08   11-Feb-28     7.550%*
    159             $ 3,542,670          11-Jul-08   11-Apr-23     7.480%*
    160             $ 3,847,561          11-Mar-08   11-Dec-27     7.300%*
    161                     $ -                      11-Aug-17     7.410%
    162                     $ 2                      11-Feb-20     7.640%
    163             $ 3,412,044          11-Jun-08   11-Mar-23     7.300%*
    164             $ 3,726,926          11-Dec-07   11-Sep-27     7.780%*
    165             $ 3,695,121          11-Apr-08   11-Jan-28     7.540%*
    166             $ 3,760,318          11-Feb-08   11-Feb-28     8.500%*
    167             $ 3,700,094          11-Dec-07   11-Dec-27     7.880%*
    168             $ 2,708,367          11-May-13   11-Feb-23     8.150%*
    169             $ 1,752,461          11-Nov-12   11-Nov-22     7.540%*
    170                     $ 1                      11-Feb-20     7.640%
    171             $ 2,584,994          11-Jun-13   11-Mar-23     7.560%*
    172             $ 2,550,970          11-Feb-13   11-Dec-22     7.350%*
    173             $ 3,465,776          11-Dec-07   11-Sep-27     7.780%*
    174             $ 3,383,668          11-Feb-08   11-Nov-27     7.490%*
    175             $ 2,948,179          11-Apr-13   11-Jan-28     7.360%*
    176             $ 2,930,985          11-Apr-13   11-Apr-28     7.470%*
    177             $ 2,866,143          11-Mar-13   11-Jun-27     7.480%*
    178             $ 3,312,518          11-Dec-07   11-Sep-27     8.160%*
    179                $ 82,951          11-Dec-12   11-Dec-17     7.830%*
    180             $ 2,877,295          11-Mar-08   11-Mar-23     6.960%*
    181             $ 2,937,841          11-Apr-13   11-Apr-28     8.500%*
    182             $ 2,931,174          11-Apr-08   11-Jan-23     7.870%*
    183             $ 3,015,436          11-Mar-08   11-Dec-25     7.320%*
    184             $ 2,806,881          11-Apr-13   11-Jan-28     8.000%*
    185             $ 2,265,914          11-Jun-13   11-Mar-23     7.710%*
    186             $ 2,939,657          11-Apr-08   11-Apr-25     7.280%*
    187             $ 3,086,937          11-Mar-08   11-Dec-27     7.630%*
    188             $ 2,438,260          11-May-17   11-May-27     8.840%*
    189               $ 143,902                      11-Dec-17     7.830%*
    190             $ 2,782,555          11-May-08   11-Feb-23     7.430%*
    191             $ 2,966,551          11-Jun-08   11-Mar-28     7.410%*
    192             $ 2,204,196          11-May-13   11-Feb-23     7.930%*
    193             $ 2,942,952          11-Jul-08   11-May-28     8.500%*
    194             $ 2,226,632          11-Mar-08   11-Dec-22     7.550%*
    195             $ 2,836,209          11-Apr-08   11-Jan-28     7.230%*
    196             $ 2,907,659          11-Nov-07   11-Nov-27     8.030%*
    197             $ 2,714,725          11-Feb-08   11-Nov-24     7.340%*
    198             $ 2,834,371          11-Feb-08   11-Nov-27     7.490%*
    199             $ 2,190,592          11-Nov-12   11-Nov-22     8.550%*
    200             $ 2,551,374          11-Feb-08   11-Nov-22     7.180%*
    201               $ 140,528                      11-Dec-17     8.060%*
    202                     $ 3                      11-Feb-20     7.640%
    203             $ 2,266,152          11-Mar-13   11-Mar-23     9.500%*
    204             $ 2,667,527          11-Jun-08   11-Mar-25     7.790%*
    205             $ 2,652,822          11-Jan-08   11-Jan-25     7.980%*
    206             $ 2,401,038          11-Mar-13   11-Dec-27     7.460%*
    207             $ 2,327,227          11-Apr-08   11-Jan-21     7.360%*
    208             $ 1,351,331          11-Jan-18   11-Jan-23     8.350%*
    209             $ 2,422,113          11-Jul-08   11-Apr-23     7.250%*
    210             $ 2,553,123          11-Apr-08   11-Jan-25     7.710%*
    211             $ 2,397,924          11-May-08   11-Feb-23     7.280%*
    212             $ 1,872,685          11-May-13   11-Feb-23     7.080%*
    213             $ 2,310,032          11-Jan-13   11-Oct-27     7.320%*
    214             $ 1,034,709          11-Mar-13   11-Oct-17     7.200%*
    215             $ 1,783,282          11-May-13   11-Feb-23     6.900%*
    216             $ 2,531,160          11-Feb-08   11-Nov-27     7.490%*
    217                     $ 1                      11-Aug-17     7.750%
    218             $ 2,531,590          11-Jan-08   11-Oct-27     7.930%*
    219             $ 2,518,004          11-Nov-07   11-Nov-27     8.250%*
    220             $ 2,469,795          11-Nov-07   11-Nov-27     7.450%*
    221             $ 2,268,748          11-Feb-08   11-Nov-22     7.700%*
    222             $ 2,454,431          11-Mar-08   11-Mar-28     7.530%*
    223                     $ 1                      11-Aug-17     7.410%
    224             $ 2,428,381          11-Jun-08   11-Mar-28     7.860%*
    225             $ 2,366,389          11-May-08   11-Feb-28     7.060%*
    226             $ 1,717,488          11-May-13   11-Feb-23     7.430%*
    227             $ 2,267,106          11-Feb-08   11-Nov-24     7.520%*
    228             $ 2,427,235          11-Jul-07   11-Jul-27     8.860%*
    229             $ 2,285,064          11-Jun-08   11-Mar-28     6.760%*
    230             $ 2,272,939          11-May-08   11-Feb-28     7.310%*
    231             $ 2,258,448          11-May-08   11-Feb-28     7.070%*
    232             $ 2,246,781          11-May-08   11-Feb-28     6.880%*
    233             $ 2,078,765          11-Mar-08   11-Dec-22     7.270%*
    234               $ 111,985                      11-Dec-17     8.060%*
    235             $ 2,322,635          11-Apr-07   11-Apr-27     8.800%*
    236             $ 1,945,301          11-Apr-13   11-Jan-28     7.350%*
    237             $ 1,999,213          11-Jun-08   11-Mar-23     7.250%*
    238             $ 2,009,781          11-Feb-08   11-Feb-23     7.820%
    239             $ 1,145,992          11-Apr-08   11-Jan-18     7.600%*
    240             $ 1,165,057          11-Apr-13   11-Apr-18     9.160%*
    241             $ 1,060,763                      11-Dec-12     7.670%*
    242             $ 2,060,051          11-May-07   11-May-22     8.900%*
    243             $ 2,113,819          11-Apr-08   11-Apr-28     7.370%*
    244             $ 1,924,879          11-Mar-08   11-Dec-22     7.370%*
    245             $ 1,953,396          11-Apr-08   11-Jan-23     8.140%*
    246             $ 1,954,977          11-Jan-08   11-Oct-22     8.150%*
    247             $ 2,072,903          11-Nov-07   11-Nov-27     7.040%*
    248                     $ 2                      11-Aug-17     7.410%
    249             $ 1,760,556          11-May-13   11-Feb-28     7.220%*
    250             $ 1,874,375          11-Apr-08   11-Jan-23     7.900%*
    251             $ 1,970,079          11-Mar-08   11-Dec-25     7.620%*
    252             $ 1,948,559          11-Jun-08   11-Mar-23     9.500%*
    253             $ 2,061,938          11-Mar-08   11-Dec-27     8.760%*
    254               $ 943,792          11-Mar-13   11-Mar-18     7.210%*
    255             $ 1,978,818          11-Dec-07   11-Dec-27     8.000%*
    256             $ 1,950,970          11-May-08   11-Feb-28     7.870%*
    257             $ 1,922,954          11-Apr-08   11-Jan-28     7.290%*
    258             $ 1,894,563          11-May-08   11-Feb-28     6.920%*
    259             $ 1,708,408          11-May-08   11-Feb-23     7.020%*
    260               $ 927,654          11-Mar-13   11-Dec-17     8.350%*
    261               $ 892,867          11-Jun-13   11-Mar-18     8.010%*
    262                $ 44,506          11-Feb-13   11-Feb-23     7.750%*
    263             $ 1,731,637          11-Feb-08   11-Nov-22     8.290%*
    264             $ 1,664,462          11-Feb-13   11-Nov-27     8.090%*
    265             $ 1,809,331          11-Feb-08   11-Feb-28     7.290%*
    266             $ 1,819,502          11-Mar-08   11-Dec-27     7.880%*
    267             $ 1,780,268          11-Mar-08   11-Dec-27     7.410%*
    268             $ 1,305,410          11-Jun-13   11-Mar-23     7.630%*
    269             $ 1,781,707          11-Jun-08   11-Mar-28     7.600%*
    270             $ 1,284,468          11-Jun-13   11-Mar-23     7.560%*
    271             $ 1,595,020          11-Mar-08   11-Dec-22     7.190%*
    272             $ 1,634,700          11-Dec-07   11-Sep-22     8.080%*
    273             $ 1,629,219          11-Jun-08   11-Mar-25     7.150%*
    274             $ 1,534,146          11-Jun-08   11-Mar-23     7.390%*
    275             $ 1,522,283          11-Jun-08   11-Mar-23     7.310%*
    276             $ 1,234,032          11-Apr-13   11-Jan-23     7.810%*
    277             $ 1,215,891          11-Apr-13   11-Jan-23     7.530%*
    278                     $ 2                      11-Aug-17     7.750%
    279             $ 1,443,208          11-Mar-08   11-Dec-22     7.360%*
    280             $ 1,443,640          11-Dec-07   11-Dec-22     7.090%*
    281             $ 1,433,497          11-May-08   11-Feb-23     7.670%*
    282             $ 1,425,487                      11-Mar-08     7.580%*
    283             $ 1,505,156          11-Jun-08   11-Mar-28     7.190%*
    284             $ 1,312,284          11-Jul-08   11-Apr-23     7.090%*
    285             $ 1,401,755          11-May-08   11-Feb-25     7.960%*
    286             $ 1,015,532                      11-Apr-13     7.060%*
    287             $ 1,002,564          11-May-13   11-Feb-23     7.150%*
    288               $ 736,649          11-Apr-13   11-Jan-18     9.320%*
    289             $ 1,309,387          11-Jun-08   11-Mar-25     7.480%*
    290             $ 1,186,700          11-Apr-13   11-Apr-28     7.080%*
    291             $ 1,311,452          11-Apr-08   11-Jan-28     7.300%*
    292             $ 1,176,560          11-Jan-08   11-Oct-22     7.970%*
    293             $ 1,146,615          11-Jun-08   11-Mar-23     7.560%*
    294             $ 1,119,752          11-Jun-13   11-Mar-28     8.000%*
    295             $ 1,119,100          11-Jul-08   11-Apr-23     7.070%*
    296             $ 1,135,438          11-May-08   11-Feb-23     7.520%*
    297             $ 1,146,282          11-Mar-08   11-Dec-22     8.050%*
    298             $ 1,092,159          11-Mar-09   11-Dec-22     7.620%*
    299               $ 742,479          11-Mar-13   11-Dec-19     8.420%*
    300               $ 562,358          11-Jun-13   11-Apr-23     7.510%*
    301             $ 1,177,846          11-Jul-08   11-Apr-28     7.200%*
    302             $ 1,045,141          11-Mar-13   11-Dec-27     7.450%*
    303             $ 1,048,328          11-Apr-08   11-Jan-28     7.270%*
    304             $ 1,059,538          11-Feb-08   11-Nov-27     7.670%*
    305                $ 19,907                      11-Feb-13     6.800%*
    306               $ 965,253          11-Jun-08   11-Mar-25     7.480%*
    307               $ 996,763          11-Mar-08   11-Dec-27     7.810%*
    308               $ 987,879          11-Jan-08   11-Jan-28     7.450%*
    309               $ 881,600          11-Jun-08   11-Mar-23     7.320%*
    310               $ 886,299          11-Jun-08   11-Mar-23     7.490%*
    311               $ 888,258          11-Mar-08   11-Dec-22     7.590%*
    312               $ 931,130          11-Apr-08   11-Jan-28     7.300%*
    313               $ 644,675          11-May-13   11-Feb-23     7.310%*
    314               $ 643,005          11-May-18   11-Feb-28     7.920%*
    315               $ 895,006          11-Dec-07   11-Dec-27     8.040%*
    316               $ 815,798          11-Jan-08   11-Jan-23     7.660%*
    317               $ 630,634          11-Apr-08   11-Jan-18     7.360%*
    318               $ 734,730          11-Jul-08   11-Apr-23     7.220%*
    319               $ 721,308          11-Jun-08   11-Mar-23     7.320%*
    320               $ 747,044          11-Feb-08   11-Nov-27     7.490%*
    321               $ 445,161          11-Dec-12   11-Dec-22     8.550%*

                                                      (1) Until 3/11/2000 interest accrues at a rate of  7.739%



                                                                                                        BALLOON/
                                                                                                      ANTICIPATED
 LOAN    ADDITIONAL    ANTICIPATED     REMAINING       REMAINING                   CUT-OFF DATE        REPAYMENT
  #     AMORTIZATION    SEASONING        TERM           LOCKOUT         DSCR            LTV            DATE LTV
  -     ------------    ---------        ----           -------         ----            ---            --------
  1                         4             116             115           1.30            67%               59%
  2                         4             116             115           2.20            50%               41%
  2                         4             116             115           2.20            50%               41%
  3                         1             180             173           1.27            69%               55%
  4                         2             118             117           1.77            47%               42%
  5                         0             240             239           1.00           100%               0%
  6                         0             120             119           1.39            70%               62%
  7                         -1            181             180           1.18            75%               61%
  8                         1             143             142           1.82            57%               43%
  9                         0             180             176           1.48            56%               47%
  10                        2             178             177           1.47            53%               43%
  11                        -1            181             177           1.19            72%               55%
  11                        -1            181             177           1.00            72%               55%
  12                        0             120             119           1.15            75%               67%
  13                        3             181             174           1.20            71%               58%
  14                        3             177             176           1.64            55%               44%
  15                        -1            181             180           1.44            65%               53%
  16                        14            117             116           1.17            74%               67%
  17                        0             121             117           1.25            58%               53%
  18                        0             120             119           1.26            70%               63%
  19                        3             177             170           1.58            59%               42%
  20         241            -1            181             180           1.38            72%               33%
  21                        2             118             117           1.48            68%               60%
  22                        1             179             175           1.27            71%               58%
  23                        0             145             141           2.41            40%               31%
  24                        3             177             173           1.20            73%               60%
  25                        4             176             175           1.45            75%               61%
  26                        4             116             115           2.13            45%               39%
  27                        5             115             114           1.44            70%               63%
  28                        2             117             116           1.30            72%               64%
  28                        2             117             116           1.30            72%               64%
  29                        -1            121             117           1.33            59%               54%
  30                        4             116             115           1.62            53%               44%
  31                        3             117             113           1.43            49%               42%
  32                        1             179             178           1.44            61%               44%
  33                        0             120             119           1.22            65%               59%
  34                        1             179             178           1.49            53%               38%
  35                        -1            121             120           1.28            71%               64%
  36                        3             177             173           1.41            72%               59%
  37                        6             174             173           1.49            65%               44%
  38                        2             121             114           1.33            79%               69%
  39                        0             180             176           1.20            76%               62%
  40                        4             119             112           1.29            73%               65%
  40                        4             119             112           1.29            73%               65%
  41                        1             263             259           1.00            94%               0%
  42                        2             178             174           1.24            80%               65%
  43                        0             233             232           1.92            58%               3%
  44                        6             233             232           1.00            99%               0%
  45                        0             120             119           1.26            63%               57%
  46                        4             176             169           1.36            78%               60%
  47                        1             179             178           1.41            69%               56%
  48                        6             233             232           1.00            96%               0%
  49                        4             176             175           1.74            56%               24%
  50                        0             123             116           1.59            64%               57%
  51                        2             118             117           1.28            74%               66%
  52                        1             117             113           1.70            52%               46%
  52                        1             117             113           1.70            52%               46%
  52                        1             117             113           1.70            52%               46%
  53                        3             177             176           1.34            74%               58%
  54                        0             180             176           1.39            71%               56%
  55                        2             121             114           1.36            76%               67%
  56                        5             118             111           1.37            72%               64%
  57                        1             182             175           1.44            50%               38%
  57                        1             182             175           1.44            50%               38%
  58                        1             239             238           1.01           100%               32%
  59                        -1            181             177           1.23            66%               41%
  59                        -1            181             177           1.00            66%               41%
  60                        3             117             116           1.39            76%               67%
  61                        2             121             114           1.37            62%               53%
  62                        4             116             115           1.70            70%               62%
  63                        -1            265             261           1.02            94%               0%
  64                        1             263             259           1.00            94%               0%
  65                        3             120             113           1.28            72%               64%
  66                        3             117             113           1.33            76%               68%
  67                        1             263             259           1.00            95%               0%
  68                        4             116             109           1.49            71%               63%
  69                        5             142             135           1.48            73%               62%
  70                        2             121             114           1.15            73%               66%
  71                        -1            181             177           1.20            77%               63%
  72                        0             120             119           1.24            64%               58%
  73                        0             132             131           1.22            75%               51%
  74                        -1            181             177           1.26            76%               62%
  75                        3             117             116           1.44            65%               59%
  76                        2             121             114           1.44            59%               52%
  77                        -1            181             180           1.37            68%               49%
  78                        -1            124             117           1.44            65%               53%
  79                        3             117             116           1.39            69%               62%
  80                        5             179             178           1.32            84%               67%
  80                        3             179             178           1.32            84%               67%
  80                        5             179             178           1.32            84%               67%
  80                        3             179             178           1.32            84%               67%
  81                        2             121             114           1.42            73%               64%
  82                        4             119             112           1.39            74%               66%
  83                        5             118             111           1.38            72%               64%
  84                        1             122             115           1.26            64%               58%
  85                        1             263             259           1.00            94%               0%
  86                        2             118             117           1.32            69%               61%
  87                        3             180             173           1.35            62%               44%
  88                        4             176             169           1.46            70%               54%
  89         241            -1            181             180           1.24            74%               34%
  90                        2             121             114           2.01            60%               49%
  91                        2             178             177           1.29            73%               60%
  92                        0             120             119           1.27            71%               63%
  93                        1             122             115           1.17            72%               62%
  93                        1             91              84            2.52            72%               62%
  94                        0             120             119           1.31            63%               57%
  95                        1             122             115           1.37            85%               74%
  96                        0             183             176           1.37            66%               44%
  97                        1             122             115           1.31            73%               59%
  98                        2             121             114           1.46            75%               65%
  99                        1             122             115           1.44            73%               63%
 100                        2             181             174           1.43            67%               44%
 101                        1             119             112           1.48            60%               49%
 102                        -1            184             177           1.17            69%               57%
 103         240            3             177             170           1.37            72%               31%
 103         240            3             177             170           1.37            72%               31%
 104                        0             123             116           1.70            60%               52%
 105                        1             119             118           1.36            63%               57%
 106                        5             115             111           1.41            80%               72%
 107                        3             177             173           1.61            67%               54%
 108                        11            118             107           1.27            79%               71%
 109                        1             123             116           1.29            68%               61%
 110                        0             120             119           1.24            56%               50%
 111                        3             180             173           1.66            61%               47%
 112                        -1            121             120           1.46            66%               60%
 113                        1             122             115           1.62            60%               53%
 114                        1             182             175           1.25            73%               59%
 115                        4             119             112           1.53            79%               67%
 116                        3             177             170           1.78            68%               52%
 117                        1             122             115           1.39            77%               67%
 118                        1             122             115           1.48            77%               68%
 119                        0             183             176           1.93            42%               27%
 120                        2             120             113           1.37            77%               68%
 121                        2             181             174           2.25            40%               25%
 122                        -1            124             117           1.72            74%               60%
 123                        3             168             161           1.80            38%               1%
 124                        2             121             114           1.96            61%               53%
 125                        4             119             112           1.40            77%               68%
 126                        3             117             110           1.20            75%               67%
 127                        6             233             232           1.00            92%               0%
 128         241            -1            181             180           1.31            73%               34%
 129                        -1            184             176           1.23            71%               58%
 130                        1             182             175           1.56            47%               33%
 131                        2             121             114           1.37            69%               60%
 132                        7             113             106           1.21            74%               68%
 133                        1             182             175           1.45            68%               48%
 134                        2             214             207           1.14            74%               2%
 135                        1             263             259           1.00            82%               0%
 136                        4             119             112           1.25            75%               62%
 137                        2             121             114           1.33            75%               67%
 138                        3             117             110           1.44            80%               70%
 139                        2             178             171           2.02            53%               41%
 140                        1             263             259           1.00            94%               0%
 141                        2             133             126           1.45            79%               68%
 142                        1             122             115           1.32            77%               61%
 143                        2             121             114           1.85            58%               50%
 144                        1             182             175           1.40            58%               26%
 144                        1             62              55            1.05            58%               26%
 145                        4             119             112           1.35            80%               70%
 146                        6             233             232           1.00            96%               0%
 147                        6             233             232           1.00            96%               0%
 148                        4             116             115           1.39            79%               70%
 149                        4             116             109           1.90            56%               49%
 150                        3             117             116           1.34            68%               60%
 151                        3             117             110           1.31            76%               68%
 152                        6             233             232           1.00            96%               0%
 153                        3             120             113           1.42            80%               70%
 154                        6             233             232           1.00            96%               0%
 155                        0             123             116           1.35            78%               62%
 156                        1             263             259           1.00            94%               0%
 157                        4             116             109           1.71            67%               59%
 158                        1             119             118           1.33            74%               66%
 159                        -1            124             117           1.47            64%               51%
 160                        3             120             113           1.34            76%               67%
 161                        6             233             232           1.00            96%               0%
 162                        1             263             259           1.00            94%               0%
 163                        0             123             116           1.27            74%               59%
 164                        6             117             110           1.29            77%               68%
 165                        2             121             114           1.31            72%               63%
 166                        1             119             118           1.86            55%               49%
 167                        3             117             116           1.42            75%               67%
 168                        1             182             175           1.46            66%               44%
 169         240            4             176             169           1.40            78%               34%
 170                        1             263             259           1.00            94%               0%
 171                        0             183             176           1.75            64%               41%
 172                        3             179             172           1.98            50%               32%
 173                        6             117             110           1.57            72%               64%
 174                        4             119             112           1.41            83%               73%
 175                        2             181             174           1.52            69%               54%
 176                        -1            181             174           1.38            78%               61%
 177                        3             180             173           1.41            82%               62%
 178                        6             117             110           1.42            69%               62%
 179         180            3             177             173           2.46            29%               1%
 180                        0             120             113           1.42            77%               61%
 181                        -1            181             177           1.21            72%               59%
 182                        2             121             114           1.32            68%               56%
 183                        3             120             113           1.29            74%               63%
 184                        2             181             174           1.39            74%               59%
 185                        0             183             176           1.69            65%               42%
 186                        -1            121             120           2.44            39%               33%
 187                        3             120             113           1.54            70%               62%
 188                        10            230             223           1.30            70%               49%
 189                        3             237             230           2.18            44%               2%
 190                        1             122             115           1.55            68%               55%
 191                        0             123             116           1.47            64%               57%
 192                        1             182             175           1.30            75%               49%
 193                        -1            124             117           1.38            69%               63%
 194         240            3             120             113           1.44            70%               48%
 195                        2             121             114           1.54            72%               63%
 196                        4             116             109           1.42            60%               54%
 197                        4             119             112           1.48            74%               62%
 198                        4             119             112           1.53            77%               68%
 199                        4             176             169           1.49            68%               47%
 200                        4             119             112           2.14            53%               43%
 201                        3             237             230           1.59            57%               3%
 202                        1             263             259           1.00            93%               0%
 203                        0             180             179           1.53            49%               35%
 204                        0             123             116           1.25            72%               61%
 205                        2             118             111           1.42            80%               69%
 206                        3             180             173           1.45            61%               47%
 207                        2             121             114           1.45            67%               51%
 208                        2             238             231           1.23            72%               32%
 209                        -1            124             117           1.44            69%               55%
 210                        2             121             114           1.56            67%               57%
 211                        1             122             115           1.42            70%               56%
 212                        1             182             175           1.36            79%               49%
 213                        5             178             171           1.95            53%               41%
 214                        3             180             173           1.02            95%               34%
 215                        1             182             175           1.58            76%               47%
 216                        4             119             112           1.47            79%               69%
 217                        6             233             232           1.00            99%               0%
 218                        5             118             111           1.33            71%               63%
 219                        4             116             109           1.30            78%               70%
 220                        4             116             115           1.22            76%               68%
 221                        4             119             112           1.34            80%               65%
 222                        0             120             113           1.48            78%               69%
 223                        6             233             232           1.00            96%               0%
 224                        0             123             116           1.25            74%               65%
 225                        1             122             115           1.31            78%               68%
 226                        1             182             175           1.43            64%               41%
 227                        4             119             112           1.36            73%               61%
 228                        8             112             105           1.21            72%               66%
 229                        0             123             116           2.24            51%               44%
 230                        1             122             115           1.89            65%               57%
 231                        1             122             115           1.43            76%               66%
 232                        1             122             115           1.40            79%               68%
 233                        3             120             113           1.28            74%               59%
 234                        3             237             230           1.45            66%               3%
 235                        11            109             105           1.39            69%               63%
 236                        2             181             174           1.31            66%               51%
 237                        0             123             116           1.82            53%               43%
 238                        1             119             115           1.32            71%               57%
 239         180            2             121             114           2.08            56%               26%
 240                        -1            181             174           1.64            59%               28%
 241                        3             177             170           1.34            71%               31%
 242                        10            110             106           1.43            74%               63%
 243                        -1            121             114           1.45            74%               65%
 244                        3             120             113           1.43            75%               60%
 245                        2             121             114           1.43            68%               56%
 246                        5             118             111           1.29            72%               60%
 247                        4             116             109           1.64            67%               59%
 248                        6             233             232           1.00            96%               0%
 249                        1             182             175           1.42            79%               61%
 250                        2             121             114           1.26            67%               55%
 251                        3             120             113           1.23            72%               62%
 252                        0             123             116           1.55            68%               58%
 253                        3             120             113           1.33            73%               67%
 254                        0             180             173           1.76            55%               23%
 255                        3             117             110           1.37            71%               64%
 256                        1             122             115           1.37            72%               64%
 257                        2             121             114           1.84            67%               58%
 258                        1             122             115           1.28            81%               70%
 259                        1             122             115           1.33            74%               59%
 260                        3             180             173           1.58            73%               32%
 261                        0             183             176           1.62            66%               28%
 262         180            1             179             175           1.60            65%               1%
 263                        4             119             112           1.50            70%               58%
 264                        4             179             172           1.34            72%               57%
 265                        1             119             112           1.27            73%               65%
 266                        3             120             113           1.37            76%               68%
 267                        3             120             113           1.70            74%               65%
 268                        0             183             176           1.82            52%               33%
 269                        0             123             116           1.32            78%               69%
 270                        0             183             176           1.67            57%               37%
 271                        3             120             113           1.33            74%               59%
 272                        6             117             110           1.24            78%               64%
 273                        0             123             116           1.49            73%               60%
 274                        0             123             116           1.49            50%               40%
 275                        0             123             116           1.39            79%               63%
 276                        2             181             174           1.25            68%               44%
 277                        2             181             174           1.18            84%               54%
 278                        6             233             232           1.00            39%               0%
 279                        3             120             113           1.66            49%               39%
 280                        3             117             110           2.18            45%               36%
 281                        1             122             115           1.41            62%               50%
 282                        0             120             113           1.38            80%               65%
 283                        0             123             116           1.45            72%               63%
 284                        -1            124             117           1.27            74%               59%
 285                        1             122             115           1.29            75%               64%
 286                        -1            181             174           1.65            59%               38%
 287                        1             182             175           1.37            78%               49%
 288                        2             181             174           1.56            48%               22%
 289                        0             123             116           1.38            80%               67%
 290                        -1            181             174           1.40            75%               58%
 291                        2             121             114           1.31            79%               69%
 292                        5             118             111           1.20            75%               62%
 293                        0             123             116           1.43            60%               49%
 294                        0             183             176           1.31            74%               59%
 295                        -1            124             117           1.36            80%               64%
 296                        1             122             115           1.39            74%               60%
 297                        3             120             113           1.34            66%               55%
 298                        3             132             125           1.23            65%               51%
 299                        3             180             173           1.51            54%               30%
 300         240            -1            183             176           1.81            64%               27%
 301                        -1            124             117           1.75            64%               56%
 302                        3             180             173           1.63            59%               45%
 303                        2             121             114           1.44            78%               68%
 304                        4             119             112           1.63            55%               49%
 305                        1             179             175           1.84            64%               1%
 306                        0             123             116           1.44            77%               64%
 307                        3             120             113           1.35            75%               66%
 308                        2             118             111           1.31            78%               69%
 309                        0             123             116           1.43            73%               59%
 310                        0             123             116           1.60            71%               57%
 311                        3             120             113           1.34            80%               65%
 312                        2             121             114           1.41            71%               62%
 313                        1             182             175           1.82            46%               29%
 314                        1             242             235           1.51            64%               41%
 315                        3             117             110           1.44            63%               57%
 316                        2             118             111           1.83            77%               63%
 317                        2             121             114           1.49            66%               45%
 318                        -1            124             117           1.52            77%               61%
 319                        0             123             116           1.36            75%               60%
 320                        4             119             112           1.64            81%               71%
 321                        3             177             170           1.29            74%               51%

                                                      (1) Until 3/11/2000 interest accrues at a rate of  7.739%

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
                                      ANNEX B

LOAN # ASSET #                  PROPERTY NAME                               ADDRESS                        CITY        STATE  ZIP
------ -------                  -------------                               -------                        ----        -----  ---
   1      1      Fox Plaza                                 2121 Avenue of the Stars              Los Angeles            CA   90067
               BRISTOL I
   2      1      *New Orleans - French Quarter             124 Royal Street                      New Orleans            LA   70130
   2      2      Holiday Inn - Atlanta Airport North       1380 Virginia Avenue                  East Point             GA   30344
   2      3      Holiday Inn - Houston Intercontinental    15222 JFK Boulevard                   Houston                TX   77032
   2      4      Harvey - Dallas Brookhollow               7050 Stemmons Freeway                 Dallas                 TX   75247
   2      5      Harvey Suites - Dallas DFW                4550 John Carpenter Freeway           Irving                 TX   75063
   2      6      Holiday Inn Select - Atlanta Perimeter    4386 Chamblee/Dunwoody Road           Atlanta                GA   30341
   2      7      Harvey - Atlanta Powers Ferry             6345 Powers Ferry Road NW             Atlanta                GA   30339
   2      8      Harvey Suites - Houston Medical Center    6800 Main Street                      Houston                TX   77030
   2      9      Holiday Inn Select Houston Greenway       2712 Southwest Freeway                Houston                TX   77098
   2     10      *Holiday Inn - Houston Medical Center     6701 South Main Street                Houston                TX   77030
   2     11      Holiday Inn - Santa Barbara               5650 Calle Real                       Goleta                 CA   93117
   2     12      Harvey - Jackson North                    5075 I-55 North                       Jackson                MS   39206
   2     13      Crowne Plaza - Jackson Downtown           200 E. Amite Street                   Jackson                MS   39201
   2     14      Holiday Inn - Jonesboro                   6288 Old Dixie Highway                Jonesboro              GA   30236
   2     15      Holiday Inn - Jackson Southwest           2649 US 80 West                       Jackson                MS   39204

   3      1      Park LaBrea (1)                           6200 West Third Street                Los Angeles            CA   90036
               BURNHAM PACIFIC - GOLDEN STATE
   4      1      Westminster Center                        6633-6791 Westminister Blvd.          Westminster            CA   92683
   4      2      Gateway Plaza                             39138 Paseo Padre Parkway             Fremont                CA   94538
   4      3      Southhampton                              800-892 Southhampton Rd.              Benicia                CA   94510
   4      4      Prospector's Plaza                        3964-3974 Missouri Flat Rd.           Placerville            CA   95667
   4      5      Santa Rosa Center                         711 Stoney Point Road                 Santa Rosa             CA   95401
   4      6      580 Marketplace                           3735-4065 E. Castro Valley Blvd       Castro                 CA   94552
   4      7      Silver Creek Plaza                        1705-1845 E. Capital Expressway       San Jose. CA           CA   85121
   4      8      Shasta Crossroads                         1330-1385 Churn Creek Rd              Redding                CA   96003
   4      9      Buena Vista Center                        1157-1245 Huntington Dr.              Duarte                 CA   91010
   4     10      Ralph's                                   1413-1415 Hawthorne Blvd.             Redondo Beach          CA   90278
   4     11      Menifee Center                            30123 Antelope Rd.                    Menifee                CA   92584
   4     12      Summer Hills                              6425-6435 Antelope Rd.                Citrus Heights         CA   95610
   4     13      Creekside Center                          3001 Alamo Dr.                        Vacaville              CA   95687
   4     14      Hallmark Center                           2330-2390 West Cleveland Ave.         Madera                 CA   93637
   4     15      *Discovery Plaza                          1500 West El Camino Ave.              Sacramento CA          CA   95815
   4     16      San Marcos Center                         1903-1921 West San Marcos Blvd        San Marcos             CA   92064
   4     17      Sunset Center                             100-106 Sunset Ave.                   Suisun City            CA   94585
   4     18      Arcade Square                             3319-3455 Watt Avenue                 Sacramento             CA   95821
   4     19      Centerwood Plaza                          16000 Lakewood Blvd                   Bellflower             CA   90706

               CINEMARK
   5      1      Cinemark - Houston                        12920 NW Freeway                      Houston                TX   77040
   5      2      Cinemark - El Paso                        11855 Gateway Blvd. W.                El Paso                TX   79936
   5      3      Cinemark - Pflugerville                   15320 FM 1825                         Pflugerville           TX   78660
   5      4      Cinemark - Pasadena                       2102 E. Beltway 8                     Pasadena               TX   77503
   5      5      Cinemark - Beaumont                       3855 Interstate 10 South              Beaumont               TX   77705
   5      6      Cinemark - Pueblo                         4140 North Freeway                    Pueblo                 CO   81008
   5      7      Cinemark - Redding                        980 Old Alturas Road                  Redding                CA   96003
   5      8      Cinemark - McKinney                       1701 S. Central Expwy.                McKinney               TX   75069
   5      9      Cinemark - Grand Prairie                  220 E. Westchester Parkway            Grand Prairie          TX   75052
   5     10      Cinemark - Plano                          Westpark Village, 1818 Coit Road      Plano                  TX   75075

   6      1      One Oxford Center                         300 Grant Street                      Pittsburgh             PA   15219
   7      1      Springfield Mall                          6500 Sprinfield Mall                  Springfield            VA   22150
   8      1      Atlanta Marriott                          265 Peachtree Center Avenue           Atlanta                GA   30343
               FAC REALTY II
   9      1      Smithfield                                1025 Industrial Park Drive            Smithfield             NC   27577
   9      2      Branson                                   4562 Gretna Road                      Branson                MO   65616
   9      3      Northridge SC                             6196 Falls of the Neuse Road          Raleigh                NC   27609
   9      4      MacGregor Village SC                      107 Edinburgh South                   Cary                   NC   27511
   9      5      Georgetown                                401 Outlet Center Drive               Georgetown             KY   40324
   9      6      *Boaz                                     200 Lackey Street                     Boaz                   AL   35957
   9      7      Graceville                                950 Prim Avenue                       Graceville             FL   32440
   9      8      Story City                                324 Factory Outlet Drive              Story City             IA   50248
   9      9      Sulphur Springs                           614 Radio Road                        Sulphur Springs        TX   75482
   9     10      Lebanon                                   2020 Industrial Drive                 Lebanon                MO   65536
   9     11      Nebraska City                             1001 Nebraska State Hwy.              Nebraska City          NE   68410

  10      1      University Mall                           2200 East Fowler Avenue               Tampa                  FL   33612
  11      1      *Atlantic                                 625 Atlantic Avenue                   Brooklyn               NY   11217
  12      1      Edgewater Hills                           1610-1640 Worcester Road              Framingham             MA   01702
  13      1      Hunter's Branch                           9300 Lee Hwy.                         Vienna                 VA   22031
               HQ PLAZA
  14      1      *HQ Plaza - Office/Retail                 Headquarters Plaza                    Morristown             NJ   07960
  14      2      *HQ - Plaza Hotel                         Headquarters Plaza                    Morristown             NJ   07960

  15      1      Mall Del Norte                            5300 San Dario                        Laredo                 TX   78041
  16      1      Brandywine Square                         Business Route 30 & Quarry Road       Downingtown            PA   19335
  17      1      Park Center                               150 Almaden Blvd                      San Jose               CA   95113

               HYUNDAI BUILDINGS
  18      1      3101 - 3103 North First Street            3101 - 3103 North First Street        San Jose               CA   95134
  18      2      2001 Fortune Drive                        2001 Fortune Drive                    San Jose               CA   95131

               SAUL CENTER HOTELS
  19      1      Holiday Inn - Crystal City                1489 Jefferson Davis Hyway            Arlington              VA   22202
  19      2      Holiday Inn Select - Auburn Hill          1500 Opdyke Rd                        Auburn Hill            MI   48326
  19      3      Hampton Inn - Dulles Airport              45440 Holiday Drive                   Sterling               VA   20166
  19      4      Holiday Inn - Cincinnati                  3855 Hauck Rd                         Cincinnati             OH   45241
  19      5      Holiday Inn Express Herndon               485 Elden Street                      Herndon                VA   20170
  19      6      Holiday Inn - Pueblo                      4001 N. Elizabeth Street              Pueblo                 CO   81008
  20      1      Crossings at Hobart                       1825 E. 80th Ave.                     Merryville             IN   46410
               WILKOW
  21      1      Crossroads Shopping Center                1643-1655 West County Road B-2        Reseville              MN   55113
  21      2      Parkway Shopping Center                   2103-2109 Veteran's Parkway           Bloomington            IL   61704
  21      3      Louis Joliet Pointe Shopping Center       2700-2892 Plainfield Rd.              Joliet                 IL   60435

               BAYVIEW PLAZA - GUAM
  22      1      Phase III                                 1225-1275 Pale San Vitonas Road       Tumon                  Guam 96911
  22      2      DFS Gound Lease                           1225-1275 Pale San Vitonas Road       Tumon                  Guam 96911
  22      3      Phase I                                   1225-1275 Pale San Vitonas Road       Tumon                  Guam 96911
  22      4      Phase II                                  1225-1275 Pale San Vitonas Road       Tumon                  Guam 96911

               INNKEEPERS III (1)
  23      1      Summerfield Suites - El Segunda           810 South Douglas Avenue              El Segundo             CA   90245
  23      2      Summerfield Suites - Addison              4900 Arapaho Road                     Addison                TX   75248
  23      3      Summerfield Suites - Mt. Laurel           3000 Crawford Pl.                     Mt. Laurel             NJ   08054
  23      4      Holiday Inn Express - Lexington           440 Bedford St.                       Lexington              MA   02173
  23      5      Hampton Inn - Schaumburg                  1300 East Higgins Rd.                 Schaumburg             IL   60173
  23      6      Hampton Inn - Albany                      981 New Louden Rd.                    Cohoes                 NY   12047
  23      7      Hampton Inn - Lombard                     222 East 22nd St.                     Lombard                IL   60148
  23      8      Hampton Inn - Westchester                 2222 Enterprise Drive                 Westchester            IL   60154

  24      1      Laurel Office                             37700 Six Mile Road                   Livonia                MI   48152
               ABILENE & SUNSET MALLS
  25      1      Abilene Mall                              4310 Buffalo Gap Road                 Abilene                TX   79697
  25      2      Sunset Mall                               4000 Sunset Blvd.                     San Angelo             TX   76904

  26      1      Morris Corp. Center                       One Upper Pond Road                   Parsippany             NJ   07054
  27      1      Colonial Park Mall                        Route 22 & Colonial Road              Harrisburg             PA   17109
               BRENDENWOOD/THE CLASSIC
  28      1      The Classic @ W. Palm Beach               6100 Common Circle                    West Palm Beach        FL   33417
  28      2      The Brendenwood Retirement Center         One Brendenwood Drive                 Voorhees               NJ   08043

  29      1      Hallwood - Executive Park                 6 Executive Park Drive                Atlanta                GA   30329
               HUDSON HOTELS II
  30      1      Hampton Inn - Greensboro                  2004 Veasly Street                    Greensboro             NC   27407
  30      2      Hampton Inn - Albuquerque                 51101 Ellison Street NE               Albuquerque            NM   87109
  30      3      Hampton Inn - Roswell                     9995 Old Dogwood Road                 Roswell                GA   30076
  30      4      Hampton Inn - Greenville                  246 Congaree Road                     Greenville             SC   29607
  30      5      Hampton Inn - San Antonio                 4803 Manitou Avenue                   San Antonio            TX   78228
  30      6      Hampton Inn - Eden Prairie                7740 Flying Cloud Drive               Eden Prairie           MN   55344
  30      7      Hampton Inn - Amarillo                    1700 I-40 East                        Amarillo               TX   79103
  30      8      Hampton Inn - Spartanburg                 6023 Alexander Road                   Spartanburg            SC   29303
  30      9      Hampton Inn - Syracuse                    6605 Old Collamer Road                East Syracuse          NY   13057

  31      1      Ocean Edge Resort                         832 Villages Drive                    Brewster               MA   02631
               RIM CORPORATION
  32      1      Marriott Courtyard - Vacaville            120 Nut Tree Pway                     Vacaville              CA   95687
  32      2      Best Western - W. Sacramento              1250 Halyard Drive                    W. Sacramento          CA   95691
  32      3      *Best Western - Modesto                   1720 Sisk Roiad                       Modesto                CA   95350
  32      4      Holiday Inn - Auburn                      120 Grass Valley Hwy.                 Auburn                 CA   95603
  32      5      Best Western Placerville                  6850 Greeleaf Drive                   Placerville            CA   95667
  32      6      Best Western - Sonora Oaks                19551 Hess Avenue                     Sonora Oaks            CA   95370

  33      1      *Brattle Square                           One Brattle Street                    Cambridge              MA   02138
  34      1      *Monterey Plaza Hotel                     400 Cannery Row                       Monterey               CA   93940
  35      1      CAA - Headquarters                        9808/9830 Wilshire                    Los Angeles            CA   90212
  36      1      Schostak Northville                       NWC of Hall & Schoenherr Roads        Utica                  MI   48315
  37      1      Central Trust Tower                       1 West 4th Street                     Cincinnati             OH   45202
  38      1      Oakton Gable Apartments                   3223 Arrowhead Crcl                   Fairfax                VA   22030
  39      1      Potomac Promenade                         9812 Falls Road                       Potomoac               MD   20854
               SUNSHADOW/SUMMERBREEZE
  40      1      Sunshadow Apartments                      1450 Sunshadow Drive                  Casselberry            FL   32707
  40      2      Summerbreeze Apartments                   9997 Summerbreeze Drive               Sunrise                FL   33322

  41      1      CarMax - Laurel                           8800 Freestate Drive                  Laurel                 MD   20723
  42      1      McGraw-Hill Headquarters                  1333 Burr Ridge Rd.                   Burr Ridge             IL   60521
  43      1      *Westin Casuarina Resort                  Seven Mile Beach                      Grand Cayman           BWI  n/a
  44      1      *Value City - 3080/3232 Alum Creek Drive  3080 Alum Creek Drive                 Columbus               OH   43207
  45      1      Commerce Point                            3800 & 3850 Wilke Road                Arlington Heights      IL   60004
  46      1      Coach House                               23600 Lamplighter Lane                Southfield             MI   48075
  47      1      Sterling Software Building                1800 Alexander Bell Drive             Reston                 VA   20191
  48      1      Value City Corporate Office - Westerville 3241-3251 Westerville Rd              Westerville            OH   43224
  49      1      *Stanford Park Hotel                      100 El Camino Real                    Menlo Park             CA   94025
  50      1      Waterside Towers Apartments               901-947 6th St.                       Washington DC          DC   20024
  51      1      Piercey/Westport on the River             1703 South Jackson Ave                Tulsa                  OK   74107
               BURNHAM PACIFIC - POWELL PORTFOLIO
  52      1      Village East                              2235-2421 Lancaster Dr                Salem                  OR   97305
  52      2      Design Market                             1-14-1044 16th Avenue NE              Bellevue               WA   98004
  52      3      Fairwood Square                           Petrovitski Rd                        Renton                 WA   98058

  53      1      Lynnwood Center                           19611 Highway 99                      Lynnwood               WA   98036
  54      2      Parkway Business Center                   600 N. Union Avenue                   Hillside               NJ   07205
  55      3      Ocean Breeze Villas                       6401 Warner Ave                       Huntington Beach       CA   92647
  56      4      Rosedale Commons                          2480 Fairview Avenue North            Roseville              MN   55113
  57      5      3712-3758 Junction Blvd                   3712-3758 Junction Blvd.              Corona                 NY   11368
               BEST BUY POOL
  58      1      Best Buy - City of Industry               17545 East Gale Avenue                City of Industry       CA   91744
  58      2      Best Buy - Beaver Creek                   2907 Centre Drive                     Beaver Creek           OH   45324

  59      1      *Bruckner                                 White Plains & Story                  Bronx                  NY   10473
  60      1      Uptown District Retail Center             940 Universtity Ave.                  San Diego              CA   92103
  61      1      Sheraton Berkshire Inn - Reading          1741 Paper Mill Road                  Reading                PA   19610
               TAMPA/ORLANDO
  62      1      The Shoals Apartments                     7950 Shoals Drive                     Orlando                FL   32817
  62      2      Eagles Point Apartmenst                   15501 Bruce B. Downs Blvd             Tampa                  FL   33647

  63      1      CarMax - Irving, TX                       3100-3120 Spurr 482                   Irving                 TX   75062
  64      1      CarMax - Davie                            7420 State Route 84                   Davie                  FL   33317
  65      1      1040 Grant Road Shopping Center           1040 Grant Road                       Mountain View          CA   94040
  66      1      Eastland Village Apartments (1)           20600 Bafour Road                     Harper Woods           MI   48225
  67      1      CarMax - Houston                          6909 SW Freeway                       Houston                TX   77074
  68      1      Huron Estates                             22000 Inkster Road                    Romulus                MI   48174
  69      1      Fox Chapel Shopping Center                19703-19801 Frederick Road            Germantown             MD   20874
  70      1      West Valley Business Park                 900 West Valley  Road                 King of Prussia        PA   19087
  71      1      Gun Hill Home Depot                       Gun Hill Road                         Bronx                  NY   10469
  72      1      Abbotts Square                            530 S. 2nd St.                        Philadelphia           PA   19147
  73      1      *1801 Century Park West                   1801 Century Park West                Los Angeles            CA   90067
  74      1      After Six                                 700 E. Hunting Park Ave.              Philadelphia           PA   19124
  75      1      The Terraces                              SWC of Western Ave. & Caddington Dr.  Rancho Palos Verdes    CA   90732
  76      1      Middlesex Shopping Center                 Eastern Blvd.                         Baltimore              MD   21221
  77      1      The Reservoir                             One Emily Way                         West Hartford          CT   06107
  78      1      Olympic Collection                        11301 Olympic Blvd.                   Los Angeles            CA   90064
  79      1      1126 West Allis                           1010-1126 South 70th Street           West Allis             WI   53214
               PIERSON PORTFOLIO
  80      1      Pennrose Mall                             1601 South Scales Street              Reidsville             NC   27320
  80      2      Cornerstone Plaza                         1616 - 1644 W. Broadway Ave           Maryville              TN   37801
  80      3      Crestview                                 320 Highway 90 West                   Crestview              FL   32536
  80      4      Rock Springs Ford                         63 Center Street                      Rock Springs           WY   82901
  80      5      Grocer Supply                             1200 NE 33rd Street                   Ft. Worth              TX   76106

  81      1      Suniland Shopping Center                  U.S. 1 & SW 112th Street              Miami                  FL   33156
  82      1      Levitz Plaza                              1401 Mineral Avenue                   Las Vegas              NV   89102
  83      1      Worcester Fair                            Route 20 & Greenwood Street           Worcester              MA   01607
               MADISON CIRCLE/NORMANDY
  84      1      Madison Circle Office Building            3191 Coral Way                        Miami                  FL   33345
  84      2      Normandy Supermarket                      1020 Alton Road                       Miami                  FL   33139

  85      1      CarMax - Boynton Beach                    2000 High Ridge Road                  Boynton Beach          FL   33426
  86      1      Springhouse Village                       1111 North Bethlehem Pike             Springhouse            PA   19477
  87      1      Comfort Inn - BWI Airport                 6921 Baltimore Annapolis Blvd         Baltimore              MD   21225
  88      1      Lake Point village Apartments             1646 Maple Ridge Way                  Traverse City          MI   49684
  89      1      TJ Maxx Ctr.                              4340 13th Ave.                        Fargo                  ND   58103
  90      1      *Lancaster Mills                          1-55 Green Street                     Clinton                MA   01510
  91      1      Sunrise Mountain Plaza                    5000 E. Bonanza Road; Suite B-2       Las Vegas              NV   89110
  92      1      Colony Woods                              1321 West 24th Street                 Lawrence               KS   66049
  93      1      Automotive Products Industrial            4000 Pinnacle Court                   Auburn Hills           MI   48326
  94      1      Bank of Oklahoma                          201 Robert S. Kerr                    Oklahoma City          OK   73102
  95      1      Paradise Fountain Apartments              2825 E. Marconi Ave.                  Phoenix                AZ   85032
  96      1      Coastal Centre                            US Highway 501                        Conway                 SC   29526
  97      1      Loma Linda Health Center                  Mtn. View & Barton                    Loma Linda             CA   92354
  98      1      Winsome West Apartments                   5050-5055 South Duneville Avenue      Las Vegas              NV   89118
               WILLOWS AND SEVILLE OAKS APARTMENTS
  99      1      Willows                                   220 S. Semoran Blvd.                  Winter Park            FL   32789
  99      2      Seville Oaks Apts                         3432 Semoran Blv                      Orlando                FL   32822

  100     1      Gaslamp Theatres                          NWC 6th Ave. & G St.                  San Diego              CA   92101
  101     1      Kings Park Apartments                     1315 NASA Rd.1                        Houston                TX   77058
  102     1      Western Plaza Shopping Center             833 S. Western Ave.                   Los Angeles            CA   90006
               NEIGHBORHOOD/NORTHWEST PLAZA
  103     1      Northwest Plaza                           2030 N. Saginw Rd.                    Midland                MI   48640
  103     2      Neighborhood Shopping Center              2178 Munson Ave.                      Traverse City          MI   49684

  104     1      Arrowhead Marketplace                     NWC Bell Rd. & 83rd Ave.              Glendale               AZ   85306
               BRYAN/DAIRY/SHEEHAN POOL
  105     1      Sheehan Corporate Center                  4500 Park Glenn Road                  St. Louis Park         MN   55416
  105     2      Plaza Maya Building                       615 First Street N.W.                 Albuquerque            NM   87103
  105     3      The Bryan Dairy Building                  8145 & 8155 Bryan Dairy Rd.           Largo                  FL   34647

  106     1      Andover Park Apartments (1)               351 Andover Drive                     Valparaiso             IN   46383
  107     1      Sterling Center                           44501 - 44625 Schoenherr Road         Sterling Heights       MI   48313
  108     1      Hollywood Studio Club                     1745 N. Wilcox Ave.                   Los Angeles            CA   90028
  109     1      Grays Ferry Shopping Center               2815 Grays Ferry Ave                  Philadelphia           PA   19146
  110     1      Maverick Records Bldg                     9348 Civic Center Dr.                 Beverly Hills          CA   90210
  111     1      Del Mar Apartments                        2445 East Del Mar Boulevard           Pasadena               CA   91107
  112     1      Orange Place                              3960 Orangewood Place                 Beachwood              OH   44115
  113     1      Preston Trail Plaza                       17370-17390 Preston Rd.               Dallas                 TX   75252
  114     1      Big V Shopping Center                     801 Miron Lane                        Ulster                 NY   12449
  115     1      Dutchess Center                           Route 44                              Poughkeepsie           NY   12603
  116     1      River Run Apartments                      41929 Dowd Junction                   Avon                   CO   81620
  117     1      Cannon West Shopping Center               6800 Westgate Blvd.                   Autin                  TX   78745
  118     1      Harwood Hills Apartments                  2452 Highway 121                      Bedford                TX   76021
  119     1      Virginia Beach Hilton Inn                 8th & Atlantic Ave.                   Virginia Beach         VA   23451
  120     1      Bryan Woods Apartments                    915 Bryan Place                       Garner (Raleigh)       NC   27529
  121     1      Oakhurst Towers                           8030 East Girard Ave.                 Denver                 CO   80231
               HOLIDAY INN/COMFORT INN EASTON
  122     1      Holiday Inn - Easton                      8561 Ocean Gateway                    Easton                 MD   21601
  122     2      Comfor Inn - Easton                       8523 Ocean Gateway                    Easton                 MD   21601

  123     1      *Del Rey Shores                           4210 & 4269 Via Marina                Marina Del Rey         CA   90292
  124     1      Vista Gardens Apartments                  6008 Vista Drive                      Falls Church           VA   22041
  125     1      Sunbreeze Apartments                      2395 Woodwind Trail                   Melbourne              FL   32935
  126     1      Pebble Point Apartments                   3030 Pebble Point Apartmetns          Indianapolis           IN   46214
  127     1      Value City - 2516 Sardis Rd. North        2516 Sardis Rd. North                 Charlotte              NC   28227
  128     1      Shottenstein East                         5999 E. Main St.                      Columbus               OH   43213
  129     1      Leisure Lanes                             France Avenue & 71st Street           Edina                  MN   55435
               BEST WESTERN - OREGON PORTFOLIO
  130     1      Best Western - Ontario                    251 Goodfellow Street                 Ontario                OR   97914
  130     2      Comfort Inn - Klamath                     2500 South 6th Street                 Klamath Falls          OR   97601
  130     3      Best Western-Klamath                      4061 South Sixth Street               Klamath Falls          OR   97601
  130     4      Super 8 - Ontario                         266 Goodfellow Street                 Ontario                OR   97914

  131     1      Greystone Apartments                      2635 Karen Court                      Las Vegas              NV   89109
  132     1      Waiakea Villas                            400 Hualani Street                    Hilo                   HI   96720
  133     1      Hampton Inn-Richfield                     I-494 & Lyndale Ave.                  Richfield              MN   55423
  134     1      Auburn John R Shopping Center             819-965 Auburn Road                   Rochester Hills        MI   48063
  135     1      Circuit City - Columbus Morse Road        4056 Morse Road                       Columbus               OH   43230
  136     1      Timberwalk Apartments                     5635 Timber Creek                     Houston                TX   77084
  137     1      Fine Arts Building and Annex              408-422 Michigan Avenue               Chicago                IL   60605
  138     1      Woods Edge Apartments                     6401 Woods Edge North Drive           Indianapolis           IN   46250
  139     1      Milpitas MHP                              120 Dixon Landing Rd.                 Milpitas               CA   95035
  140     1      Circuit City - Columbus                   2885 Gender Road                      Columbus               OH   43068
  141     1      8th Avenue Shops                          810-848 S. Alma School Road           Mesa                   AZ   85210
               PORT AU PRINCE/PRESTON PLACE
  142     1      Preston Place                             414 Preston Boulevard                 Bossier City           LA   71111
  142     2      Port au Prince                            400 Preston Boulevard                 Bossier City           LA   71111

  143     1      Strathmore House Apartments               3004 Bel Pre Road                     Silver Spring          MD   20906
  144     1      Meadowdale Shopping Center                Hopkins Road & Chippenham Parkway     Richmond               VA   23224
  145     1      Sevilla Apartments                        2801 Kennedy Blvd.                    Jersey City            NJ   07302
  146     1      Value City - Melrose Park                 1101 W. North Avenue                  Melrose Park           OH   60160
  147     1      Value City - Cincinnati                   5245 Ridge Avenue                     Cincinnati             OH   45213
  148     1      Langtry Village                           1565 East Highway 81                  New Braunfels          TX   78130
  149     1      Pavilion Estates MHP                      6830 E. Kilgore Avenue                Kalamazoo              MI   49001
  150     1      Lear                                      1720 Elkton Road                      Newark                 DE   19711
  151     1      Abington II                               4656 Edwardian Circle                 Indianapolis           IN   46254
  152     1      Value City - Parma                        10701 Brookpark Road                  Parma                  OH   44130
  153     1      Bala Apartments                           4920 City Line Ave.                   Philadelphia           PA   19131
  154     1      Value City - Elyria                       430 Oberlin Road                      Elyria                 OH   44035
  155     1      Northpointe Medical Building              27901 Woodward Ave                    Berkley                MI   48072
  156     1      Circuit City - Oyster Bay                 1000 S. Oyster Road                   Oyster Bay             NY   11771
  157     1      Sedgefield MHP                            102 Water Oak Lane                    Ashland                VA   23005
  158     1      W. Atlee Burpee Facility                  300 Park Avenue                       Warminster             PA   18974
  159     1      Big Valley Industrial Park                3900 W. Valley Blvd.                  Pomona                 CA   91789
  160     1      Longridge Mobile                          2960 Silver Creek Road                Bullhead City          AZ   86442
  161     1      Value City - Warrensville                 18525 Miles Road                      Warrensville Hts.      OH   44128
  162     1      Circuit City - Spokane                    7701 N. Division Street               Spokane                WA   99208
  163     1      Outer Banks Mall                          US 158 Bypass                         Nags Head              NC   27959
  164     1      Stonegate Apartments                      6506 Doolittle Ave.                   Riverside              CA   92503
  165     1      Trails of Walnut Creek                    1511 Metric Blvd.                     Austin                 TX   78758
  166     1      The Citadel Building                      6301 Indian School Road, NE           Alburquerque           NM   87103
               ROUTE 70 PLAZA
  167     1      Cross-Country Shopping Center             2110 Route 70 East                    Cherry Hill            NJ   08003
  167     2      Kinko's Plaza Shopping Center             1160 Route 70 East                    Cherry Hill            NJ   08034
  167     3      Greentree Plaza Shopping Center           1892 70 East                          Cherry Hill            NJ   08003

  168     1      Holiday Inn Express - Shreveport          5101 Westwood Park                    Shreveport             LA   71109
  169     1      Village at Waterford Shopping Center      Coalfield & Genito Roads              Richmond               VA   23122
  170     1      Circuit City - Wallkill                   109 Dunning Road                      Wallkill               NY   12589
  171     1      Comfort Inn - West Hazleton               Rt. 93 & Kiwanis Blvd.                West Hazleton          PA   18201
  172     1      Mercantile Place Office Bldg.             1300 Mercantile Lane                  Largo                  MD   20774
  173     1      Allentowne Apartments                     5202-5223 Morris Ave.                 Camp Springs           MD   20748
  174     1      Jefferson House Apartments                6200 Gulfton                          Houston                TX   77081
  175     1      Hunters Ridge 3                           Hunters Ridge Road                    Pewaukee               WI   53072
  176     1      Villa del Sol MHP                         2205 W. Acacia Ave.                   Hemet                  CA   92545
  177     1      Bentwood Manor Apartments                 5401 26th St South                    Sioux Falls            SD   57106
  178     1      Villa Del Mar Apartments                  201 Los Arbolitos Rd.                 Oceanside              CA   92054
  179     1      Compton Town Center                       100-290 E. Compton Blvd               Compton                CA   90220
  180     1      Davidson Supply Co.                       14851 Sweitzer Ln                     Laurel                 MD   20707
  181     1      Gun Hill Sneaker Stadium                  Gun Hill Road                         Bronx                  NY   10469
  182     1      Creekside Shopping Center                 6029 Greenback Lane                   Citrus Heights         CA   95621
  183     1      Cedarwood Apts.                           527 Richmond Hill Rd, West            Augusta                GA   30906
  184     1      Randle Hill Apartments                    3300 6th Street                       Washington             DC   20032
  185     1      Comfort Inn - Bethlehem                   US 22 & PA Rt. 191                    Bethlehem              PA   18017
  186     1      *Research Park                            410 & 420 Chipeta Way                 Salt Lake City         UT   84108
  187     1      Clearlake Crossing Apt                    535 W. Nasa Road One                  Webster                TX   77598
  188     1      Oak Park Apartments                       1219 SW 26th Street                   Corvallis              OR   97333
  189     1      Redmond Inn                               17601 Redmond Way                     Redmond                WA   98052
  190     1      Gateway Village Shopping Center           2825-2975 Johnson Drive               Ventura                CA   93003
  191     1      Malibu Plaza Office Building              22917 Pacific Cst. Hwy.               Malibu                 CA   90265
  192     1      Bayberry Office Park, Phase II            4485 Danube Dr.                       Dahlgren               VA   22448
  193     1      ABQC Industrial Building                  10001 S. Howell Ave.                  Milwaukee              WI   53154
  194     1      Chowan Crossing Shopping Center           N. Virginia Road                      Edenton                NC   27832
  195     1      Mayfair Manor Apartments                  770 S.E. 2nd Avenue                   Deerfield Beach        FL   33441
  196     1      Fort Myers Beach RV Resort                16299 San Carlos Blvd                 Fort Myers Beach       FL   33908
  197     1      Parke on Covington Apartments             3939 Covington Highway                Decautor               GA   30032
  198     1      Newport Apartments                        6400 South Gessner                    Houston                TX   77036
  199     1      Comfort Suites - Dalton                   417 Holiday Drive                     Dalton                 GA   30720
  200     1      Weaverville Plaza                         165 Weaver Boulevard                  Weaverville            NC   28787
  201     1      Comfort Inn - Beckley                     1909 Harper Road                      Beckley                WV   25801
  202     1      Circuit City - Covington                  790 North Highway 190                 Covington              LA   70433
  203     1      Snowmass Motel                            115 Daly Lane                         Snowmass               CO   81615
  204     1      Leestown Distribution Center              2025 Leestown Rd.                     Lexington              KY   40571
               CADILLAC PROPERTIES
  205     1      17 Hudson                                 2-28 Dugout/1-5Tiger/Barrett Hill Rd. Hudson                 NH   03051
  205     2      Charles & Cross                           25-29 Cross Street                    Hudson                 NH   03051
  205     3      Watergate Apartments                      58-62 Elm Street                      Epping                 NH   03042

  206     1      Deer Park Gardens                         Golden Avenue                         Deer Park              NY   11729
               MANHATTAN PORTFOLIO
  207     1      349-351 West 46th Street                  349-351 West 46th Street              New York               NY   10019
  207     2      1626 2nd Avenue                           1626 2nd Avenue                       New York               NY   10228
  207     3      225 East 83rd Street                      225 East 83rd Street                  New York               NY   10228

  208     1      *Ramon Park MHP                           1441 East Ramon Road                  Palm Springs           CA   92264
  209     1      Sheridan Park/Holiday Manor Apartments    15 Reed Rd./295 Hamilton Street       Geneva                 NY   14456
  210     1      Harvey Building                           224 Datura Street                     West Palm Beach        FL   33401
  211     1      Buckingham Place                          101 Doncastle Ct.                     Concord                NC   28025
  212     1      Richneck Shopping Center                  66 Richneck Dr.                       Newport News           VA   23608
  213     1      Chalet at the River                       823 North 2nd Street                  Milwaukee              WI   53203
  214     1      Eckerds                                   5325 Memorial Drive                   Atlanta                GA   30083
  215     1      Westbrooke Apartments                     3200-3305 Westbrooke Lane             Sioux Falls            SD   57106
  216     1      Registry Apartments                       6111 Winsome                          Houston                TX   77057
  217     1      *Value City - 1 Mall Rd.                  1 Mall Rd.                            Barboursville          WV   22504
  218     1      Shaw's Plaza                              356 Daniel Webster Hwy                Merrimack              NH   03054
  219     1      Western Way MHP                           3100 South Kinney Rd.                 Tucson                 AZ   85713
  220     1      The Landing apartments                    3200 Finfeather Drive                 Bryan                  TX   77801
  221     1      Concord Square                            3315 Concord Road                     Smyrna                 GA   30080
  222     1      *Diamond Bar                              2127 Washington St                    Walnut                 CA   91789
  223     1      Value City - 3987 E. Main                 3987 E. Main                          Columbus               OH   43213
  224     1      Tech Center of Executive Hills            8100-8301 NW 101st Terrace            Kansas City            MO   64163
  225     1      The Arbors of Bastrop                     202 Childers Drive                    Bastrop                TX   78602
  226     1      74 Leonard Street                         74 Leonard Street                     New York               NY   10013
  227     1      Olde English                              451-463 Winnacunnet Road              Hampton                NH   03842
  228     1      Watermark Press Building                  3600 Crondall Lane                    Owings Mills           MD   21117
  229     1      Harbor Terrace Apartments                 1314 Harbor Boulevard                 Santa Ana              CA   92703
  230     1      Ivy Club Apartments                       10060 Old Katy Rd.                    Houston                TX   78070
               PARKSIDE/CENTER PARK/MAPLE
  231     1      Parkside Villa                            5245-5259  Hauserman                  Parma                  OH   44130
  231     2      Center Park Apts                          216 Center RD.                        Bedford                OH   44146
  231     3      Maple Heights Apts                        5201-5215  Warensville Center Rd.     Maple Height           OH   44137

  232     1      Shipyard Apartments                       2639 Boston St.                       Baltimore              MD   21224
  233     1      Holiday Cove Apartments                   455 Holiday Circle                    Forsyth                GA   31029
  234     1      Sleep Inn - Beaver                        1124 Airport Road                     Beaver                 WV   25813
  235     1      Orange Manor East MHP                     206 Orange Manor Dr                   Winter Haven           FL   33884
  236     1      Hunters Ridge 2                           Hunters Ridge Road                    Pewaukee               WI   53072
  237     1      Tower Center                              1690-96 Arden Way                     Sacremento             CA   95815
  238     1      83 Chambers Street                        83 Chambers Street                    New York               NY   10007
  239     1      Holiday Inn - Richmond                    5501 National Rd. East                Richmond               IN   47374
  240     1      Quality Inn Orlando Airport               2601 McCoy Road                       Orlando                FL   32809
  241     1      *Santiago Creekside Estates               1925 E. Laveta                        Orange                 CA   92866
  242     1      Village on the Lake                       9200 N MacArthur Bl                   Oklahoma City          OK   73132
  243     1      Meadows of Bloomington                    712 Meadows of Bloomington            Bloomington            IL   61704
  244     1      Vernier Terrace Apartments                891-1001 Vernier Road                 Gross Pointe Woods     MI   48236
  245     1      Bandywood Fashion Square                  2154-2184 Bandywood Drive             Nashville              TN   37215
  246     1      Petco/Hollywood Video                     10 North Sullivan Road                Veradale               WA   99037
  247     1      Livonia Apartments                        9040-29200 Dardanella Avenue          Livonia                MI   48152
  248     1      Value City - Columbus South               1887 Parsons Avenue                   Columbus               OH   43207
  249     1      Delmere Arms Apartments                   23629 Delmere Dr.                     North Olmstead         OH   44070
  250     1      The Crossing Shopping Center              102-198 Garrett Morris Parkway        Mineral Wells          TX   76067
  251     1      Butterfield Trails                        221 Butterfield Road                  North Aurora           IL   60542
  252     1      Econolodge - Northlake                    2080 N. Mannheim Rd                   Northlake              IL   60164
  253     1      Dublin Village Plaza                      PA Route 313                          Dublin                 PA   18917
  254     1      Lapeer Meadows                            1265 Farnsworth Rd                    Lapeer Meadows         MI   48446
  255     1      Abington I                                4656 Edwardian Circle                 Indianapolis           IN   46254
  256     1      Meyer Villas                              1025 N. Tippecanoe Avenue             San Bernadino          CA   92104
  257     1      Bayberry Place Apartments                 3625 South Lakewood                   Tulsa                  OK   74135
  258     1      Park Crest Apartments                     1700 South West Ave                   Jackson                MI   49023
               FRYERS CREEK APTS
  259     1      Fryers Creek Apts                         400 Fryer's Creek Dr.                 Temple                 TX   76501
  259     2      Garden Place Apartments                   214 South  5th  St.                   Temple                 TX   76501

  260     1      Comfort Inn - Galax/Hillsville            99 Farmers Market Drive               Hillsville             VA   24343
  261     1      Days Inn Alexandria                       6100 Richmond Highway                 Alexandria             VA   22303
  262     1      Union Cross Shopping Center               Union Cross Rd. @ I-40                Kemersville            NC   28284
  263     1      Grogan's Park                             25125 Grogan Mill Road                The Woodlands          TX   77380
  264     1      Flamingo Village                          130 Diamond Drive                     Pasco                  WA   99301
  265     1      Highland Hills MHC                        2425 Douglas Avenue                   Kalamazoo              MI   49007
  266     1      Bellaire Square Apts.                     5800 Bellaire                         Houston                TX   77081
  267     1      Oak Grove Apartments                      4701 Walden Circle                    Orlando                FL   32811
  268     1      Our House Congregate Care Facility        27633 Basset Rd.                      Westlake               OH   44145
  269     1      Champaign Tower Center                    2022 N. Prospect                      Champaign              IL   61821
  270     1      Comfort Inn - Mansfield                   300 Gateway Dr.                       Mansfield              PA   16933
  271     1      916-932 Carroll Street                    916-932 Carroll Street                Brooklyn               NY   11230
  272     1      Ivy Hills Apartments                      Winton & Kings Run Roads              Cincinnati             OH   45232
  273     1      The Lofts of Lively Oaks                  1455 Holly Heights Dr. #51            Ft. Lauderdale         FL   33304
  274     1      Center Place Apartments                   3120 Pasedena Blvd.                   Pasadena               TX   77503
  275     1      55 East Houston Street                    55 E. Houston St.                     New York               NY   10007
  276     1      Dukas Building                            527 Maple Avenue                      East Vienna            VA   22180
  277     1      Corporate Center Apartments               7601-7621 Cherrywood Dr.              Lincoln                NE   68510
  278     1      Value City - 1130 N. Coliseum Blvd.       1130 N. Coliseum Blvd.                Ft. Wayne              IN   46805
  279     1      Airborne Express                          RIDC Park West                        North Fayette Township PA   15275
  280     1      Poplar Manor                              1440 NE 223 Street                    Wood Village           OR   97060
  281     1      Ardenwood Retail Center                   34743 Ardenwood Blvd.                 Fremont                CA   95054
  282     1      Whittier Downs Mhp                        11730 Whittier Blvd                   Whittier               CA   90601
  283     1      Barkwood Apartments                       1005 W. Stassney Ln.                  Austin                 TX   78745
  284     1      Caswell Plaza Retail Center               7207-7235 Easex Freeway               Beaumont               TX   77703
  285     1      Saint Charles                             207 E. Capital Ave.                   Pierre                 SD   57501
  286     1      Woodfield Office                          29500-29556 Southfield                Southfield             MI   48076
               HOLLAND HOUSE
  287     1      Holland House                             4222 Holland Ave.                     Dallas                 TX   75219
  287     2      Little Turtle                             4300 Holland Ave.                     Dallas                 TX   75219
  287     3      Holland Park                              4326 Holland Ave.                     Dallas                 TX   75219

  288     1      *Quality Inn - Fairlane                   2143 Michigan Avenue                  Dearborn               MI   48124
  289     1      Hulen Hills Apts.                         4720 Wellesley Ave.                   Ft. Worth              TX   76107
  290     1      Village Square Apartments                 2890 S. 9th Street                    Kalamazoo              MI   49009
  291     1      Parkside Apartments                       750 99th Avenue                       Coon Rapids            MN   55434
  292     1      Versaplex II                              24000 Mercantile Road                 Beachwood              OH   44122
  293     1      Sixth Street Industrial Park              10002-10094 6th St                    Rancho Cucamonga       CA   91730
  294     1      Ambassador Apts.                          420-28 Euclid Ave.                    Lancaster              PA   17603
  295     1      Shoppes at Tappahannock                   US Rt. 17/360                         Tappahannock           VA   22560
  296     1      Duskfire Professional Center              Elliot Rd. & Mill Ave.                Tempe                  AZ   85284
  297     1      East Jackson Shopping Center              Michigan Ave & Deittman Rd.           Jackson                MI   49202
  298     1      Greenway Allen                            McDermott Drive                       Allen                  TX   75013
  299     1      Microtel Inn - Cornelius                  20820 Torrence Chapel Road            Cornelius              NC   28031
  300     1      Evergreen Business Center                 5702 Industrial Ln                    Frederick              MD   21701
  301     1      Hampden and Logan Shopping Center         3531 S. Logan St.                     Englewood              CO   80110
  302     1      Comklin Street Apartments                 Conklin St                            Farmingdale            NY   11735
  303     1      Sunland North Apartments                  4740 East Broadway Road               Mesa                   AZ   85206
  304     1      Hazelton Apartments                       4328 7th Avenue NE                    Seattle                WA   98105
  305     1      Portland Warehouse L.P.                   209 Kirby Rd.                         Portland               TN   37148
  306     1      Andrews Place Apts.                       415 West 39th                         Austin                 TX   78751
  307     1      Myrtle Street Apt                         921 Myrtle Street                     Atlanta                GA   30309
  308     1      Afton Place MHP                           6206 Wade Road                        Baytown                TX   77521
  309     1      216  West 16th Street                     216 West 16th Street                  New York               NY   10003
  310     1      Amirah Retail Shops                       7229-7233 E. Main Street              Phoenix                AZ   85252
  311     1      Timberland Heights Apartments             8317 Bass Lake & 5600 Xylon Ave.      New Hope               MN   55428
  312     1      Belland Woods                             581 Belland Avenue                    Vadnais Heights        MN   55416
  313     1      Meadowview Apartments                     Meadowview Dr.                        Central Square         NY   13036
  314     1      Parkview House Apartments                 2900 NE 17th Avenue                   Pompano Beach          FL   33064
  315     1      Bramor MHP                                3500 McKinney Street                  Baytown                TX   77521
  316     1      Capitol City MHP                          4501 W. Ketucky Ave                   Denver                 CO   80219
  317     1      Flushing Portfolio                        43-19/23 165th Street                 Flushing               NY   11358
  318     1      Elm Street Garden Apartments              365-377 Elm Street                    Gardner                MA   01440
  319     1      87 E. 3rd  Street                         87 E. 3rd St.                         New York               NY   10009
  320     1      Scottwood Apartments                      5704 Edgemoor                         Houston                TX   77081
  321     1      Disston MHP                               4001 49th Street N.                   St. Petersburg         FL   33709

(1) The related borrower prepaid 24 months of amortization at closing.
    Accordingly, the borrower is only required to make payments of interest through such period.

                                                                                                  CUT-OFF DATE
                                                                                   CUT-OFF DATE     PRINCIPAL
                               YEAR BUILT /                 UNIT    ORIGINAL LOAN    PRINCIPAL      BALANCE/      1996 BALANCE/
 LOAN #      PROPERTY TYPE      RENOVATED       UNITS       TYPE       BALANCE        BALANCE         UNIT          REVENUES
 ------      -------------      ---------       -----       ----       -------        -------         -----         --------
    1    Office                1987            710,767     sf         $178,000,000   $177,424,525          $250      $32,294,954

    2    Hotel-Full Service    1969/1998         276       rooms        24,982,000     24,866,359        90,096        9,480,000
    2    Hotel-Full Service    1966/1996         493       rooms        17,853,000     17,770,359        36,045        9,795,000
    2    Hotel-Full Service    1985/1996         413       rooms        13,541,000     13,478,319        32,635        6,920,000
    2    Hotel-Full Service    1981/1995         354       rooms        13,274,000     13,212,555        37,324        8,867,000
    2    Hotel-Full Service    1989/1995         164       rooms        11,139,000     11,087,438        67,606        5,192,000
    2    Hotel-Full Service    1985/1995         250       rooms        11,079,000     11,027,716        44,111        8,098,000
    2    Hotel-Full Service    1982/1995         296       rooms        10,806,000     10,755,979        36,338        8,881,000
    2    Hotel-Full Service    1981/1993         285       rooms         8,534,000      8,494,496        29,805        6,071,000
    2    Hotel-Full Service    1984/1995         355       rooms         7,184,000      7,150,745        20,143        7,752,000
    2    Hotel-Full Service    1985/1996         297       rooms         6,429,000      6,399,240        21,546        5,540,000
    2    Hotel-Full Service    1969/1996         160       rooms         5,727,000      5,700,490        35,628        2,852,000
    2    Hotel-Full Service    1957/1995         224       rooms         5,626,000      5,599,957        25,000        5,847,000
    2    Hotel-Full Service    1975/1995         354       rooms         5,210,000      5,185,883        14,649        8,501,000
    2    Hotel-Full Service    1972/1997         180       rooms         2,968,000      2,954,261        16,413        3,955,000
    2    Hotel-Full Service    1966/1996         289       rooms           648,000        645,000         2,232        3,090,000
                                                 ---                       -------        -------         ------       ---------
                                                4,390                  145,000,000    144,328,799        32,877      100,841,000
    3    Multifamily           1944/1995        4,222      units       142,781,905    140,613,989        33,305       50,436,005

    4    Retail-Anchored       1991            365,699     sf           25,660,534     25,622,336            70        5,808,570
    4    Retail-Anchored       1966/1993       195,092     sf           13,854,880     13,834,256            71        3,185,490
    4    Retail-Anchored       1983/1985       162,390     sf           10,323,249     10,307,882            63        2,178,790
    4    Retail-Anchored       1982            219,112     sf            9,388,297      9,374,322            43        2,006,867
    4    Retail-Anchored       1985            198,528     sf            8,727,302      8,714,311            44        1,848,936
    4    Retail-Anchored       1990            101,153     sf            8,266,254      8,253,949            82        1,822,245
    4    Retail-Anchored       1981            134,018     sf            7,798,989      7,787,380            58        1,597,819
    4    Retail-Anchored       1989            121,376     sf            6,400,648      6,391,120            53        1,496,468
    4    Retail-Anchored       1990             90,995     sf            6,181,601      6,172,399            68        1,332,859
    4    Retail-Anchored       1960             66,700     sf            5,675,068      5,666,620            85        1,070,213
    4    Retail-Anchored       1992             79,128     sf            5,314,081      5,306,171            67        1,208,986
    4    Retail-Anchored       1978            133,614     sf            4,567,005      4,560,206            34        1,274,042
    4    Retail-Anchored       1984/1990       116,215     sf            4,048,653      4,042,626            35          963,827
    4    Retail-Anchored       1992             85,066     sf            3,793,815      3,788,167            45          883,240
    4    Retail-Anchored       1980             93,398     sf            3,598,115      3,592,758            38        1,506,347
    4    Retail-Anchored       1991             36,151     sf            3,526,603      3,521,353            97          793,700
    4    Retail-Anchored       1981/1988        85,268     sf            3,169,791      3,165,073            37          847,370
    4    Retail-Anchored       1956/1990        76,701     sf            2,922,136      2,917,786            38          988,927
    4    Retail-Anchored       1962/1996        63,144     sf            1,822,932      1,820,218            29          475,687
                                                ------                   ---------      ---------            ---         -------
                                              2,423,748                135,039,951    134,838,933            56       31,290,383

    5    Retail-Anchored       1996            100,656     sf           17,999,571     17,999,571           179
    5    Retail-Anchored       1997            109,030     sf           15,799,670     15,799,670           145
    5    Retail-Anchored       1997            103,250     sf           14,099,714     14,099,714           137
    5    Retail-Anchored       1994/1997        77,324     sf           12,099,695     12,099,695           156
    5    Retail-Anchored       1997             63,352     sf           11,299,688     11,299,688           178
    5    Retail-Anchored       1997             55,231     sf            8,699,783      8,699,783           158
    5    Retail-Anchored       1995             39,599     sf            8,099,777      8,099,777           205
    5    Retail-Anchored       1994/1995        56,088     sf            6,799,825      6,799,825           121
    5    Retail-Anchored       1990/1992        53,880     sf            6,499,881      6,499,881           121
    5    Retail-Anchored       1994             34,046     sf            3,899,857      3,899,857           115
                                                ------                   ---------      ---------           ---
                                               692,456                 105,297,461    105,297,461           152
    6    Office                1982           1,008,222    sf           99,464,749     99,464,749            99       24,172,335
    7    Retail-Mall           1973/1991      1,418,944    sf           90,931,704     90,931,704            64       31,211,584
    8    Hotel-Full Service    1985/1997        1,671      rooms        82,000,000     81,871,306        48,995       88,464,549

    9    Retail-Factory Outlet 1988/1996       354,556     sf           21,692,468     21,692,468            61        3,472,478
    9    Retail-Factory Outlet 1995/1996       271,618     sf           10,091,120     10,091,120            37        1,787,488
    9    Retail-Anchored       1980/1988       161,440     sf            8,876,090      8,876,090            55        1,666,711
    9    Retail-Anchored       1996            145,013     sf            7,266,934      7,266,934            50        1,552,660
    9    Retail-Factory Outlet 1991/1994       167,433     sf            6,993,844      6,993,844            42        1,689,324
    9    Retail-Factory Outlet 1960/1982       101,701     sf            2,951,465      2,951,465            29        1,024,779
    9    Retail-Factory Outlet 1970/1986        83,963     sf            2,078,990      2,078,990            25          679,035
    9    Retail-Factory Outlet 1989/1996       100,540     sf            2,028,509      2,028,509            20          798,374
    9    Retail-Factory Outlet 1963/1986        84,918     sf            1,810,071      1,810,071            21          664,174
    9    Retail-Factory Outlet 1987             86,714     sf            1,747,794      1,747,794            20          705,458
    9    Retail-Factory Outlet 1989/1996        80,388     sf            1,637,365      1,637,365            20          610,941
                                                ------                   ---------      ---------            ---         -------
                                              1,638,284                 67,174,650     67,174,650            41       14,651,422
   10    Retail-Mall           1973/1996       657,361     sf           64,898,546     64,800,478            99       12,850,445
   11    Retail-Anchored       1996            393,773     sf           63,149,069     63,149,069           160                -
   12    Multifamily           1974             1,020      units        55,988,456     55,988,456        54,891        9,121,769
   13    Office                1987            402,302     sf           55,278,713     55,278,713           137        9,730,275

   14    Office                1982/1997       732,000     sf           43,503,962     43,421,804            59       13,210,053
   14    Hotel-Full Service    1982/1997         256       rooms         9,729,055      9,710,681        37,932       11,848,105
                                                 ---                     ---------      ---------        -------      ----------
                                                 N/A                    53,233,017     53,132,485        N/A          25,058,158
   15    Retail-Mall           1977/1993      1,184,137    sf           52,244,472     52,244,472            44        9,314,714
   16    Retail-Anchored       1996            561,942     sf           52,000,000     51,874,868            92                -
   17    Office                1985            408,000     sf           51,012,644     51,012,644           125        8,888,810

   18    Office                1996            192,942     sf           33,693,000     33,693,000           175                -
   18    Office                1975/1996       137,187     sf           13,941,000     13,941,000           102               -
                                               -------                  ----------     ----------           ----              -
                                               330,129                  47,634,000     47,634,000           144

   19    Hotel-Full Service    1969/1996         308       rooms        15,282,381     15,244,577        49,495        7,924,166
   19    Hotel-Full Service    1991/1995         192       rooms        10,886,890     10,859,959        56,562        6,871,800
   19    Hotel-Ltd. Service    1987/1996         127       rooms         5,881,092      5,866,544        46,193        2,335,788
   19    Hotel-Full Service    1975/1997         273       rooms         5,289,401      5,276,317        19,327        4,895,052
   19    Hotel-Ltd. Service    1987/1997         115       rooms         4,386,669      4,375,818        38,051        1,787,841
   19    Hotel-Full Service    1972/1994         193       rooms         3,989,347      3,979,479        20,619        4,069,347
                                                 ---                     ---------      ---------        -------       ---------
                                                1,208                   45,715,782     45,602,694        37,751       27,883,994
   20    Retail-Anchored       1991/1994       747,586     sf           42,325,768     42,325,768            57        6,481,825

   21    Retail-Anchored       1985/1990       331,505     sf           16,800,000     16,770,255            51        4,100,295
   21    Retail-Anchored       1989            213,556     sf           13,800,000     13,775,567            65        2,180,323
   21    Retail-Anchored       1989            266,184     sf           11,300,000     11,279,993            42        2,352,998
                                               -------                  ----------     ----------            ---       ---------
                                               811,245                  41,900,000     41,825,816            52        8,633,616

   22    Retail-Anchored       1997             44,135     sf           16,364,680     16,347,038           370                -
   22    Retail-Anchored       1997             86,000     sf            9,973,499      9,962,747           116                -
   22    Retail-Anchored       1997             26,174     sf            7,560,291      7,552,141           289                -
   22    Retail-Anchored       1997             67,000     sf            7,523,867      7,515,756           112                -
                                                ------                   ---------      ---------           ----               -
                                               223,309                  41,422,337     41,377,683           185

   23    Hotel-Full Service    1995              122       rooms         8,097,074      7,841,141        64,272        3,821,624
   23    Hotel-Full Service    1996              132       rooms         6,622,654      6,413,324        48,586        2,458,232
   23    Hotel-Full Service    1996              116       rooms         6,531,218      6,324,778        54,524        1,024,862
   23    Hotel-Ltd. Service    1970/1997         204       rooms         5,989,148      5,799,842        28,431        2,593,578
   23    Hotel-Ltd. Service    1986/1998         128       rooms         3,795,981      3,675,997        28,719        2,342,131
   23    Hotel-Ltd. Service    1990/1997         126       rooms         3,622,526      3,508,025        27,841        2,128,215
   23    Hotel-Ltd. Service    1987/1997         128       rooms         3,405,680      3,298,033        25,766        2,048,907
   23    Hotel-Ltd. Service    1988/1997         112       rooms         3,241,311      3,138,859        28,026        2,201,837
                                                 ---                     ---------      ---------        -------       ---------
                                                1,068                   41,305,592     40,000,000        37,453       18,619,386
   24    Office                1989            346,649     sf           39,706,100     39,633,636           114        7,837,525

   25    Retail-Mall           1979            335,196     sf           23,500,000     23,439,925            70        6,027,757
   25    Retail-Mall           1979            408,308     sf           15,500,000     15,460,376            38        4,685,240
                                               -------                  ----------     ----------            ---       ---------
                                               743,504                  39,000,000     38,900,301            52       10,712,997
   26    Office                1986            521,580     sf           36,000,000     35,881,763            69       13,675,006
   27    Retail-Mall           1960/1990       386,732     sf           36,000,000     35,878,883            93        6,718,384

   28    Congregate Care       1989/1994         300       beds         19,904,044     19,872,871        66,243        6,578,764
   28    Congregate Care       1987              149       beds         12,000,000     11,981,206        80,411        3,806,914
                                                 ---                    ----------     ----------        -------       ---------
                                                 449                    31,904,044     31,854,077        70,944       10,385,678
   29    Office                1967            871,831     sf           31,440,036     31,440,036            36       10,480,502

   30    Hotel-Ltd. Service    1987/1997         121       rooms         5,346,611      5,325,283        44,011        2,338,767
   30    Hotel-Ltd. Service    1987/1997         125       rooms         4,508,151      4,490,168        35,921        1,945,757
   30    Hotel-Ltd. Service    1987/1997         129       rooms         4,334,874      4,317,581        33,470        2,380,139
   30    Hotel-Ltd. Service    1985/1997         123       rooms         4,143,813      4,127,283        33,555        2,158,403
   30    Hotel-Ltd. Service    1987/1997         123       rooms         2,974,708      2,962,841        24,088        1,711,398
   30    Hotel-Ltd. Service    1987/1997         123       rooms         2,657,360      2,646,759        21,518        1,970,920
   30    Hotel-Ltd. Service    1985/1997         116       rooms         2,561,539      2,551,321        21,994        1,549,385
   30    Hotel-Ltd. Service    1984/1997         112       rooms         1,738,428      1,731,493        15,460        1,458,912
   30    Hotel-Ltd. Service    1985/1997         117       rooms         1,734,517      1,727,597        14,766        1,507,871
                                                 ---                     ---------      ---------        -------       ---------
                                                1,089                   30,000,000     29,880,327        27,438       17,021,552
   31    Hotel-Full Service    1986/1996         298       rooms        29,646,388     29,573,052        99,238       14,950,610

   32    Hotel-Full Service    1997              127       rooms         6,388,700      6,380,088        50,237        1,797,182
   32    Hotel-Ltd. Service    1973/1997         138       rooms         4,904,000      4,897,389        35,488        2,292,238
   32    Hotel-Ltd. Service    1990              126       rooms         4,688,000      4,681,680        37,156        2,623,976
   32    Hotel-Full Service    1994/1994         191       rooms         4,679,000      4,672,692        24,464        1,888,160
   32    Hotel-Ltd. Service    1988/1997         105       rooms         4,184,100      4,178,460        39,795        1,578,338
   32    Hotel-Ltd. Service    1984/1995         101       rooms         4,085,200      4,079,693        40,393        1,671,073
                                                 ---                     ---------      ---------        -------       ---------
                                                 788                    28,929,000     28,890,001        36,662       11,850,967
   33    Retail-Anchored       1991             97,949     sf           28,454,844     28,454,844           291        5,268,289
   34    Hotel-Full Service    1985/1994         285       rooms        28,173,000     28,135,021        98,719       20,929,126
   35    Office                1956/1989       103,968     sf           23,480,370     23,480,370           226        3,981,470
   36    Retail-Anchored       1987            318,390     sf           22,504,428     22,463,357            71        3,475,466
   37    Office                1913/1995       601,948     sf           22,000,000     21,869,727            36        4,680,613
   38    Multifamily           1987              313       units        21,650,000     21,611,974        69,048        3,478,821
   39    Retail-Anchored       1978/1988        85,011     sf           20,443,940     20,443,940           240        2,936,928

   40    Multifamily           1988/1989         384       units        10,233,784     10,206,090        26,578        2,129,176
   40    Multifamily           1988              240       units        10,055,005     10,027,795        41,782        1,985,591
                                                 ---                    ----------     ----------        -------       ---------
                                                 624                    20,288,789     20,233,885        32,426        4,114,767
   41    Retail-Anchored       1997            199,840     sf           20,145,450     20,115,906           101                -
   42    Office                1993            149,312     sf           19,955,843     19,926,904           133        3,827,921
   43    Hotel-Full Service    1995              341       rooms        19,848,284     19,848,284        58,206       29,778,000
   44    Industrial            1991            628,439     sf           18,442,212     18,243,666            29                -
   45    Office                1985/1989       236,789     sf           18,185,684     18,185,684            77        4,991,015
   46    Multifamily           1972              500       units        17,750,000     17,693,848        35,388        3,697,395
   47    Office                1986            138,450     sf           17,440,612     17,421,811           126        3,779,872
   48    Industrial            1966/1996       486,531     sf           17,474,940     17,278,947            36                -
   49    Hotel-Full Service    1984/1996         163       rooms        17,000,000     16,877,327       103,542       11,788,135
   50    Multifamily           1969/1996         414       units        16,554,564     16,554,564        39,987        3,869,871
   51    Multifamily           1982              682       units        16,217,178     16,191,766        23,742        3,339,762

   52    Retail-Anchored       1982            135,926     sf            7,000,000      6,991,784            51          606,960
   52    Retail-Unanchored     1987             88,158     sf            6,596,442      6,588,699            75        1,215,082
   52    Retail-Anchored       1987             32,808     sf            2,524,638      2,521,675            77          586,422
                                                ------                   ---------      ---------            ---         -------
                                               256,892                  16,121,080     16,102,157            63        2,408,464
   53    Retail-Anchored       1971/1990       164,724     sf           16,000,000     15,963,572            97        2,205,237
   54    Industrial            1948/1957       765,320     sf           15,000,000     15,000,000            20        3,131,447
   55    Multifamily           1971/1994         288       units        15,000,000     14,974,523        51,995        2,550,822
   56    Retail-Anchored       1986/1995       176,553     sf           14,750,000     14,703,603            83        2,894,897
   57    Retail-Anchored       1931/1936        46,000     sf           14,500,000     14,482,776           315        2,626,260
   58    Retail-Anchored       1994             55,925     sf           10,039,150     10,027,584           179                -
   58    Retail-Anchored       1994             45,000     sf            4,332,685      4,327,693            96                -
                                                ------                   ---------      ---------            ---               -
                                               100,925                  14,371,835     14,355,277           142
   59    Retail-Anchored       1996            112,969     sf           14,134,206     14,134,206           125                -
   60    Retail-Anchored       1988/1996       142,379     sf           14,000,000     13,969,561            98        2,265,113
   61    Hotel-Full Service    1974/1997         255       rooms        13,927,565     13,900,983        54,514        8,298,724

   62    Multifamily           1974/1997         346       units         7,300,000      7,276,815        21,031                -
   62    Multifamily           1988              192       units         6,000,000      5,980,944        31,151                -
                                                 ---                     ---------      ---------        -------               -
                                                 538                    13,300,000     13,257,759        24,643
   63    Retail-Anchored       1997             82,187     sf           13,143,635     13,143,635           160                -
   64    Retail-Anchored       1997             76,547     sf           13,055,425     13,036,279           170                -
   65    Retail-Anchored       1968/1987       112,451     sf           13,050,000     13,022,192           116        2,014,601
   66    Multifamily           1962/1994         408       units        13,241,420     13,000,000        31,863        3,012,686
   67    Retail-Anchored       1997             82,187     sf           12,859,838     12,840,979           156                -
   68    Mobile Home Park      1974              699       pads         12,850,000     12,809,107        18,325        2,669,552
   69    Retail-Anchored       1987            115,230     sf           12,690,000     12,643,688           110        1,952,903
   70    Office                1984            161,525     sf           12,273,599     12,255,800            76                -
   71    Retail-Anchored       1997            132,000     sf           11,647,930     11,647,930            88                -
   72    Multifamily           1985             60,000     sf           11,581,018     11,581,018           193        2,155,814
   73    Office                1971/1996        48,107     sf           11,300,000     11,300,000           235                -
   74    Retail-Anchored       1996            128,700     sf           10,820,849     10,820,849            84                -
   75    Retail-Anchored       1957/1989       172,820     sf           10,726,000     10,706,425            62        2,006,951
   76    Retail-Anchored       1956/1997       210,432     sf           10,500,000     10,482,696            50        1,629,126
   77    Healthcare-Nursing    1995/1997          75       beds         10,200,000     10,200,000       136,000        7,258,485
   78    Retail-Anchored       1988             64,538     sf           10,090,000     10,090,000           156        1,680,886
   79    Office                1905/1985       347,138     sf           10,092,856     10,074,436            29        3,307,511

   80    Retail-Anchored       1968/1995       188,265     sf            4,685,784      4,680,433            25          939,011
   80    Retail-Anchored       1980/1984        58,317     sf            3,080,514      3,076,996            53          470,863
   80    Retail-Anchored       1979/1989        80,600     sf            1,626,237      1,624,380            20          250,748
   80    Retail-Unanchored     1956             19,982     sf              327,362        326,988            16           45,019
   80    Retail-Anchored       1965/1997        19,950     sf              306,654        306,304            15               -
                                                ------                     -------        -------            ---              -
                                               367,114                  10,026,551     10,015,101            27        1,705,641
   81    Retail-Anchored       1955/1997        82,128     sf           10,000,000      9,982,295           122        1,608,325
   82    Retail-Anchored       1993            144,581     sf           10,000,000      9,972,608            69        1,567,068
   83    Retail-Anchored       1995/1997       181,772     sf           10,000,000      9,966,282            55        1,266,723

   84    Office                1985            129,619     sf            8,791,344      8,781,867            68        2,335,534
   84    Retail-Anchored       1961/1985        16,416     sf            1,070,585      1,069,431            65          139,000
                                                ------                   ---------      ---------            ---         -------
                                               146,035                   9,861,929      9,851,298            67        2,474,534
   85    Retail-Anchored       1997             53,175     sf            9,534,861      9,520,878           179                -
   86    Office                1970/1997       153,832     sf            9,500,000      9,484,069            62                -
   87    Hotel-Full Service    1987/1995         188       rooms         9,495,362      9,471,873        50,382        4,010,832
   88    Multifamily           1988/1997         260       units         9,300,000      9,271,724        35,660        1,845,498
   89    Retail-Anchored       1987            165,511     sf            9,137,906      9,137,906            55        1,441,028
   90    Office                1844/1995       323,000     sf            9,000,000      8,978,655            28        2,192,684
   91    Retail-Anchored       1982/1985       130,705     sf            8,944,226      8,931,255            68        1,245,332
   92    Multifamily           1986              372       units         8,336,908      8,336,908        22,411        1,903,104
   93    Industrial            1990            121,831     sf            8,307,324      8,295,053            68        1,197,131
   94    Office                1972            239,681     sf            8,189,078      8,189,078            34        2,564,626
   95    Multifamily           1982/1996         288       units         8,000,000      7,990,584        27,745        1,633,607
   96    Retail-Anchored       1961/1995       213,255     sf            7,907,072      7,907,072            37        1,443,687
   97    Office                1986             87,082     sf            7,837,500      7,825,572            90        1,410,981
   98    Multifamily           1988              228       units         7,750,000      7,735,898        33,929        1,481,376

   99    Multifamily           1982              319       units         5,565,000      5,558,412        17,424        1,672,873
   99    Multifamily           1981              151       units         1,935,000      1,932,709        12,799          798,295
                                                 ---                     ---------      ---------        -------         -------
                                                 470                     7,500,000      7,491,121        15,939        2,471,168
   100   Retail-Anchored       1997             57,000     sf            7,500,000      7,482,522           131                -
   101   Multifamily           1967/1993         490       units         7,450,000      7,439,019        15,182        2,422,226
   102   Retail-Anchored       1979/1993        56,068     sf            7,138,266      7,138,266           127        1,292,420

   103   Retail-Anchored       1965/1991       114,243     sf            4,204,000      4,180,650            37          755,221
   103   Retail-Anchored       1966/1994        97,378     sf            2,946,000      2,929,637            30          690,137
                                                ------                   ---------      ---------            ---         -------
                                               211,621                   7,150,000      7,110,287            34        1,445,358
   104   Retail-Anchored       1994            126,044     sf            7,000,000      7,000,000            56        1,591,562

   105   Office                1985/1997        48,810     sf            2,621,736      2,618,910            54          574,921
   105   Office                1980             53,285     sf            2,211,283      2,208,899            41          616,865
   105   Industrial            1975            111,464     sf            2,114,539      2,112,259            19          407,452
                                               -------                   ---------      ---------            ---         -------
                                               213,559                   6,947,558      6,940,068            32        1,599,238
   106   Multifamily           1973              240       units         7,015,835      6,900,000        28,750        1,492,072
   107   Retail-Anchored       1987             82,868     sf            6,908,109      6,895,502            83        1,449,310
   108   Multifamily           1989              243       units         6,900,000      6,892,549        28,364        1,472,649
   109   Retail-Anchored       1989             82,305     sf            6,746,235      6,746,235            82        1,285,511
   110   Office                1925/1994        43,649     sf            6,669,521      6,669,521           153        1,240,386
   111   Multifamily           1974              156       units         6,600,000      6,584,176        42,206        1,320,008
   112   Office                1974            120,758     sf            6,577,928      6,577,928            54        1,873,358
   113   Retail-Anchored       1982/1995        94,541     sf            6,550,000      6,542,297            69        1,256,207
   114   Retail-Anchored       1992             67,406     sf            6,539,402      6,532,352            97        1,066,907
   115   Retail-Anchored       1963/1981       177,576     sf            6,500,000      6,476,695            36        1,156,120
   116   Multifamily           1985              117       units         6,450,000      6,434,071        54,992        1,287,983
   117   Retail-Anchored       1981/1990       122,961     sf            6,400,000      6,392,339            52        1,097,120
   118   Multifamily           1983/1996         240       units         6,300,000      6,292,567        26,219        1,583,275
   119   Hotel-Full Service    1970/1985         124       rooms         6,212,000      6,212,000        50,097        3,093,255
   120   Multifamily           1986              160       units         6,100,000      6,089,234        38,058        1,043,753
   121   Congregate Care       1977/1997         171       units         6,000,000      5,983,920        34,994        2,514,308

   122   Hotel-Ltd. Service    1995               73       rooms         3,550,000      3,550,000        48,630        1,257,259
   122   Hotel-Ltd. Service    1989/1996          84       rooms         2,400,000      2,400,000        28,571        1,126,776
                                                  --                     ---------      ---------        -------       ---------
                                                 157                     5,950,000      5,950,000        37,898        2,384,035
   123   Multifamily           1968              202       units         6,000,000      5,939,289        29,402        2,577,204
   124   Multifamily           1949              296       units         5,950,000      5,939,243        20,065        2,016,892
   125   Multifamily           1988              208       units         5,947,541      5,931,446        28,517        1,174,843
   126   Multifamily           1981              220       units         5,881,998      5,870,107        26,682        1,305,625
   127   Retail-Anchored       1988             98,664     sf            5,827,790      5,765,049            58                -
   128   Retail-Anchored       1987            167,690     sf            5,756,881      5,756,881            34        1,079,689
   129   Retail-Anchored       1974/1996        59,272     sf            5,710,603      5,710,603            96        1,131,883

   130   Hotel-Ltd. Service    1989/1996          61       rooms         1,705,228      1,702,929        27,917          845,601
   130   Hotel-Ltd. Service    1990               57       rooms         1,555,899      1,553,802        27,260          933,344
   130   Hotel-Ltd. Service    1982               52       rooms         1,314,049      1,312,278        25,236          692,987
   130   Hotel-Ltd. Service    1991               63       rooms         1,089,502      1,088,033        17,270          724,250
                                                  --                     ---------      ---------        -------         -------
                                                 233                     5,664,678      5,657,042        24,279        3,196,182
   131   Multifamily           1965              280       units         5,600,000      5,589,810        19,964        1,362,137
   132   Multifamily           1972/1997         208       units         5,574,950      5,574,950        26,803        1,209,468
   133   Hotel-Ltd. Service    1987/1998         148       rooms         5,580,652      5,573,129        37,656        3,208,974
   134   Retail-Anchored       1989             82,707     sf            5,520,000      5,494,723            66          937,452
   135   Retail-Anchored       1997             32,722     sf            5,476,433      5,468,402           167                -
   136   Multifamily           1984/1997         300       units         5,440,000      5,416,510        18,055        1,413,176
   137   Office                1885            168,621     sf            5,400,000      5,391,472            32        2,013,612
   138   Multifamily           1981              190       units         5,360,000      5,347,200        28,143        1,134,293
   139   Mobile Home Park      1970/1995         196       pads          5,350,000      5,340,297        27,246        1,298,066
   140   Retail-Anchored       1997             33,221     sf            5,280,846      5,273,101           159                -
   141   Retail-Anchored       1987             93,424     sf            5,250,000      5,240,749            56          923,290

   142   Multifamily           1985/1991         148       units         3,616,149      3,610,412        24,395          823,170
   142   Multifamily           1972/1991         124       units         1,583,851      1,581,338        12,753          615,768
                                                 ---                     ---------      ---------        -------         -------
                                                 272                     5,200,000      5,191,750        19,087        1,438,938
   143   Multifamily           1971              211       units         5,200,000      5,190,369        24,599        1,675,453
   144   Retail-Anchored       1975/1986       176,851     sf            5,200,000      5,173,691            29          912,583
   145   Multifamily           1925/1992         116       units         5,120,000      5,104,588        44,005        1,041,686
   146   Retail-Anchored       1985             85,352     sf            5,143,557      5,085,869            60                -
   147   Retail-Anchored       1969            108,183     sf            5,088,644      5,031,572            47                -
   148   Multifamily           1983/1992         142       units         5,000,000      4,984,585        35,103        1,021,763
   149   Mobile Home Park      1969/1997         529       units         5,000,000      4,983,930         9,421        1,534,078
   150   Industrial            1996            106,580     sf            4,860,000      4,848,913            45                -
   151   Multifamily           1981              220       units         4,766,645      4,757,009        21,623        1,180,564
   152   Retail-Anchored       1972             89,850     sf            4,805,145      4,751,252            53                -
   153   Multifamily           1930/1996         146       units         4,640,000      4,628,919        31,705          991,528
   154   Retail-Anchored       1937            116,820     sf            4,653,099      4,600,911            39                -
   155   Office                1990             31,724     sf            4,600,000      4,600,000           145          918,011
   156   Industrial            1997             40,281     sf            4,498,499      4,491,902           112                -
   157   Mobile Home Park      1984/1991         262       pads          4,500,000      4,485,680        17,121          877,788
   158   Industrial            1968/1982       218,675     sf            4,450,000      4,444,864            20                -
   159   Industrial            1968            174,600     sf            4,400,000      4,400,000            25          710,303
   160   Mobile Home Park      1983/1991         206       pads          4,400,000      4,389,760        21,310          635,097
   161   Retail-Anchored       1967            115,032     sf            4,371,607      4,322,577            38                -
   162   Retail-Anchored       1997             27,932     sf            4,302,912      4,296,602           154                -
   163   Retail-Anchored       1983            144,174     sf            4,260,000      4,260,000            30          996,972
   164   Multifamily           1987/1997         160       units         4,210,000      4,192,942        26,206                -
   165   Multifamily           1984/1997         156       units         4,200,000      4,192,923        26,878        1,032,148
   166   Office                1985             99,906     sf            4,158,743      4,154,260            42        1,308,257

   167   Retail-Unanchored     1979             28,115     sf            2,050,000      2,045,754            73          403,331
   167   Retail-Unanchored     1974             17,456     sf            1,400,000      1,397,100            80          333,245
   167   Retail-Unanchored     1980             8,980      sf              700,000        698,550            78          180,707
                                                -----                      -------        -------            ---         -------
                                                54,551                   4,150,000      4,141,404            76          917,283
   168   Hotel-Ltd. Service    1996              115       rooms         4,100,000      4,093,936        35,599        1,809,045
   169   Retail-Anchored       1991             79,162     sf            4,100,000      4,070,269            51          738,915
   170   Retail-Anchored       1997             27,723     sf            4,058,428      4,052,476           146                -
   171   Hotel-Ltd. Service    1988/1994         119       rooms         4,025,000      4,025,000        33,824        2,184,168
   172   Office                1986             97,325     sf            4,000,000      3,985,920            41        1,408,345
   173   Multifamily           1964/1996         178       units         3,915,000      3,899,137        21,905        1,072,551
   174   Multifamily           1972/1996         307       units         3,850,000      3,838,457        12,503        1,174,928
   175   Multifamily           1993               76       units         3,825,000      3,818,367        50,242          735,289
   176   Mobile Home Park      1970/1995         197       pads          3,750,000      3,750,000        19,036          713,591
   177   Multifamily           1983/1990         126       units         3,750,000      3,741,221        29,692          808,353
   178   Multifamily           1974/1995         184       units         3,707,000      3,693,187        20,072          951,384
   179   Retail-Anchored       1983/1987       132,139     sf            3,700,000      3,667,246            28        1,989,756
   180   Industrial            1994             84,703     sf            3,600,000      3,600,000            43          524,035
   181   Retail-Anchored       1997             15,000     sf            3,598,440      3,598,440           240                -
   182   Retail-Anchored       1974             78,880     sf            3,600,000      3,591,462            46          711,506
   183   Multifamily           1974              184       units         3,550,000      3,540,283        19,241          924,139
   184   Multifamily           1966/1989         196       units         3,540,120      3,534,573        18,034        1,126,323
   185   Hotel-Ltd. Service    1984/1997         116       rooms         3,500,000      3,500,000        30,172        1,977,522
   186   Office                1976/1978       112,141     sf            3,500,000      3,500,000            31        1,444,066
   187   Multifamily           1965/1993         262       units         3,500,000      3,492,375        13,330        1,277,170
   188   Multifamily           1978/1994         101       units         3,500,000      3,483,189        34,487          445,141
   189   Hotel-Ltd. Service    1986/1996         137       rooms         3,500,000      3,481,693        25,414        2,193,226
   190   Retail-Anchored       1988             40,038     sf            3,465,000      3,459,575            86          569,483
   191   Office                1989             22,681     sf            3,380,000      3,380,000           149          740,178
   192   Office                1979/1985        56,646     sf            3,375,000      3,369,924            59          704,959
   193   Industrial            1967/1980       220,000     sf            3,264,846      3,264,846            15          936,446
   194   Retail-Anchored       1989             95,620     sf            3,260,000      3,242,352            34          583,101
   195   Multifamily           1969/1997         118       units         3,250,000      3,244,246        27,494          794,160
   196   Mobile Home Park      1966/1984         305       units         3,250,000      3,241,258        10,627          811,421
   197   Multifamily           1965/1996         140       units         3,250,000      3,237,096        23,122                -
   198   Multifamily           1977              224       units         3,225,000      3,215,331        14,354          951,206
   199   Hotel-Ltd. Service    1994               71       rooms         3,200,000      3,187,585        44,896        1,160,143
   200   Retail-Anchored       1987/1995       132,385     sf            3,200,000      3,184,519            24          758,555
   201   Hotel-Ltd. Service    1977/1997         130       rooms         3,200,000      3,183,732        24,490        1,773,681
   202   Retail-Anchored       1997             19,697     sf            3,178,287      3,173,626           161                -
   203   Hotel-Ltd. Service    1967/1985          64       rooms         3,154,679      3,154,679        49,292        1,584,281
   204   Industrial            1988             99,203     sf            3,150,000      3,150,000            32          543,315

   205   Multifamily           1988               34       units         1,438,707      1,435,852        42,231          315,377
   205   Multifamily           1970               41       units           874,713        872,977        21,292          244,404
   205   Multifamily           1976               32       units           786,580        785,019        24,532          173,155
                                                  --                       -------        -------        -------         -------
                                                 107                     3,100,000      3,093,849        28,914          732,936
   206   Multifamily           1962               96       units         3,100,000      3,093,012        32,219          844,720

   207   Multifamily           1920/1997          12       units         1,312,000      1,308,071       109,006                -
   207   Multifamily           1890/1997          9        units         1,200,000      1,196,406       132,934          184,615
   207   Multifamily           1900/1997          12       units           550,000        548,353        45,696           98,425
                                                  --                       -------        -------        -------          ------
                                                  33                     3,062,000      3,052,830        92,510          283,040
   208   Mobile Home Park      1938              253       pads          3,043,081      3,043,081        12,028          930,427
   209   Multifamily           1971/1973         208       units         3,030,000      3,030,000        14,567        1,091,821
   210   Office                1926/1996        60,702     sf            3,025,000      3,018,758            50          853,983
   211   Multifamily           1988              120       units         3,000,000      2,995,244        24,960          594,972
   212   Retail-Anchored       1988/1996        63,925     sf            3,000,000      2,995,163            47          522,807
   213   Multifamily           1912/1981         111       units         3,000,000      2,988,956        26,928          895,238
   214   Retail-Anchored       1997             10,908     sf            2,900,000      2,883,510           264                -
   215   Multifamily           1973              128       units         2,885,000      2,880,276        22,502          702,396
   216   Multifamily           1974/1991         104       units         2,880,000      2,871,365        27,609          697,034
   217   Retail-Anchored       1985/1989        64,630     sf            2,887,929      2,856,838            44                -
   218   Retail-Anchored       1987             76,101     sf            2,848,000      2,838,837            37          585,513
   219   Mobile Home Park      1986              300       pads          2,800,000      2,792,798         9,309          644,536
   220   Multifamily           1975/1995         145       units         2,800,000      2,791,538        19,252          642,793
   221   Retail-Anchored       1982             62,330     sf            2,800,000      2,787,531            45          496,244
   222   Mobile Home Park      1981/1994         146       pads          2,775,000      2,775,000        19,007          684,431
   223   Industrial            1960             93,530     sf            2,791,298      2,759,992            30                -
   224   Industrial            1987             90,679     sf            2,735,000      2,735,000            30          423,002
   225   Multifamily           1986/1996          88       units         2,725,000      2,721,724        30,929          518,682
   226   Multifamily           1920/1988          18       units         2,700,000      2,695,773       149,765          383,032
   227   Multifamily           1973               90       units         2,700,000      2,689,612        29,885          562,897
   228   Office                1996             40,521     sf            2,661,000      2,650,777            65                -
   229   Multifamily           1988              100       units         2,650,000      2,650,000        26,500          795,271
   230   Multifamily           1969/1994         205       units         2,600,000      2,596,940        12,668        1,144,504

   231   Multifamily           1959               68       units         1,402,500      1,400,815        20,600          346,826
   231   Multifamily           1967               37       units           722,500        721,632        19,504          181,839
   231   Multifamily           1937/1992          24       units           475,000        474,429        19,768          109,000
                                                  --                       -------        -------        -------         -------
                                                 129                     2,600,000      2,596,877        20,131          637,665
   232   Multifamily           1874/1988          56       units         2,600,000      2,596,824        46,372          486,715
   233   Multifamily           1988               96       units         2,600,000      2,590,731        26,987          503,976
   234   Hotel-Ltd. Service    1992/1997         104       rooms         2,550,000      2,537,036        24,395        1,160,025
   235   Mobile Home Park      1968              206       pads          2,550,000      2,536,054        12,311          515,367
   236   Multifamily           1992               48       units         2,525,000      2,520,615        52,513          493,906
   237   Retail-Anchored       1968/1981        39,900     sf            2,500,000      2,500,000            63          584,181
   238   Multifamily           1928/1995          10       units         2,500,000      2,497,293       249,729          402,869
   239   Hotel-Ltd. Service    1972/1996         132       rooms         2,500,000      2,484,463        18,822        2,609,159
   240   Hotel-Ltd. Service    1990/1995          98       rooms         2,460,000      2,460,000        25,102        1,483,616
   241   Mobile Home Park      1966/1996          89       units         2,460,000      2,446,877        27,493          584,801
   242   Multifamily           1972/1996         160       units         2,437,000      2,416,684        15,104          564,570
   243   Mobile Home Park      1966/1996         241       pads          2,400,000      2,400,000         9,959          419,149
   244   Multifamily           1949/1996          56       units         2,400,000      2,391,579        42,707          451,083
   245   Retail-Unanchored     1979/1987        26,146     sf            2,380,000      2,374,557            91          456,905
   246   Retail-Anchored       1984/1996        20,200     sf            2,380,000      2,368,188           117          185,327
   247   Multifamily           1964/1988          92       units         2,375,000      2,367,215        25,731          543,843
   248   Retail-Anchored       1920/1979       113,428     sf            2,329,232      2,303,108            20                -
   249   Multifamily           1963/1997         104       units         2,300,000      2,297,273        22,089          609,146
   250   Retail-Anchored       1985/1995        70,393     sf            2,300,000      2,294,567            33          507,472
   251   Multifamily           1969/1989          96       units         2,300,000      2,294,042        23,896          590,922
   252   Hotel-Ltd. Service    1968/1996          95       rooms         2,282,388      2,282,388        24,025                -
   253   Retail-Anchored       1980             54,193     sf            2,275,000      2,271,065            42          475,556
   254   Mobile Home Park      1969/1987         228       pads          2,250,000      2,250,000         9,868          663,995
   255   Multifamily           1980              108       units         2,213,055      2,208,581        20,450          612,759
   256   Multifamily           1988              104       units         2,200,000      2,197,523        21,130          575,822
   257   Multifamily           1974              224       units         2,200,000      2,196,142         9,804          843,173
   258   Multifamily           1964/1995          55       units         2,190,000      2,187,334        39,770          400,515

   259   Multifamily           1976/1997         128       units         1,675,000      1,672,286        13,065          501,883
   259   Multifamily           1971/1997          35       units           480,000        479,222        13,692          116,075
                                                  --                       -------        -------        -------         -------
                                                 163                     2,155,000      2,151,508        13,199          617,958
   260   Hotel-Ltd. Service    1986/1996          65       rooms         2,140,000      2,129,506        32,762          852,584
   261   Hotel-Ltd. Service    1963/1993         108       rooms         2,100,000      2,100,000        19,444        1,214,894
   262   Retail-Anchored       1993/1995        57,894     sf            2,100,000      2,092,892            36          400,761
   263   Retail-Unanchored     1984             47,636     sf            2,100,000      2,091,499            44          514,101
   264   Mobile Home Park      1961              201       pads          2,090,000      2,084,446        10,370          550,834
   265   Mobile Home Park      1940/1997         169       pads          2,060,000      2,057,571        12,175          361,400
   266   Multifamily           1964/1992         252       units         2,050,000      2,045,754         8,118        1,122,622
   267   Multifamily           1989/1997          86       units         2,030,000      2,025,378        23,551          459,837
   268   Congregate Care       1978/1997          78       units         2,025,000      2,025,000        25,962        1,135,812
   269   Retail-Anchored       1996             23,840     sf            2,020,000      2,020,000            85          146,725
   270   Hotel-Ltd. Service    1991/1997         100       rooms         2,000,000      2,000,000        20,000        1,246,952
   271   Multifamily           1920/1985         116       units         2,000,000      1,992,778        17,179          537,242
   272   Multifamily           1967/1996         149       units         1,995,000      1,982,835        13,308          562,952
   273   Multifamily           1985/1996          50       units         1,960,000      1,960,000        39,200          438,312
   274   Multifamily           1971/1988         208       units         1,910,000      1,910,000         9,183          771,717
   275   Multifamily           1910/1997          30       units         1,900,000      1,900,000        63,333          358,100
   276   Office                1963/1980        19,586     sf            1,900,000      1,895,457            97          361,230
   277   Multifamily           1994               54       units         1,900,000      1,895,281        35,098          328,642
   278   Retail-Anchored       1965/1989        74,231     sf            1,875,948      1,855,752            25                -
   279   Industrial            1997             53,176     sf            1,800,000      1,793,674            34          109,454
   280   Mobile Home Park      1971/1997         118       pads          1,800,000      1,793,397        15,198          497,812
   281   Retail-Unanchored     1991             20,752     sf            1,772,000      1,769,279            85          393,531
   282   Mobile Home Park      1979               76       pads          1,750,000      1,750,000        23,026          510,113
   283   Multifamily           1984/1993          90       units         1,725,000      1,725,000        19,167          419,724
   284   Retail-Anchored       1985/1997        24,851     sf            1,650,000      1,650,000            66          277,219
   285   Multifamily           1910/1986          35       units         1,650,000      1,647,814        47,080          375,566
   286   Office                1975/1992        44,041     sf            1,600,000      1,600,000            36          552,645
   287   Multifamily           1969/1991          33       units           800,000        798,718        24,204          187,415
   287   Multifamily           1964/1989          24       units           448,000        447,282        18,637          111,251
   287   Multifamily           1971/1994          20       units           352,000        351,436        17,572          100,204
                                                  --                       -------        -------        -------         -------
                                                  77                     1,600,000      1,597,436        20,746          398,870
   288   Hotel-Ltd. Service    1958/1991          98       rooms         1,600,000      1,594,972        16,275        1,748,531
   289   Multifamily           1975/1995         121       units         1,560,000      1,560,000        12,893          309,049
   290   Multifamily           1972/1996          90       units         1,545,000      1,545,000        17,167          416,258
   291   Multifamily           1986               36       units         1,500,000      1,497,374        41,594          287,598
   292   Industrial            1978/1995        44,236     sf            1,440,000      1,432,625            32          295,869
   293   Industrial            1979             78,800     sf            1,420,000      1,420,000            18          267,027
   294   Multifamily           1967/1997          68       units         1,409,704      1,409,704        20,731          352,118
   295   Retail-Anchored       1996             19,950     sf            1,408,000      1,408,000            71                -
   296   Office                1986             23,610     sf            1,410,000      1,407,809            60          283,871
   297   Retail-Anchored       1977/1993        56,880     sf            1,400,000      1,395,597            25          355,118
   298   Retail-Anchored       1997             14,654     sf            1,400,000      1,395,280            95                -
   299   Hotel-Ltd. Service    1960               60       rooms         1,360,000      1,354,603        22,577                -
   300   Office                1986             58,800     sf            1,350,000      1,350,000            23          295,642
   301   Retail-Anchored       1987/1997        15,600     sf            1,350,000      1,350,000            87          291,775
   302   Multifamily           1962               46       units         1,350,000      1,346,951        29,282          491,266
   303   Multifamily           1985               45       units         1,200,000      1,197,889        26,620          223,355
   304   Multifamily           1989               27       units         1,200,000      1,196,529        44,316          233,323
   305   Industrial            1981/1990       108,462     sf            1,200,000      1,195,694            11          318,548
   306   Multifamily           1975/1997          51       units         1,150,000      1,150,000        22,549          250,128
   307   Multifamily           1959/1996          32       units         1,125,000      1,122,636        35,082          180,689
   308   Mobile Home Park      1982              142       pads          1,120,000      1,118,086         7,874          218,051
   309   Multifamily           1910/1997          30       units         1,100,000      1,100,000        36,667                -
   310   Retail-Unanchored     1971/1993        7,200      sf            1,100,000      1,100,000           153          193,500
   311   Multifamily           1972/1994          40       units         1,100,000      1,096,274        27,407          267,035
   312   Multifamily           1986               24       units         1,065,000      1,063,135        44,297          190,438
   313   Multifamily           1997               60       units         1,020,000      1,018,387        16,973          395,594
   314   Multifamily           1979/1995          46       units         1,000,000        998,878        21,715          276,959
   315   Mobile Home Park      1984              171       pads          1,000,000        997,995         5,836          265,682
   316   Mobile Home Park      1954               80       pads          1,000,000        997,560        12,469          207,860
   317   Multifamily           1930/1987          32       units           930,000        926,384        28,949          203,390
   318   Multifamily           1974/1996          60       units           920,000        920,000        15,333          295,501
   319   Multifamily           1900/1995          19       units           900,000        900,000        47,368          168,901
   320   Multifamily           1968               76       units           850,000        847,452        11,151          348,065
   321   Mobile Home Park      1954/1997          59       pads            650,000        648,116        10,985          164,959
                                                                                    4,712,213,153

               1997                              UNDERWRITTEN                                     UNDERWRITTEN      NET CASH
 LOAN #      REVENUES           1997 PERIOD        REVENUES        1996 NOI        1997 NOI           NOI             FLOW
 ------      --------           -----------        --------        --------        --------           ---              ----
    1         $29,820,382     YTD 12/31/97          $28,354,341     $22,377,070     $20,695,362     $19,525,313      $18,708,894

    2          10,244,000     TTM 11/30/97           10,191,844       5,756,000       5,803,000       5,263,111        4,753,519
    2          12,494,000     TTM 11/30/97           11,514,278       2,976,175       4,620,710       3,944,787        3,369,073
    2          10,594,000     TTM 11/30/97           10,020,853       1,504,800       3,742,210       3,388,681        2,887,638
    2           9,326,000     TTM 11/30/97            9,121,211       2,909,655       3,132,590       3,052,531        2,596,470
    2           5,211,000     TTM 11/30/97            5,066,005       2,552,280       2,488,615       2,259,363        2,006,063
    2           7,300,000     TTM 11/30/97            7,300,000       2,965,570       2,246,500       2,233,475        1,868,475
    2           9,319,000     TTM 11/30/97            8,319,000       3,370,165       2,426,835       2,453,800        2,037,850
    2           5,853,000     TTM 11/30/97            5,853,000       2,126,515       2,274,145       2,056,251        1,763,601
    2           9,171,000     TTM 11/30/97            8,990,894       1,675,680       2,531,015       2,346,328        1,896,783
    2           7,241,000     TTM 11/30/97            7,241,000         974,100       1,806,565       1,796,598        1,434,548
    2           3,735,000     TTM 11/30/97            3,735,000         729,180       1,362,275       1,369,275        1,182,525
    2           4,832,000     TTM 11/30/97            4,832,000       1,511,355       1,101,880       1,105,874          864,274
    2           7,366,000     TTM 11/30/97            7,366,000       1,619,465       1,035,190       1,038,543          670,243
    2           3,002,000     TTM 11/30/97            3,440,199       1,190,575         530,930         887,102          715,092
    2           3,929,000     TTM 11/30/97            3,929,000          33,850         374,485         363,085          166,635
                ---------                             ----------         -------        --------        --------         -------
              109,617,000                           106,920,284      31,895,365      35,476,945      33,558,803       28,212,789
    3          52,134,561     TTM 12/31/97           52,646,857      31,363,028      32,890,411      33,079,647       32,024,147

    4           6,259,701     YTD 12/31/97            5,450,638       4,886,326       5,133,672       4,220,828        3,999,873
    4           3,444,761     YTD 12/31/97            3,520,447       2,190,348       2,487,925       2,487,085        2,317,717
    4           2,287,139     YTD 12/31/97            2,230,660       1,722,221       1,805,168       1,681,744        1,568,179
    4           2,092,983     YTD 12/31/97            1,891,095       1,673,322       1,759,350       1,541,966        1,445,829
    4           1,981,222     YTD 12/31/97            2,092,298       1,359,239       1,503,542       1,592,756        1,455,306
    4           1,919,972     YTD 12/31/97            1,922,748       1,384,340       1,558,658       1,482,375        1,349,885
    4           1,804,485     YTD 12/31/97            1,922,199       1,134,849       1,364,849       1,470,204        1,363,279
    4           1,602,529     YTD 12/31/97            1,650,702       1,132,803       1,204,997       1,197,703        1,103,608
    4           1,419,195     YTD 12/31/97            1,406,337         977,098       1,072,388       1,020,865          954,725
    4           1,051,982     YTD 12/31/97            1,092,639       1,070,213       1,048,878         921,971          856,924
    4           1,300,408     YTD 12/31/97            1,379,161         794,345         818,320         936,887          848,712
    4           1,269,965     YTD 12/31/97            1,246,682         929,705         971,892         904,061          810,634
    4           1,094,307     YTD 12/31/97            1,120,275         621,196         746,047         756,509          698,101
    4             923,962     YTD 12/31/97              939,053         686,058         707,607         697,000          616,798
    4           1,557,502     YTD 12/31/97            1,468,183         885,042         904,266         664,543          608,497
    4             768,289     YTD 12/31/97              728,604         635,230         607,138         527,794          475,056
    4             859,163     YTD 12/31/97              827,834         607,256         623,282         576,016          513,739
    4             947,456     YTD 12/31/97              769,163         733,494         731,631         540,219          428,333
    4             516,362     YTD 12/31/97              474,598         354,976         396,914         310,345          267,634
                  -------                               --------        --------        --------        --------         -------
               33,101,383                            32,133,316      23,778,061      25,446,524      23,530,871       21,682,829

    5                         4/11/98                 1,813,260                                       1,813,260        1,813,260
    5                         4/11/98                 1,591,644                                       1,591,644        1,591,644
    5                         4/11/98                 1,420,392                                       1,420,392        1,420,392
    5                         4/11/98                 1,218,912                                       1,218,912        1,218,912
    5                         4/11/98                 1,138,320                                       1,138,320        1,138,320
    5                         4/11/98                   876,408                                         876,408          876,408
    5                         4/11/98                   815,964                                         815,964          815,964
    5                         4/11/98                   685,008                                         685,008          685,008
    5                         4/11/98                   654,792                                         654,792          654,792
    5                         4/11/98                   392,868                                         392,868          392,868
                                                        ----------              --                      --------         -------
                                                     10,607,568                                      10,607,568       10,607,568
    6          24,356,395     YTD 12/31/97           24,101,955      13,941,825      13,751,585      14,233,843       12,196,058
    7          31,683,698     TTM 11/30/97           31,697,674      20,067,097      20,427,592      20,356,970       19,880,511
    8          88,621,045     TTM 11/7/97            85,465,250      32,450,071      32,854,036      30,571,197       26,297,934

    9           4,379,572     YTD 12/312/97           4,296,701       2,817,167       3,641,319       3,445,284        3,120,622
    9           2,648,336     YTD 12/312/97           2,608,323       1,073,617       1,730,258       1,651,813        1,451,682
    9           1,794,960     YTD 12/312/97           1,774,914       1,186,715       1,453,066       1,380,153        1,276,891
    9           1,680,760     YTD 12/312/97           1,640,108       1,107,927       1,260,451       1,197,316        1,045,402
    9           1,606,040     YTD 12/312/97           1,470,872       1,443,543       1,294,493       1,137,217        1,006,116
    9           1,072,872     YTD 12/312/97             886,858         703,179         745,391         487,839          424,590
    9             643,545     YTD 12/312/97             620,161         396,616         391,400         347,699          299,078
    9             851,082     YTD 12/312/97             842,571         347,189         392,111         355,695          291,816
    9             708,160     YTD 12/312/97             660,951         306,262         372,404         308,734          260,392
    9             623,100     YTD 12/312/97             602,621         389,250         337,747         301,506          251,433
    9             714,540     YTD 12/312/97             643,810         344,933         376,736         286,051          235,547
                  -------                               --------        --------        --------        --------         -------
               16,722,967                            16,047,890      10,116,398      11,995,376      10,899,307        9,663,569
   10          16,219,924     TTM 9/30/97            15,923,376       7,165,577       9,710,480       9,312,809        8,590,294
   11          10,885,080     TTM 1/1/98             11,296,179               -       7,434,910       5,689,650        5,577,665
   12           9,477,084     YTD 12/31/97            9,477,084       5,611,170       6,017,198       5,919,933        5,664,933
   13           9,926,195     TTM 8/31/97             9,015,674       7,380,254       7,772,819       6,753,338        6,142,349

   14          13,370,278     TTM 8/31/97            13,278,271       7,835,944       8,089,156       6,277,001        6,135,562
   14          12,918,406     TTM 8/31/97            12,463,755       2,413,113       3,271,096       2,746,390        2,123,202
               ----------                            -----------      ----------      ----------      ----------       ---------
               26,288,684                            25,742,026      10,249,057      11,360,252       9,023,391        8,258,764
   15          10,698,163     YTD 12/31/97           10,770,770       6,061,258       7,352,911       7,418,827        6,954,214
   16           6,479,032     TTM 12/31/97            7,205,214               -       5,314,835       5,900,189        5,629,971
   17          10,059,859     YTD 12/31/97           10,709,886       5,479,895       6,241,093       6,629,940        5,865,353

   18           6,224,488     YTD 12/31/97            5,920,713               -       4,487,060       4,113,138        3,902,959
   18                  -      n/a                     4,379,578              -               -        1,770,124        1,642,639
                       --                             ----------             --              --       ----------       ---------
                6,224,488                            10,300,291                       4,487,060       5,883,262        5,545,598

   19           8,474,847     TTM  9/30/97            8,474,847       2,135,714       2,495,611       2,506,966        2,083,224
   19           6,972,826     TTM 10/31/97            6,664,360       2,228,461       2,271,569       2,235,971        1,902,753
   19           2,715,370     TTM 10/31/97            2,647,701         851,825         966,435       1,138,021        1,005,636
   19           5,279,990     TTM 10/31/97            5,134,981         526,179       1,044,191       1,208,647          951,898
   19           2,184,480     TTM 10/31/97            2,172,490         597,038         902,154         883,263          774,638
   19           3,944,668     TTM 10/31/97            3,679,727       1,090,737         783,601       1,024,895          840,909
                ---------                             ----------      ----------        --------      ----------         -------
               29,572,181                                             7,429,954       8,463,561       8,997,763        7,559,058
   20           7,073,590     YTD 12/31/97            7,888,894       4,717,294       4,877,694       5,679,819        5,375,922

   21           4,095,010     YTD 12/31/97            4,105,196       2,203,876       2,154,092       2,097,014        1,913,236
   21           2,280,245     YTD 12/31/97            2,435,785       1,557,670       1,650,128       1,751,314        1,585,990
   21           2,562,270     YTD 12/31/97            2,530,227       1,728,669       1,819,349       1,733,657        1,558,730
                ---------                             ----------      ----------      ----------      ----------       ---------
                8,937,525                             9,071,208       5,490,215       5,623,569       5,581,985        5,057,956

   22           3,526,951     Ann. 9mo.               3,754,078               -       2,897,668       2,875,145        2,728,651
   22                   -     n/a                       840,000               -               -         806,400          806,400
   22           1,014,247     YTD 12/31/97              970,264               -         914,941         784,244          725,491
   22                  -      n/a                       634,440              -               -          609,062          609,062
                       --                               --------             --              --         --------         -------
                4,541,198                             6,198,782                       3,812,609       5,074,851        4,869,604

   23           4,305,378     YTD 12/31/97            4,089,721       1,882,285       2,317,993       1,955,495        1,751,009
   23           4,207,460     YTD 12/31/97            4,041,521         864,626       1,827,242       1,628,871        1,426,795
   23           3,756,888     YTD 12/31/97            3,564,075         313,680       1,642,190       1,513,940        1,335,736
   23           3,279,033     TTM 11/30/97            3,459,374       1,143,503       1,495,756       1,305,777        1,132,808
   23           2,607,570     TTM 11/30/97            2,386,399         872,426       1,014,782         854,349          735,029
   23           2,288,644     TTM 11/30/97            2,209,632       1,002,664         947,859         850,307          739,825
   23           2,217,800     TTM 11/30/97            2,064,438         821,810         762,902         735,524          632,302
   23           2,455,257     TTM 11/30/97            2,320,663         835,970       1,007,625         824,856          708,823
                ---------                             ----------        --------      ----------        --------         -------
               25,118,030                            24,135,823       7,736,964      11,016,349       9,669,118        8,462,327
   24           8,080,833     YTD 12/31/97            7,626,680       5,105,201       5,371,130       4,933,100        4,408,033

   25           5,857,650     YTD 12/31/97            5,898,791       3,423,513       3,123,640       3,256,646        2,858,602
   25           4,632,019     YTD 12/31/97            4,661,185       2,532,591       2,438,192       2,635,880        2,259,705
                ---------                             ----------      ----------      ----------      ----------       ---------
               10,489,669                            10,559,976       5,956,104       5,561,832       5,892,526        5,118,307
   26          11,289,967     YTD 12/31/97           12,876,438       8,228,854       6,072,106       6,126,856        6,126,856
   27           7,212,886     TTM 8/31/97             7,133,250       4,507,585       4,893,349       4,769,426        4,459,099

   28           7,034,815     YTD 12/31/97            7,106,261       2,377,618       2,755,644       2,476,605        2,401,605
   28           3,630,565     YTD 12/31/97            3,630,565       1,377,835       1,439,526       1,296,535        1,259,285
                ---------                             ----------      ----------      ----------      ----------       ---------
               10,665,380                            10,736,826       3,755,453       4,195,170       3,773,140        3,660,890
   29          10,755,896     YTD 12/31/97           10,178,914       5,155,558       5,529,946       4,949,478        3,844,539

   30           2,245,575     YTD 12/31/97            2,240,418       1,081,964       1,049,383       1,001,580          889,559
   30           1,877,365     YTD 12/31/97            1,883,414         783,559         810,030         784,538          690,367
   30           1,859,104     YTD 12/31/97            1,769,369       1,051,483         656,555         596,008          507,540
   30           1,982,503     YTD 12/31/97            1,955,144         843,515         809,870         741,830          644,073
   30           1,571,220     YTD 12/31/97            1,571,220         573,477         536,799         482,502          403,941
   30           1,826,580     YTD 12/31/97            1,831,844         629,635         630,072         524,981          433,389
   30           1,557,197     YTD 12/31/97            1,557,087         484,198         581,211         525,187          447,333
   30           1,211,512     YTD 12/31/97            1,211,512         434,194         299,548         273,568          212,992
   30           1,678,996     YTD 12/31/97            1,637,999         297,656         533,962         510,051          428,151
                ---------                             ----------        --------        --------        --------         -------
               15,810,052                            15,658,007       6,179,681       5,907,430       5,440,245        4,657,345
   31          16,588,812     TTM 8/31/97            16,579,274       4,455,143       4,966,941       5,264,472        4,435,508

   32           2,396,243     9m. 9/30/97             2,406,193         619,650         826,200         879,088          758,778
   32           2,258,215     YTD 9/30/97             2,248,182         813,509         828,224         883,113          770,704
   32           2,681,756     YTD 9/30/97             2,583,053         903,783         947,742         960,808          831,655
   32           1,959,975     YTD 9/30/97             1,803,591         744,660         849,091         792,056          701,876
   32           1,646,625     YTD 9/30/97             1,589,512         687,762         703,437         713,932          634,456
   32           1,780,316     YTD 9/30/97             1,756,031         680,711         722,785         755,078          667,276
                ---------                             ----------        --------        --------        --------         -------
               12,723,130                            12,386,562       4,450,075       4,877,479       4,984,073        4,364,745
   33           5,537,340     YTD 12/31/97            5,278,364       3,671,579       3,944,644       3,436,504        3,213,870
   34          23,348,278     YTD 12/31/97           22,472,008       5,323,702       5,935,419       5,527,045        4,403,445
   35           3,985,827     YTD 12/31/97            3,992,210       3,285,342       3,206,322       3,030,853        2,772,151
   36           4,407,247     TTM 12/31/97            4,547,355       2,171,935       2,996,321       3,148,577        2,935,095
   37           6,075,280     YTD 12/31/97            7,476,872       1,605,791       2,783,612       4,066,917        3,105,987
   38           3,582,219     TTM 11/30/97            3,577,148       2,308,539       2,444,769       2,434,675        2,356,425
   39           2,997,444     YTD 12/31/97            3,070,674       2,160,664       2,307,628       2,337,303        2,258,480

   40           2,236,132     YTD 12/31/97            2,336,666       1,073,283       1,185,832       1,266,880        1,170,880
   40           1,949,574     YTD 12/31/97            2,058,117       1,234,152       1,092,130       1,189,540        1,125,877
                ---------                             ----------      ----------      ----------      ----------       ---------
                4,185,706                             4,394,783       2,307,435       2,277,962       2,456,420       2,296,757
   41                   -     3/11/98                 1,899,320                                       1,899,320        1,899,320
   42           4,010,606     YTD 12/31/97            3,883,559       2,425,217       2,524,441       2,360,802        2,278,167
   43          33,232,998     TTM 6/30/97            33,260,703      14,473,800      17,048,273      15,757,771       14,094,736
   44                   -     10/11/97                    1,820                                       1,820,000        1,820,000
   45           5,197,947     YTD 12/31/97            4,850,534       2,672,497       3,008,013       2,490,943        2,107,407
   46           3,821,272     YTD 12/31/97            3,825,383       2,007,505       2,134,479       2,100,137        1,975,137
   47           3,856,352     TTM 11/30/97            3,404,521       2,978,721       2,980,405       2,490,635        2,263,154
   48                   -     10/11/97                1,680,871                                       1,680,871        1,680,871
   49          13,517,704     YTD 12/31/97           12,471,497       3,801,056       4,350,462       3,507,531        2,883,956
   50           4,632,051     YTD 12/31/97            4,501,540       1,803,946       2,550,978       2,414,291        2,310,791
   51           3,390,744     TTM 10/27/97            3,487,649       1,855,299       2,012,527       1,994,393        1,823,893

   52           1,111,680     YTD 12/31/97            1,506,266         256,721         810,348       1,157,967        1,049,862
   52           1,302,826     YTD 12/31/97            1,375,126         908,271         983,052       1,051,215          909,801
   52             529,604     YTD 12/31/97              543,622         422,391         358,656         370,824          327,555
                  -------                               --------        --------        --------        --------         -------
                2,944,110                             3,425,014       1,587,383       2,152,056       2,580,006        2,287,218
   53           2,382,384     YTD 12/31/97            2,389,584       1,804,950       1,963,263       1,878,766        1,777,506
   54           3,310,709     YTD 12/31/97            3,180,254       2,097,724       2,260,147       2,021,730        1,756,099
   55           2,733,123     YTD 12/31/97            2,790,557       1,527,036       1,693,854       1,780,972        1,708,972
   56           2,995,735     TTM 8/31/97             2,964,657       2,000,768       2,137,995       1,975,015        1,779,986
   57           2,518,907     YTD 12/31/97            2,480,060       2,090,290       1,926,597       1,806,305        1,702,705
   58                   -     2/11/98                   942,928               -               -         942,928          950,000
   58                  -      3/11/98                   406,944              -               -          406,944          410,000
                       --                               --------             --              --         --------         -------
                                                      1,349,872                                       1,349,872        1,360,000
   59           3,011,328     TTM 1/31/98             2,911,671               -       1,914,830       1,219,031        1,154,691
   60           2,456,836     TTM 9/30/97             2,569,386       1,541,275       1,692,111       1,745,872        1,655,267
   61           8,566,407     TTM 10/31/97            8,529,051       2,555,452       2,675,268       2,427,957        2,001,504

   62           1,896,114     Ann. 7mo.               2,016,026               -       1,011,696       1,146,822        1,060,322
   62           1,342,176     Ann. 8mo.               1,418,171              -          748,196         829,944          781,944
                ---------                             ----------             --         --------        --------         -------
                3,238,290                                                             1,759,892       1,976,766        1,842,266
   63             105,280     3/11/98                   105,280               -               -       1,263,360        1,263,360
   64                   -     3/11/98                 1,230,870                                       1,230,870        1,230,870
   65           2,067,987     TTM 9/30/97             1,987,597       1,532,447       1,611,119       1,529,856        1,430,802
   66           3,058,073     TTM 10/31/97            3,083,511       1,505,567       1,527,144       1,554,202        1,450,855
   67                   -     3/11/98                 1,212,430                                       1,212,430        1,212,430
   68           2,812,911     Ann. 11mo.              2,786,034       1,549,793       1,653,260       1,596,965        1,562,015
   69           2,074,636     Ann. 11mo.              2,108,267       1,490,372       1,604,310       1,643,379        1,554,884
   70           2,612,723     YTD 12/31/97            2,664,889               -       1,649,538       1,601,702        1,303,932
   71           1,351,046     Ann. 6mo. 1/98          1,350,000               -       1,341,733       1,309,500        1,289,700
   72           2,690,139     YTD 12/31/97            2,562,162       1,161,587       1,536,757       1,407,476        1,306,429
   73           1,918,411     Ann. 12/31/97           2,085,250               -       1,235,535       1,364,547        1,268,886
   74           1,462,875     TTM 3/31/98             1,527,286               -       1,314,128       1,315,066        1,260,310
   75           2,124,223     TTM 9/30/97             2,105,520       1,437,527       1,543,833       1,529,580        1,423,395
   76           1,678,578     YTD 12/31/97            1,797,673       1,320,357       1,357,981       1,446,740        1,290,730
   77           8,428,361     TTM 1/31/98             8,428,361       1,466,789       1,571,789       1,471,182        1,452,432
   78           1,810,863     YTD 12/31/97            1,906,305       1,254,272       1,403,883       1,402,586        1,311,723
   79           3,357,044     YTD 12/31/97            3,471,267       1,394,018       2,219,584       1,717,005        1,295,623

   80             941,662     YTD 12/31/97              926,207         642,088         644,050         623,344          556,530
   80             485,831     TTM 1/31/98               488,131         387,716         405,449         397,417          374,947
   80             269,808     TTM 11/30/97              277,863         188,437         189,431         193,520          162,218
   80              50,572     YTD 12/31/97               50,522          31,576          47,326          44,337           33,528
   80              48,000     Ann. 2/98                  50,027              -           43,085          42,699           34,832
                   ------                                -------             --          -------         -------          ------
                1,795,873                             1,792,750       1,249,817       1,329,341       1,301,317        1,162,055
   81           1,783,795     TTM 10/31/97            1,815,779       1,151,575       1,101,658       1,277,552        1,161,178
   82           1,605,501     YTD 12/31/97            1,585,631       1,378,312       1,422,506       1,342,789        1,219,960
   83           1,539,234     Ann.                    1,971,532         851,284       1,116,594       1,321,454        1,186,126

   84           2,426,291     TTM 11/30/97            2,326,946       1,350,956       1,418,448       1,203,788        1,029,838
   84             144,500     YTD 12/31/97              136,800         139,000         144,500         132,696          120,123
                  -------                               --------        --------        --------        --------         -------
                2,570,791                             2,463,746       1,489,956       1,562,948       1,336,484        1,149,961
   85                   -     2/11/98                   898,950                                         898,950          898,950
   86           2,458,924     YTD 12/31/97            2,322,916               -       1,400,876       1,192,981        1,056,929
   87           4,327,491     YTD 12/31/97            4,011,005       1,681,960       1,826,458       1,545,885        1,345,335
   88           1,827,541     YTD 12/31/97            1,874,578       1,184,412       1,149,178       1,196,288        1,131,288
   89           1,644,551     YTD 12/31/97            1,565,095       1,045,819       1,220,100       1,144,785        1,043,213
   90           2,205,776     TTM 10/31/97            1,998,256       2,144,385       2,159,778       1,876,686        1,657,258
   91           1,319,843     TTM 11/30/97            1,284,716       1,147,851       1,235,716       1,130,779        1,065,160
   92           1,967,807     YTD 12/31/97            1,908,401       1,000,116       1,064,025       1,024,106          931,106
   93           1,204,033     YTD 12/31/97              957,490       1,156,263       1,165,021         923,340          849,929
   94           2,649,331     Ann. T-11               2,485,802       1,418,934       1,457,359       1,240,908          989,648
   95           1,680,627     YTD 12/31/97            1,699,885         970,790       1,034,663         973,334          901,334
   96           1,438,864     YTD 12/31/97            1,413,279       1,126,083       1,134,215       1,101,987        1,000,304
   97           1,387,217     YTD 12/31/97            1,322,854       1,112,890       1,096,590       1,021,997          933,107
   98           1,525,361     TTM 10/31/97            1,566,105         922,108         929,168         963,071          905,806

   99           1,794,154     YTD 12/31/97            1,836,772         516,726         717,654         736,823          657,073
   99             817,732     YTD 12/31/97              825,572         232,601         274,213         263,593          225,843
                  -------                               --------        --------        --------        --------         -------
                2,611,886                             2,662,344         749,327         991,867       1,000,416         882,916
   100          1,151,400     Pro-forma               1,093,830               -       1,151,400       1,061,015          991,076
   101          2,498,452     TTM 11/30/97            2,400,535       1,038,720       1,120,344       1,006,260          883,760
   102          1,303,521     TTM 10/31/97            1,238,824         995,952       1,075,869         868,189          806,798

   103            882,853     Ann. 2/97-12/97           833,508         582,146         702,418         609,861          531,459
   103            691,977     YTD 12/31/97              645,477         470,017         465,341         400,540          323,236
                  -------                               --------        --------        --------        --------         -------
                1,574,830                             1,478,985       1,052,163       1,167,759       1,010,401          854,695
   104          1,682,787     YTD 12/31/97            1,625,447       1,014,560       1,115,271       1,056,690          958,564

   105            658,389     12/31/97                  720,903         231,346         279,737         365,284          290,692
   105            676,661     YTD 12/31/97              656,480         399,689         437,947         380,229          308,028
   105            426,603     TTM 9/30/97               408,679         320,241         347,906         327,370          269,963
                  -------                               --------        --------        --------        --------         -------
                1,761,653                             1,786,062         951,276       1,065,590       1,072,883          868,683
   106          1,543,713     Ann. 7mo.               1,548,814         828,747         919,060         910,389          850,389
   107          1,463,364     TTM 9/30/97             1,506,115       1,075,034       1,064,777       1,079,192        1,024,711
   108          1,518,136     Ann.4/1-9/30/97         1,585,553         859,193         837,027         873,760          813,010
   109          1,332,488     YTD 12/31/97            1,253,343         852,511         927,061         826,193          801,421
   110          1,129,495     YTD 12/31/97            1,313,721         799,846         686,561         851,267          760,828
   111          1,350,652     TTM 10/31/97            1,354,619         968,242         975,061         927,352          888,352
   112          1,835,420     YTD 12/31/97            1,862,550       1,145,492       1,052,385       1,072,829          884,621
   113          1,417,419     YTD 12/31/97            1,409,055         850,788         996,045         985,071          872,632
   114          1,135,882     YTD 12/31/97            1,107,122         823,369         864,987         770,642          753,578
   115          1,256,376     YTD 12/31/97            1,328,776         823,764         919,793         951,383          892,503
   116          1,348,186     YTD 12/31/97            1,367,208         869,611         952,751         947,069          915,128
   117          1,264,866     YTD 12/31/97            1,143,429         786,826         930,015         811,443          720,388
   118          1,608,174     TTM 11/30/97            1,659,119         778,513         798,795         836,050          763,941
   119          3,141,114     YTD 12/31/97            3,063,653       1,402,510       1,423,185       1,256,550        1,103,367
   120          1,076,321     TTM 11/25/97            1,109,442         691,731         701,192         724,900          684,900
   121          2,810,164     TTM 11/30/97            2,917,246         933,489       1,196,150       1,183,230        1,140,480

   122          1,377,749     YTD 12/31/97            1,350,635         689,612         822,673         599,525          531,993
   122          1,071,451     YTD 12/31/97            1,007,934         570,209         543,112         421,611          371,214
                ---------                             ----------        --------        --------        --------         -------
                2,449,200                             2,358,569       1,259,821       1,365,785       1,021,135          903,207
   123          2,659,930     YTD 12/31/97            2,636,416       1,300,304       1,145,683       1,277,529        1,218,490
   124          2,041,227     Ann. 11mo.              2,125,815         960,365         926,203       1,012,919          938,919
   125          1,296,144     YTD 12/31/97            1,342,666         626,516         730,759         790,511          733,483
   126          1,273,516     TTM 10/31/97            1,312,758         702,975         651,308         677,335          622,335
   127                  -     10/11/97                  575,125                                         575,125          575,125
   128          1,090,015     YTD 12/31/97            1,082,620         776,629         800,178         738,971          697,386
   129          1,123,123     YTD 12/31/97            1,152,301         772,762         762,024         743,183          678,593

   130            853,546     TTM 11/30/97              840,448         394,880         398,180         323,991          281,969
   130            755,106     TTM 11/30/97              755,310         477,863         315,836         277,768          240,002
   130            624,991     TTM 11/30/97              601,434         323,021         265,646         213,660          183,588
   130            660,627     TTM 11/30/97              649,798         370,575         294,841         255,030          222,540
                  -------                               --------        --------        --------        --------         -------
                2,894,270                             2,846,990       1,566,339       1,274,503       1,070,449         928,099
   131          1,299,582     TTM 10/31/97            1,313,994         810,740         689,771         688,963          615,411
   132          1,227,809     YTD 12/31/97            1,198,112         766,567         779,563         702,085          634,038
   133          3,298,424     TTM 11/23/97            3,200,547       1,057,946       1,139,283       1,007,449          847,422
   134          1,005,105     YTD 12/31/97              958,043         746,835         777,876         717,425          643,179
   135                  -     3/11/98                   516,320                                         516,320          516,320
   136          1,504,285     YTD 12/31/97            1,533,885         620,421         619,568         663,029          588,029
   137          2,098,116     TTM 9/30/97             1,999,213         736,382         919,287         814,558          627,326
   138          1,122,075     TTM 10/31/97            1,165,724         604,003         639,701         675,899          628,399
   139          1,325,071     TTM 11/30/97            1,272,646         942,397         951,557         881,340          871,540
   140                  -     3/11/98                   497,880                                         497,880          497,880
   141            963,682     TTM 10/31/97              949,374         681,039         713,669         691,859          621,700

   142            840,385     TTM 11/30/97              858,952         487,426         496,405         472,793          431,634
   142            644,431     TTM 11/30/97              643,686         215,774         222,993         196,897          165,897
                  -------                               --------        --------        --------        --------         -------
                1,484,816                             1,502,638         703,200         719,398         669,690          597,531
   143          1,719,139     TTM 11/31/97            1,777,248         724,748         793,906         816,848          764,098
   144          1,170,789     YTD 12/31/97            1,154,948         804,433         922,973         547,559          452,302
   145          1,051,941     YTD 12/31/97            1,050,724         615,308         634,081         621,724          578,973
   146                  -     10/11/97                  494,746                                         494,746          494,746
   147                  -     10/11/97                  489,468                                         489,468          489,464
   148          1,040,221     TTM 12/31/97              969,164         655,597         669,083         608,938          573,438
   149          1,524,082     TTM 11/30/97            1,533,874         779,891         806,051         793,897          767,447
   150            781,267     YTD 12/31/97              611,556               -         779,419         593,209          539,806
   151          1,173,521     TTM 10/31/97            1,220,394         591,559         556,427         604,618          549,618
   152                  -     10/11/97                  462,195                                         462,195          462,195
   153          1,008,614     TTM 11/30/97            1,008,449         563,754         586,802         572,448          535,948
   154                  -     10/11/97                  447,570                                         447,570          447,570
   155            924,561     YTD 12/31/97              887,925         612,660         643,133         588,819          521,370
   156                  -     3/11/98                   424,145                                         424,145          424,120
   157            921,347     YTD 11/30/97              898,504         624,268         665,905         639,969          626,769
   158                  -     n/a                       617,500               -               -         592,800          499,898
   159            789,489     YTD 12/31/97              865,251         557,072         620,853         691,815          573,851
   160            669,338     YTD 12/31/97              647,935         498,597         521,494         494,294          483,994
   161                  -     3/11/98                   420,494                                         420,494          420,494
   162                  -     3/11/98                   405,704                                         405,704          405,680
   163          1,014,008     TTM 11/30/97            1,019,089         586,554         622,497         587,612          470,064
   164            996,011     YTD 12/31/97            1,019,329               -         499,883         509,699          466,949
   165          1,042,940     TTM 11/30/97            1,052,613         463,776         505,844         501,216          462,216
   166          1,668,111     YTD 12/31/97            1,529,038         681,640       1,015,660         859,344          713,990

   167            410,767     TTM 9/30/97               386,825         223,928         272,605         252,248          221,454
   167            346,064     TTM 9/30/97               314,779         227,043         257,715         220,838          200,936
   167            180,035     TTM 9/30/97               154,265         109,667         125,796         100,337           90,153
                  -------                               --------        --------        --------        --------          ------
                  936,866                               855,869         560,638         656,116         573,423          512,543
   168          2,010,556     TTM 11/30/97            1,920,880         697,527         728,125         659,223          563,179
   169            826,712     YTD 12/31/97              780,780         550,187         660,437         577,414          512,285
   170                  -     2/11/98                   382,630                                         382,630          382,630
   171          2,209,017     TTM 10/31/97            2,183,819         706,216         745,148         737,603          628,412
   172          1,360,245     YTD 12/31/97            1,349,249         904,744         818,954         828,256          693,959
   173          1,181,469     YTD 12/31/97            1,272,031         371,804         452,637         573,634          529,134
   174          1,218,642     YTD 12/31/97            1,249,118         485,434         520,997         532,734          455,984
   175            798,382     YTD 12/31/97              761,441         536,480         587,242         500,895          481,895
   176            858,415     YTD 12/31/97              842,397         344,857         474,033         441,891          432,041
   177            798,503     YTD 12/31/97              822,968         486,501         465,522         479,907          445,495
   178          1,143,690     YTD 12/31/97            1,208,931         318,412         458,577         517,934          471,934
   179          1,791,204     YTD 12/31/97            1,878,602       1,316,283       1,022,672       1,085,197          902,228
   180            543,244     TTM 10/31/97              603,323         518,399         540,022         472,869          430,647
   181            450,000     Ann. 5mo.                 445,544               -         423,996         412,882          400,942
   182            704,584     IMP 11/30/97              710,726         557,086         548,704         504,117          434,827
   183            919,475     YTD 12/31/97              927,179         476,323         464,713         442,591          385,669
   184          1,130,539     YTD 12/31/97            1,168,266         470,704         460,765         483,059          434,059
   185          2,016,563     TTM 10/31/97            1,946,876         632,110         698,440         632,465          535,121
   186          1,751,692     YTD 12/31/97            1,610,174         717,292       1,056,104         886,954          722,307
   187          1,349,801     TTM 10/31/97            1,385,743         439,212         453,868         524,856          459,356
   188            679,499     YTD 12/31/97              679,825         274,299         475,782         456,870          431,620
   189          2,618,892     YTD 12/31/97            2,188,317       1,077,935       1,388,448         864,939          755,523
   190            723,571     TTM 1/15/98               742,350         342,302         489,247         538,328          474,345
   191            771,449     YTD 12/31/97              700,786         523,483         573,648         479,038          413,148
   192            563,697     TTM 11/30/97              563,468         603,121         459,184         457,952          402,544
   193            935,301     TTM 10/31/97              679,536         836,648         837,175         551,218          414,676
   194            595,370     YTD 12/31/97              584,775         487,334         497,491         476,168          418,320
   195            818,414     TTM 10/31/97              816,981         415,675         445,110         438,421          408,921
   196            919,753     TTM 11/30/97              904,151         436,203         423,213         421,644          406,394
   197            835,027     TTM 1/31/98               902,523               -         456,588         445,795          410,795
   198          1,008,769     YTD 12/31/97            1,096,635         338,712         421,328         469,419          413,419
   199          1,132,565     TTM 11/30/97            1,100,559         663,131         626,760         517,100          462,072
   200            818,404     TTM 11/30/97              837,952         643,000         676,995         694,298          590,477
   201          1,848,041     TTM 10/31/97            1,789,397         566,228         674,755         603,244          513,774
   202                  -     3/11/98                   299,650                                         299,650          299,650
   203          1,731,678     YTD 12/31/97            1,672,408         514,788         625,981         590,510          506,890
   204            551,676     YTD 12/31/97              537,727         442,765         428,514         412,281          351,036

   205            336,601     TTM 11/30/97              315,962         206,210         205,980         201,621          193,121
   205            260,395     TTM 11/30/97              258,685         137,398         101,927         116,579          105,859
   205            181,622     TTM 11/30/97              180,167         110,636         107,537         109,623          100,023
                  -------                               --------        --------        --------        --------         -------
                  778,618                               754,814         454,244         415,444         427,823          399,003
   206            872,459     TTM 1/31/98               837,561         448,967         467,413         400,666          376,666

   207            248,321     YTD 12/31/97              255,700               -         162,781         176,057          166,427
   207            213,498     TTM 1/31/98               234,646         126,246         169,615         160,870          155,390
   207            123,110     TTM 1/31/98               137,855          50,072          81,255          83,155           79,305
                  -------                               --------         -------         -------         -------          ------
                  584,929                               628,201         176,318         413,651         420,082          401,122
   208            952,039     TTM 11/30/97              934,458         374,184         379,811         370,452          357,802
   209          1,060,307     YTD 12/31/97            1,100,491         471,622         482,443         430,912          378,912
   210            950,445     YTD 12/31/97              971,484         472,342         514,699         518,475          415,264
   211            601,659     TTM 10/31/97              623,723         410,684         403,613         401,048          369,635
   212            514,950     YTD 12/25/97              490,867         412,719         404,478         381,326          349,009
   213            902,737     YTD 12/31/97              908,720         523,945         533,530         523,618          482,822
   214                  -     10/1/97                   280,689                                         280,689          280,668
   215            729,269     YTD 12/31/97              729,709         390,706         416,891         414,768          382,768
   216            752,020     YTD 12/31/97              804,341         328,560         352,045         387,164          354,603
   217                  -     10/11/97                  285,000                                         285,000          285,000
   218            596,857     YTD 12/31/97              596,080         386,364         420,893         373,211          332,307
   219            695,506     TTM 11/30/97              695,506         349,151         385,839         343,957          328,957
   220            626,103     YTD 12/31/97              634,453         358,979         315,720         322,408          286,108
   221            508,468     YTD 12/31/97              504,986         384,544         390,444         390,118          338,276
   222            695,700     YTD 12/31/97              695,700         362,748         370,422         351,842          344,542
   223                  -     10/11/97                  268,488                                         268,488          268,488
   224            471,361     YTD 12/31/97              478,742         322,746         365,708         356,396          298,089
   225            514,581     YTD 12/31/97              507,078         330,136         323,954         308,761          286,761
   226            459,620     YTD 12/31/97              488,200         259,559         333,143         349,731          340,488
   227            624,278     YTD 12/31/97              627,993         308,219         338,938         339,806          317,306
   228            468,747     TTM 1/31/98               454,783               -         376,342         359,808          307,080
   229            787,667     YTD 12/31/97              819,296         454,970         460,769         487,739          462,739
   230          1,115,381     YTD 12/31/97            1,223,908         480,124         384,306         456,034          404,784

   231            338,572     YTD 12/31/97              340,307         194,002         187,554         168,367          151,367
   231            188,704     YTD 12/31/97              182,481         109,845         120,952         102,961           93,711
   231            113,300     YTD 12/31/97              114,627          65,488          64,347          60,893           54,893
                  -------                               --------         -------         -------         -------          ------
                  640,576                               637,415         369,335         372,853         332,221          299,971
   232            498,154     TTM 11/30/97              507,154         284,298         329,916         301,894          287,894
   233            513,462     YTD 12/31/97              505,070         316,194         310,180         312,247          288,247
   234          1,162,396     TTM 10/31/97            1,162,463         445,559         444,229         431,906          373,783
   235            534,663     Ann. 11mo.                517,616         356,020         378,197         346,745          336,445
   236            466,758     YTD 12/31/97              445,690         338,505         309,878         284,668          272,668
   237            617,479     YTD 12/31/97              598,439         442,720         473,674         444,663          394,427
   238            406,869     TTM 11/30/97              413,852         324,268         333,741         311,831          301,092
   239          2,748,216     YTD 12/31/97            2,547,318         689,204         823,840         633,705          506,339
   240          1,570,279     YTD 12/31/97            1,499,046         653,622         659,799         514,912          439,960
   241            686,957     YTD 12/31/97              668,975         330,252         362,889         327,147          322,697
   242            605,943     YTD 12/31/97              624,088         312,849         393,509         386,936          346,936
   243            472,745     YTD 12/31/97              500,030         239,094         290,044         300,307          288,257
   244            483,658     YTD 12/31/97              478,059         270,166         326,647         318,082          301,544
   245            467,462     TTM 10/31/97              466,631         352,250         407,921         352,523          318,513
   246            381,954     YTD 12/31/97              364,377         161,846         346,601         309,081          288,223
   247            526,965     Ann. 11mo.                550,182         329,823         317,788         334,584          311,584
   248                  -     3/11/98                   224,043                                         224,043          224,043
   249            596,210     TTM 11/30/97              606,394         301,347         338,656         293,745          267,155
   250            498,755     TTM 11/30/97              439,074         377,539         366,256         299,015          266,335
   251            602,257     TTM 9/30/97               600,622         261,478         281,990         267,992          243,992
   252          1,173,303     TTM 1/31/98             1,160,289               -         557,841         428,283          370,269
   253            477,384     YTD 12/31/97              470,853         350,180         360,321         323,124          284,898
   254            709,197     YTD 12/31/97              692,892         361,553         404,519         386,505          375,105
   255            597,156     TTM 10/31/97              638,575         275,204         255,059         294,865          267,865
   256            586,140     TTM 11/30/97              602,308         257,875         347,936         289,536          262,199
   257            877,635     TTM 10/31/97              903,193         335,492         383,824         388,747          332,747
   258            410,455     YTD 12/31/97              390,450         260,936         279,386         235,611          221,861

   259            486,136     TTM 11/30/97              476,977         287,058         257,411         215,527          183,277
   259            118,822     TTM 11/30/97              115,500          79,185          79,629          68,883           59,883
                  -------                               --------         -------         -------         -------          ------
                  604,958                               592,477         366,243         337,040         284,410         243,160
   260            865,613     TTM 7/31/97               846,231         368,722         398,222         390,474          348,162
   261          1,415,648     TTM 10/31/97            1,305,212         343,621         524,479         406,327          341,066
   262            442,116     YTD 12/31/97              431,064         348,168         380,541         344,944          305,032
   263            532,610     TTM 1/31/98               509,015         358,142         374,734         353,838          298,064
   264            570,312     TTM 8/31/97               562,055         290,664         304,705         259,316          249,266
   265            393,710     YTD 11/30/97              390,105         192,812         225,640         223,562          215,112
   266          1,103,075     YTD 12/25/97            1,127,120         410,589         281,644         312,125          243,763
   267            478,987     TTM 9/30/97               484,385         312,954         336,009         307,806          286,306
   268          1,152,643     YTD 12/31/97            1,127,629         429,109         434,858         350,373          330,873
   269            342,397     YTD 12/31/97              337,324         130,069         290,428         252,750          226,178
   270          1,327,161     TTM 10/31/97            1,276,285         354,566         396,480         361,668          297,854
   271            571,029     YTD 12/31/97              587,017         278,287         322,112         257,779          228,779
   272            591,806     YTD 12/31/97              611,511         215,363         222,915         268,057          230,807
   273            426,293     YTD 12/31/97              433,002         322,410         316,029         256,932          244,432
   274            820,556     YTD 12/31/97              872,604         265,800         296,891         311,356          250,740
   275            406,281     TTM 1/31/98               408,476         207,073         253,962         241,254          230,354
   276            377,667     YTD 12/31/97              389,040         249,863         250,686         248,281          215,853
   277            313,721     Ann. 11mo.                312,207         246,490         235,271         212,493          198,993
   278                  -     3/11/98                   185,131                                         185,131          185,131
   279            328,363     YTD 12/31/97              416,639         103,265         309,796         307,050          262,382
   280            517,922     YTD 12/31/97              511,120         347,154         368,700         340,760          334,860
   281            398,094     YTD 12/31/97              381,150         279,025         283,776         250,256          225,494
   282            512,996     TTM 11/30/97              499,540         231,129         241,152         220,135          216,335
   283            394,728     YTD 12/31/97              406,423         245,381         223,795         226,424          203,924
   284            265,540     YTD 12/31/97              272,544         215,362         203,291         207,184          178,659
   285            383,662     YTD 12/31/97              385,094         233,882         236,773         221,303          191,770
   286            575,172     YTD 12/31/97              565,448         275,013         318,635         297,701          225,037

   287            213,944     YTD 12/31/97              224,404          73,961         110,765         103,214           94,964
   287            121,298     YTD 12/31/97              124,055          54,048          60,051          61,988           55,988
   287             96,396     YTD 12/31/97               98,935          52,332          49,942          42,554           37,554
                   ------                                -------         -------         -------         -------          ------
                  431,638                               447,394         180,341         220,758         207,756          188,506
   288          1,878,557     YTD 12/31/97            1,786,988         507,310         487,109         364,544          275,195
   289            459,813     YTD 12/31/97              487,109         124,203         192,871         216,346          186,096
   290            421,885     YTD 12/31/97              422,175         198,799         220,621         196,838          173,862
   291            304,189     TTM 10/31/97              289,030         198,199         216,104         171,061          161,938
   292            319,442     YTD 12/31/97              290,283         203,192         211,988         185,512          160,156
   293            286,671     YTD 12/31/97              286,671         209,236         222,469         222,296          180,507
   294            382,330     YTD 12/31/97              400,773         116,904         167,149         179,715          162,715
   295            234,943     Ann. 3/97-12/97           224,160               -         213,576         186,221          162,889
   296            308,338     YTD 12/31/97              328,140         189,216         207,033         210,276          174,362
   297            365,204     YTD 12/31/97              352,520         221,319         257,143         212,906          174,786
   298            259,249     Ann. 3/97-1/98            277,801               -         182,861         171,807          154,648
   299            671,264     TTM 7/31/97               671,264               -         257,148         238,719          205,156
   300            327,868     YTD 12/31/97              351,345         216,777         253,086         269,871          216,585
   301            287,280     YTD 12/31/97              283,123         234,141         222,368         213,413          192,619
   302            476,534     Ann. 9mo.                 469,532         227,551         216,640         194,990          183,490
   303            231,947     TTM 10/31/97              230,952         159,100         166,766         152,741          141,491
   304            241,964     TTM 9/30/97               244,045         173,283         177,033         173,404          166,361
   305            352,460     YTD 12/31/97              345,848         290,409         323,410         283,482          235,189
   306            271,183     YTD 12/31/97              275,890         122,344         169,533         155,820          143,070
   307            229,937     YTD 12/31/97              211,165         126,746         175,398         139,256          131,256
   308            225,266     TTM 7/31/97               220,238         139,464         152,700         129,545          122,445
   309            270,664     Ann. 4/97-1/98            259,935               -         171,320         144,437          136,937
   310            191,511     YTD 12/31/97              192,854         184,466         180,914         169,006          155,963
   311            275,543     YTD 12/31/97              275,967         142,847         141,464         141,289          131,289
   312            197,247     YTD 12/31/97              212,862         119,797         130,967         132,310          123,265
   313            402,707     TTM 11/30/97              315,393         252,366         262,893         176,503          161,503
   314            267,603     YTD 12/31/97              276,807         157,444         161,895         143,132          131,632
   315            288,748     TTM 6/30/97               311,363         101,467         145,742         135,614          127,064
   316            225,505     TTM 10/31/97              238,592         142,594         155,901         169,006          164,606
   317            233,301     Ann. 11mo.                240,389         125,248         156,400         140,466          132,466
   318            324,097     YTD 12/31/97              340,629          70,944         137,850         135,684          120,684
   319            183,851     YTD 12/31/97              182,384         108,099         122,745         111,949          107,199
   320            333,443     YTD 12/31/97              357,423         130,039         125,530         135,952          116,952
   321            171,076     YTD 12/31/97              164,137          98,102          98,286          84,349           81,399

                                                                                BALLOON/                  1997
             NOI    NET CASH FLOW                                               ANTICIPATED    1997      OCCUPANCY     UNDERWRITTEN
 LOAN #      DSCR       DSCR          LOCKBOX            VALUE         LTV      DATE LTV     OCCUPANCY    PERIOD         OCCUPANCY
 ------      ----       ----          -------            ------        ---      --------     ---------    ------        ---------
    1        1.36       1.30     Hard Lockbox           $265,000,000   67%         59%          92%      2/1/98              91%

    2        2.62       2.20                              39,000,000   50%         41%          76%      11/30/97            75%
    2        2.62       2.20                              31,500,000   50%         41%          84%      11/30/97            75%
    2        2.62       2.20                              18,600,000   50%         41%          86%      11/30/97            80%
    2        2.62       2.20                              22,800,000   50%         41%          65%      11/30/97            65%
    2        2.62       2.20                              16,600,000   50%         41%          83%      11/30/97            80%
    2        2.62       2.20                              26,600,000   50%         41%          62%      11/30/97            62%
    2        2.62       2.20                              27,500,000   50%         41%          69%      11/30/97            69%
    2        2.62       2.20                              17,000,000   50%         41%          74%      11/30/97            74%
    2        2.62       2.20                              17,000,000   50%         41%          77%      11/30/97            75%
    2        2.62       2.20                              14,000,000   50%         41%          74%      11/30/97            74%
    2        2.62       2.20                               9,100,000   50%         41%          75%      11/30/97            75%
    2        2.62       2.20                              14,300,000   50%         41%          66%      11/30/97            66%
    2        2.62       2.20                              17,000,000   50%         41%          56%      11/30/97            56%
    2        2.62       2.20                               8,000,000   50%         41%          55%      11/30/97            67%
    2        2.62       2.20                               7,000,000   50%         41%          61%      11/30/97            61%
             ----       ----                               ----------  ---         ---
             2.62       2.20     HARD LOCKBOX            286,000,000   50%         41%
    3        1.31       1.27     Soft Lockbox            410,000,000   69%         55%          98%      10/31/97            95%

    4        1.92       1.77                              53,700,000   47%         42%          84%      12/31/97            84%
    4        1.92       1.77                              29,000,000   47%         42%          94%      12/31/97            94%
    4        1.92       1.77                              21,000,000   47%         42%          87%      12/31/97            87%
    4        1.92       1.77                              20,000,000   47%         42%          93%      12/31/97            92%
    4        1.92       1.77                              17,400,000   47%         42%          95%      12/31/97            95%
    4        1.92       1.77                              15,400,000   47%         42%          97%      12/31/97            97%
    4        1.92       1.77                              15,800,000   47%         42%          92%      12/31/97            92%
    4        1.92       1.77                              13,300,000   47%         42%          88%      12/31/97            89%
    4        1.92       1.77                              12,400,000   47%         42%          92%      12/31/97            88%
    4        1.92       1.77                              11,100,000   47%         42%          100%     12/31/97            95%
    4        1.92       1.77                              10,900,000   47%         42%          97%      12/31/97            97%
    4        1.92       1.77                              12,400,000   47%         42%          90%      12/31/97            90%
    4        1.92       1.77                              10,100,000   47%         42%          82%      12/31/97            82%
    4        1.92       1.77                               9,200,000   47%         42%          92%      12/31/97            92%
    4        1.92       1.77                               9,800,000   47%         42%          91%      12/31/97            91%
    4        1.92       1.77                               6,900,000   47%         42%          74%      12/31/97            88%
    4        1.92       1.77                               7,200,000   47%         42%          91%      12/31/97            91%
    4        1.92       1.77                               9,100,000   47%         42%          87%      12/31/97            85%
    4        1.92       1.77                               4,800,000   47%         42%          87%      12/31/97            87%
             ----       ----                               ----------  ---         ---
             1.92       1.77     HARD LOCKBOX            289,500,000   47%         42%

    5        1.00       1.00                              18,000,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                              15,800,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                              14,100,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                              12,100,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                              11,300,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                               8,700,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                               8,100,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                               6,800,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                               6,500,000   100%        0%           100%     3/1/98              100%
    5        1.00       1.00                               3,900,000   100%        0%           100%     3/1/98              100%
             ----       ----                               ----------  ----        --
             1.00       1.00     HARD LOCKBOX
    6        1.62       1.39     Hard Lockbox            143,000,000   70%         62%          91%      1/1/98              89%
    7        1.21       1.18     Hard Lockbox            243,000,000   75%         61%          93%      12/18/97            87%
    8        2.12       1.82     2 Month Reserve         288,000,000   57%         43%          71%      10/10/97            71%

    9        1.67       1.48                              35,500,000   56%         47%          99%      2/1/98              95%
    9        1.67       1.48                              24,300,000   56%         47%          85%      2/1/98              85%
    9        1.67       1.48                              11,650,000   56%         47%          96%      2/1/98              95%
    9        1.67       1.48                              10,750,000   56%         47%          94%      2/1/98              94%
    9        1.67       1.48                              12,050,000   56%         47%          95%      2/1/98              95%
    9        1.67       1.48                               5,800,000   56%         47%          88%      2/1/98              88%
    9        1.67       1.48                               3,400,000   56%         47%          96%      2/1/98              96%
    9        1.67       1.48                               5,450,000   56%         47%          92%      2/1/98              92%
    9        1.67       1.48                               2,800,000   56%         47%          100%     2/1/98              95%
    9        1.67       1.48                               4,250,000   56%         47%          93%      2/1/98              93%
    9        1.67       1.48                               4,200,000   56%         47%          91%      2/1/98              91%
             ----       ----                               ----------  ---         ---
             1.67       1.48     HARD LOCKBOX            120,150,000   56%         47%
   10        1.59       1.47     Hard Lockbox            122,300,000   53%         43%          86%      10/27/97            86%
   11        1.21       1.19     Hard Lockbox             88,000,000   72%         55%          99%      2/13/98             93%
   12        1.20       1.15     Soft Lockbox             75,000,000   75%         67%          94%      1/31/98             95%
   13        1.32       1.20     Hard Lockbox             78,000,000   71%         58%          96%      8/31/97             95%

   14        1.79       1.64                              79,272,000   55%         44%          94%      10/1/97             92%
   14        1.79       1.64                              17,728,000   55%         44%          72%      8/31/97             71%
             ----       ----                              -----------  ---         ---
             1.79       1.64     HARD LOCKBOX             97,000,000   55%         44%
   15        1.54       1.44     Hard Lockbox             80,000,000   65%         53%          93%      12/31/97            90%
   16        1.22       1.17     Hard Lockbox             70,000,000   74%         67%          85%      1/26/98             85%
   17        1.41       1.25     Hard Lockbox             87,400,000   58%         53%          96%      12/31/97            95%

   18        1.34       1.26                              48,000,000   70%         63%          100%     12/31/97            95%
   18        1.34       1.26                              20,000,000   70%         63%          100%     n/a                 95%
             ----       ----                              -----------  ---         ---
             1.34       1.26     HARD LOCKBOX             68,000,000   70%         63%

   19        1.88       1.58                              27,000,000   59%         42%          60%      9/30/97             57%
   19        1.88       1.58                              17,250,000   59%         42%          73%      10/31/97            70%
   19        1.88       1.58                               9,700,000   59%         42%          77%      10/31/97            75%
   19        1.88       1.58                               9,570,000   59%         42%          58%      10/31/97            56%
   19        1.88       1.58                               7,700,000   59%         42%          75%      10/31/97            75%
   19        1.88       1.58                               6,200,000   59%         42%          75%      10/31/97            70%
             ----       ----                               ----------  ---         ---
             1.88       1.58     HARD LOCKBOX             77,420,000   59%         42%
   20        1.45       1.38     Hard Lockbox             58,500,000   72%         33%          100%     2/3/98              95%

   21        1.63       1.48                              24,700,000   68%         60%          99%      12/15/97            95%
   21        1.63       1.48                              17,400,000   68%         60%          100%                         95%
   21        1.63       1.48                              19,000,000   68%         60%          100%     11/1/97             95%
             ----       ----                              -----------  ---         ---
             1.63       1.48     HARD LOCKBOX             61,100,000   68%         60%

   22        1.33       1.27                              22,914,000   71%         58%          96%      12/10/97            94%
   22        1.33       1.27                              13,965,000   71%         58%           0%      12/10/97            100%
   22        1.33       1.27                              10,586,000   71%         58%          96%      12/10/97            100%
   22        1.33       1.27                              10,535,000   71%         58%           0%      12/10/97            100%
             ----       ----                              -----------  ---         ---
             1.33       1.27     HARD LOCKBOX             58,000,000   71%         58%

   23        2.76       2.41                              18,100,000   40%         31%          83%      12/31/97            80%
   23        2.76       2.41                              16,600,000   40%         31%          78%      12/31/97            75%
   23        2.76       2.41                              15,600,000   40%         31%          79%      12/31/97            75%
   23        2.76       2.41                              14,900,000   40%         31%          61%      11/30/97            64%
   23        2.76       2.41                               8,500,000   40%         31%          71%      11/30/97            71%
   23        2.76       2.41                               8,000,000   40%         31%          69%      11/30/97            69%
   23        2.76       2.41                               8,800,000   40%         31%          64%      11/30/97            64%
   23        2.76       2.41                               8,400,000   40%         31%          73%      11/30/97            73%
             ----       ----                               ----------  ---         ---
             2.76       2.41     HARD LOCKBOX             98,900,000   40%         31%
   24        1.35       1.20     Hard Lockbox             54,000,000   73%         60%          98%      12/31/97            95%

   25        1.67       1.45                              30,000,000   75%         61%          91%      9/23/97             91%
   25        1.67       1.45                              22,000,000   75%         61%          87%      9/23/97             87%
             ----       ----                              -----------  ---         ---
             1.67       1.45     HARD LOCKBOX             52,000,000   75%         61%
   26        2.13       2.13     Soft Lockbox             80,000,000   45%         39%          92%      12/22/97            82%
   27        1.54       1.44     Hard Lockbox             51,000,000   70%         63%          96%      8/26/97             95%

   28        1.34       1.30                              28,500,000   72%         64%          92%      8/4/97              94%
   28        1.34       1.30                              15,900,000   72%         64%          91%      9/10/97             95%
             ----       ----                              -----------  ---         ---
             1.34       1.30     HARD LOCKBOX             44,400,000   72%         64%
   29        1.71       1.33     Hard Lockbox             53,000,000   59%         54%          88%      2/1/98              91%

   30        1.90       1.62                               8,900,000   53%         44%          75%      12/31/97            75%
   30        1.90       1.62                               7,500,000   53%         44%          70%      12/31/97            70%
   30        1.90       1.62                               8,600,000   53%         44%          59%      12/31/97            57%
   30        1.90       1.62                               6,400,000   53%         44%          68%      12/31/97            67%
   30        1.90       1.62                               5,900,000   53%         44%          58%      12/31/97            58%
   30        1.90       1.62                               5,600,000   53%         44%          65%      12/31/97            65%
   30        1.90       1.62                               5,400,000   53%         44%          67%      12/31/97            67%
   30        1.90       1.62                               3,300,000   53%         44%          54%      12/31/97            54%
   30        1.90       1.62                               4,600,000   53%         44%          62%      12/31/97            61%
             ----       ----                               ----------  ---         ---
             1.90       1.62     HARD LOCKBOX             56,200,000   53%         44%
   31        1.69       1.43     Hard Lockbox             60,000,000   49%         42%          48%      8/31/97             47%

   32        1.64       1.44                              10,100,000   61%         44%          68%      9mo.9/30/97         66%
   32        1.64       1.44                               7,500,000   61%         44%          69%      9/30/97             69%
   32        1.64       1.44                               8,200,000   61%         44%          78%      9/30/97             75%
   32        1.64       1.44                               7,800,000   61%         44%          74%      9/30/97             71%
   32        1.64       1.44                               6,400,000   61%         44%          62%      9/30/97             62%
   32        1.64       1.44                               7,100,000   61%         44%          65%      9/30/97             65%
             ----       ----                               ----------  ---         ---
             1.64       1.44     HARD LOCKBOX             47,100,000   61%         44%
   33        1.31       1.22     Hard Lockbox             44,000,000   65%         59%          99%      9/30/97             95%
   34        1.87       1.49     Hard Lockbox             53,500,000   53%         38%          78%      12/31/97            75%
   35        1.40       1.28     Hard Lockbox             33,000,000   71%         64%          94%      12/31/97            95%
   36        1.52       1.41     Hard Lockbox             31,100,000   72%         59%          92%      10/8/97             92%
   37        1.95       1.49     Hard Lockbox             33,400,000   65%         44%          88%      12/1/97             88%
   38        1.37       1.33     No                       27,280,000   79%         69%          98%      11/30/97            95%
   39        1.24       1.20     Soft Lockbox             27,000,000   76%         62%          95%      12/31/97            95%

   40        1.38       1.29                              14,500,000   73%         65%          91%      12/23/97            89%
   40        1.38       1.29                              13,330,000   73%         65%          97%      12/31/97            90%
             ----       ----                              -----------  ---         ---
             1.38       1.29     SOFT LOCKBOX             27,830,000   73%         65%
   41        1.00       1.00     Hard Lockbox             21,400,000   94%         0%           100%     3/1/98              100%
   42        1.28       1.24     Hard Lockbox             25,000,000   80%         65%          97%      12/11/97            95%
   43        2.15       1.92     Hard Lockbox            120,000,000   58%         3%           74%      11/30/97            71%
   44        1.00       1.00     Hard Lockbox             18,500,000   99%         0%           100%     3/1/98              100%
   45        1.48       1.26     Hard Lockbox             28,700,000   63%         57%          96%      2/1/98              94%
   46        1.45       1.36     No                       22,750,000   78%         60%          98%      11/30/97            95%
   47        1.55       1.41     Hard Lockbox             25,250,000   69%         56%          100%     12/1/97             95%
   48        1.00       1.00     Hard Lockbox             18,000,000   96%         0%           100%     3/1/98              100%
   49        2.12       1.74     Hard Lockbox             30,300,000   56%         24%          87%      12/31/97            80%
   50        1.66       1.59     No                       26,000,000   64%         57%          98%      1/1/98              93%
   51        1.40       1.28     Soft Lockbox             22,000,000   74%         66%          93%      1/30/98             88%

   52        1.91       1.70                              14,900,000   52%         46%          86%      1/1/98              90%
   52        1.91       1.70                              11,200,000   52%         46%          100%     8/13/97             95%
   52        1.91       1.70                               4,800,000   52%         46%          78%      9/1/97              78%
             ----       ----                               ----------  ---         ---
             1.91       1.70     HARD LOCKBOX             30,900,000   52%         46%
   53        1.41       1.34     Hard Lockbox             21,600,000   74%         58%          91%      10/31/97            91%
   54        1.60       1.39     Hard Lockbox             21,100,000   71%         56%          100%     2/11/98             95%
   55        1.42       1.36     No                       19,800,000   76%         67%          97%      12/1/97             95%
   56        1.52       1.37     No                       20,500,000   72%         64%          99%      1/12/98             95%
   57        1.53       1.44     No                       29,100,000   50%         38%          84%      1/12/98             90%
   58        1.00       1.01                               9,700,000   100%        32%          100%     3/1/98              100%
   58        1.00       1.01                               4,600,000   100%        32%          100%     3/1/98              100%
             ----       ----                               ----------  ----        ---
             1.00       1.01     HARD LOCKBOX         14,300,000       100%        32%
   59        1.30       1.23     Hard Lockbox             21,500,000   66%         41%          100%     2/13/98             95%
   60        1.47       1.39     Hard Lockbox             18,500,000   76%         67%          85%      10/7/97             85%
   61        1.66       1.37     Hard Lockbox             22,300,000   62%         53%          65%      10/31/97            64%

   62        1.82       1.70                              11,000,000   70%         62%          97%      12/31/97            94%
   62        1.82       1.70                               7,820,000   70%         62%          93%      12/31/97            88%
             ----       ----                               ----------  ---         ---
             1.82       1.70     SOFT LOCKBOX             18,820,000   70%         62%
   63        1.02       1.02     Hard Lockbox             14,000,000   94%         0%           100%     3/1/98              100%
   64        1.00       1.00     Hard Lockbox             13,900,000   94%         0%           100%     3/1/98              100%
   65        1.36       1.28     Hard Lockbox             18,000,000   72%         64%          100%     12/10/97            95%
   66        1.43       1.33     Soft Lockbox             17,000,000   76%         68%          97%      10/9/97             93%
   67        1.00       1.00     Hard Lockbox             13,500,000   95%         0%           100%     3/1/98              100%
   68        1.53       1.49     No                       17,950,000   71%         63%          100%     1/14/98             95%
   69        1.56       1.48     Hard Lockbox             17,300,000   73%         62%          97%      12/31/97            94%
   70        1.41       1.15     No                       16,750,000   73%         66%          98%      12/31/97            94%
   71        1.22       1.20     Hard Lockbox             15,100,000   77%         63%          100%     2/1/98              100%
   72        1.33       1.24     Hard Lockbox             18,100,000   64%         58%          86%      11/30/97            95%
   73        1.31       1.22     Hard Lockbox             15,000,000   75%         51%          100%     12/31/97            95%
   74        1.32       1.26     Hard Lockbox             14,300,000   76%         62%          100%     2/13/98             90%
   75        1.55       1.44     Hard Lockbox             16,500,000   65%         59%          90%      9/15/97             74%
   76        1.61       1.44     No                       17,700,000   59%         52%          86%      1/1/98              87%
   77        1.38       1.37     Hard Lockbox             15,000,000   68%         49%          80%      1/31/98             71%
   78        1.54       1.44     No                       15,500,000   65%         53%          99%      1/6/98              94%
   79        1.84       1.39     Hard Lockbox             14,700,000   69%         62%          98%      1/23/98             92%

   80        1.47       1.32                               5,600,000   84%         67%          91%      2/1/98              91%
   80        1.47       1.32                               3,300,000   84%         67%          100%     7/21/97             95%
   80        1.47       1.32                               2,000,000   84%         67%          93%      10/1/97             93%
   80        1.47       1.32                                 500,000   84%         67%          100%     12/31/97            95%
   80        1.47       1.32                                 500,000   84%         67%          100%     11/10/97            95%
             ----       ----                                 --------  ---         ---
             1.47       1.32     HARD LOCKBOX             11,900,000   84%         67%
   81        1.56       1.42     No                       13,680,000   73%         64%          98%      12/1/97             95%
   82        1.53       1.39     Hard Lockbox             13,460,000   74%         66%          100%     12/31/97            95%
   83        1.54       1.38     No                       13,850,000   72%         64%          100%     12/29/97            90%

   84        1.47       1.26                              12,200,000   64%         58%          98%      1/9/98              93%
   84        1.47       1.26                               3,200,000   64%         58%          100%     1/9/98              95%
             ----       ----                               ----------  ---         ---
             1.47       1.26     HARD LOCKBOX             15,400,000   64%         58%
   85        1.00       1.00     Hard Lockbox             10,100,000   94%         0%           100%     3/1/98              100%
   86        1.49       1.32     Soft Lockbox             13,700,000   69%         61%          100%     9/17/97             95%
   87        1.55       1.35     No                       15,400,000   62%         44%          81%      12/31/97            75%
   88        1.55       1.46     No                       13,300,000   70%         54%          95%      12/1/97             94%
   89        1.36       1.24     Hard Lockbox             12,300,000   74%         34%          95%      2/3/98              95%
   90        2.28       2.01     No                       14,900,000   60%         49%          100%     12/31/97            90%
   91        1.37       1.29     Hard Lockbox             12,200,000   73%         60%          100%     11/30/97            95%
   92        1.40       1.27     Soft Lockbox             11,800,000   71%         63%          98%      11/30/97            95%
   93        1.27       1.17     No                       11,500,000   72%         62%          100%     12/31/97            95%
   94        1.64       1.31     Hard Lockbox             12,900,000   63%         57%          74%      2/12/98             74%
   95        1.48       1.37     No                        9,450,000   85%         74%          96%      12/1/97             94%
   96        1.51       1.37     No                       11,900,000   66%         44%          100%     1/6/98              95%
   97        1.43       1.31     No                       10,725,000   73%         59%          79%      12/31/97            79%
   98        1.55       1.46     No                       10,360,000   75%         65%          94%      10/10/97            95%

   99        1.63       1.44                               7,480,000   73%         63%          97%      1/15/98             93%
   99        1.63       1.44                               2,850,000   73%         63%          97%      1/15/98             93%
             ----       ----                               ----------  ---         ---
             1.63       1.44     NO                       10,330,000   73%         63%
   100       1.53       1.43     Hard Lockbox             11,100,000   67%         44%          100%     1/31/98             95%
   101       1.69       1.48     No                       12,500,000   60%         49%          83%      11/27/97            78%
   102       1.26       1.17     No                       10,350,000   69%         57%          100%     12/2/97             95%

   103       1.62       1.37                               5,450,000   72%         31%          92%      12/31/97            91%
   103       1.62       1.37                               4,400,000   72%         31%          100%     12/31/97            91%
             ----       ----                               ----------  ---         ---
             1.62       1.37     NO                        9,850,000   72%         31%
   104       1.87       1.70     No                       11,650,000   60%         52%          99%      1/31/98             94%

   105       1.67       1.36                               4,200,000   63%         57%          92%      11/1/97             92%
   105       1.67       1.36                               3,400,000   63%         57%          100%     10/1/97             93%
   105       1.67       1.36                               3,330,000   63%         57%          100%     11/1/97             95%
             ----       ----                               ----------  ---         ---
             1.67       1.36     HARD LOCKBOX             10,930,000   63%         57%
   106       1.51       1.41     Soft Lockbox              8,650,000   80%         72%          97%      12/19/97            95%
   107       1.69       1.61     Hard Lockbox             10,350,000   67%         54%          100%     9/17/97             95%
   108       1.37       1.27     Soft Lockbox              8,750,000   79%         71%          93%      1/19/98             92%
   109       1.33       1.29     No                        9,900,000   68%         61%          83%      12/31/97            83%
   110       1.38       1.24     Hard Lockbox             12,000,000   56%         50%          100%     2/9/98              93%
   111       1.73       1.66     No                       10,740,000   61%         47%          99%      10/31/97            95%
   112       1.77       1.46     Hard Lockbox              9,900,000   66%         60%          85%      2/12/98             86%
   113       1.82       1.62     No                       10,850,000   60%         53%          90%      1/31/98             91%
   114       1.28       1.25     Hard Lockbox              9,000,000   73%         59%          100%     12/1/97             95%
   115       1.63       1.53     No                        8,250,000   79%         67%          99%      12/31/97            99%
   116       1.84       1.78     No                        9,500,000   68%         52%          95%      12/31/97            95%
   117       1.57       1.39     Hard Lockbox              8,300,000   77%         67%          96%      1/15/98             96%
   118       1.62       1.48     No                        8,150,000   77%         68%          95%      11/18/97            92%
   119       2.20       1.93     No                       14,900,000   42%         27%          76%      12/31/97            75%
   120       1.45       1.37     No                        7,900,000   77%         68%          96%      12/5/97             94%
   121       2.33       2.25     No                       14,800,000   40%         25%          95%      11/12/97            94%

   122       1.95       1.72     No                        4,800,000   74%         60%          71%      12/31/97            70%
   122       1.95       1.72     No                        3,200,000   74%         60%          49%      12/31/97            46%
             ----       ----                               ----------  ---         ---
             1.95       1.72     NO                        8,000,000   74%         60%
   123       1.89       1.80     No                       15,500,000   38%         1%           98%      12/31/97            95%
   124       2.11       1.96     No                        9,756,000   61%         53%          98%      12/1/97             95%
   125       1.51       1.40     Soft Lockbox              7,750,000   77%         68%          100%     12/31/97            94%
   126       1.31       1.20     No                        7,800,000   75%         67%          94%      10/25/97            91%
   127       1.00       1.00     Hard Lockbox              6,300,000   92%         0%           100%     3/1/98              100%
   128       1.39       1.31     Hard Lockbox              7,900,000   73%         34%          98%      2/3/98              96%
   129       1.35       1.23     No                        8,100,000   71%         58%          97%      2/1/98              95%

   130       1.80       1.56                               3,500,000   47%         33%          69%      11/30/97            68%
   130       1.80       1.56                               3,100,000   47%         33%          64%      11/30/97            64%
   130       1.80       1.56                               2,425,000   47%         33%          62%      11/30/97            62%
   130       1.80       1.56                               3,075,000   47%         33%          58%      11/30/97            57%
             ----       ----                               ----------  ---         ---
             1.80       1.56     NO                       12,100,000   47%         33%
   131       1.53       1.37     No                        8,130,000   69%         60%          98%      10/31/97            95%
   132       1.34       1.21     No                        7,510,000   74%         68%          88%      2/1/98              83%
   133       1.72       1.45     No                        8,200,000   68%         48%          77%      11/23/97            75%
   134       1.27       1.14     No                        7,400,000   74%         2%           100%     1/13/98             95%
   135       1.00       1.00     Hard Lockbox              6,700,000   82%         0%           100%     3/1/98              100%
   136       1.41       1.25     Soft Lockbox              7,175,000   75%         62%          92%      2/9/98              91%
   137       1.72       1.33     No                        7,200,000   75%         67%          98%      10/31/97            95%
   138       1.55       1.44     No                        6,700,000   80%         70%          98%      10/25/97            92%
   139       2.05       2.02     No                       10,000,000   53%         41%          100%     12/1/97             95%
   140       1.00       1.00     Hard Lockbox              5,600,000   94%         0%           100%     3/1/98              100%
   141       1.61       1.45     No                        6,600,000   79%         68%          92%      11/30/97            92%

   142       1.48       1.32                               4,475,000   77%         61%          90%      11/30/97            88%
   142       1.48       1.32                               2,300,000   77%         61%          92%      11/30/97            91%
             ----       ----                               ----------  ---         ---
             1.48       1.32     NO                        6,775,000   77%         61%
   143       1.98       1.85     No                        9,000,000   58%         50%          97%      12/1/97             93%
   144      #REF!       1.40     No                        8,900,000   58%         26%          54%      1/27/98             62%
   145       1.45       1.35     No                        6,400,000   80%         70%          97%      1/1/98              95%
   146       1.00       1.00     Hard Lockbox              5,300,000   96%         0%           100%     3/1/98              100%
   147       1.00       1.00     Hard Lockbox              5,240,000   96%         0%           100%     3/1/98              100%
   148       1.47       1.39     Soft Lockbox              6,300,000   79%         70%          93%      12/31/97            93%
   149       1.96       1.90     No                        8,950,000   56%         49%          91%      11/28/97            91%
   150       1.47       1.34     Soft Lockbox              7,100,000   68%         60%          100%     1/1/98              95%
   151       1.44       1.31     No                        6,300,000   76%         68%          91%      10/25/97            93%
   152       1.00       1.00     Hard Lockbox              4,950,000   96%         0%           100%     3/1/98              100%
   153       1.52       1.42     No                        5,800,000   80%         70%          96%      12/19/97            95%
   154       1.00       1.00     Hard Lockbox              4,790,000   96%         0%           100%     3/1/98              100%
   155       1.52       1.35     No                        5,900,000   78%         62%          100%     2/6/98              94%
   156       1.00       1.00     Hard Lockbox              4,800,000   94%         0%           100%     3/1/98              100%
   157       1.75       1.71     No                        6,700,000   67%         59%          100%     11/30/97            95%
   158       1.58       1.33     Soft Lockbox              6,000,000   74%         66%          100%     2/1/98              95%
   159       1.78       1.47     No                        6,900,000   64%         51%          97%      1/23/98             90%
   160       1.37       1.34     No                        5,750,000   76%         67%          99%      12/31/97            95%
   161       1.00       1.00     Hard Lockbox              4,500,000   96%         0%           100%     3/1/98              100%
   162       1.00       1.00     Hard Lockbox              4,570,000   94%         0%           100%     3/1/98              100%
   163       1.58       1.27     No                        5,760,000   74%         59%          88%      2/18/98             92%
   164       1.40       1.29     No                        5,450,000   77%         68%          93%      12/31/97            92%
   165       1.42       1.31     No                        5,850,000   72%         63%          97%      11/17/97            95%
   166       2.24       1.86     Hard Lockbox              7,600,000   55%         49%          100%     12/1/97             91%

   167       1.59       1.42                               2,650,000   75%         67%          79%      12/1/97             79%
   167       1.59       1.42                               2,000,000   75%         67%          100%     12/1/97             95%
   167       1.59       1.42                                 900,000   75%         67%          86%      12/1/97             86%
             ----       ----                                 --------  ---         ---
             1.59       1.42     HARD LOCKBOX              5,550,000
   168       1.71       1.46     No                        6,220,000   66%         44%          79%      11/30/97            75%
   169       1.58       1.40     No                        5,200,000   78%         34%          100%     1/1/98              92%
   170       1.00       1.00     Hard Lockbox              4,300,000   94%         0%           100%     3/1/98              100%
   171       2.06       1.75     Hard Lockbox              6,300,000   64%         41%          77%      YTD 12/31/97        76%
   172       2.37       1.98     No                        8,000,000   50%         32%          98%      7/21/97             94%
   173       1.70       1.57     No                        5,400,000   72%         64%          99%      12/23/97            95%
   174       1.65       1.41     No                        4,650,000   83%         73%          99%      12/31/97            94%
   175       1.58       1.52     No                        5,500,000   69%         54%          96%      12/31/97            95%
   176       1.41       1.38     No                        4,825,000   78%         61%          99%      1/1/98              95%
   177       1.52       1.41     Soft Lockbox              4,590,000   82%         62%          95%      1/19/98             95%
   178       1.56       1.42     No                        5,350,000   69%         62%          96%      12/31/97            95%
   179       2.96       2.46     No                       12,750,000   29%         1%           92%      12/31/97            87%
   180       1.55       1.42     No                        4,700,000   77%         61%          100%     12/1/97             95%
   181       1.24       1.21     Hard Lockbox              5,000,000   72%         59%          100%     2/1/98              95%
   182       1.53       1.32     No                        5,250,000   68%         56%          98%      11/1/97             95%
   183       1.48       1.29     No                        4,800,000   74%         63%          89%      12/31/97            90%
   184       1.55       1.39     No                        4,750,000   74%         59%          93%      12/1/97             91%
   185       2.00       1.69     No                        5,400,000   65%         42%          80%      YTD 12/31/97        77%
   186       2.99       2.44     Hard Lockbox              9,000,000   39%         33%          100%     2/12/98             90%
   187       1.76       1.54     No                        5,000,000   70%         62%          76%      12/25/97            76%
   188       1.37       1.30     No                        5,000,000   70%         49%          100%     12/31/97            95%
   189       2.49       2.18     No                        7,900,000   44%         2%           69%      12/31/97            61%
   190       1.76       1.55     No                        5,075,000   68%         55%          96%      1/5/98              94%
   191       1.70       1.47     No                        5,250,000   64%         57%          100%     2/17/98             94%
   192       1.47       1.30     No                        4,500,000   75%         49%          91%      11/30/97            90%
   193       1.83       1.38     No                        4,700,000   69%         63%          100%     3/1/98              95%
   194       1.64       1.44     No                        4,600,000   70%         48%          100%     12/31/97            95%
   195       1.65       1.54     No                        4,500,000   72%         63%          98%      12/13/97            95%
   196       1.47       1.42     No                        5,425,000   60%         54%          63%      6/30/97             55%
   197       1.61       1.48     Soft Lockbox              4,400,000   74%         62%          96%      1/31/98             90%
   198       1.74       1.53     No                        4,175,000   77%         68%          91%      12/31/97            90%
   199       1.67       1.49     No                        4,700,000   68%         47%          66%      11/30/97            64%
   200       2.52       2.14     No                        5,960,000   53%         43%          100%     11/3/97             88%
   201       1.87       1.59     No                        5,590,000   57%         3%           78%      10/31/97            75%
   202       1.00       1.00     Hard Lockbox              3,400,000   93%         0%           100%     3/1/98              100%
   203       1.79       1.53     Hard Lockbox              6,500,000   49%         35%          54%      12/31/97            51%
   204       1.47       1.25     No                        4,400,000   72%         61%          97%      12/31/97            95%

   205       1.53       1.42                               1,780,000   80%         69%          100%     12/1/97             95%
   205       1.53       1.42                               1,140,000   80%         69%          100%     12/1/97             95%
   205       1.53       1.42                                 950,000   80%         69%          100%     12/1/97             95%
             ----       ----                                 --------  ---         ---
             1.53       1.42     NO                        3,870,000   80%         69%
   206       1.55       1.45     No                        5,100,000   61%         47%          88%      2/1/97              94%

   207       1.52       1.45                               2,000,000   67%         51%          93%      12/31/97            95%
   207       1.52       1.45                               1,600,000   67%         51%          100%     1/31/98             95%
   207       1.52       1.45                                 950,000   67%         51%          100%     1/31/98             95%
             ----       ----                                 --------  ---         ---
             1.52       1.45     NO                        4,550,000   67%         51%
   208       1.27       1.23     No                        4,250,000   72%         32%          81%      11/1/97             83%
   209       1.64       1.44     No                        4,400,000   69%         55%          83%      12/19/97            83%
   210       1.94       1.56     No                        4,500,000   67%         57%          99%      2/1/98              92%
   211       1.54       1.42     No                        4,275,000   70%         56%          100%     7/31/97             95%
   212       1.49       1.36     No                        3,800,000   79%         49%          95%      12/18/97            94%
   213       2.12       1.95     No                        5,600,000   53%         41%          95%      1/26/98             94%
   214       1.02       1.02     Hard Lockbox              3,035,000   95%         34%          100%     3/1/98              100%
   215       1.71       1.58     No                        3,800,000   76%         47%          97%      12/30/97            94%
   216       1.60       1.47     No                        3,650,000   79%         69%          95%      12/31/97            95%
   217       1.00       1.00     Hard Lockbox              2,900,000   99%         0%           100%     3/1/98              100%
   218       1.50       1.33     No                        4,000,000   71%         63%          100%     12/31/97            95%
   219       1.36       1.30     No                        3,600,000   78%         70%          82%      11/30/97            82%
   220       1.38       1.22     Soft Lockbox              3,650,000   76%         68%          93%      12/31/97            95%
   221       1.54       1.34     No                        3,500,000   80%         65%          100%     12/31/97            95%
   222       1.51       1.48     No                        3,550,000   78%         69%          100%     1/1/98              100%
   223       1.00       1.00     Hard Lockbox              2,870,000   96%         0%           100%     3/1/98              100%
   224       1.50       1.25     No                        3,710,000   74%         65%          91%      2/1/98              91%
   225       1.41       1.31     No                        3,500,000   78%         68%          100%     12/1/97             95%
   226       1.47       1.43     No                        4,200,000   64%         41%          94%      1/1/98              94%
   227       1.45       1.36     No                        3,690,000   73%         61%          94%      2/1/98              95%
   228       1.42       1.21     No                        3,700,000   72%         66%          100%     6/26/97             95%
   229       2.36       2.24     No                        5,150,000   51%         44%          100%     2/15/98             96%
   230       2.13       1.89     No                        4,000,000   65%         57%          97%      11/25/97            85%

   231       1.59       1.43                               1,800,000   76%         66%          99%      1/7/98              95%
   231       1.59       1.43                               1,000,000   76%         66%          100%     1/7/98              95%
   231       1.59       1.43                                 630,000   76%         66%          96%      1/1/98              95%
             ----       ----                                 --------  ---         ---
             1.59       1.43     SOFT LOCKBOX              3,430,000   76%         66%
   232       1.47       1.40     Soft Lockbox              3,300,000   79%         68%          100%     1/23/98             95%
   233       1.38       1.28     No                        3,500,000   74%         59%          98%      1/1/98              95%
   234       1.68       1.45     No                        3,860,000   66%         3%           68%      10/31/97            68%
   235       1.43       1.39     No                        3,700,000   69%         63%          99%      12/31/97            95%
   236       1.36       1.31     No                        3,800,000   66%         51%          79%      12/31/97            80%
   237       2.05       1.82     No                        4,700,000   53%         43%          100%     1/1/98              92%
   238       1.37       1.32     No                        3,500,000   71%         57%          100%     1/1/98              94%
   239       2.60       2.08     No                        4,400,000   56%         26%          80%      12/31/97            74%
   240       1.92       1.64     No                        4,200,000   59%         28%          79%      12/31/97            75%
   241       1.36       1.34     No                        3,470,000   71%         31%          99%      2/1/98              95%
   242       1.59       1.43     No                        3,250,000   74%         63%          91%      12/31/97            91%
   243       1.51       1.45     No                        3,230,000   74%         65%          94%      12/31/97            93%
   244       1.51       1.43     No                        3,200,000   75%         60%          98%      1/1/98              95%
   245       1.58       1.43     No                        3,500,000   68%         56%          100%     11/11/97            95%
   246       1.38       1.29     No                        3,270,000   72%         60%          100%     1/15/98             95%
   247       1.76       1.64     No                        3,525,000   67%         59%          95%      10/31/97            93%
   248       1.00       1.00     Hard Lockbox              2,400,000   96%         0%           100%     3/1/98              100%
   249       1.56       1.42     No                        2,900,000   79%         61%          100%     12/1/97             93%
   250       1.42       1.26     No                        3,400,000   67%         55%          96%      12/1/97             95%
   251       1.35       1.23     No                        3,200,000   72%         62%          100%     9/30/97             95%
   252       1.79       1.55     No                        3,350,000   68%         58%          60%      1/31/98             60%
   253       1.50       1.33     No                        3,100,000   73%         67%          91%      10/1/97             90%
   254       1.82       1.76     No                        4,100,000   55%         23%          100%     12/31/97            95%
   255       1.51       1.37     No                        3,100,000   71%         64%          94%      10/25/97            89%
   256       1.51       1.37     Soft Lockbox              3,055,000   72%         64%          96%      12/11/97            92%
   257       2.15       1.84     No                        3,300,000   67%         58%          94%      11/24/97            92%
   258       1.36       1.28     No                        2,700,000   81%         70%          100%     12/31/97            95%

   259       1.55       1.33                               2,300,000   74%         59%          92%      12/9/97             92%
   259       1.55       1.33                                 600,000   74%         59%          92%      12/8/97             92%
             ----       ----                                 --------  ---         ---
             1.55       1.33     NO                        2,900,000   74%         59%
   260       1.77       1.58     No                        2,900,000   73%         32%          72%      7/31/97             70%
   261       1.93       1.62     No                        3,200,000   66%         28%          70%      10/31/97            66%
   262       1.81       1.60     No                        3,200,000   65%         1%           96%      12/31/97            93%
   263       1.77       1.50     No                        3,000,000   70%         58%          98%      1/1/98              95%
   264       1.40       1.34     No                        2,900,000   72%         57%          98%      1/14/98             95%
   265       1.32       1.27     No                        2,800,000   73%         65%          98%      1/1/98              95%
   266       1.75       1.37     No                        2,675,000   76%         68%          88%      12/25/97            86%
   267       1.82       1.70     No                        2,750,000   74%         65%          100%     10/1/97             95%
   268       1.93       1.82     No                        3,900,000   52%         33%          87%      12/1/97             91%
   269       1.48       1.32     No                        2,600,000   78%         69%          100%     2/4/98              95%
   270       2.03       1.67     No                        3,500,000   57%         37%          70%      TTM 10/31/97        67%
   271       1.49       1.33     No                        2,700,000   74%         59%          100%     1/3/98              90%
   272       1.44       1.24     No                        2,550,000   78%         64%          83%      1/31/98             84%
   273       1.57       1.49     No                        2,700,000   73%         60%          100%     1/1/98              95%
   274       1.86       1.49     No                        3,790,000   50%         40%          89%      12/4/97             88%
   275       1.46       1.39     No                        2,400,000   79%         63%          97%      1/31/98             93%
   276       1.43       1.25     No                        2,800,000   68%         44%          91%      12/1/97             91%
   277       1.26       1.18     No                        2,250,000   84%         54%          98%      11/30/97            95%
   278       1.00       1.00     Hard Lockbox              4,800,000   39%         0%           100%     3/1/98              100%
   279       1.95       1.66     No                        3,675,000   49%         39%          100%     9/29/97             95%
   280       2.21       2.18     No                        4,000,000   45%         36%          100%     10/8/97             95%
   281       1.57       1.41     No                        2,875,000   62%         50%          100%     11/12/97            93%
   282       1.41       1.38     No                        2,200,000   80%         65%          100%     12/4/97             95%
   283       1.61       1.45     No                        2,400,000   72%         63%          93%      12/1/97             94%
   284       1.47       1.27     No                        2,225,000   74%         59%          96%      12/1/98             95%
   285       1.49       1.29     No                        2,200,000   75%         64%          91%      12/31/97            95%
   286       2.18       1.65     No                        2,700,000   59%         38%          100%     3/1/98              91%
   287       1.51       1.37                               1,025,000   78%         49%          96%      12/31/97            95%
   287       1.51       1.37                                 574,000   78%         49%          96%      12/31/97            95%
   287       1.51       1.37                                 451,000   78%         49%          96%      12/31/97            95%
             ----       ----                                 --------  ---         ---
             1.51       1.37     NO                        2,050,000   78%         49%
   288       2.06       1.56     No                        3,300,000   48%         22%          76%      12/31/97            75%
   289       1.61       1.38     No                        1,950,000   80%         67%          94%      2/18/97             92%
   290       1.58       1.40     No                        2,050,000   75%         58%          91%      12/31/97            91%
   291       1.39       1.31     No                        1,900,000   79%         69%          100%     11/21/97            95%
   292       1.39       1.20     No                        1,900,000   75%         62%          89%      5/1/97              89%
   293       1.76       1.43     No                        2,350,000   60%         49%          96%      1/15/98             93%
   294       1.45       1.31     No                        1,900,000   74%         59%          93%      1/15/98             93%
   295       1.55       1.36     No                        1,760,000   80%         64%          100%     12/31/97            95%
   296       1.68       1.39     No                        1,900,000   74%         60%          100%     11/14/97            95%
   297       1.63       1.34     No                        2,100,000   66%         55%          100%     2/19/98             95%
   298       1.37       1.23     No                        2,140,000   65%         51%          100%     12/31/97            95%
   299       1.76       1.51     No                        2,500,000   54%         30%          62%      7/31/97             62%
   300       2.25       1.81     No                        2,100,000   64%         27%          97%      2/12/98             90%
   301       1.94       1.75     No                        2,100,000   64%         56%          93%      2/1/98              93%
   302       1.73       1.63     No                        2,300,000   59%         45%          96%      10/28/97            95%
   303       1.55       1.44     No                        1,540,000   78%         68%          100%     11/20/97            95%
   304       1.69       1.63     No                        2,175,000   55%         49%          100%     10/15/97            95%
   305       2.22       1.84     No                        1,875,000   64%         1%           100%     3/7/97              93%
   306       1.57       1.44     No                        1,500,000   77%         64%          100%     12/22/97            95%
   307       1.43       1.35     No                        1,500,000   75%         66%          100%     1/1/98              95%
   308       1.39       1.31     No                        1,425,000   78%         69%          100%     8/1/97              95%
   309       1.50       1.43     No                        1,500,000   73%         59%          100%     1/31/98             95%
   310       1.73       1.60     No                        1,560,000   71%         57%          100%     1/16/98             95%
   311       1.44       1.34     No                        1,375,000   80%         65%          98%      12/30/97            95%
   312       1.51       1.41     No                        1,500,000   71%         62%          96%      2/17/97             91%
   313       1.98       1.82     No                        2,200,000   46%         29%          100%     12/31/97            95%
   314       1.64       1.51     No                        1,550,000   64%         41%          94%      1/1/98              94%
   315       1.53       1.44     No                        1,575,000   63%         57%          91%      8/6/97              91%
   316       1.88       1.83     No                        1,300,000   77%         63%          100%     11/26/97            95%
   317       1.58       1.49     No                        1,400,000   66%         45%          97%      12/1/97             95%
   318       1.70       1.52     No                        1,200,000   77%         61%          98%      1/23/98             95%
   319       1.43       1.36     No                        1,200,000   75%         60%          90%      1/31/98             87%
   320       1.91       1.64     No                        1,050,000   81%         71%          93%      12/31/97            93%
   321       1.34       1.29     No                          870,000   74%         51%          100%     9/1/97              95%

              AUDIT/AGREED   AUDIT/AGREED        U/W                 ACTUAL
                UPON            UPON            ONGOING              ONGOING
             PROCEDURES        PROCEDURES       CAPITAL              CAPITAL           RESERVE
 LOAN #        UPFRONT          FORWARD         RESERVE              RESERVE            UNITS                      TENANT 1
 ------        -------          -------         -------              -------            -----                      --------
    1            Yes              Yes            $0.20                $0.20         $psf          Christensen, White, et al.

    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue
    2            Yes              Yes              5%                  5%           % revenue

    3            Yes              Yes             $250                $200          $/unit

    4            Yes              Yes            $0.24                $0.27         $psf          Home Depot U.S.A., Inc.
    4            Yes              Yes            $0.25                $0.24         $psf          24 Hour Fitness
    4            Yes              Yes            $0.15                $0.27         $psf          Raley's
    4            Yes              Yes            $0.15                $0.27         $psf          Kmart Corp
    4            Yes              Yes            $0.28                $0.27         $psf          Home Base
    4            Yes              Yes            $0.32                $0.27         $psf          PW Supermarkets
    4            Yes              Yes            $0.16                $0.27         $psf          Safeway Food & Drug
    4            Yes              Yes            $0.34                $0.27         $psf          Food-4-Less
    4            Yes              Yes            $0.30                $0.27         $psf          Ralph's Grocery Store
    4            Yes              Yes            $0.34                $0.27         $psf          Ralph's Grocery Store
    4            Yes              Yes            $0.34                $0.27         $psf          Ralphs Grocery Company
    4            Yes              Yes            $0.24                $0.27         $psf          raleys
    4            Yes              Yes            $0.18                $0.27         $psf          Raley's
    4            Yes              Yes            $0.33                $0.27         $psf          Food-4-Less
    4            Yes              Yes            $0.15                $0.27         $psf          Raley's Bel Air Market
    4            Yes              Yes            $0.56                $0.27         $psf          Blockbuster Video
    4            Yes              Yes            $0.27                $0.27         $psf          Lucky Store
    4            Yes              Yes            $0.83                $0.27         $psf          Raleys
    4            Yes              Yes             31%                  27%          $psf          32nd Street Market


    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf
    5            Yes              Yes            $0.00                $0.00         $psf

    6            Yes              Yes            $0.20                $0.20         $psf          Westinghouse Credit
    7            Yes              Yes            $0.14                $0.19         $psf          Macy's
    8            Yes              Yes              5%                  5%           % revenue

    9             No              Yes            $0.15                $0.15         $psf          Carolina Pottery
    9             No              Yes            $0.15                $0.15         $psf          VF Factory
    9             No              Yes            $0.15                $0.15         $psf          Winn-Dixie
    9             No              Yes            $0.15                $0.15         $psf          Spa Health Club
    9             No              Yes            $0.15                $0.15         $psf          Bugle Boy
    9             No              Yes            $0.15                $0.15         $psf          VF Factory
    9             No              Yes            $0.15                $0.15         $psf          VF Factory
    9             No              Yes            $0.15                $0.15         $psf          VF Factory
    9             No              Yes            $0.15                $0.15         $psf          VF Factory
    9             No              Yes            $0.15                $0.15         $psf          VF Factory
    9             No              Yes            $0.15                $0.15         $psf          VF Factory

   10            Yes              Yes            $0.29                $0.29         $psf          Sears
   11             No              Yes            $0.15                $0.15         $psf          Caldor
   12            Yes              Yes             $250                $250          $/unit
   13            Yes              Yes            $0.20                $0.16         $psf          ICF Kaiser

   14            Yes              Yes            $0.19                $0.15         $psf          AT&T
   14            Yes              Yes              5%                  4%           % revenue

   15            Yes              Yes            $0.10                $0.16         $psf          Dillards
   16            Yes              Yes            $0.15                $0.15         $psf          BJ's
   17            Yes              Yes            $0.20                $0.20         $psf          Pacific Bell Directory

   18             No              Yes            $0.20                $0.20         $psf          HEA
   18             No              Yes             20%                  20%          $psf          HEA


   19            Yes              Yes              5%                  4%           % revenue
   19            Yes              Yes              5%                  4%           % revenue
   19            Yes              Yes              5%                  4%           % revenue
   19            Yes              Yes              5%                  4%           % revenue
   19            Yes              Yes              5%                  4%           % revenue
   19            Yes              Yes              5%                  4%           % revenue

   20            Yes              Yes            $0.15                $0.15         $psf          Wal-Mart Stores, Inc.
   21            Yes              Yes            $0.15                $0.15         $psf          Kohl's
   21            Yes              Yes            $0.15                $0.15         $psf          Phar-mor
   21            Yes              Yes             15%                  15%          $psf          Big Kmart


   22            Yes              Yes            $0.15                $0.15         $psf          Foot Locker/Kinney Shoe
   22            Yes              Yes            $0.00                $0.00         $psf
   22            Yes              Yes            $0.15                $0.15         $psf
   22            Yes              Yes             15%                  15%          $psf


   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue
   23            Yes              Yes              5%                  5%           % revenue

   24            Yes              Yes            $0.19                $0.19         $psf          Auto Club Association

   25            Yes              Yes            $0.56                $0.56         $psf          Sears
   25            Yes              Yes             54%                  54%          $psf          Sears

   26            Yes              Yes            $0.21                $0.21         $psf          GPU Nuclear
   27             No              Yes            $0.30                $0.30         $psf          Bon Ton

   28             No              Yes             $250                $250          $/bed
   28             No              Yes             $250                $250          $/bed

   29            Yes              Yes            $0.21                $0.21         $psf          GSA

   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue
   30            Yes              Yes              5%                  5%           % revenue

   31            Yes              Yes              5%                  5%           % revenue

   32            Yes              Yes              5%                  4%           % revenue
   32            Yes              Yes              5%                  4%           % revenue
   32            Yes              Yes              5%                  4%           % revenue
   32            Yes              Yes              5%                  4%           % revenue
   32            Yes              Yes              5%                  4%           % revenue
   32            Yes              Yes              5%                  4%           % revenue

   33            Yes              Yes            $0.18                $0.18         $psf          Analysis Group, Inc.
   34            Yes              Yes              5%                  5%           % revenue
   35            Yes              No             $0.20                $0.20         $psf          Creative Artists
   36            Yes              Yes            $0.15                $0.15         $psf          Target (Not Owned)
   37            Yes              Yes            $0.25                $0.25         $psf          Provident Bank
   38             No              No              $250                $250          $/unit
   39             No              Yes            $0.18                $0.18         $psf          Giant Food Store

   40             No              No              $250                $250          $/unit
   40             No              No              $265                $265          $/unit

   41             No              No             $0.00                $0.00         $psf
   42            Yes              Yes            $0.20                $0.20         $psf          McGraw-Hill Co. Inc.
   43            Yes              Yes              5%                  4%           % revenue
   44             No              No             $0.00                $0.00         $psf
   45             No              Yes            $0.20                $0.20         $psf          PDV Midwest Refining LLC
   46             No              No              $250                $250          $/unit
   47            Yes              Yes            $0.20                $0.20         $psf          Sterling Software
   48             No              No             $0.00                $0.00         $psf
   49            Yes              Yes              5%                  5%           % revenue
   50             No              No              $250                $250          $/unit
   51             No              No              $250                $250          $/unit

   52            Yes              Yes            $0.15                $0.15         $psf          Ross Dress-for-Less
   52            Yes              Yes            $0.60                $0.60         $psf          Applegreen
   52            Yes              Yes             50%                  50%          $psf          Coldwell

   53            Yes              No             $0.18                $0.18         $psf          Safeway, Inc.
   54            Yes              Yes            $0.15                $0.15         $psf          Atlantic Metal Product
   55             No              No              $250                $250          $/unit
   56             No              No             $0.18                $0.18         $psf          Linens N Things
   57             No              No             $0.20                $0.20         $psf          FW Woolworth

   58            Yes              Yes            $0.18                $0.18         $psf
   58            Yes              Yes              0%                  0%           $psf

   59             No              Yes             0.15                  0.15        $psf          Pergament
   60            Yes              Yes             0.15                  0.15        $psf          Ralphs Grocery Store
   61             No              No               5%                  4%           % revenue

   62            Yes              Yes             $250                $201          $/unit
   62            Yes              Yes             $250                $217          $/unit

   63             No              No             $0.00                $0.00         $psf
   64             No              No             $0.00                $0.00         $psf
   65             No              No             $0.15                $0.15         $psf          Payless Drug
   66            Yes              Yes             $253                $250          $/unit
   67             No              No             $0.00                $0.00         $psf
   68             No              No              $50                  $0           $/unit
   69             No              No             $0.19                $0.19         $psf          Giant of Maryland, Inc.
   70             No              No             $0.20                $0.20         $psf          Infonautics
   71            Yes              Yes            $0.15                $0.00         $psf          Home Depot
   72            Yes              Yes             $250                $250          $psf          Chefs's Market
   73            Yes                             $0.20                $0.20         $psf          ZBBF Realty, LLC
   74             No              Yes            $0.15                $0.15         $psf          Caldor
   75            Yes              Yes            $0.15                $0.15         $psf          California Do It Center
   76             No              No             $0.16                $0.15         $psf          Food-A-Rama
   77             No              Yes             $294                $250          $/unit
   78             No              No             $0.15                $0.15         $psf          Creative Kids Gym
   79             No              Yes            $0.20                $0.20         $psf          Siemens Power Corp.

   80             No              Yes            $0.16                $0.15         $psf          Roses
   80             No              Yes            $0.15                $0.15         $psf          Winn-Dixie
   80             No              Yes            $0.15                $0.15         $psf          Winn-Dixie
   80             No              Yes            $0.35                $0.35         $psf          Rock Springs Ford
   80             No              Yes            $0.15                $0.15         $psf          Food City

   81             No              No             $0.15                $0.15         $psf          Eckerd Drug
   82             No              No             $0.15                $0.15         $psf          Levitz Furniture
   83             No              No             $0.15                $0.15         $psf          Bradlees

   84             No              No             $0.20                $0.20         $psf          Executive Center Madison Circle
   84             No              No             $0.21                $0.21         $psf          Cesar's Food

   85             No              No             $0.00                $0.00         $psf
   86             No              No             $0.15                $0.11         $psf          Springhouse Corp.
   87             No              No               5%                  4%           % revenue
   88             No              No              $250                $250          $/unit
   89             No              Yes            $0.15                $0.15         $psf          Conlin Furniture
   90             No              No             $0.20                $0.20         $psf          Mark IV Industries, Inc.
   91             No              Yes            $0.15                $0.15         $psf          K-Mart
   92             No              Yes             $250                $250          $/unit
   93             No              No             $0.15                $0.15         $psf          Automotive Products
   94             No              Yes            $0.22                $0.22         $psf          Bank of Oklahoma
   95             No              No              $250                $250          $/unit
   96             No              No             $0.15                $0.15         $psf
   97             No              No             $0.20                $0.20         $psf          Loma Linda University
   98             No              No              $251                $251          $/unit

   99             No              No              $250                $250          $/unit
   99             No              No              $250                $250          $/unit

   100            No              No             $0.20                $0.20         $psf          Pacific Theaters
   101            No              No              $250                $250          $/unit
   102            No              No             $0.16                $0.15         $psf          Auntie's House

   103            No              No             $0.15                $0.15         $psf          Ashcraft's
   103            No              No             $0.15                $0.15         $psf          Dunham's

   104            No              No             $0.15                $0.15         $psf          Marshalls

   105            No              Yes            $0.20                $0.20         $psf          Twin Cities Agency
   105            No              Yes            $0.20                $0.20         $psf          GSA-BIA
   105            No              Yes             20%                  20%          $psf          Adva-Lite

   106            No              Yes             $250                $250          $/unit
   107           Yes              Yes            $0.15                $0.15         $psf          Amer. Multicinema
   108            No              Yes             $250                $250          $/unit
   109            No              No             $0.15                $0.15         $psf          Pathmark
   110           Yes              No             $0.20                $0.20         $psf          Maverick Records
   111            No              No              $250                $200          $/unit
   112            No              Yes            $0.20                $0.20         $psf          Execituve Insurance Agency, Inc.
   113            No              No             $0.27                $0.27         $psf
   114            No              No             $0.15                $0.13         $psf          Big V
   115            No              No             $0.17                $0.17         $psf          K-mart
   116            No              No              $273                $273          $/unit
   117            No              No             $0.16                $0.16         $psf
   118            No              No              $300                $300          $/unit
   119            No              No               5%                  4%           % revenue
   120            No              No              $250                $250          $/unit
   121            No              No              $250                $250          $/unit

   122            No              No               5%                  4%           % revenue
   122            No              No               5%                  4%           % revenue

   123            No              No              $292                $292          $/unit
   124            No              No              $250                $250          $/unit
   125            No              No              $274                $274          $/unit
   126           Yes              Yes             $250                $250          $/unit
   127            No              No             $0.00                $0.00         $psf
   128            No              Yes            $0.15                $0.15         $psf          The Ohio Automobile Club
   129            No              No             $0.15                $0.15         $psf          Calico Corner

   130            No              No               5%                  4%           % revenue
   130            No              No               5%                  4%           % revenue
   130            No              No               5%                  4%           % revenue
   130            No              No               5%                  4%           % revenue

   131            No              No              $263                $220          $/unit
   132            No              No              $267                $250          $/unit
   133            No              No               5%                  4%           % revenue
   134            No              No             $0.17                $0.15         $psf          Whirlyball
   135            No              No             $0.00                $0.00         $psf
   136            No              No              $250                $250          $/unit
   137            No              No             $0.20                $0.20         $psf          Fine Arts Theatre
   138           Yes              Yes             $250                $250          $/unit
   139            No              No              $50                  $0           $/unit
   140            No              No             $0.00                $0.00         $psf
   141            No              No             $0.15                $0.15         $psf          ABCO Markets, Inc.

   142            No              No              $278                $278          $/unit
   142            No              No              $250                $228          $/unit

   143            No              No              $250                $250          $/unit
   144            No              No             $0.22                $0.15         $psf          Food Lion
   145            No              No              $260                $260          $/unit
   146            No              No             $0.00                $0.00         $psf
   147            No              No             $0.00                $0.00         $psf
   148           Yes              Yes             $250                $203          $/unit
   149            No              No              $50                  $0           $/unit
   150            No              No             $0.15                $0.00         $psf          Lear Operations
   151           Yes              Yes             $250                $250          $/unit
   152            No              No             $0.00                $0.00         $psf
   153            No              No              $250                $250          $/unit
   154            No              No             $0.00                $0.00         $psf
   155            No              No             $0.20                $0.20         $psf          Cardiology Associates
   156            No              No             $0.00                $0.00         $psf
   157            No              No              $50                  $0           $/unit
   158            No              No             $0.15                $0.06         $psf          Burpee
   159            No              No             $0.20                $0.20         $psf          Hagop Trakjian
   160            No              No              $50                  $0           $/unit
   161            No              No             $0.00                $0.00         $psf
   162            No              No             $0.00                $0.00         $psf
   163            No              No             $0.26                $0.26         $psf          Heilig Meyers
   164            No              No              $267                $267          $/unit
   165            No              No              $250                $250          $/unit
   166            No              Yes            $0.20                $0.20         $psf

   167            No              Yes            $0.21                $0.19         $psf          Salon Rouge
   167            No              Yes            $0.15                $0.19         $psf          Kinkos
   167            No              Yes            $0.15                $0.19         $psf          Le Visage

   168            No              No               5%                  4%           % revenue
   169            No              No             $0.39                $0.31         $psf          Winn-Dixie
   170            No              No             $0.00                $0.00         $psf
   171            No              No               5%                  4%           % revenue
   172            No              No             $0.20                $0.20         $psf          ARC of PGC
   173            No              No              $250                $250          $/unit
   174            No              No              $250                $250          $/unit
   175            No              No              $250                $225          $/unit
   176            No              No              $50                  $0           $/unit
   177            No              No              $273                $273          $/unit
   178            No              No              $250                $250          $/unit
   179            No              No             $0.28                $0.25         $psf          Circuit City
   180            No              No             $0.15                $0.12         $psf          Davidson
   181            No              No             $0.15                $0.15         $psf          Sneaker Stadium
   182            No              No             $0.15                $0.15         $psf          Premium Pet Mart
   183            No              No              $309                $309          $/unit
   184            No              No              $250                $250          $/unit
   185            No              No               5%                  4%           % revenue
   186            No              Yes            $0.28                $0.28         $psf          U of Utah-Psychology
   187            No              No              $250                $250          $/unit
   188            No              No              $250                $250          $/unit
   189            No              No               5%                  0%           % revenue
   190            No              No             $0.28                $0.28         $psf          Cycle Scene
   191            No              No             $0.22                $0.22         $psf          Dean Witter Reynolds
   192            No              No             $0.20                $0.20         $psf          CACI
   193            No              No             $0.20                $0.20         $psf          ABCQ
   194            No              No             $0.19                $0.19         $psf          Rose's
   195            No              No              $250                $250          $/unit
   196            No              No              $50                  $0           $/unit
   197            No              No              $250                $250          $/unit
   198            No              No              $250                $250          $/unit
   199            No              No               5%                  4%           % revenue
   200            No              No             $0.24                $0.24         $psf          Roses Discount Store
   201            No              No               5%                  4%           % revenue
   202            No              No             $0.00                $0.00         $psf
   203            No              Yes              5%                  4%           % revenue
   204            No              No             $0.18                $0.18         $psf          Americna Yazaki

   205            No              No              $250                $250          $/unit
   205            No              No              $261                $250          $/unit
   205            No              No              $300                $250          $/unit

   206            No              No              $250                $250          $/unit

   207            No              No              $315                $283          $/unit
   207            No              No              $292                $219          $/unit
   207            No              No              $258                $258          $/unit

   208            No              No              $50                  $0           $/unit
   209            No              No              $250                $250          $/unit
   210            No              No             $0.42                $0.42         $psf          Dickstein & Reynolds
   211            No              No              $262                $262          $/unit
   212            No              No             $0.19                $0.19         $psf          Food Lion
   213            No              No              $265                $250          $/unit
   214            No              No             $0.00                $0.00         $psf
   215           Yes              No              $250                $250          $/unit
   216            No              No              $313                $313          $/unit
   217            No              No             $0.00                $0.00         $psf
   218            No              No             $0.24                $0.24         $psf          Shaw's Supermarket
   219            No              No              $50                  $0           $/unit
   220           Yes              Yes             $250                $207          $/unit
   221            No              No             $0.31                $0.31         $psf          Kroger's
   222            No              No              $50                  $0           $/unit
   223            No              No             $0.00                $0.00         $psf
   224            No              No             $0.15                $0.15         $psf          Broadcast Data
   225            No              No              $250                $250          $/unit
   226            No              No              $250                $289          $/unit
   227            No              No              $250                $250          $/unit
   228            No              No             $0.22                $0.22         $psf          Hankoff Insurance
   229            No              No              $250                $250          $/unit
   230            No              No              $250                $250          $/unit

   231            No              No              $250                $250          $/unit
   231            No              No              $250                $250          $/unit
   231            No              No              $250                $250          $/unit

   232            No              No              $250                $250          $/unit
   233            No              No              $250                $250          $/unit
   234            No              No               5%                  4%           % revenue
   235            No              No              $50                  $50          $/unit
   236            No              No              $250                $250          $/unit
   237            No              No             $0.35                $0.15         $psf          Chuck E. Cheese
   238            No              No              $275                $275          $/unit
   239            No              No               5%                  4%           % revenue
   240            No              No               5%                  4%           % revenue
   241            No              No              $50                  $0           $/unit
   242            No              No              $250                $250          $/unit
   243            No              No              $50                  $0           $/unit
   244            No              No              $295                $295          $/unit
   245            No              No             $0.25                $0.20         $psf          Shintomi
   246            No              No             $0.15                $0.15         $psf          Petco Animal Supplies
   247            No              No              $250                $250          $/unit
   248            No              No             $0.00                $0.00         $psf
   249            No              No              $256                $256          $/unit
   250            No              No             $0.15                $0.15         $psf          Winn-Dixie
   251            No              No              $250                $250          $/unit
   252            No              No               5%                  5%           % revenue
   253            No              No             $0.16                $0.15         $psf          IGA
   254            No              No              $50                  $0           $/unit
   255           Yes              Yes             $250                $250          $/unit
   256            No              No              $263                $263          $/unit
   257            No              No              $250                $250          $/unit
   258            No              No              $250                $250          $/unit

   259            No              No              $252                $252          $/unit
   259            No              No              $257                $257          $/unit

   260           Yes              No               5%                  4%           % revenue
   261            No              No               5%                  5%           % revenue
   262            No              No             $0.15                $0.15         $psf          Food Lion
   263            No              No             $0.15                $0.15         $psf          Woodlands Nursery School
   264            No              No              $50                  $48          $/unit
   265            No              No              $50                  $0           $/unit
   266            No              No              $271                $271          $/unit
   267            No              No              $250                $250          $/unit
   268            No              No              $250                $250          $/unit
   269            No              No             $0.15                $0.15         $psf          Party Universe
   270            No              No               5%                  4%           % revenue
   271            No              No              $250                $250          $/unit
   272            No              No              $250                $250          $/unit
   273            No              No              $250                $250          $/unit
   274            No              No              $291                $291          $/unit
   275            No              No              $250                $250          $/unit
   276            No              No             $0.20                $0.20         $psf          Horizon Bank
   277            No              No              $250                $250          $/unit
   278            No              No             $0.00                $0.00         $psf
   279            No              No             $0.15                $0.15         $psf          Airborne Express
   280            No              No              $50                  $0           $/unit
   281            No              No             $0.15                $0.15         $psf          China Harbor
   282            No              No              $50                  $50          $/unit
   283            No              No              $250                $250          $/unit
   284            No              No             $0.21                $0.21         $psf          Eckerd Drug
   285            No              No              $355                $355          $/unit
   286            No              No             $0.40                $0.40         $psf          Childs Consulting Assoc.

   287            No              No              $250                $250          $/unit
   287            No              No              $250                $250          $/unit
   287            No              No              $250                $250          $/unit

   288            No              No               5%                  5%           % revenue
   289            No              No              $250                $250          $/unit
   290            No              No              $255                $255          $/unit
   291            No              No              $253                $253          $/unit
   292            No              No             $0.15                $0.14         $psf          Incentive Merchandise, Inc.
   293            No              No             $0.20                $0.20         $psf          Judith Von Hopf
   294            No              No              $250                $250          $/unit
   295            No              No             $0.15                $0.15         $psf          Cato
   296            No              No             $0.20                $0.20         $psf          Lepin & Renehan
   297            No              No             $0.17                $0.17         $psf          Kroger's
   298            No              No             $0.20                $0.20         $psf          Blockbuster Video
   299            No              No               5%                  4%           % revenue
   300            No              No             $0.15                $0.15         $psf          Copy Systems
   301            No              No             $0.33                $0.33         $psf          Commercial Federal
   302            No              No              $250                $250          $/unit
   303            No              No              $250                $227          $/unit
   304            No              No              $261                $261          $/unit
   305            No              No             $0.16                $0.16         $psf          Garcy Corporation
   306            No              No              $250                $250          $/unit
   307            No              No              $250                $250          $/unit
   308            No              No              $50                  $0           $/unit
   309            No              No              $250                $250          $/unit
   310            No              No             $0.25                $0.25         $psf          Gilbert Ortega
   311            No              No              $250                $250          $/unit
   312            No              No              $377                $377          $/unit
   313            No              No              $250                $250          $/unit
   314            No              No              $250                $250          $/unit
   315            No              No              $50                  $0           $/unit
   316            No              No              $55                  $55          $/unit
   317            No              No              $250                $250          $/unit
   318            No              No              $250                $250          $/unit
   319            No              No              $250                $250          $/unit
   320            No              No              $250                $250          $/unit
   321            No              No              $50                  $0           $/unit


               LEASE                                                           LEASE
             EXPIRATION  % OF                                                EXPIRATION    % OF
 LOAN #         DATE    TOTAL SF                TENANT 2                         DATE    TOTAL SF
 ------         ----    --------                --------                         ----    --------
    1            2008     6%     Marvin Davis Corporation                        2002     6%

    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2

    3

    4            2012    28%     Lucky Stores, Inc.                              2017     14%
    4            2013    14%     Raleys                                          2020     32%
    4            2013    37%     Ace Hardware                                    2011     9%
    4            2006    39%     Lucky Stores                                    2006     13%
    4            2008    42%     Food 4 Less                                     2005     28%
    4            2005    37%     24 Hour Nautilus Fitness Centers                2002     10%
    4            1998    31%     Walgreen Co.                                    2011     12%
    4            2010    45%     Hometown Buffet                                 2009     9%
    4            2005    49%     Clothworld                                      1998     9%
    4            2012    100%
    4            2007    58%     Chief Auto Parts, Inc.                          2007     7%
    4            2005    42%     Firm Fitness for Women                          2002     7%
    4            2013    51%     Blockbuster Video                               2002     4%
    4            2006    47%     George Brown Fitness                            2007     12%
    4            2014    43%     Wells Fargo Bank                                2007     5%
    4            2002    16%     Kinko's of La Jolla                             2002     12%
    4            2006    34%     Thrifty Corp                                    2005     21%
    4            1998    26%     Hollywood Video                                 2005     15%
    4            2008    48%     Basically A Buck                                2008     28%


    5
    5
    5
    5
    5
    5
    5
    5
    5
    5

    6            2000     9%     Westinghouse Credit                             2000     7%
    7            2022    18%     J.C. Penny                                      2023     15%
    8

    9            2003    29%     Liz Clairborne                                  2005     3%
    9            2005    11%     U.S. Factory Outlet                             2008     11%
    9            2016    27%     Spa Health Club                                 2006     13%
    9            1999    10%     Eckerd Drug                                     2001     7%
    9            2001     5%     Carolina Pottery                                2003     38%
    9            2003    62%     Banister Shoes                                  1998     6%
    9            2003    51%     Banister Shoes                                  1998     8%
    9            2003    53%     Dress Barn                                      2002     8%
    9            2003    53%     Easy Spirit                                     1998     7%
    9            2003    49%     Bugle Boy                                       2000     6%
    9            2003    67%     Dress Barn                                      2001     9%

   10         N/A        N/A     J.C. Penny                                      2004     28%
   11            2021    33%     Pathmark                                        2021     15%
   12
   13            2012    50%     American Capital                                2004     26%

   14            2003    25%     Riker Danzig                                    2002     14%
   14

   15            2035    13%     Sears                                           2035     11%
   16            2016    19%     Hechingers                                      2016     18%
   17            2002    10%     Price Waterhouse LLP                            2005     10%

   18            2013    100%
   18            2013    100%


   19
   19
   19
   19
   19
   19

   20            2011    15%     Builder Square                                  2020     15%
   21            2017    28%     Rainbow Foods                                   2010     20%
   21            2004    24%     Best Buy Company                                2012     20%
   21            2015    32%     Phar-mor                                        2004     19%


   22            2007     6%     Liberty House                                   2007     26%
   22
   22
   22


   23
   23
   23
   23
   23
   23
   23
   23

   24            1999    29%     AMC Theatre                                     2009     12%

   25            2039    43%     Dillard's                                       2039     30%
   25            2029    26%     JCPenney                                        2039     23%

   26            2006    19%     EBS Dealing Resources                           2007     12%
   27            2005    36%     UA Theatre                                      1998     5%

   28
   28

   29            1999    12%     Bellsouth Publishing                            2001     11%

   30
   30
   30
   30
   30
   30
   30
   30
   30

   31

   32
   32
   32
   32
   32
   32

   33            2002    29%     HMV USA inc                                     2007     23%
   34
   35            1999    91%
   36                            Mervyns
   37            2007    44%     Rendigs, Fry, Kiely                             2003     6%
   38
   39            2014    47%     Citicorp                                        1999     5%

   40
   40

   41
   42            2008    75%
   43
   44
   45            2002    35%     Quantum Executive Offices                       2005     10%
   46
   47            2001    99%     Good News Deli                                  2001     1%
   48
   49
   50
   51

   52            2002    24%     Border's Books                                  2012     18%
   52            1999    18%     Schoenfeld                                      1999     16%
   52            1998    11%     Kent Video                                      1999     9%

   53            2020    34%     The Sports Authority                            2010     26%
   54            1998    27%     Feder Trading Co., Inc.                         1998     25%
   55
   56            2002    21%     CompUSA                                         2003     15%
   57            2000    16%     Lucky Bargain                                   2006     11%

   58
   58

   59            2016    34%     Seaman's                                        2016     20%
   60            2010    30%     The Wherehouse                                  2000     7%
   61

   62
   62

   63
   64
   65            2003    37%     Marshall's                                      2003     28%
   66
   67
   68
   69            2007    46%     Pad/Restaurant                                  2007     11%
   70            2000    11%     Coresource Inc                                  2002     7%
   71            2017    100%
   72            2009    14%     TGIF                                            2000     11%
   73            2008    100%
   74            2020    88%     Spain's (Dollar Express)                        2002     5%
   75            2010    28%     Bally's Health Club                             2013     16%
   76            2017    26%     Fairlanes Bowling                               2099     15%
   77
   78            1998     5%     Olympic Collection                              2005     68%
   79            1999    11%     Convenant Healthcare System                     1999     10%

   80            1998    27%     Winn-Dixie                                      2005     22%
   80            2004    56%     Revco Drugs                                     2001     18%
   80            2004    51%     Harco Drugs                                     2000     20%
   80            1998    100%
   80            2002    100%

   81            2005    11%     O'CASEY'S                                       2011     10%
   82            2011    63%                 Furniture Expo                200200%        10%
   83            2016    57%     Price Chopper                                   2021     29%

   84            2007     9%     Forte Properties                                2007     8%
   84            2000    100%

   85
   86            2003    54%     Clemens Market                                  2002     18%
   87
   88
   89            1999    19%     T.J. Maxx, Inc.                                 2004     19%
   90            2002    99%
   91            2008    64%     Marinello Beauty                                2009     5%
   92
   93            2005    100%
   94            2002    34%     Linn & Neville, P.C.                            2003     8%
   95
   96
   97            2002    53%     Loma Linda Community MWS Group                  2002     6%
   98

   99
   99

   100           2017    100%
   101
   102           1999     4%     Ralph's                                         2004     62%

   103           2005    44%     Companion's Cuisine                             1998     7%
   103           2002    20%     JoAnn Fabrics                                   2002     14%

   104           2010    24%     Officemax                                       2010     19%

   105           2002    20%     Bankers Automated                               2002     9%
   105           2002    85%     State Dept. of Health                           1997     12%
   105           1998    55%     Roadway Package                                 1999     45%

   106
   107           2008    51%     Powerhouse Gym                                  2000     14%
   108
   109           2014    69%     Blockbuster                                     2001     10%
   110           2007    34%     Sinclair Tenenbaum                              1998     28%
   111
   112           2002     7%     Family Care Associates, Inc.                    2002     3%
   113
   114           2016    86%     General Mills (Red Lobster)                     2008     9%
   115           2001    53%     Big V Supermarket (ShopRite)                    2020     23%
   116
   117
   118
   119
   120
   121

   122
   122

   123
   124
   125
   126
   127
   128           1998     3%     Value City Department Store                     2002     66%
   129           2000     8%     Ethan Allen                                     2001     28%

   130
   130
   130
   130

   131
   132
   133
   134           2009    49%     Arbor Drugs                                     2009     12%
   135
   136
   137           2000    24%     Harrington                                      2002     13%
   138
   139
   140
   141           2008    38%     Walgreens Arizona Drug Company                  2009     14%

   142
   142

   143
   144           2016    20%     CVS                                             2001     7%
   145
   146
   147
   148
   149
   150           2006    100%
   151
   152
   153
   154
   155           2010    45%     Jeff Klein                                      1998     13%
   156
   157
   158           2008    100%
   159           1998     3%     Mohamad Tahhsin Kazah                           1999     3%
   160
   161
   162
   163           2005    19%     Nash Finch (Seamark)                            2003     21%
   164
   165
   166

   167           2004    10%     All In One Dry Cleaner                          2003     9%
   167           2003    27%     Potted Plant                                    2000     16%
   167           2002    19%     PIP Printing                                    1999     14%

   168
   169           2011    58%     GSA - SSA                                       2003     10%
   170
   171
   172           2000    22%     Largo Park Executive Center                     2007     11%
   173
   174
   175
   176
   177
   178
   179           2002    24%     General Discounts                               2000     20%
   180           2004    100%
   181           2017    100%
   182           2001    29%     Thrifty Payless Drug Store                      2000     27%
   183
   184
   185
   186           2007    41%     NPS Pharmaceuticals                             1999     31%
   187
   188
   189
   190           2006    26%     Spaceplay                                       2000     23%
   191           1999    26%     First Tuesday                                   2001     13%
   192           2002    20%     CACI                                            2002     19%
   193           2000    55%     Allen Bradley Company                           1999     45%
   194           2009    48%     Winn-Dixie                                      2009     32%
   195
   196
   197
   198
   199
   200           2007    41%     Food Lion Supermarket                           2007     23%
   201
   202
   203
   204           1999    45%     Bearing Distributors                            2003     5%

   205
   205
   205

   206

   207
   207
   207

   208
   209
   210           2000     9%     Shelbourne Designs                              1999     3%
   211
   212           2008    52%     Eckerd Drug                                     2003     13%
   213
   214
   215
   216
   217
   218           2012    57%     CVS Headquarters                                2003     12%
   219
   220
   221           2002    68%     Rent A Center                                   1999     6%
   222
   223
   224           2002    14%     K&K Jumpstart                                   2001     18%
   225
   226
   227
   228           2001    11%     National Library of Poetry                      2006     60%
   229
   230

   231
   231
   231

   232
   233
   234
   235
   236
   237           2003    33%     In Cahoots                                      1999     26%
   238
   239
   240
   241
   242
   243
   244
   245           2003    16%     A Child's Room                                  2002     12%
   246           2011    62%     Hollywood Video                                 2006     38%
   247
   248
   249
   250           2006    63%     Outlet Plus                                     2006     12%
   251
   252
   253           2011    41%     Video                                           2000     6%
   254
   255
   256
   257
   258

   259
   259

   260
   261
   262           2014    50%     Revco                                           2006     15%
   263           2000    19%     Amerigo's Grill                                 1999     12%
   264
   265
   266
   267
   268
   269           2011    36%     DOTS, Inc.                                      2001     16%
   270
   271
   272
   273
   274
   275
   276           2015    16%     Karin's Florist                                 2015     19%
   277
   278
   279           2008    100%
   280
   281           2012    23%     Fast & Easy Mart                                2006     12%
   282
   283
   284           2006    35%     Medical Transcript                              1998     13%
   285
   286           1998    10%     Matvest, Inc. dba Bermex                        1998     9%

   287
   287
   287

   288
   289
   290
   291
   292           2002    17%     John Dixon                                      2000     21%
   293           1998     7%     Supreme Machine Products                        1998     7%
   294
   295           2002    24%     Dollar Tree                                     2001     20%
   296           2001    17%     Mark Weingart                                   2000     15%
   297           2002    57%     Rite Aid                                        2002     25%
   298           2007    44%     Century 21 Accent 1 Realtors                    2002     16%
   299
   300           2002     7%     N&H Autobody                                    1998     14%
   301           2001    17%     Englewood Liquors                               2003     12%
   302
   303
   304
   305           2001    100%
   306
   307
   308
   309
   310           2001    33%     Assad Amirah, dba Native Traditions             1998     28%
   311
   312
   313
   314
   315
   316
   317
   318
   319
   320
   321

                                                            LEASE          % OF
                                                          EXPIRATION%       TOTAL
 LOAN #                     TENANT 3                         DATE            SF
 ------                     --------                         ----            --
    1     Jeffer, Mangels, Butler & Marmaro                        2002     6%

    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2

    3

    4     Edward Theaters                                          2012     10%
    4     Super Savers Cinemas                                     2012     12%
    4     Video Time                                               2000     4%
    4     Long's Drug                                              2007     12%
    4     Thrifty Corporation                                      2009     10%
    4     Petco Animal Supplies                                    2001     9%
    4     Baker's Square                                           2007     7%
    4     Blockbuster Video                                        2001     6%
    4     American Stores Properties                               2001     8%
    4
    4     U. S. Family Care                                        1999     4%
    4     ace hardware                                             2002     5%
    4     Round Table Pizza                                        2002     3%
    4     MK Medical                                               2000     7%
    4     Bank of America                                          2005     4%
    4     Taco Bell                                                2000     4%
    4     West Wind Christian Center                               1999     4%
    4     Chief Auto Parts                                         2001     8%
    4     McDonald's                                               2014     5%


    5
    5
    5
    5
    5
    5
    5
    5
    5
    5

    6     Duquesne Light Company                                   2003     4%
    7     Montgomery Ward                                          2023     13%
    8

    9     Nike                                                     2003     3%
    9     Spiegel                                                  2006     9%
    9     Ace Hardware                                             2003     7%
    9     Tony's Oyster B                                          2002     5%
    9     Specials                                                 2004     7%
    9     Gant                                                     2000     5%
    9     Corning Revere                                           1998     8%
    9     Fieldcrest                                               2002     5%
    9     Fieldcrest                                               2002     6%
    9     Famous Brands                                            1998     6%
    9     Bass Shoes                                               2001     8%

   10     Dillard's                                           N/A           N/A
   11     Sports Authority                                         2016     11%
   12
   13     Odin Feldman                                             2004     8%

   14     AT&T                                                     1998     7%
   14

   15     JC Penney                                                2035     10%
   16     Regal Cinema                                             2018     11%
   17     The County of Santa Clara                                1999     7%

   18
   18


   19
   19
   19
   19
   19
   19

   20     Value City Department Store                              2010     14%
   21     Best Buy                                                 2006     12%
   21     GKC Cinema                                               2010     16%
   21     Cinemark                                                 2010     11%


   22     Tenekomai/Wasco                                          2002     4%
   22
   22
   22


   23
   23
   23
   23
   23
   23
   23
   23

   24     The Kroger Company                                       2006     9%

   25     J.C. Penney                                              2004     28%
   25     Dillard's                                                2007     17%

   26     Harrison, Wilson                                         2007     10%
   27     Rea & Derrick/CVS Store                                  2000     3%

   28
   28

   29     GSA                                                      2003     7%

   30
   30
   30
   30
   30
   30
   30
   30
   30

   31

   32
   32
   32
   32
   32
   32

   33     Tsoi/Kobus & Assoc                                       2002     20%
   34
   35
   36     Dicks Sporting Goods                                     2016     19%
   37     Schiff Kreidler-Shell                                    2000     4%
   38
   39     Long & Foster                                            2002     5%

   40
   40

   41
   42
   43
   44
   45     Administrative Mgmt. Group                               2001     10%
   46
   47
   48
   49
   50
   51

   52     Big 5 Sporting                                           2007     9%
   52     Bellevue Art                                             1998     10%
   52     Chiang's                                                 1999     6%

   53     PayLess Drug Stores                                      2010     13%
   54     LMD Warehouse                                            1998     26%
   55
   56     Elements                                                 1999     9%
   57     Lincoln Comfy                                            2001     9%

   58
   58

   59     Old Navy                                                 2006     14%
   60     Trader Joes                                              2011     6%
   61

   62
   62

   63
   64
   65     Blockbuster Video                                        1998     5%
   66
   67
   68
   69     Fitness World                                            2006     9%
   70     Nat'l Committee For Clinical Lab Standards               2005     6%
   71
   72     Edward Anricola                                          1998     10%
   73
   74     One Price Clothing                                       2005     4%
   75     Regal Cinemas                                            1999     11%
   76     Veterans Thrift                                          2205     7%
   77
   78     Peppermint Cafe                                          1999     5%
   79     Siemens Power Corp.                                      1998     9%

   80     Belk                                                     2000     16%
   80     Mr. Gatti's                                              1998     6%
   80     Prime Time Video                                         1999     6%
   80
   80

   81     Village of Pinecrest                                     2002     10%
   82                  Captiva Collection                   200100%         8%
   83     Brooks Pharmacy                                          2012     5%

   84     Terrabank                                                2009     7%
   84

   85
   86     Abington Hosptial                                        2000     3%
   87
   88
   89     Office Max                                               2007     14%
   90
   91     Everything's $.99                                        2001     4%
   92
   93
   94     Hartzog, Conger and Cason                                2003     7%
   95
   96
   97
   98

   99
   99

   100
   101
   102    Wilshire State Bank                                      2000     9%

   103    JoAnn Fabrics                                            1999     8%
   103    Tom's Market                                             2008     44%

   104    Drug Emporium                                            2004     17%

   105    ENSR                                                     1998     8%
   105    Guitierrez Law Office                                    1998     3%
   105

   106
   107    Pier 1 Imports                                           2003     11%
   108
   109
   110    Barton Myers Ass.                                        2000     22%
   111
   112    Allmerica Financial                                      2000     3%
   113
   114    First Hudson Valley Bank                                 2013     5%
   115    Walgreen Drug                                            2029     6%
   116
   117
   118
   119
   120
   121

   122
   122

   123
   124
   125
   126
   127
   128    Value City Furniture City                                2002     22%
   129    Naional Camera Exchange                                  2007     10%

   130
   130
   130
   130

   131
   132
   133
   134    Murray's Discount Auto                                   1999     12%
   135
   136
   137    Lee Violins                                              1998     7%
   138
   139
   140
   141    Chuck E. Cheese                                          1999     13%

   142
   142

   143
   144    Trak Auto                                                         4%
   145
   146
   147
   148
   149
   150
   151
   152
   153
   154
   155    Providence Hospital                                      2002     30%
   156
   157
   158
   159    Vefo Corporation                                         1998     4%
   160
   161
   162
   163    Sears                                                    1999     7%
   164
   165
   166

   167    Zena's                                                   2002     9%
   167    Jefferson Bank                                           2002     15%
   167    Clearview Optical                                        2000     14%

   168
   169    F.O.R. of Richmond                                       2001     9%
   170
   171
   172    Largo Park Executive Suites                              2007     11%
   173
   174
   175
   176
   177
   178
   179    Kragen Auto Parts                                        2004     7%
   180
   181
   182    Golds Gym                                                2004     21%
   183
   184
   185
   186    U of U Hosp. Homecare/Pharm                              2002     10%
   187
   188
   189
   190    Bennett's                                                2007     14%
   191    Malibu Health Insurance                                  2002     29%
   192    United Defense, LP                                       2001     11%
   193
   194    Cato                                                     1999     6%
   195
   196
   197
   198
   199
   200    Revco                                                    2002     6%
   201
   202
   203
   204    Hayashi of America                                       1999     18%

   205
   205
   205

   206

   207
   207
   207

   208
   209
   210    Nexus Financial                                          1998     2%
   211
   212    Ju Young Ahn/Laundromat                                  2001     4%
   213
   214
   215
   216
   217
   218    Endless Video                                            2000     8%
   219
   220
   221    Duron Paint  & Wallcovering                              1999     6%
   222
   223
   224    Nova Care                                                1998     11%
   225
   226
   227
   228    Sinai Health                                             2002     13%
   229
   230

   231
   231
   231

   232
   233
   234
   235
   236
   237    Q-Zar                                                    2004     25%
   238
   239
   240
   241
   242
   243
   244
   245    Especially Baby                                          2002     11%
   246
   247
   248
   249
   250    Triumph Church                                           1998     9%
   251
   252
   253    Auto Parts                                               1999     6%
   254
   255
   256
   257
   258

   259
   259

   260
   261
   262    Action Video                                             1999     6%
   263    National Mortgage Link                                   2000     8%
   264
   265
   266
   267
   268
   269    United Retail                                            2008     15%
   270
   271
   272
   273
   274
   275
   276    PSRC                                                     1999     17%
   277
   278
   279
   280
   281    Freemont Family Arcade                                   2012     50%
   282
   283
   284    San Antonio Shoe                                         2001     10%
   285
   286    Ari-El Enterprises                                       1999     8%

   287
   287
   287

   288
   289
   290
   291
   292    Myron Photography                                        1998     7%
   293    Value Merchandise 4 Less                                 1998     7%
   294
   295    Video Update                                             2002     20%
   296    Clair Lane                                               1999     8%
   297    Sally's Beauty Supply                                    2002     4%
   298    General Nutrition Center                                 2002     9%
   299
   300    Tire World                                               2002     14%
   301    Mama Mia Pizza                                           2000     10%
   302
   303
   304
   305
   306
   307
   308
   309
   310    Adolfos Espoza                                           2002     19%
   311
   312
   313
   314
   315
   316
   317
   318
   319
   320
   321

                                                                      ANNEX C

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Nomura Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D6 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

   Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear

Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

   Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

   Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D
               WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATES

 DISTRIBUTION DATE
 (ASSUMING THAT THE
 15TH DAY OF EACH MONTH
 IS THE WAC DISTRIBUTION
 DATE)
April 15, 1998 ..... =     7.92908
May 15, 1998 ....... =     7.92918
June 15, 1998 ...... =     8.17529
July 15, 1998 ...... =     7.92934
August 15, 1998  ... =     8.17549
September 15, 1998   =     8.17561
October 15, 1998  .. =     7.92960
November 15, 1998  . =     8.17581
December 15, 1998  . =     7.92976
January 15, 1999  .. =     8.15313
February 15, 1999  . =     8.15324
March 15, 1999 ..... =     7.48333
April 15, 1999 ..... =     8.17630
May 15, 1999 ....... =     7.93015
June 15, 1999 ...... =     8.17651
July 15, 1999 ...... =     7.93031
August 15, 1999  ... =     8.17673
September 15, 1999   =     8.17685
October 15, 1999  .. =     7.93058
November 15, 1999  . =     8.17707
December 15, 1999  . =     7.93075
January 15, 2000  .. =     8.17729
February 15, 2000  . =     8.15450
March 15, 2000 ..... =     7.70744
April 15, 2000 ..... =     8.18802
May 15, 2000 ....... =     7.94128
June 15, 2000 ...... =     8.18830
July 15, 2000 ...... =     7.94151
August 15, 2000  ... =     8.18858
September 15, 2000   =     8.18874
October 15, 2000  .. =     7.94187
November 15, 2000  . =     8.18903
December 15, 2000  . =     7.94212
January 15, 2001  .. =     8.16640
February 15, 2001  . =     8.16656
March 15, 2001 ..... =     7.49404
April 15, 2001 ..... =     8.18974
May 15, 2001 ....... =     7.94271
June 15, 2001 ...... =     8.19004
July 15, 2001 ...... =     7.94296
August 15, 2001  ... =     8.19035
September 15, 2001   =     8.19052
October 15, 2001  .. =     7.94335
November 15, 2001  . =     8.19083
December 15, 2001  . =     7.94361
January 15, 2002  .. =     8.16822
February 15, 2002  . =     8.16839
March 15, 2002 ..... =     7.49490
April 15, 2002 ..... =     8.19160
May 15, 2002 ....... =     7.94424
June 15, 2002 ...... =     8.19193
July 15, 2002 ...... =     7.94451
August 15, 2002  ... =     8.19225
September 15, 2002   =     8.19243
October 15, 2002  .. =     7.94492
November 15, 2002  . =     8.19276
December 15, 2002  . =     7.94520
January 15, 2003  .. =     8.17017
February 15, 2003  . =     8.17035
March 15, 2003 ..... =     7.49579
April 15, 2003 ..... =     8.19359
May 15, 2003 ....... =     7.94587
June 15, 2003 ...... =     8.19394
July 15, 2003 ...... =     7.94614
August 15, 2003  ... =     8.19426
September 15, 2003   =     8.19444
October 15, 2003  .. =     7.94654
November 15, 2003  . =     8.19477
December 15, 2003  . =     7.94681
January 15, 2004  .. =     8.19511
February 15, 2004  . =     8.17235
March 15, 2004 ..... =     7.72191
April 15, 2004 ..... =     8.19561
May 15, 2004 ....... =     7.94748
June 15, 2004 ...... =     8.19596
July 15, 2004 ...... =     7.94776
August 15, 2004  ... =     8.19631
September 15, 2004   =     8.19650
October 15, 2004  .. =     7.94819
November 15, 2004  . =     8.19686
December 15, 2004  . =     7.94847
January 15, 2005  .. =     8.17429
February 15, 2005  . =     8.17448
March 15, 2005 ..... =     7.49740
April 15, 2005 ..... =     8.19776
May 15, 2005 ....... =     7.94918
June 15, 2005 ...... =     8.19814
July 15, 2005 ...... =     7.94948
August 15, 2005  ... =     8.19852
September 15, 2005   =     8.19872
October 15, 2005  .. =     7.94994
November 15, 2005  . =     8.19911

                               D-1

DISTRIBUTION DATE
 (ASSUMING THAT THE
 15TH DAY OF EACH MONTH
 IS THE WAC DISTRIBUTION
 DATE)

December 15, 2005  . =     7.95025
January 15, 2006  .. =     8.17656
February 15, 2006  . =     8.17677
March 15, 2006 ..... =     7.49824
April 15, 2006 ..... =     8.20009
May 15, 2006 ....... =     7.95102
June 15, 2006 ...... =     8.20049
July 15, 2006....... =     7.95134
August 15, 2006  ... =     8.20091
September 15, 2006   =     8.20113
October 15, 2006  .. =     7.95184
November 15, 2006  . =     8.20155
December 15, 2006  . =     7.95217
January 15, 2007  .. =     8.17902
February 15, 2007  . =     8.17924
March 15, 2007 ..... =     7.49911
April 15, 2007 ..... =     8.20262
May 15, 2007 ....... =     7.95244
June 15, 2007 ...... =     8.20187
July 15, 2007 ...... =     7.95222
August 15, 2007  ... =     8.20166
September 15, 2007   =     8.20084
October 15, 2007  .. =     7.95113
November 15, 2007  . =     8.20470
December 15, 2007  . =     8.04874
January 15, 2008  .. =     8.28878
February 15, 2008  . =     8.28149
March 15, 2008 ..... =     7.82508
April 15, 2008 ..... =     8.31061
May 15, 2008 ....... =     8.08059
June 15, 2008 ...... =     8.35027
July 15, 2008 ...... =     8.13166
August 15, 2008  ... =     8.38190
September 15, 2008   =     8.38243
October 15, 2008  .. =     8.14351
November 15, 2008  . =     8.38348
December 15, 2008  . =     8.14434
January 15, 2009  .. =     8.37602
February 15, 2009  . =     8.37659
March 15, 2009 ..... =     7.68260
April 15, 2009 ..... =     8.39203
May 15, 2009 ....... =     8.15526
June 15, 2009 ...... =     8.39606
July 15, 2009 ...... =     8.15614
August 15, 2009  ... =     8.39720
September 15, 2009   =     8.39779
October 15, 2009  .. =     8.15750
November 15, 2009  . =     8.39896
December 15, 2009  . =     8.15842
January 15, 2010  .. =     8.39160
February 15, 2010  . =     8.39861
March 15, 2010 ..... =     7.73960
April 15, 2010 ..... =     8.44603
May 15, 2010 ....... =     8.23397
June 15, 2010 ...... =     8.47635
July 15, 2010 ...... =     8.23497
August 15, 2010  ... =     8.47768
September 15, 2010   =     8.47837
October 15, 2010  .. =     8.23654
November 15, 2010  . =     8.47975
December 15, 2010  . =     8.23760
January 15, 2011  .. =     8.47736
February 15, 2011  . =     8.47810
March 15, 2011 ..... =     7.76011
April 15, 2011 ..... =     8.48329
May 15, 2011 ....... =     8.24034
June 15, 2011 ...... =     8.48478
July 15, 2011 ...... =     8.24150
August 15, 2011  ... =     8.48631
September 15, 2011   =     8.48711
October 15, 2011  .. =     8.24329
November 15, 2011  . =     8.48869
December 15, 2011  . =     8.24452
January 15, 2012  .. =     8.49032
February 15, 2012  . =     8.48738
March 15, 2012 ..... =     8.00462
April 15, 2012 ..... =     8.49292
May 15, 2012 ....... =     8.24775
June 15, 2012 ...... =     8.49456
July 15, 2012 ...... =     8.24899
August 15, 2012  ... =     8.49623
September 15, 2012   =     8.49710
October 15, 2012  .. =     8.25171
November 15, 2012  . =     8.49930
December 15, 2012  . =     8.27935
January 15, 2013  .. =     8.47369
February 15, 2013  . =     8.47939
March 15, 2013 ..... =     7.72266
April 15, 2013 ..... =     8.35340
May 15, 2013 ....... =     7.84628
June 15, 2013 ...... =     7.91928
July 15, 2013 ...... =     7.85523
August 15, 2013  ... =     7.80996
September 15, 2013   =     7.81025
October 15, 2013  .. =     7.77468
November 15, 2013  . =     7.81085

                               D-2

DISTRIBUTION DATE
 (ASSUMING THAT THE
 15TH DAY OF EACH MONTH
 WAC IS THE DISTRIBUTION
 DATE)

December 15, 2013  . =     7.77524
January 15, 2014  .. =     7.81148
February 15, 2014  . =     7.81183
March 15, 2014 ..... =     7.70409
April 15, 2014 ..... =     7.81249
May 15, 2014 ....... =     7.77678
June 15, 2014 ...... =     7.81323
July 15, 2014 ...... =     7.77748
August 15, 2014  ... =     7.81403
September 15, 2014   =     7.81446
October 15, 2014  .. =     7.77864
November 15, 2014  . =     7.81536
December 15, 2014  . =     7.77948
January 15, 2015  .. =     7.81633
February 15, 2015  . =     7.81685
March 15, 2015 ..... =     7.70789
April 15, 2015 ..... =     7.81790
May 15, 2015 ....... =     7.78191
June 15, 2015 ...... =     7.81910
July 15, 2015 ...... =     7.78304
August 15, 2015  ... =     7.82041
September 15, 2015   =     7.82112
October 15, 2015  .. =     7.78497
November 15, 2015  . =     7.82264
December 15, 2015  . =     7.78643
January 15, 2016  .. =     7.82434
February 15, 2016  . =     7.82536
March 15, 2016 ..... =     7.75239
April 15, 2016 ..... =     7.82730
May 15, 2016 ....... =     7.79098
June 15, 2016 ...... =     7.82952
July 15, 2016 ...... =     7.79285
August 15, 2016  ... =     7.83204
September 15, 2016   =     7.83346
October 15, 2016  .. =     7.79618
November 15, 2016  . =     7.83659
December 15, 2016  . =     7.79884
January 15, 2017  .. =     7.84026
February 15, 2017  . =     7.84236
March 15, 2017 ..... =     7.72208
April 15, 2017 ..... =     7.84709
May 15, 2017 ....... =     7.80790
June 15, 2017 ...... =     7.78283
July 15, 2017 ...... =     7.75452
August 15, 2017  ... =     7.78239
September 15, 2017   =     7.76764
October 15, 2017  .. =     7.74155
November 15, 2017  . =     7.75965
December 15, 2017  . =     7.73178
January 15, 2018  .. =     7.74341
February 15, 2018  . =     7.69250
March 15, 2018 ..... =     7.58878
April 15, 2018 ..... =     7.59903
May 15, 2018 ....... =     7.58921
June 15, 2018....... =     7.57800
July 15, 2018....... =     7.57800
August 15, 2018..... =     7.57800
September 15, 2018   =     7.57800
October 15, 2018  .. =     7.57800
November 15, 2018  . =     7.57800
December 15, 2018  . =     7.57800
January 15, 2019  .. =     7.57800
February 15, 2019  . =     7.57800
March 15, 2019 ..... =     7.57800
April 15, 2019 ..... =     7.57800
May 15, 2019 ....... =     7.57800
June 15, 2019 ...... =     7.57800
July 15, 2019 ...... =     7.57800
August 15, 2019  ... =     7.57800
September 15, 2019   =     7.57800
October 15, 2019  .. =     7.57800
November 15, 2019  . =     7.57800
December 15, 2019  . =     7.57800
January 15, 2020  .. =     7.57800
February 15, 2020  . =     7.57800
March 15, 2020 ..... =     7.57800
April 15, 2020 ..... =     7.57800
May 15, 2020 ....... =     0.00000

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                       ANNEX E

                                CMBS NEW ISSUE
                                  TERM SHEET
                                MARCH 27, 1998
                  -----------------------------------------


                         PRICING DATE: MARCH 27, 1998
                  -----------------------------------------

                                $3,331,804,219


                      NOMURA ASSET SECURITIES CORPORATION
                                 AS DEPOSITOR


                            AMRESCO SERVICES, L.P.
                                  AS SERVICER


                    CRIIMI MAE SERVICES LIMITED PARTNERSHIP
                              AS SPECIAL SERVICER


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 1998-D6

                  -----------------------------------------



   NOMURA SECURITIES INTERNATIONAL, INC.     MORGAN STANLEY DEAN WITTER
                              MERRILL LYNCH & CO.

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6




Offered Certificates:
PUBLIC SECURITIES:

--------------------------------------------------------------------------------------------------------------------
                                      APPROX.
                                     PRINCIPAL                CREDIT      WEIGHTED
                 RATINGS(1)          AMOUNT(2)    DOLLAR      SUPPORT   AVERAGE LIFE   PRINCIPAL    EXPECTED FINAL
 CLASS     (MOODY'S/FITCH/S&P/DCR)     ($MM)       PRICE       (%)       (YRS.) (5)    WINDOW(5)    DISTRIB. DATE

--------------------------------------------------------------------------------------------------------------------
  A-1A         Aaa/AAA/AAA/AAA          511.49      100.5      28.00          5.40       1-113        8/15/2007
--------------------------------------------------------------------------------------------------------------------
  A-1B         Aaa/AAA/AAA/AAA        1,786.16      101.5      28.00          9.91      113-142       1/15/2010
--------------------------------------------------------------------------------------------------------------------
  A-1C         Aaa/AAA/AAA/AAA          382.69      101.6      28.00         13.38      142-177       12/15/2012
--------------------------------------------------------------------------------------------------------------------
  A-2           Aa2/AA/NR/NR            223.36      101.6      22.00         14.76      177-179       2/15/2013
--------------------------------------------------------------------------------------------------------------------
  A-3            A2/A/NR/NR             204.75      101.5      16.50         14.93      179-180       3/15/2013
--------------------------------------------------------------------------------------------------------------------
  A-4          Baa2/BBB/NR/NR           167.52       99.5      12.00         14.99      180-181       4/15/2013
--------------------------------------------------------------------------------------------------------------------
  A-5          Baa3/BBB-/NR/NR           55.84       98.5      10.50        15.04         181         4/15/2013
--------------------------------------------------------------------------------------------------------------------
 A-CS1         Aaa/AAA/NR/AAA           200.00(3)     3.8      na             2.51        1-56        11/15/2002
--------------------------------------------------------------------------------------------------------------------
  PS-1         Aaa/AAA/NR/AAA         3,722.69(4)    10.2      na            11.18       1-265        4/15/2020
--------------------------------------------------------------------------------------------------------------------

Not Offered Certificates:(6)
PRIVATE SECURITIES:

--------------------------------------------------------------------------------------------------------------------
  B-1           NR/NR/BB+/NR           158.21       na          6.25        15.04         181         4/15/2013
--------------------------------------------------------------------------------------------------------------------
  B-2            NR/BB/BB/NR           37.23        na          5.25        15.09       181-182       5/15/2013
--------------------------------------------------------------------------------------------------------------------
  B-3           NR/BB-/NR/NR           37.23        na          4.25        15.16       182-183       6/15/2013
--------------------------------------------------------------------------------------------------------------------
  B-4            NR/NR/B+/NR           65.15        na          2.50        16.07       183-209       8/15/2015
--------------------------------------------------------------------------------------------------------------------
  B-5            NR/B/NR/NR            18.61        na          2.00        17.72       209-217       4/15/2016
--------------------------------------------------------------------------------------------------------------------
  B-6            NR/B-/NR/NR           27.92        na          1.25        18.60       217-230       5/15/2017
--------------------------------------------------------------------------------------------------------------------
B-7/B-7H             UR                46.53        na          0.00        20.06       230-265       4/15/2020
--------------------------------------------------------------------------------------------------------------------

Notes:  (1) Ratings listed are the ratings or their equivalent received from
            Moody's Investors Service Inc.("Moody's"), Fitch IBCA, Inc. ("Fitch"), Standard & Poor's Rating Services ("S&P") and Duff & Phelps Credit Rating Co. ("DCR") respectively. NR indicates that the Rating Agency is not rating the particular class.
         (2) In the case of each such Class, subject to a permitted variance of plus or minus 5%.
         (3) The Class A-CS1 Notional Amount is initially equal to approximately 39% of the Certificate Balance of the Class A-1A Certificates and will be reduced by all principal amortization on the Class A-1A Certificates.
         (4) The Class PS-1 Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.
         (5) Based on 0% CPR and the prepayment assumptions described in the Prospectus Supplement.
         (6) Not offered hereby.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6


I.  ISSUE CHARACTERISTICS

Issue Type:                       Class A-1A, A-1B, A-1C, A-2, A-3, A-4, A-5,
                                  A-CS1 and PS-1 Certificates (the "Public
                                  Securities") are offered pursuant to the Prospectus Supplement and accompanying
                                  Prospectus dated March 27, 1998, and the
                                  Class B-1, B-2, B-3, B-4, B-5, B-6 and B-7
                                  Certificates (the "Private Securities") will not be offered hereby and will be offered privately (including pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement
                                  Memorandum, dated March 27, 1998.

Securities Offered:               $3,331,804,219 fixed-rate, monthly pay,
                                  multi-class, sequential pay commercial
                                  mortgage REMIC Pass-Through Certificates, in addition to the class A-CS1 and PS-1
                                  Certificates. Only the Public Securities are being offered to investors who receive this term sheet.

Collateral:                       The collateral consists of an approximately
                                  $3,722,686,278 pool of newly originated, fixed-rate, call protected, balloon and fully amortizing first lien, commercial and multifamily Mortgage Loans.

Mortgage Loan Sellers:            Nomura Asset Capital Corporation ("NACC")
                                  and Nomura Financing Trust ST I

Co-Lead Bookrunning Managers:     Nomura Securities International, Inc.
                                  ("NSI") and Morgan Stanley & Co.
                                  Incorporated

Co-Manager:                       Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated

                                  NSI is the sole Placement Agent for the
                                  Private Securities

Servicer:                         AMRESCO Services, L.P.

Special Servicer:                 CRIIMI MAE Services Limited Partnership

Subservicer:                      Nomura Asset Capital Services LLC

Trustee/Fiscal Agent:             LaSalle National Bank/ABN AMRO Bank N.V.

Pricing Date:                     March 27, 1998

Closing Date:                     March 30, 1998

Distribution Dates:               In general, the 15th of each month,
                                  commencing April 17, 1998

Minimum Denominations:            $50,000 for all Certificates and multiples
                                  of $1

Settlement Terms:                 DTC, Euroclear and Cedel, same day funds,
                                  with accrued interest

SMMEA: The Class A-1A, A-1B and A-1C Certificates (the "Senior Principal Certificates") and the Class A-CS1, PS-1 and A-2 Certificates are SMMEA eligible

ERISA: The Senior Principal Certificates and the Class A-CS1 and Class PS-1 Certificates are expected to be eligible for exemptive relief under ERISA. The Subordinate Principal Certificates (as defined herein) can be purchased by an insurance company general account under PTE 95-60.

Risk Factors:                     THE CERTIFICATES INVOLVE A DEGREE OF RISK
                                  AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                  SEE THE "RISK FACTORS AND OTHER SPECIAL
                                  CONSIDERATIONS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "SPECIAL CONSIDERATIONS"
                                  SECTION OF THE PROSPECTUS.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6


II. STRUCTURE CHARACTERISTICS

The Certificates are monthly pay, multi-class, sequential pay, commercial mortgage REMIC Pass-Through Certificates. All Classes of Certificates, except the Class A-CS1 Certificates, derive their cash flows from the entire pool of Mortgage Loans.

PUBLIC SECURITIES: (1)(2)(3)


              -------------------------   -------------------------
              |                       |   |      Class A-CS1      |
Class A-1A    |  Aaa/AAA/AAA/AAA      |   ------------------------- $511.49MM
              |       6.28%           |   -------------------------
              |                       |   |      Class PS-1       |
              -------------------------   -------------------------
              ----------------------------   ----------------------
Class A-1B    |  Aaa/AAA/AAA/AAA         |   |                    | $1,786.16MM
              |       6.59%              |   |                    |
              ----------------------------   ----------------------
              -------------------------------   -------------------
Class A-1C    | Aaa/AAA/AAA/AAA             |   |                 | $382.69MM
              |       6.69%                 |   |                 |
              -------------------------------   -------------------
              -------------------------------------   -------------
Class A-2     | Aa2/AA/NR/NR                      |   |           | $223.36MM
              |       6.77%                       |   |           |
              -------------------------------------   -------------
              ----------------------------------------   ----------
Class A-3     | A2/A/NR/NR                           |   |        | $204.75MM
              |       6.98%                          |   |        |
              ----------------------------------------   ----------
              ----------------------------------------   ----------
Class A-4     | Baa2/BBB/NR/NR                       |   |        | $167.52MM
              |       7.35%                          |   |        |
              ----------------------------------------   ----------
              -------------------------   -------------------------
Class A-5     | Baa3/BBB-/NR/NR       |   |                       | $55.84MM
              |       7.48%           |   |                       |
              -------------------------   -------------------------


PRIVATE SECURITIES: (2)(3)


              -------------------------   -------------------------
Class B-1     | NR/NR/BB+/NR          |   |                       | $158.21MM
              |       6.00%           |   |                       |
              -------------------------   -------------------------

              -------------------------   -------------------------
Class B-2     | NR/BB/BB/NR           |   |                       | $37.23MM
              |       6.00%           |   |                       |
              -------------------------   -------------------------
              -------------------------   -------------------------
Class B-3     | NR/BB/NR/NR           |   |                       | $37.23MM
              |       6.00%           |   |                       |
              -------------------------   -------------------------
              -------------------------   -------------------------
Class B-4     | NR/NR/B+/NR           |   |                       | $65.15MM
              |       6.00%           |   |                       |
              -------------------------   -------------------------
              -------------------------   -------------------------
Class B-5     | NR/B/NR/NR            |   |                       | $18.61MM
              |       6.00%           |   |                       |
              -------------------------   -------------------------
              -------------------------   -------------------------
Class B-6     | NR/B/NR/NR            |   |                       | $27.92MM
              |       6.00%           |   |                       |
              -------------------------   -------------------------
              -------------------------   -------------------------
Class B-7 and |           UR          |   |                       | $46.53MM
B-7H          |         6.00%         |   |                       |
              -------------------------   -------------------------

(1) The Class A-CS1 ($200MM Notional Amount) and Class PS-1 ($3,722.69MM Notional Amount) Certificates are Public Securities.

(2) Ratings listed are the ratings or their equivalent received from Moody's, Fitch, S&P and DCR, respectively.

(3)  Percentages listed are the initial coupons.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-D6


Interest Distributions:               Each Class of Certificates will be
                                      entitled on each Distribution Date to
                                      interest accrued at its Pass-Through
                                      Rate on the outstanding Certificate
                                      Balance or Notional Amount of such
                                      Class, as applicable.

Pass-Through Rates:                   Each Class of Principal Balance
                                      Certificates will bear interest at a
                                      fixed or variable rate that will be
                                      determined on the pricing date.

                                      The Class A-CS1 Certificates will bear
                                      interest at a rate equal to a strip of a portion of the Class A-1A Certificates calculated on the Class A-CS1 Notional Amount which will be equal to a portion of the Class A-1A Certificates.

                                      The Class PS-1 Certificates will bear
                                      interest at a rate equal to the weighted average of the strip rates for each Class of Principal Balance Certificates except a portion of the Class A-1A Certificates.

                                      The Pass-Through Rate for each Class of
                                      Principal Balance Certificates will not
                                      exceed the Weighted Average Net Mortgage
                                      Rate for such Distribution Date.

Principal Distributions:              Principal will be distributed on each
                                      Distribution Date to the most senior
                                      Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance
                                      Certificates (as defined below)
                                      outstanding, until its Certificate
                                      Balance is reduced to zero (sequential
                                      order). If, due to losses, the
                                      Certificate Balances of the Class A-2,
                                      A-3, A-4, A-5, B-1, B-2, B-3, B-4, B-5,
                                      B-6, B-7 and B-7H Certificates (the
                                      "Subordinate Principal Certificates"
                                      and, together with the Senior Principal
                                      Certificates, the "Principal Balance
                                      Certificates") are reduced to zero or
                                      Appraisal Reductions exceed the
                                      aggregate Certificate Balance of the
                                      Subordinate Principal Certificates,
                                      payments of principal to the Senior
                                      Principal Certificates will be made on a pro rata basis.

Credit Enhancement:                   Each Class of Certificates (other than
                                      the Senior Principal Certificates and
                                      Class A-CS1 and PS-1 Certificates) will
                                      be subordinate to all other Classes with an earlier alphabetical/numerical Class designation.

Advancing:                            The Servicer, the Trustee and the Fiscal
                                      Agent (in that order) will each be
                                      obligated to make P&I Advances and
                                      Property Advances, including delinquent
                                      property taxes and insurance, but only
                                      to the extent that such Advances are
                                      deemed recoverable.

Realized Losses and Expense Losses:   Realized Losses and Expense Losses, if
                                      any, will be allocated to the Class B-7
                                      Certificates and then to all other
                                      Classes of Subordinate Principal
                                      Certificates in reverse order of
                                      alphabetical and numerical designation,
                                      and then to the Senior Principal
                                      Certificates and, with respect to losses allocated to interest, Class A-CS1 and PS-1 Certificates, pro rata, in each case reducing amounts payable thereto.
                                      Any interest shortfall of any Class of
                                      Certificates will result in unpaid
                                      interest for such Class which will be
                                      payable in subsequent periods, subject
                                      to available funds.

Prepayment Interest Shortfalls:       For any Distribution Date,
                                      any Prepayment Interest Shortfall not
                                      offset by the Servicing Fee attributable to the related Mortgage Loan for such Distribution Date and the investment income accruing on the related principal prepayment will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest. All of the Mortgage Loans provide that prepayments can only be made on the due date of the related
                                      Mortgage Loan.

Appraisal Reductions:                 An appraisal reduction generally will be
                                      created in the amount, if any, by which
                                      the Principal Balance of a Specially
                                      Serviced Mortgage Loan (plus other
                                      amounts overdue in connection with such
                                      loan) exceeds 90% of the appraised value of the related Mortgaged Property. The
                                      Appraisal Reduction Amount will reduce
                                      proportionately the amount of P&I
                                      Advances for such loan, which reduction
                                      will result, in general, in a reduction
                                      of interest distributable to the most
                                      subordinate Class of Principal Balance
                                      Certificates outstanding.

                                      An Appraisal Reduction will be reduced
                                      to zero as of the date the related
                                      Mortgage Loan has been brought current
                                      for at least three consecutive months,
                                      paid in full, liquidated, repurchased or otherwise disposed of.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6



Directing Holder:                     The Directing Holder will generally be
                                      the holder of a majority in Percentage
                                      Interest of the most subordinate Class
                                      of Principal Balance Certificates
                                      outstanding at any time, having an
                                      initial Certificate Balance of at least
                                      1% of the aggregate initial balance of
                                      all of the Certificates, or, if the
                                      Certificate Balance of such Class is
                                      less than 40% of its initial Certificate
                                      Balance, the holders of such Class
                                      together with the holders of the next
                                      most subordinate Class of Principal
                                      Balance Certificates. The Directing
                                      Holder will have the right to direct the Special Servicer to extend rather than foreclose upon a Specially Serviced
                                      Mortgage Loan. If the Special Servicer
                                      does not agree, the Directing Holder can require the extension if it deposits in a collateral account the lesser of the principal amount of the related Mortgage
                                      Loan and 125% of the fair market value
                                      of the related Mortgaged Property.

Special Servicer:                     In general, the Special Servicer has the
                                      right to modify the terms of a Specially
                                      Serviced Mortgage Loan if it determines
                                      that such modification would increase
                                      the net present value of the proceeds to the Trust, provided that the Special
                                      Servicer generally may not extend the
                                      maturity date of a Mortgage Loan beyond
                                      two years prior to the Final Rated
                                      Distribution Date.

Optional Termination:                 The Depositor, then the Servicer, then
                                      the holder of a majority of the Class LR
                                      Certificates and then the Special
                                      Servicer will have the option to
                                      purchase, in whole but not in part, the
                                      remaining assets of the Trust on or
                                      after the Distribution Date on which
                                      either (i) the aggregate Certificate
                                      Balance of all Classes of Certificates
                                      then outstanding is less than or equal
                                      to 1% of the Initial Pool Balance or
                                      (ii) the Mortgage Pool consists only of
                                      the Circuit City Credit Lease Loans, the
                                      Carmax Credit Lease Loans and/or the
                                      Parkview House Apartments Loan, which
                                      are the longest mortgage loans in the
                                      Mortgage Pool.

                                      Additionally, the holders of 100% of the Class LR Certificates and then the holders of the most subordinate Class of Certificates will have the option to purchase any Mortgage Loan for up to two months after its Anticipated Repayment Date.

                                      In each case, the purchase price will
                                      generally be at a price equal to the
                                      unpaid aggregate Scheduled Principal
                                      Balance of the Mortgage Loans, plus
                                      accrued and unpaid interest and
                                      unreimbursed Advances.

Reports to Certificateholders:        The Trustee will prepare and deliver
                                      monthly Certificateholder Reports. The
                                      Special Servicer will prepare and
                                      deliver to the Trustee a monthly Special
                                      Servicer Report summarizing the status
                                      of each Specially Serviced Mortgage
                                      Loan. The Servicer and the Special
                                      Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders.
                                      A report containing information
                                      regarding the Mortgage Loans will be
                                      available electronically.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6



III. ORIGINATORS
                          The Mortgage Loans were originated or acquired by NACC, a Delaware corporation, the parent of the Depositor and an affiliate of NSI. NACC was incorporated in 1992 and is engaged primarily in the business of originating commercial mortgage loans. NACC has been involved in the origination of over $20 billion in commercial mortgage loans and other commercial real estate investments in the past four years.

                          Affiliates of NACC have been involved in a total of 24 offerings of commercial mortgage-backed securities from June 1993 through February 1998 that total over $12 billion in initial principal amount. The Mortgage Loans included in these offerings were predominantly originated directly by NACC.

                          NACC's parent, Nomura Holding America Inc. ("NHA"), is in the process of transferring substantially all of its existing commercial real estate finance business to a newly formed entity. NHA currently intends to acquire 70% of the equity of the new entity on a fully diluted basis, and the remainder of the equity will be held by the current senior management of NACC.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6



IV. COLLATERAL DESCRIPTION

                         The Mortgage Pool consists of a $3,722,686,278 pool of 325 fixed-rate, first lien, mortgage loans secured by liens on 436 commercial and multifamily properties located throughout 43 states, Washington, D.C., Guam and the British West Indies. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon of 8.001% and a weighted average remaining term to maturity or Anticipated Repayment Date, as applicable, of 153 months. The ten largest loans have an aggregate Cut-off Date Principal Balance of $1,106,746,594 and represent approximately 30% of the Initial Pool Balance. Summary information on certain of these Mortgage Loans and the Mortgage Pool is set out on the attached pages. See the Prospectus Supplement and the Annexes thereto for more detailed collateral information.

                         All except 37 of the Mortgage Loans (9% of the Initial Pool Balance) are ARD Loans. The ARD Loans generally have expected maturity dates ("Anticipated Repayment Dates") ranging from 10 to 15 years from closing, and final maturity dates ranging from 25 to 30 years from closing. After its Anticipated Repayment Date, interest on an ARD Loan accrues at a rate 2% higher than its initial rate (interest is payable at the initial rate; the additional interest is deferred with interest and is payable at final maturity) and all excess cash flow is used to pay principal.

                         Each Mortgage Loan is locked out from origination to up to 6 months prior to its final maturity or Anticipated Repayment Date, as applicable, thereafter each Mortgage Loan can be prepaid without penalty. Defeasance is permitted from 2 years after the closing of this transaction.

                         With respect to 69 of the Mortgage Loans, representing 21% of total Mortgage Loans and 46% of the Initial Pool Balance (the "Premium Loans"); NACC paid the borrower at loan closing a premium (the "Premium") in exchange for a higher interest rate. This Premium is not additional principal on the Mortgage Loan and is intended to be recovered through the payment of the higher interest rate. Upon condemnation or casualty, to the extent of available funds remaining after payment of unpaid interest and principal on the Mortgage Loan, the borrower owes a Prepayment Premium equal to the unearned portion of the Premium. All Prepayment Premiums are applied to make whole first the Class A-CS1 Certificates and then the Class PS-1, A-1A, A-1B and A-1C Certificates, in that order, for the loss of future interest due to the prepayment. Any remaining Prepayment Premiums are paid to the Class B-7H Certificates.

                         The weighted average of the Premiums (expressed as a percentage of initial principal balance weighted on the basis of all Mortgage Loans is 3.5%, and weighted on the basis of the Premium Loans is 8.5%. The weighted average debt service coverage ratio ("DSCR") and loan-to-value ("LTV") of the Premium Loans is 1.36x and 65%, respectively. The 10 largest Premium Loans (with an aggregate Cut-off Date Principal Balance of $814,468,629 and a weighted average DSCR and LTV of 1.41x and 63%, respectively) represent 22% of the Initial Pool Balance and the weighted average of the Premiums paid on these Mortgage Loans is 7.7%. A table showing the range of Premiums and the Premium Loans is included in the Prospectus Supplement.

                         $3,331,804,219 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-D6




GEOGRAPHIC DISTRIBUTION


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

          NH            NC            MS            SD            WA
         0.2%          2.1%          0.3%          0.2%          1.0%

          MA            SC            LA            NE            OR
         3.8%          0.4%          1.0%          0.1%          0.5%

          CT            FL            MI            KS            NV
         0.3%          5.4%          4.9%          0.2%          0.9%

          NY            BWI           IN            OK            CA
         4.2%          0.5%          1.9%          0.8%          23.1%

          NJ            OH            WI            TX            HI
         3.5%          3.5%          0.6%          9.8%          0.1%

          MD            WV            IL            WY           GUAM
         2.8%          0.2%          2.4%          0.0%          1.1%

          DC            KY            MN            CO
         0.5%          0.3%          1.4%          0.8%

          DE            TN            IA            NM
         0.1%          0.2%          0.1%          0.3%

          PA            GA            MO            UT
         7.4%          4.8%          0.4%          0.1%

          VA            AL            ND            AZ
         6.7%          0.1%          0.2%          0.8%


PROPERTY TYPE DIVERSIFICATION

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                      Multifamily            Health Care
                         18.1%                  1.3%

                         Hotel                 Retail
                         15.2%                  38.9%

                   Mobile Home Park            Office
                         1.8%                   22.0%

                      Industrial
                         2.7%

-------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET:
                                FOX PLAZA LOAN
-------------------------------------------------------------------------------


                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:    $178,000,000        $177,424,525

ORIGINATION DATE:     November 10, 1997

INTEREST RATE:        7.11%

AMORTIZATION:         30-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date, interest rate
                      increases to 9.11%. All excess cash flow is used to
                      reduce outstanding principal balance; the additional 2%
                      interest is deferred and accrues interest at the
                      increased rate until the principal balance is zero.
ANTICIPATED
REPAYMENT DATE:       November 11, 2007

MATURITY DATE:        November 11, 2027

BORROWER/SPONSOR:     Fox Plaza, L.L.C., a special purpose
                      entity controlled by the Davis
                      Companies.

CALL PROTECTION:      Prepayment lockout up to the
                      Anticipated Repayment Date.  US.
                      Treasury defeasance permitted from two
                      years after the closing date.

REMOVAL OF PROPERTY
MANAGER:              The lender may terminate the property
                      manager upon an event of default under
                      the loan or if the DSCR below 1.15x.

COLLECTION ACCOUNT:   Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:              NA

MEZZANINE LOANS:      Yes, $59.9MM.  Currently held by
                     Atlantic Preferred LLC, an affiliate
                     of Lazard Freres Real Estate Fund II
                      L.P.

ROLLOVER SCHEDULE
(%NSF):                   1998         1999          2000
                          ----         ----          ----
                          8.0%         9.0%          9.0%

ROLLOVER RESERVES:    Borrower deposited a $5MM rollover
                      reserve at closing.  In addition,
                      borrower is required to deposit $1MM
                      per year into the leasing reserve
                      account.

                    PROPERTY INFORMATION

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        CBD Office

LOCATION:             2121 Ave. of the Stars, Los Angeles, CA

YEAR                  1987/N/A
BUILT/RENOVATED:

THE COLLATERAL:       A 35 story, Class A+ office building
                      located in Century City, CA.  A total
                      of 710,767 square feet.  One of only
                      four newer office properties in
                      Los Angeles CBD.  Tenants include
                      premier entertainment, legal and
                      financial firms, including 20 th
                      Century Fox (286,303 square feet of
                      GLA).  The 20 th Century Fox
                      production lot is adjacent to the
                      property.  Market occupancy is 93%.

PROPERTY              LSPAM, a California limited
MANAGEMENT:           partnership, an affiliate of La Salle
                      Partners.

OCCUPANCY:            92%
(2/1/98)

1997 NET OPERATING
INCOME:               $20,695,362

UNDERWRITABLE NET
CASH FLOW:            $18,708,894

APPRAISED VALUE:      $265,000,000

CUT-OFF DATE LOAN/    $249.62
SQ. FT.:

APPRAISAL DATE:       October 2, 1997
                      CUT-OFF DATE        AT ARD(1)

LTV:                    67%                 59%

DSCR(2):                1.30x

SEISMIC:             PML:  27% for office, 23% for
                     parking. Borrower obtained insurance
                     of $75MM with a 5% deductible.



(1)  Anticipated Repayment Date.
(2)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET:
                              BRISTOL I POOL LOAN
-------------------------------------------------------------------------------


                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $145,000,000        $144,328,799
                      Loan was made by NACC and Bankers
                      Trust.  100% of the loan is being
                      contributed to this transaction.

ORIGINATION DATE:     October 28, 1997

INTEREST RATE:        7.458%

AMORTIZATION:         25-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date, interest rate
                      increases to 9.458%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% interest accrues interest at the increased rate until the principal balance is zero.

ANTICIPATED
REPAYMENT DATE:       November 11, 2007

MATURITY DATE:        November 11, 2022

BORROWER/SPONSOR:     Bristol Lodging Company, a special
                      purpose corporation, indirectly owned
                      and controlled by Bristol Hotel
                      Company, a publicly traded company
                      operating 101 hotels containing 28,000
                      rooms throughout North America.  An
                      affiliate of the borrower has borrowed
                      $455MM from NACC and BT, secured by
                      first mortgages on 62 hotels, none of
                      which is security for this loan.

CALL PROTECTION:      Prepayment lockout up to six months
                      prior to the Anticipated Repayment
                      Date.  US. Treasury defeasance
                      permitted from two years after the
                      closing date.

REMOVAL OF PROPERTY
MANAGER: The lender may terminate the property manager upon an event of default. Any replacement must be approved by the lender and rating agencies and must not be paid a management fee in excess of the greater of (i) 5% of gross revenue, and (ii) a market fee but not in excess of 7% of gross revenue.

COLLECTION ACCOUNT:   Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:              Yes

MEZZANINE LOANS:      None

RESERVES:             Tax, insurance, ongoing replacement
                      reserve.

                    PROPERTY INFORMATION

SINGLE                Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:        Hotels

LOCATION:             Texas (6); Georgia (4);
                      Mississippi (3): California (1);
                      Louisiana (1)

YEAR
BUILT/RENOVATED:      1957-1989/1993-1998 (planned)

THE COLLATERAL:       15 full-service hotels that currently
                      consist of 7 Holiday Inns, 3 Harvey
                      Hotels, 2 Harvey Suites, 2 Holiday Inn
                      Selects and 1 Crowne Plaza.  Most of
                      the properties have been substantially
                      renovated during the past 3 years at a
                      cost of $80MM.  The Harvey Hotels are
                      being revealed as Crowne Plazas.
                      Certain hotels are being renovated and
                      revealed.  5 of the Harvey's Hotels
                      will be reflagged as Crowne Plazas.

PROPERTY              Bristol Hotel Management Corporation,
MANAGEMENT:           an affiliate of the borrower

OCCUPANCY:            72%
(11/30/97)

UNDERWRITABLE NET
CASH FLOW:            $28,212,789

APPRAISED VALUE:      $286,000,000

CUT-OFF DATE LOAN/    $32,877
ROOM:
                      CUT-OFF DATE        AT ARD(1)
LTV:                    50%                 41%
DSCR(2):                2.20x



(1)  Anticipated Repayment Date.
(2)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET:
                               PARK LA BREA LOAN
-------------------------------------------------------------------------------



                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $285,563,810        $281,227,978

AMOUNT INCLUDED:      $142,781,905        $140,613,989
                      Balance is evidenced by a separate pari passu note that is cross-collateralized and cross-defaulted with this note.

ORIGINATION DATE:     January 12, 1998

INTEREST RATE:        8.00%

AMORTIZATION:         30-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date, interest rate
                      increases to 10%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is deferred and accrues interest at the increased rate until the principal balance is zero.

ANTICIPATED
REPAYMENT DATE:       March 11, 2013

MATURITY DATE:        March 11, 2028

BORROWER/SPONSOR:     Prime/Park La Brea Holdings, L.P., a
                      special purpose California limited
                      partnership.

CALL PROTECTION:      Prepayment lockout up to the
                      Anticipated Repayment Date.  U.S.
                      Treasury defeasance permitted from two
                      years after the closing date.

REMOVAL OF PROPERTY
MANAGER:              The lender may terminate the property
                      manager upon an event of default under
                      the loan.  Any replacement must be
                      approved by the lender.

COLLECTION ACCOUNT:   Soft Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:              NA

MEZZANINE LOANS:      Yes, $33,500,000.  Currently held by
                      Atlantic Preferred 2 LLC, an affiliate
                      of Lazard Freres Real Estate Fund II
                      L.P.

RESERVES:             Ongoing capital reserves of $200 per
                      unit per year.

                    PROPERTY INFORMATION

SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Multifamily

LOCATION:              6200 West 3rd St., Los Angeles,
                       California

YEAR BUILT/RENOVATED:  1944/1995

THE COLLATERAL:        A residential development in Los Angeles, CA
                       consisting of 4,222 apartment units on 166 acres. Park La Brea is the largest apartment complex west of the Mississippi. Total rentable area of 4,166,929 square feet contained in 26 two-story garden apartment buildings, and 18 twelve-story apartment towers. On site amenities include a bank, fitness center, dry cleaner, swimming pool, tennis courts and 24-hour security.

PROPERTY               PLB Management, LLC, an affiliate of
MANAGEMENT:            the Borrower

OCCUPANCY:             98%
(10/31/97)

1997 NET OPERATING
INCOME:                $32,890,411

UNDERWRITABLE NET
CASH FLOW:             $32,024,147

APPRAISED VALUE:       $410,000,000

CUT-OFF DATE           $66,610
LOAN/UNIT(1)

APPRAISAL DATE:        November 2, 1997

                       CUT-OFF DATE       AT ARD(2)

LTV(1):                  69%                55%

DSCR(1)(3):              1.27x

SEISMIC:               PML of 6%




(1)  Calculated on the Total Principal Balance.
(2)  Anticipated Repayment Date.
(3)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET:
              BURNHAM PACIFIC - GOLDEN STATE POOL LOAN
-------------------------------------------------------------------------------


                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $135,039,951        $134,838,933

ORIGINATION DATE:     December 31, 1997

INTEREST RATE:        8.33%

AMORTIZATION:         30-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date,
                      interest rate increases to 10.33%.
                      All excess cash flow is used to reduce
                      outstanding principal balance.

ANTICIPATED
REPAYMENT DATE:       January 11, 2008

MATURITY DATE:        January 11, 2028

BORROWER/SPONSOR:     BBP/Golden State Acquisitions, LLC, a special purpose
                      Delaware, LLC. The sponsor of the borrower is Burnham
                      Pacific Properties, a self-managed, publicly traded
                      REIT.

CALL PROTECTION:      Prepayment lockout up to the
                      Anticipated Repayment Date.  US.
                      Treasury defeasance permitted from two
                      years after the closing date.

REMOVAL OF PROPERTY
MANAGER: The lender may terminate any or all of the Golden State property managers upon an event of default or if the Aggregate DSCR drops below 1.15.

COLLECTION ACCOUNT:   Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:              All 19 properties are
                      cross-collateralized and
                      cross-defaulted.

MEZZANINE LOANS:      None

                    PROPERTY INFORMATION

SINGLE
ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:        Retail

LOCATION:             California

YEAR BUILT/RENOVATED: 1956-1992/1996

THE COLLATERAL:       19 cross-collateralized
                      cross-defaulted neighborhood retail
                      centers located throughout California,
                      ranging in size from 36,151 square
                      feet to 365,699 square feet.  18
                      properties have supermarket anchors,
                      which account for over 25% of the
                      total base rents for the portfolio.
                      Major anchors include Ralph's,
                      Safeway, Home Depot and Lucky
                      Supermarkets.

PROPERTY              Manco, Abbot, Inc., CB Commercial Real
MANAGEMENT:           Estate Group, Cox Real Estate
                      Consultants, Duerken Real Estate
                      Services, and Revel Property Services.

OCCUPANCY:            90%
(12/31/97)

1997 NET OPERATING
INCOME:               $23,530,871

UNDERWRITABLE NET
CASH FLOW:            $21,682,829

APPRAISED VALUE:      $289,500,000

CUT-OFF DATE LOAN/
SQ. FT.:              $56

                      CUT-OFF DATE        AT ARD(1)
LTV:                    47%                 42%

DSCR(2):                1.77x

SEISMIC:              PML ranges from 10% to 45%.  Borrower
                      has Earthquake insurance of $50MM with
                      a 5% deductible.



(1)  Anticipated Repayment Date.
(2)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET:
                  CINEMARK CREDIT LEASE POOL LOANS
-------------------------------------------------------------------------------

                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $105,297,461        $105,297,461

ORIGINATION DATE:     February 25, 1998

INTEREST RATE:        8.049%

AMORTIZATION:         20 year

HYPERAMORTIZATION:    None

ANTICIPATED
REPAYMENT DATE:       March 11, 2018

MATURITY DATE:        March 11, 2018

BORROWER/SPONSOR:     Primus Capital LLC is the sponsor for
                      each of the primary borrowers.

CALL PROTECTION:      Prepayment lockout to maturity.  U.S.
                      Treasury defeasance permitted from two
                      years after the closing date.

COLLECTION ACCOUNT:   Hard Lock Box

CROSS-COLLATERALIZATION/
DEFAULT:              10 mortgage loans each secured by a
                      separate property.  All properties are
                      cross-collateralized and
                      cross-defaulted.

MEZZANINE LOANS:      NA

                    PROPERTY INFORMATION

SINGLE
ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:        Movie theatres; Credit Tenant Leases
LOCATION:             Texas (8 properties), Colorado (1
                      property), California (1 property)

YEAR BUILT/RENOVATED: 1990-1997/1992-1997

THE COLLATERAL:       Ten movie theatres, eight of which are
                      located in Texas, one of which is
                      located in Colorado, and one of which
                      is located in California.  Number of
                      screens ranges between 10 and 16.  The
                      properties are leased to Cinemark
                      Corporation under ten separate 20-year
                      leases, each of which expires on or
                      after the Loan Maturity Date.  All of
                      the leases are bondable and are
                      guaranteed by Cinemark Corp., which is
                      rated "BB-" and "Ba3" by S&P and
                      Moody's, respectively.

PROPERTY MANAGEMENT:  None

OCCUPANCY:            100%
(3/1/98)

UNDERWRITABLE NET
CASH FLOW:            $10,607,568

APPRAISED VALUE:      $105,300,000

CUT-OFF DATE
LOAN/SQ. FT.:         $152

                      CUT-OFF DATE        AT MATURITY

LTV:                    100%                0%

DSCR(1):                1.0x






(1)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET:
                         OXFORD CENTER LOAN
-------------------------------------------------------------------------------





                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $99,464,749         $99,464,749

ORIGINATION DATE:     March 10, 1998

INTEREST RATE:        8.019%

AMORTIZATION:         30-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date,
                      interest rate increases to 10.019%.
                      All excess cash flow is used to close
                      the outstanding principal balance.
                      The additional 2% interest is deferred
                      and accrues interest at the increased
                      rate until the principal balance is
                      zero.
ANTICIPATED
REPAYMENT DATE:       March 11, 2008

MATURITY DATE:        March 11, 2028

BORROWER/SPONSOR:     Oxford Development Company (ODC)/Grant Street, a limited
                      partnership directly owned and controlled by ODC Inc.

CALL PROTECTION:      Prepayment lockout up to the
                      Anticipated Repayment Date.  U.S.
                      Treasury defeasance permitted from two
                      years after the closing date.

REMOVAL OF PROPERTY
MANAGER:              The lender may terminate the property
                      manager upon an event of default under
                      the loan or if the DSCR falls below
                      1.15x.

COLLECTION ACCOUNT:   Hard Lockbox

CROSS-COLLATERALIZATION/

DEFAULT:              NA

MEZZANINE LOANS:      Lazard Freres holds an approximately
                      $20,000,000 mezzanine loan.

ROLLOVER SCHEDULE:
(%NSF)                    1998         1999          2000
                          ----         ----          ----
                           7%           1%           21%

ROLLOVER RESERVES:    $3MM at closing.  NACC has an
                      obligation to fund up to $4MM of
                      preferred equity for additional
                      rollover expenses, which are the
                      responsibility of the borrower.

                    PROPERTY INFORMATION

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Office

LOCATION:             300 Grant Street, Pittsburgh,
                      Pennsylvania

YEAR BUILT/RENOVATED: 1982/N/A

THE COLLATERAL:       A 45-story Class A1 office tower with
                      a four-level retail and office
                      arcade.  The building contains
                      1,008,222 net rentable square feet
                      with 871,591 square feet of office
                      space and 68,401 in retail space.  Two
                      of five premier Class A1 Buildings in
                      Pittsburgh CBD.  Duquesne Light
                      Company (Baa2/BBB) and Westinghouse
                      (Ba1/BB) lease nearly 48 percent of
                      the building with leases expiring in
                      2003 and 2000.

PROPERTY              Oxford Development Company, owned by
MANAGEMENT:           Edward Kemil, Mark Mason, and Myron
                      Mason.

OCCUPANCY:            91%
(1/11/98)

1997 NET OPERATING
INCOME:               N/A

UNDERWRITABLE NET
CASH FLOW:            $12,196,058

APPRAISED VALUE:      $143,000,000

CUT-OFF DATE LOAN/    $99
SQ. FT.:

APPRAISAL DATE:       January 14, 1998

                      CUT-OFF DATE        AT ARD(1)

LTV:                    70%                 62%

DSCR(2):                1.39x







(1)  Anticipated Repayment Date.
(2)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET:
                        SPRINGFIELD MALL LOAN
-------------------------------------------------------------------------------




                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $181,863,408        $181,863,408

AMOUNT INCLUDED:      $90,931,704         $90,931,704
                      Balance is evidenced by a separate pari passu note that is cross-collateralized and cross-defaulted with this note.

ORIGINATION DATE:     March 19, 1998

INTEREST RATE:        8.50%

AMORTIZATION:         30-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date, interest rate
                      increases to 10.50%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is deferred and accrues interest at the increased rate until the principal balance is zero.

ANTICIPATED
REPAYMENT DATE:       April 11, 2013

MATURITY DATE:        April 11, 2028

BORROWER/SPONSOR:     Franconia Two, LP which is controlled
                      by John Reese and his company, Fischer
                      Reese Associates.  Fischer Reese has
                      developed and managed over 8 million
                      square feet of retail shopping
                      centers.  The mall was developed by
                      Arthur Fischer.  The limited partner
                      of the borrower is Franconia
                      Associates, an entity controlled by
                      Meshulam Riklis.

CALL PROTECTION:      Prepayment lockout up to the
                      Anticipated Repayment Date.  US.
                      Treasury defeasance permitted from two
                      years after the closing date.

REMOVAL OF PROPERTY
MANAGER:              The lender may terminate the property
                      manager upon an event of default under
                      the loan or if the DSCR drops below
                                    1.00x.

COLLECTION ACCOUNT:   Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:              NA

MEZZANINE LOANS:      $2.5MM loan made by Chase to Franconia
                      Associates, limited partner of the
                      borrower, and Meshulam Riklis

                    PROPERTY INFORMATION

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Retail-Mall

LOCATION:             6500 Springfield Mall, Springfield, VA

YEAR BUILT/RENOVATED: 1973/1986, 1991


THE COLLATERAL:       A 1,418,944 square foot super regional
                      shopping center located in
                      Springfield, VA.  The collateral
                      includes the enclosed mall, two out
                      parcel stores (a total of 776,714 sq.
                      ft.) and a parking garage.  The
                      anchors are Macy's, Montgomery Wards
                      and JC Penney.  The anchors own their
                      own stores except the Macy's store is
                      built on land leased from the
                      borrower.  JC Penney's sales are
                      reported to be approx. $270/sq. ft.
                      Montgomery Ward's sales are reported
                      to be approx. $200/sq. ft.  Macy's
                      sales are reported to be approx.
                      $170/sq. ft.  Average in-line sales
                      are approx. $260/sq. ft.  The mall is
                      well located in a middle-income
                      community in the Northern Virginia
                      suburbs.  Disposable income in the
                      county and the area is among the
                      highest in the country.

PROPERTY              Fischer Reese Associates, Inc.
MANAGEMENT:

OCCUPANCY:            93%
(12/18/97)

1997 NET OPERATING
INCOME:               $20,427,592

UNDERWRITABLE NET
CASH FLOW:            $19,880,511

APPRAISED VALUE:      $243,000,000

CUT-OFF DATE LOAN/    $128(1)
SQ. FT.:
APPRAISAL DATE:       January 5, 1998

                      CUT-OFF DATE        AT ARD(2)

LTV(1):                 75%                 61%

DSCR(1)(3):             1.18x



(1)  Calculated on the Total Principal Balance.
(2)  Anticipated Repayment Date.
(3)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET:
                     ATLANTA MARRIOTT HOTEL LOAN
-------------------------------------------------------------------------------


                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $164,000,000        $163,742,612

AMOUNT INCLUDED:      $82,000,000         $81,871,306
                      Balance is evidenced by a separate pari passu note that is cross-collateralized and cross-defaulted with this note.

ORIGINATION DATE:     January 30, 1998

INTEREST RATE:        7.40%

AMORTIZATION:         25-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date, interest rate
                      increases to 9.40%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is deferred and accrues interest at the increased rate until the principal balance is zero.

ANTICIPATED
REPAYMENT DATE:       February 11, 2010

MATURITY DATE:        February 11, 2023

BORROWER/SPONSOR:     HMA Realty, Limited Partnership,
                      indirectly owned and controlled by
                      Host Marriott.

CALL PROTECTION:      Prepayment lockout to Anticipated
                      Repayment Date.  U.S. Treasury
                      defeasance permitted from two years
                      after the closing date.

REMOVAL OF PROPERTY
MANAGER:              Lender may terminate the property
                      manager upon an event of default under
                      the loan or if DSCR falls below 1.15x.

COLLECTION ACCOUNT:   Lockbox in the event the credit rating
                      of Marriott International Inc. is
                      downgraded below BBB+.

CROSS-COLLATERALIZATION/
DEFAULT:              NA

MEZZANINE LOANS:      None

                    PROPERTY INFORMATION

SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Full Service Hotel

LOCATION:               Marriott Marquis, 265 Peachtree
                        Center Ave., Atlanta, GA

YEAR BUILT/RENOVATED:   1985/1997

THE COLLATERAL:         A 51-story full-service hotel with
                        1671 rooms in downtown Atlanta.  It
                        is the largest convention hotel in
                        Atlanta and one of the largest
                        non-casino hotels in the U.S.
PROPERTY                A subsidiary of Marriott
MANAGEMENT:             International

OCCUPANCY:                 1995        1996         TTM(1)
                           ----        ----         ------
                            71.6%       68.6%        70.9%

ADR:                       1995        1996         TTM(1)
                           ----        ----         ------
                          $116.02     $131.91      $127.88

1997 NET OPERATING
INCOME:                 $32,854,036

UNDERWRITABLE NET
CASH FLOW:              $26,297,934

APPRAISED VALUE:        $288,000,000

CUT-OFF DATE            $97,990
LOAN/ROOM(2):

APPRAISAL DATE:         November 17,1997

                        CUT-OFF DATE      AT ARD(3)

LTV:                      57%               43%

DSCR(2)(4):               1.82x





(1)  Trailing 12 months from November, 1997.
(2)  Calculated on the Total Principal Balance.
(3)  Anticipated Repayment Date.
(4)  Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET:
                        UNIVERSITY MALL LOAN
-------------------------------------------------------------------------------

                      LOAN INFORMATION

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $64,898,546         $64,800,478

ORIGINATION DATE:     December 17, 1997

INTEREST RATE:        8.233%

AMORTIZATION:         30-year

HYPERAMORTIZATION:    After the Anticipated Repayment Date, interest rate
                      increases to 10.233%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is deferred and accrues interest at the increased rate until the principal balance is zero.

ANTICIPATED
REPAYMENT DATE:       January 11, 2013

MATURITY DATE:        January 11, 2028

BORROWER/SPONSOR:     Glimcher University Mall Limited Partnership, indirectly
                      owned by Glimcher Realty Trust, a publicly owned and traded REIT.

CALL PROTECTION:      Prepayment lockout up to the
                      Anticipated Repayment Date.  U.S.
                      Treasury defeasance permitted from two
                      years after the closing date.

REMOVAL OF PROPERTY
MANAGER:              The lender may terminate the property
                      manager if:  1) DSCR falls below
                      1.10x; 2) NOI decreases below 85% of
                      underwritten NOI, or 3) upon an event
                      of default under the loan.

COLLECTION ACCOUNT:   Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:              NA

MEZZANINE LOANS:      None

                    PROPERTY INFORMATION

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Retail-Mall
LOCATION:             2200 East Fowler Ave., Tampa, FL

YEAR BUILT/RENOVATED: 1973/1996


THE COLLATERAL:       The property is a 1,302,845 square
                      feet Retail Shopping Mall, of which
                      657,361 sq. ft. is part of the
                      collateral and the rest is comprised
                      of Anchor Stores owned by the Anchors,
                      located in one of Tampa's major growth
                      areas.  It is the largest mall in the
                      trade area, and the only one with five
                      anchors.  The property includes a 16
                      screen Regal Cinema.  Comparable mall
                      store sales were $252 per sq. ft..
                      Anchors are Dillards, Burdines, Sears,
                      Montgomery Ward, and JC Penney.  Only
                      the JC Penney store is part of the
                      collateral for the mortgage loan.
                      Anchor sales for Dillards are approx.
                      $180/sq. ft., for Burdines approx.
                      $188/sq.  ft., for Sears approx.
                      $141/sq. ft., for Montgomery Ward
                      approx. $118/sq. ft. and for JC Penney
                      $124/sq. ft..

PROPERTY              Glimcher Properties, L.P., an
MANAGEMENT:           affiliate of Glimcher Realty Trust

OCCUPANCY:            86%
(1/11/98)

1997 NET OPERATING
INCOME:               $9,710,480

UNDERWRITABLE NET
CASH FLOW:            $8,590,294

APPRAISED VALUE:      $122,300,000

CUT-OFF DATE LOAN/    $99
SQ. FT.:

APPRAISAL DATE:       December 2, 1997

                      CUT-OFF DATE        AT ARD(1)

LTV:                    53%                 43%

DSCR(2):                1.47x





(1)  Anticipated Repayment Date.
(2)  Based on Underwritable Net Cash Flow.

PROSPECTUS DATED MARCH 12, 1998

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                     NOMURA ASSET SECURITIES CORPORATION

                                  DEPOSITOR

   The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of a segregated pool of mortgage loans secured by liens on retail, office, multifamily, hotel, mobile home park, industrial, senior housing/healthcare and mixed retail properties (the "Mortgage Loans", or sometimes referred to herein as the "Mortgage Assets"). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or
(vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates".

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

   The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   Prospective investors should review the information appearing under the caption "Special Considerations" herein and such information as may be set forth under the caption "Risk Factors and Other Special Considerations" in the related Prospectus Supplement before purchasing any Offered Certificate.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE DISCUSSION OF MATERIAL RISKS APPEARING UNDER THE CAPTION "SPECIAL CONSIDERATIONS" HEREIN COMMENCING ON PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                    NOMURA SECURITIES INTERNATIONAL, INC.

                THE DATE OF THIS PROSPECTUS IS MARCH 12, 1998

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates -- Reports to Certificateholders" and "Description of the Agreements Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefore should be available at the Commission's site on the Web.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center -- Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See "Financial Information" herein.

                              TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                    --------
Prospectus Supplement..............................................................................     2
Available Information..............................................................................     2
Incorporation of Certain Information by Reference..................................................     3
Summary of Prospectus..............................................................................     8
Special Considerations.............................................................................    13
Limited Liquidity..................................................................................    13
Limited Assets.....................................................................................    13
Average Life of Certificates; Prepayments; Yields..................................................    13
Limited Nature of Ratings..........................................................................    14
Risks Associated with Certain Mortgage Loans and Mortgaged Properties..............................    14
Retail Properties .................................................................................    15
Office Properties .................................................................................    15
Multifamily Properties.............................................................................    15
Hotel Properties ..................................................................................    16
Balloon Payments...................................................................................    16
Obligor Default....................................................................................    17
Mortgagor Type.....................................................................................    17
Junior Mortgage Loans .............................................................................    17
Credit Support Limitations.........................................................................    17
Enforceability.....................................................................................    18
Environmental Risks................................................................................    18
Limited Liquidity and Market Value.................................................................    18
ERISA Considerations...............................................................................    19
Certain Federal Tax Considerations Regarding Residual Certificates.................................    19
Certain Federal Tax Considerations Regarding Original Issue Discount...............................    19
Consent............................................................................................    19
Book-Entry Registration............................................................................    20
Description of the Trust Funds.....................................................................    21
Mortgage Assets....................................................................................    21
Mortgage Loans.....................................................................................    21
Default and Loss Considerations with Respect to the Mortgage Loans.................................    21
Mortgage Loan Information in Prospectus Supplements................................................    22
Mortgage Underwriting Standards and Procedures.....................................................    23
Payment Provisions of the Mortgage Loans...........................................................    23
MBS................................................................................................    24
Collection Accounts................................................................................    25
Credit Support.....................................................................................    25
Cash Flow Agreements...............................................................................    25
Use of Proceeds....................................................................................    25
Yield Considerations...............................................................................    26
General............................................................................................    26
Pass-Through Rate..................................................................................    26
Timing of Payment of Interest and Principal........................................................    26
Principal Prepayments..............................................................................    26
Prepayments--Maturity and Weighted Average Life....................................................    27
Other Factors Affecting Weighted Average Life......................................................    28
Type of Mortgage Loan..............................................................................    28
Foreclosures and Payment Plans.....................................................................    28
Due-on-Sale and Due-on-Encumbrance Clauses.........................................................    28
The Depositor......................................................................................    28

                                4

                                                                                                      PAGE
                                                                                                    --------
Description of the Certificates....................................................................    29
General............................................................................................    29
Distributions......................................................................................    30
Available Funds....................................................................................    31
Distributions of Interest on the Certificates......................................................    31
Distributions of Principal of the Certificates.....................................................    32
Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations ...    32
Allocation of Losses and Shortfalls................................................................    32
Advances in Respect of Delinquencies...............................................................    33
Reports to Certificateholders......................................................................    33
Termination........................................................................................    35
Book-Entry Registration and Definitive Certificates................................................    35
Description of the Agreements......................................................................    36
Assignment of Mortgage Assets; Repurchases.........................................................    37
Representations and Warranties; Repurchases........................................................    38
Payments on Mortgage Assets; Deposits to Collection Account........................................    39
Collection and Other Servicing Procedures..........................................................    40
Special Servicers..................................................................................    40
Sub-Servicers......................................................................................    41
Realization Upon Defaulted Whole Loans.............................................................    41
Hazard Insurance Policies..........................................................................    43
Due-on-Sale and Due-on-Encumbrance Provisions......................................................    44
Retained Interest; Servicing Compensation and Payment of Expenses..................................    44
Evidence as to Compliance..........................................................................    44
Certain Matters Regarding a Master Servicer, a Special Servicer and the Depositor .................    45
Event of Default...................................................................................    45
Rights Upon Event of Default.......................................................................    46
Amendment..........................................................................................    46
Duties of the Trustee..............................................................................    47
The Trustee........................................................................................    47
Description of Credit Support......................................................................    48
General............................................................................................    48
Subordinate Certificates...........................................................................    48
Cross-Support Provisions...........................................................................    48
Insurance or Guarantees with Respect to the Mortgage Assets........................................    48
Letter of Credit...................................................................................    49
Insurance Policies and Surety Bonds................................................................    49
Certificate Guarantee Insurance....................................................................    49
Reserve Funds......................................................................................    49
Certain Legal Aspects of Mortgage Loans............................................................    50
General............................................................................................    50
Types of Mortgage Instruments......................................................................    50
Leases and Rents...................................................................................    50
Personalty.........................................................................................    51
Installment Contracts..............................................................................    51
Junior Mortgages; Rights of Senior Mortgages or Beneficiaries......................................    51
Subordinate Financing..............................................................................    53
Foreclosure........................................................................................    53
Judicial Foreclosure...............................................................................    53
Non-Judicial Foreclosure/Power of Sale.............................................................    53
Limitations on Lender's Rights.....................................................................    54
Rights of Redemption...............................................................................    55

                                5

                                                                                                      PAGE
                                                                                                    --------
Anti-Deficiency Legislation........................................................................    56
Leasehold Risks....................................................................................    56
Bankruptcy Laws....................................................................................    56
Environmental Legislation..........................................................................    58
Due-on-Sale and Due-on-Encumbrance.................................................................    59
Acceleration on Default............................................................................    59
Default Interest, Prepayment Charges and Prepayments...............................................    59
Applicability of Usury Laws........................................................................    60
Alternative Mortgage Instruments...................................................................    60
Soldiers' and Sailors' Civil Relief Act of 1940....................................................    60
Forfeitures in Drug and RICO Proceedings...........................................................    61
Certain Laws and Regulations.......................................................................    61
Type of Mortgaged Property.........................................................................    61
Americans with Disabilities Act....................................................................    61
Federal Income Tax Consequences....................................................................    62
Federal Income Tax Consequences for REMIC Certificates.............................................    62
General............................................................................................    62
Status of REMIC Certificates.......................................................................    62
Qualification as a REMIC...........................................................................    63
Taxation of Regular Certificates...................................................................    64
General............................................................................................    64
Original Issue Discount............................................................................    65
Acquisition Premium................................................................................    67
Variable Rate Regular Certificates.................................................................    67
Deferred Interest..................................................................................    68
Market Discount....................................................................................    68
Premium............................................................................................    69
Election to Treat All Interest Under the Constant Yield Method.....................................    69
Sale or Exchange of Regular Certificates...........................................................    69
Treatment of Losses................................................................................    70
Taxation of Residual Certificates..................................................................    70
Taxation of REMIC Income...........................................................................    70
Basis and Losses...................................................................................    71
Treatment of Certain Items of REMIC Income and Expense.............................................    72
Limitations on Offset or Exemption of REMIC Income.................................................    73
Tax-Related Restrictions on Transfer of Residual Certificates......................................    73
Sale or Exchange of a Residual Certificate.........................................................    75
Mark to Market Regulations.........................................................................    76
Taxes That May Be Imposed on the REMIC Pool........................................................    76
Prohibited Transactions............................................................................    76
Contributions to the REMIC Pool After the Startup Day..............................................    76
Net Income from Foreclosure Property...............................................................    76
Liquidation of the REMIC Pool......................................................................    77
Administrative Matters.............................................................................    77
Limitations on Deduction of Certain Expenses.......................................................    77
Taxation of Certain Foreign Investors..............................................................    78
Regular Certificates...............................................................................    78
Residual Certificates..............................................................................    78
Backup Withholding.................................................................................    78
Reporting Requirements.............................................................................    79

                                6

                                                                                                      PAGE
                                                                                                    --------
Federal Income Tax Consequences for Certificates as to Which No REMIC
 Election Is Made..................................................................................    79
Standard Certificates..............................................................................    79
General............................................................................................    79
Tax Status.........................................................................................    80
Premium and Discount...............................................................................    80
Recharacterization of Servicing Fees...............................................................    81
Sale or Exchange of Standard Certificates..........................................................    81
Stripped Certificates..............................................................................    82
General............................................................................................    82
Status of Stripped Certificates....................................................................    83
Taxation of Stripped Certificates..................................................................    83
Reporting Requirements and Backup Withholding......................................................    84
Taxation of Certain Foreign Investors..............................................................    84
ERISA Considerations...............................................................................    86
General............................................................................................    86
Certain Requirements Under ERISA...................................................................    86
General............................................................................................    86
Parties in Interest/Disqualified Persons...........................................................    86
Delegation of Fiduciary Duty.......................................................................    86
Administrative Exemptions..........................................................................    87
Governmental Plans.................................................................................    87
Unrelated Business Taxable Income; Residual Certificates...........................................    87
Legal Investment...................................................................................    87
Method of Distribution.............................................................................    89
Legal Matters......................................................................................    90
Financial Information..............................................................................    90
Rating.............................................................................................    90
Index of Principal Definitions.....................................................................    91

                            SUMMARY OF PROSPECTUS

   The following summary of material information does not contain all the material information regarding the Certificates and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor .....................  Nomura Asset Securities Corporation, a
                                 wholly-owned subsidiary of Nomura Asset
                                 Capital Corporation. See "The Depositor".

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each series of Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements -- Collection and Other Servicing Procedures".

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each series of
                                 Certificates will be named, or the
                                 circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements -- Special Servicer".

Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements -- The Trustee".

Issuer ........................  The issuer of each series of Certificates will be the related Trust Fund.

The Trust Assets ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

 (a) Mortgage Assets ..........  The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"). Except to the extent described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, industrial plants, mixed use or other types of commercial properties (the "Commercial Properties" and together with Multifamily Properties, the "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a

                                 "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and (v) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See "Description of the Trust Funds -- Mortgage Assets".

 (b) Collection Account .......  Each Trust Fund will include one or more accounts (collectively, the "Collection
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related Prospectus Supplement. See "Description of the Agreements -- Payments on Mortgage Assets; Deposits to Collection Account".

 (c) Credit Support ...........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See "Special Considerations -- Credit Support Limitations" and "Description of Credit Support".

 (d) Cash Flow Agreements .....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related

                                 Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See "Description of the Trust Funds -- Cash Flow Agreements".

Description of Certificates ...  Each series of Certificates evidencing an interest in a Trust Fund consisting of
                                 Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as "Agreements". Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                 Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                 "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                 "Stripped Interest Certificates"); (iv)
                                 provide for distributions of accrued
                                 interest thereon only following the
                                 occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Special Considerations -- Limited Assets" and "Description of the Certificates". The Offered Certificates will not be listed on any securities exchange and will not be quoted in an automated quotation system of a registered securities association. This fact may limit the liquidity of the Offered Certificates. See "Special Considerations -- Limited Liquidity and Market Value."

Distributions of Interest on
 Certificates .................  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to

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
                                 interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates --Distributions of Interest on the Certificates".

Distributions of Principal of
 Certificates .................  The initial aggregate Certificate Balance of the Certificates of each series (other than certain classes of Stripped Interest Certificates) will generally not exceed the outstanding principal balance of the Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates -- Distributions of Principal of the Certificates".

Advances ......................  In connection with a series of Certificates evidencing an interest in a Trust Fund
                                 consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates -- Advances in Respect of Delinquencies". Purchasers of any series of Certificates will be advised of any advances relating to such Certificates by means of the report to be delivered to Certificateholders in connection with each distribution. See "Description of the Certificates -- Reports to
                                 Certificateholders".

Termination ...................  A series of Certificates may be subject to optional early termination through the
                                 repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund under the circumstances and in the manner set forth therein. See "Description of the Certificates -- Termination".

Registration of Certificates ..  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Special Considerations -- Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

Special Considerations ........  An investment in the Offered Certificates may include certain material risks. See
                                 "Special Considerations" herein and "Risk
                                 Factors and Other Special Considerations in the related Prospectus Supplement.

Federal Income Tax Consequences  The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Federal Income Tax Consequences".

ERISA Considerations ..........  A fiduciary of an employee benefit plan or other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each a "Plan"), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other pensions acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ..............  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                            SPECIAL CONSIDERATIONS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors and Other Special
Considerations" in the related Prospectus Supplement.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements -- Evidence as to Compliance" for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

   A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

   Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered

Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds -- Mortgage Assets". The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

   It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

RETAIL PROPERTIES

   Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been percived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rent collectible at the retail properties included in the Mortgaged Properties.

OFFICE PROPERTIES

   Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space of a new tenant is often more costly than for other property types.

MULTIFAMILY PROPERTIES

   Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The housing and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

HOTEL PROPERTIES

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms are generally rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Hotel properties may be franchises of national or regional hotel chains. The viability of any such hotel property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the mortgage may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Master Servicer or Special Servicer) or purchaser of such hotel property would be entitled to the rights under any liquor license for such hotel property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

BALLOON PAYMENTS

   Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

   In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer will be provided in the related Prospectus Supplement.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. Partnerships, corporations and certain other types of organizations generally limit the liability of the beneficial owners of such organizations for the obligations of such organizations, and therefore limit the recourse of a lender to the assets of such beneficial owners. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

JUNIOR MORTGAGE LOANS

   Certain of the Mortgage Loans may be secured by junior Mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of any Trust Fund (and therefore the Certificateholders), as beneficiary under a junior Mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgage or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the Trust Fund's junior Mortgage unless the Servicer or the Special Servicer asserts the Trust Fund's subordinate interest in the Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. See "Certain Legal Aspects of Mortgage Loans -- Junior Mortgages; Rights of Senior Mortgages or Beneficiaries" herein.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent

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
distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedial action at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation".

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
LIMITED LIQUIDITY AND MARKET VALUE

   There is currently no secondary market for the Offered Certificates. In addition, the Offered Certificates will not be listed on any securities exchange and will not be quoted in an automated quotation system of a registered securities association. While the underwriter with respect to a series of Certificates may intend to make a secondary market in the related Offered Certificates, underwriters are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for any series of Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificates at any time.

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates".

CONSENT

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements -- Events of Default," "--Rights Upon Event of Default" and "--Amendment".

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
BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

                        DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

   The primary assets of each Trust Fund (the "Mortgage Assets") will include Multifamily and Commercial Loans (collectively, the "Mortgage Loans"). The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan and may be an affiliate of the Depositor.

MORTGAGE LOANS

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, industrial plants, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

   Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

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
   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Risks Associated with Certain Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Mortgagor Default" and "--Mortgagor Type".

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds -- Mortgage Assets -- Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

   The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

   The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both,

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
on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

   Any mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

   The MBS Issuer of any MBS may include the Depositor or an affiliate of the Depositor. Any MBS (i) will have been issued in an offering exempt from the registration requirements of the 1933 Act and, if offered in a private placement, will have been held by persons other than the issuer of such MBS or its affiliates for at least two years or (ii) will have been issued in an offering registered under the 1933 Act, and thus may include one or more Classes of Certificates.

   Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

   The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement,
(xi) to the extent
available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds -- Mortgage Assets -- Mortgage Loan Information in Prospectus Supplements" and
(xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

COLLECTION ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor primarily to the purchase of Trust Assets. Any remaining proceeds will be used by the Depositor for general corporate purposes (such as paying its allocable share of rent, administrative expenses and the cost of services rendered by employees of its affiliates) and transaction-specific expenses (including, but not limited to, obtaining any external credit enhancement, establishing any reserve funds and paying other costs incurred in connection with structuring and issuing the Certificates). The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Risk Factors -- Average Life of Certificates; Prepayments; Yields".

PASS-THROUGH RATE

   Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds".

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each life of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Loan

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceeds, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions".

                                THE DEPOSITOR

   Nomura Asset Securities Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") Certificates. Each series may consist of one or more of the types of Certificates described below.

   Types of Certificates classified by interest payments can include:

CATEGORY OF CLASS                                                             DEFINITION
-----------------                                                             ----------
Ascending Rate............................ Certificates that have predetermined Pass-Through Rates that change one or more times on dates determined before issuance.

Fixed Rate................................ Certificates with Pass-Through Rates that are fixed throughout the life of such
                                           Certificates.

Floating Rate............................. Certificates with Pass-Through Rates that are reset periodically based on an index and that vary directly with changes in the index.

Inverse Floating Rate..................... Certificates with Pass-Through Rates that are reset periodically based on an index and that vary inversely with changes in the index.

Stripped Interest......................... Certificates that receive some or all of the interest payments made on the underlying
                                           Mortgage Loans or other Trust Fund assets and little or no principal. Stripped
                                           Interest Certificates have either a nominal or a notional principal amount. A nominal principal amount represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes of
                                           Certificates. A notional principal amount is the amount used as a reference to calculate the amount of interest due on a Stripped Interest Certificate that is not entitled to any principal.

Stripped Principal........................ Certificates that do not receive any interest.

WAC (or Weighted Average Coupon).......... Certificates whose Pass-Through Rate represents a blended interest rate that may change from period to period.

Accrual................................... Certificates that accrete all or a portion of their interest, which is added to the outstanding principal balance. This accretion may continue until the class of
                                           Certificates begins receiving principal payments, until some other event has occurred or until the class is retired.

Types of Certificates classified by
allocation of principal distributions
can include:

PAC (or Planned Amortization Class) ...... Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming two constant prepayment rates for the underlying
                                           Mortgage Loans. A PAC schedule will reflect a "structuring range" both above and below the Prepayment Assumption for the related series. The PAC Certificates in any series may include two or more "types". The PAC Certificates within any type have a single structuring range. The different types have different structuring ranges and/or different principal payment priorities.

                               29

CATEGORY OF CLASS                                                             DEFINITION
-----------------                                                             ----------
Scheduled................................. Certificates that are designed to receive principal payments using a predetermined schedule, but that are not designated as PAC or TAC Certificates. Classes consisting of both PAC and TAC components are also designated as Scheduled Classes.

Sequential Pay............................ Certificates that receive principal payments in a prescribed sequence, that do not have predetermined schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. Sequential Pay Certificates may receive principal payments concurrently with one or more other classes of Sequential Pay Certificates.
                                           A single class of Certificates that receives principal payments before or after all other classes in the same series may be identified as a Sequential Pay Certificate.

Sticky Jump/Non-Sticky Jump............... Certificates whose principal payment priorities change temporarily or permanently upon the occurrence of one or more "trigger" events. A Sticky Jump Certificate "jumps" to its new priority on the first Distribution Date when the trigger condition is met and retains ("sticks" to) that priority until retired. If the principal payment change is not permanent, the Certificate is referred to as a Non-Sticky Jump.

Strip..................................... Certificates that receive a constant proportion, or "strip", of the principal payments on the underlying Mortgage Loans or other Trust Fund assets.

Support (or Companion).................... Certificates that receive principal payments on any Payment Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes.

TAC (or Targeted Amortization Class) ..... Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming a single constant prepayment rate for the underlying
                                           Mortgage Loans. The TAC Certificates in any series may include two or more "types".
                                           The different types have different principal payment priorities and/or have schedules that are derived from different assumed prepayment rates.

Index Allocation Class.................... Certificates whose principal payment allocations are based on the value of an index.

   The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors -- Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors -- Limited Liquidity" and "--Limited Assets".

DISTRIBUTIONS

   Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the "Record Date"), and the amount of each distribution will be determined (the "Determination Date") as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

   All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. "Available Funds" for each Distribution Date will generally equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a "Collection Period" with respect to any Distribution Date will usually commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

        (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

        (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

     (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The Accrued Certificate Interest on each class of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See "Risk Factors -- Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

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ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See "Description of Credit Support".

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

   With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

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     (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of liquidation proceeds received,
    (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which incudes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable.

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    In the case of information furnished pursuant to subclauses (i)-(iv)
    above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

TERMINATION

   The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Balance of a series of Certificates by a specified percentage (which percentage will exceed 90%), certain parties (which may include the Depositor, the Servicer, the Special Servicer, the holders of certain Classes of Certificates or such other party as is identified therein) will have the option to effect an early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein; provided, however, that the Trustee will not be permitted to accept any bid for the purchase of the assets of such Trust Fund which is less than the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund,
(ii) the aggregate amount of unreimbursed advances, if any, with interest thereon at the rate specified in the related Prospectus Supplement and (iii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee. Upon the termination of a Trust Fund and the sale of the assets of the Trust Fund neither the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Special Servicer nor the holders of any Class of Certificates will have any liability with respect to the sale of the assets of the Trust Fund; provided however that the foregoing will not limit or otherwise affect any Certificateholders rights under any of the federal securities laws. In the event that the fair market value of any REO Properties included in the Trust Fund at the time of any such termination is less than the principal balance of the related Mortgage Loans, a Realized Loss may occur in connection with such termination.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

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Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ("Cede"), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement. Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

   Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified

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in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Nomura Asset Securities Corporation, Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

   The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under "--Representations and Warranties; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

   With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.

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REPRESENTATIONS AND WARRANTIES; REPURCHASES

   The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

   Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the "Purchase Price" will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

   Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

   A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects.

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PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

   The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

   A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates -- Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

     (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under "Description of the Agreements -- Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

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     (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

     (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

   The Agreement for a series of Certificates may provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

   Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

   The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, generally in the event that a Mortgage Loan is in default or if certain events occur that indicate that a default is imminent, a special servicer (the "Special Servicer") may

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
be appointed to perform certain servicing functions in connection with such Mortgage Loan. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

   A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will be consistent with the terms of the related Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

   The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

   The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

   A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

   If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

   The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property

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
securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an "owner" or an "operator" within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust Fund); and

     (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).

   If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

   If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

   The limitations imposed by the Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure".

   If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

   If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

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
   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

   Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of
(i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and

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Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

   Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

   A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion

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of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

   Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

   The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

   The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

   If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

   Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will, in general, consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the

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
Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which one or more REMIC elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

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
DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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
                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

   Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place or incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Special Considerations -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees,

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
or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

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
   Moneys deposited in any Reserve Funds will be invested in Permitted Investments. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Mortgage Assets".

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to

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
the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The

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
rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the

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mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

SUBORDINATE FINANCING

   Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.

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The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

   Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the

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public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a

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part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions

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(including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

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   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the first bankrupt entity extended to the second and the rights of creditors of the second entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL LEGISLATION

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured-creditor exemption").

   A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The Court held that a mortgagee need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement in the management of the property is sufficiently broad to support the inference that it had the capacity to influence the mortgagor's treatment of hazardous waste. Such capacity to influence could be inferred from the extent of the mortgagee's involvement in the mortgagor's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. disagreed with the Fleet Factors opinion, ruling that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. The scope of the secured-creditor exemption is thus unclear.

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   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Agreements -- Realization Upon Defaulted Whole Loans".

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor

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for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any

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shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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                       FEDERAL INCOME TAX CONSEQUENCES

   The following represents the opinion of Cadwalader, Wickersham & Taft as to the matters discussed herein. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury") on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 GENERAL

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, tax counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made". For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans, MBS and Installment Contracts.

STATUS OF REMIC CERTIFICATES

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered

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structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a

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mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of "single family residence".

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

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TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations"), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations and the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the

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
weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed

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Random Lot Certificate after a distribution of principal has been received)
will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

VARIABLE RATE REGULAR CERTIFICATES

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than
0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on

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such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

DEFERRED INTEREST

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

MARKET DISCOUNT

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a

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manner similar to de minimis original issue discount. See "Original Issue
Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that

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was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year; mid-term capital gains of such taxpayers are subject to a maximum tax rate of 28% for property held for more than one year but not more than 18 months; and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TREATMENT OF LOSSES

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

 TAXATION OF REMIC INCOME

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual

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Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income, includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

BASIS AND LOSSES

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

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
   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the

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discussion above under "Taxation of Regular Certificates -- Premium", a REMIC
Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage
Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the

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total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511,
(ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

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
   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual

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Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

   Prospective purchasers of the Residual Certificates should also be aware that on January 3, 1995, the Service issued final regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 PROHIBITED TRANSACTIONS

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the

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three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private Mortgage-Backed Securities or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly

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
through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 REGULAR CERTIFICATES

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

   The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998, remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

RESIDUAL CERTIFICATES

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists

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of obligations issued in "registered form" within the meaning of Code Section
163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                    AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 GENERAL

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

TAX STATUS

   In the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
    Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

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
     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

PREMIUM AND DISCOUNT

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount", except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

   If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

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   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum tax rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 GENERAL

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

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   In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and
(ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code
Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates --Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED CERTIFICATES

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See "Standard Certificates -- Tax Status" above.

TAXATION OF STRIPPED CERTIFICATES

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to

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
a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on

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December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates".

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested, which are subject to ERISA and the Code (all of which are hereinafter referred to for purposes of this discussion as "Plans") and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

 General

   In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield Considerations" herein.

 Parties in Interest/Disqualified Persons

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

 Delegation of Fiduciary Duty

   Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

   A governmental plan as defined in Section 3 (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified at 12 C.F.R. Part 73, which permit federal credit unions to invest in certain "mortgage related securities", except under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFIEC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

   The Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through any combination of these methods:

     1. Negotiated firm commitment underwriting and public reoffering by underwriters;

     2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

     3. Direct placements by the Depositor to institutional investors.

   If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ("Nomura") acting as underwriter with other underwriters, if any, named therein. Nomura Asset Securities Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ("Nomura Capital"). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See "The Depositor" herein.

   In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

   Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

   The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   All or part of any Class of Certificates may be reacquired by the Depositor or acquired by an affiliate of the Depositor in a secondary market transaction or from an affiliate (including Nomura). Such Certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of Certificates offered pursuant to this Prospectus and a Prospectus Supplement.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                             PAGE(S) ON WHICH
                                                             TERMS IS DEFINED
TERM                                                        IN THE PROSPECTUS
----                                                        -----------------
1933 Act ................................................................   89
1986 Act ................................................................   64
Accrual Certificates ....................................................   10
Accrued Certificate Interest ............................................   32
ADA .....................................................................   61
ARM Loans ...............................................................   23
Bankruptcy Code .........................................................   56
BIF .....................................................................   39
Book-Entry Certificates .................................................   30
Cash Flow Agreements ....................................................    1
Cede ....................................................................    2
CERCLA ..................................................................   18
Certificate Balance .....................................................   10
Certificateholders ......................................................    2
Certificates ............................................................    8
Code ....................................................................   12
Collection Account ......................................................   9, 25
Collection Period .......................................................   31
Commercial Loans ........................................................   21
Commercial Properties ...................................................   8, 21
Commission ..............................................................    2
Cooperatives ............................................................   21
Covered Trust ...........................................................   18
CPR .....................................................................   27
Credit Support ..........................................................    1
Crime Control Act .......................................................   61
Cut-off Date ............................................................   11
Debt Service Coverage Ratio .............................................   21
Definitive Certificates .................................................   30
Department ..............................................................   86
Determination Date ......................................................   31
Disqualified Organization ...............................................   74
Distribution Date .......................................................   10
DTC .....................................................................    2
EDGAR ...................................................................    2
Equity Participations ...................................................   24
ERISA ...................................................................   12
Exchange Act ............................................................    3
FDIC ....................................................................   39
FHA .....................................................................   23
HUD .....................................................................   23
Indirect Participants ...................................................   36
Insurance Proceeds ......................................................   39
L/C Bank ................................................................   49
Liquidation Proceeds ....................................................   39
Loan-to-Value Ratio .....................................................   22
Lock-out Date ...........................................................   24

                               91

                                                             PAGE(S) ON WHICH
                                                             TERMS IS DEFINED
TERM                                                        IN THE PROSPECTUS
----                                                        -----------------
Lock-out Period .........................................................   24
Master Servicer .........................................................    8
MBS .....................................................................   24
MBS Agreement ...........................................................   24
MBS Issuer ..............................................................   24
MBS Servicer ............................................................   24
MBS Trustee .............................................................   24
Mortgage Asset Seller ...................................................   21
Mortgage Assets .........................................................   1, 21
Mortgage Loans ..........................................................   1, 8, 21
Mortgage Notes ..........................................................   21
Mortgage Rate ...........................................................   24
Mortgaged Properties ....................................................    8
Mortgages ...............................................................   21
Multifamily Loans .......................................................   21
Multifamily Properties ..................................................   8, 21
NCUA ....................................................................   60
Net Leases ..............................................................   22
Net Operating Income ....................................................   21
Nomura ..................................................................   89
Nomura Capital ..........................................................   89
Nonrecoverable Advance ..................................................   33
Non-SMMEA Certificates ..................................................   87
Offered Certificates ....................................................    1
OID Regulations .........................................................   65
Originator ..............................................................   21
Participants ............................................................   35
Pass-Through Entity .....................................................   74
Pass-Through Rate .......................................................   10
Permitted Investments ...................................................   39
Plan ....................................................................   12
Policy Statement ........................................................   88
Prepayment Assumption ...................................................   66
Prepayment Premium ......................................................   24
Random Lot Certificates .................................................   65
Rating Agency ...........................................................   12
Record Date .............................................................   31
Regular Certificateholder ...............................................   64
Regular Certificates ....................................................   62
Regulations .............................................................   86
Related Proceeds ........................................................   33
Relief Act ..............................................................   60
REMIC ...................................................................   12, 62
REMIC Certificates ......................................................   62
REMIC Pool ..............................................................   62
REMIC Regulations .......................................................   62
REO Account .............................................................   40
Residual Certificateholders .............................................   70
Residual Certificates ...................................................   62

                               92

                                                             PAGE(S) ON WHICH
                                                             TERMS IS DEFINED
TERM                                                        IN THE PROSPECTUS
----                                                        -----------------
RICO ....................................................................   61
SAIF ....................................................................   39
Senior Certificates .....................................................   10
Service .................................................................   64
Similar Law .............................................................   87
SMMEA ...................................................................   87
SPA .....................................................................   27
Special Servicer ........................................................    8
Standard Certificateholder ..............................................   79
Standard Certificates ...................................................   79
Stripped Certificateholder ..............................................   83
Stripped Certificates ...................................................   79, 80, 81
Stripped Interest Certificates ..........................................   10
Stripped Principal Certificates .........................................   10
Subordinate Certificates ................................................   10
Sub-Servicer ............................................................   41
Sub-Servicing Agreement .................................................   41
Title VIII ..............................................................   60
Title V .................................................................   60
Treasury ................................................................   62
Trust Assets ............................................................    2
Trust Fund ..............................................................    1
Trustee .................................................................    8
UCC .....................................................................   51
U.S. Person .............................................................   75
Value ...................................................................   22
Voting Rights ...........................................................   19
Warranting Party ........................................................   38
Web......................................................................    2

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     The inside back cover of the paper version of the prospectus supplement contains pictures of the following properties:

(left to right, top to bottom)

     McGraw-Hill Headquarters: Burr Ridge, IL. Photograph shows a red-brick building.

     Uptown District Retail Center: San Diego, CA. Photograph shows a diagonal view of the shopping center.

     River Run Apartments: Avon, CO. Photograph shows the apartment complex.

     Morris Corporate Center: Parsippany, NJ. Photograph shows the building with a lake in the foreground.

     1040 Grant Road Shopping Center: Mountain View, CA. Photograph shows a portion of the shopping center.

     Innkeepers Summerfield Suites: Mt. Laurel, NJ. Photograph shows the entrance of the hotel complex.

     Mall Del Norte: Laredo, TX. Photograph shows a portion of the mall complex.

     Hampton Inn: Richfield, MN. Photograph shows the hotel building.

     Hunter's Branch: Vienna, VA. Photograph shows the business building.

     Hyundai Buildings 3101-3103 North First St.: San Jose, CA. Photograph shows the business buildings.

     Ambassador Apartments: Lancaster, PA. Photograph shows a portion of the apartment complex.

     Santiago Creekside Estates: Orange, CA. Photograph shows a residential house.

     Northpointe Medical Building: Berkeley, MI. Photograph shows a portion of the medical center.

     The Citadel Building: Albuquerque, NM. Photograph shows the office building.

     Monetary Plaza Hotel: Monetary, CA. Photograph shows a portion of the hotel complex.

     Brattle Square: Cambridge, MA. Photograph shows a red-brick business building.

     Circuit City - Wallkill: Wallkill, NY. Photograph shows an aerial view of the low-rise building.

     The Classic at West Palm Beach: West Palm Beach, FL. Photograph shows the hotel.

     Gaslamp Theatres: San Diego, CA. Photograph shows a portion of the theater.

     Central Tower Trust: Cincinnati, OH. Photograph shows the building in an urban setting.

     CAA Headquarters: Los Angeles, CA. Photograph shows the interior of the building.

     Diamond Bar Mobile Home Park: Walnut, CA. Photograph shows residential structures.

     Edgewater Hills: Framingham, MA. Photograph shows an office building.

     Park Center: San Jose, CA. Photograph shows a high-rise office building.